Exhibit 10.3

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

IN RE PAYMENT CARD INTERCHANGE FEE AND MERCHANT DISCOUNT ANTITRUST LITIGATION This Document Applies to: All Cases.	No. 05-MD-1720 (JG) (JO)

DEFINITIVE CLASS SETTLEMENT AGREEMENT

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UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

IN RE PAYMENT CARD INTERCHANGE FEE AND MERCHANT DISCOUNT ANTITRUST LITIGATION This Document Applies to: All Cases.	No. 05-MD-1720 (JG) (JO)

DEFINITIVE CLASS SETTLEMENT AGREEMENT

Subject to the preliminary and final approval of the Court, and as further set forth below, this Definitive Class Settlement Agreement (“Class Settlement Agreement”) is made as of the 19th day of October, 2012, by and between the Class Plaintiffs defined below, individually and as representatives of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class defined below, Class Counsel defined below, and the Defendants defined below.

WHEREAS, on June 22, 2005, Photos Etc. Corporation, Traditions Ltd., CHS Inc., and other plaintiffs filed a class action complaint in Photos Etc. Corp., et al. v. Visa U.S.A. Inc., et al., No. 05-CV-01007 (D. Conn.), alleging, among other things, that Defendants unlawfully fixed interchange fees and engaged in other conduct in violation of Section 1 of the Sherman Act (15 U.S.C. § 1, et seq.);

WHEREAS, the Photos Etc. Corp. action was subsequently consolidated for pretrial proceedings with additional putative class actions and individual plaintiff actions alleging similar or identical claims, in In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, No. 05-MD-1720-JG-JO (E.D.N.Y.) (MDL 1720), pending before Judge John Gleeson and Magistrate Judge James Orenstein in the United States District Court for the Eastern District of New York;

WHEREAS, on February 24, 2006, the Court filed Pretrial Order No. 5, which designated the law firms of Robins, Kaplan, Miller & Ciresi L.L.P., Berger & Montague, P.C., and Lerach

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Coughlin Stoia Geller Rudman & Robbins LLP (now known as Robbins Geller Rudman & Dowd LLP) as co-lead counsel for the class plaintiffs;

WHEREAS, on April 24, 2006, the Class Plaintiffs filed a First Consolidated Amended Class Action Complaint, and on July 5, 2006, filed a First Supplemental Class Action Complaint;

WHEREAS, on or about June 9 and July 6, 2006, the Defendants filed answers in which each Defendant asserted defenses to the Class Plaintiffs’ claims, denied that the Defendant had violated any law or other duty, and denied each of the Class Plaintiffs’ claims of liability, wrongdoing, injuries, damages, and entitlement to any relief;

WHEREAS, on September 7, 2007, Magistrate Judge Orenstein filed a Report and Recommendation granting the Defendants’ motion to dismiss the Class Plaintiffs’ claims for damages incurred prior to January 1, 2004, which Judge Gleeson adopted in an Order filed on January 8, 2008;

WHEREAS, on November 25, 2008, Judge Gleeson filed an Order granting certain Defendants’ motion to dismiss the First Supplemental Class Action Complaint, with leave to replead;

WHEREAS, on May 8, 2008, the Class Plaintiffs filed a motion for certification of a class under Federal Rule of Civil Procedure 23(b)(3) and for certification of a class under Federal Rule of Civil Procedure 23(b)(2), on which Magistrate Judge Orenstein heard argument on November 19, 2009;

WHEREAS, on February 20, 2009, the Class Plaintiffs filed the currently operative Second Consolidated Amended Class Action Complaint, First Amended Supplemental Class Action Complaint, and Second Supplemental Class Action Complaint;

WHEREAS, in those complaints, as in their prior complaints, the Class Plaintiffs allege that one or more of the Defendants engaged in conduct in violation of the Sherman Act (15

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U.S.C. § 1 et seq.), the Clayton Act (15 U.S.C. § 12 et seq.), the Cartwright Act (Cal. Bus. & Prof. Code § 16700 et seq.), and the New York Uniform Fraudulent Conveyance Act (N.Y. Debt. & Cred. Law. § 270 et seq.), alleging that Defendants adopted interchange rules and rates, other network rules, and corporate reorganizations, which constituted unlawful price fixing, unreasonable restraints of trade, monopolization, lessening of competition, and fraudulent conveyances, and which injured the Class Plaintiffs and other merchants in the asserted Rule 23(b)(3) class and the asserted Rule 23(b)(2) class in accepting Visa-Branded Cards and/or MasterCard-Branded Cards as payment for goods or services;

WHEREAS, the Class Plaintiffs have sought relief, including but not limited to damages, injunctive relief, attorneys’ fees, and costs for the alleged conduct of the Defendants;

WHEREAS, on March 31, 2009, the Defendants filed motions to dismiss the Second Consolidated Amended Class Action Complaint, the First Amended Supplemental Class Action Complaint, and the Second Supplemental Class Action Complaint, on which Magistrate Judge Orenstein heard argument on November 18, 2009;

WHEREAS, the Class Plaintiffs reviewed more than 50 million pages of documents in discovery and deposed more than 400 witnesses, including the Defendants’ experts;

WHEREAS, on February 11, 2011, the Defendants served a motion for summary judgment seeking the dismissal of the claims asserted in the Operative Class Complaints, on which Judge Gleeson heard argument on November 2, 2011;

WHEREAS, on February 11, 2011, the Class Plaintiffs served a motion seeking summary judgment on liability on certain claims asserted against the Defendants in the Operative Class Complaints, on which Judge Gleeson heard argument on November 2, 2011;

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WHEREAS, on February 11, 2011, Defendants and Class Plaintiffs filed motions to disqualify certain of the other side’s proffered experts, on which Magistrate Judge Orenstein heard argument on November 2, 2011;

WHEREAS, as a result of arm’s-length negotiations over several years, including numerous mediation sessions before the Honorable Edward A. Infante and Professor Eric Green, as well as sessions before the Court with the consent of all Class Plaintiffs and Defendants, the Class Plaintiffs and the Defendants have entered into this Class Settlement Agreement;

WHEREAS, the Class Plaintiffs, Class Counsel, and Class Plaintiffs’ other counsel who have appeared in this Action have conducted substantial discovery, have investigated the facts and underlying events relating to the subject matter of their claims, have carefully analyzed the applicable legal principles, and have concluded, based upon their investigation, and taking into account the risks, uncertainties, burdens, and costs of further prosecution of their claims, and taking into account the substantial benefits to be received pursuant to this Class Settlement Agreement as set forth below, which, in the view of the Class Plaintiffs and their counsel, are designed to enable the alleged markets for payment card acceptance services to function competitively in the future, and for the purpose of putting to rest all controversies with the Defendants that were or could have been alleged, that a resolution and compromise on the terms set forth herein is fair, reasonable, adequate, and in the best interests of the Class Plaintiffs, the Rule 23(b)(3) Settlement Class, and the Rule 23(b)(2) Settlement Class;

WHEREAS, the Class Plaintiffs and Class Counsel believe that the modifications of the Visa and MasterCard Rules addressed below in this Class Settlement Agreement will improve competition in the alleged markets for payment card acceptance services;

WHEREAS, the Class Plaintiffs and Class Counsel have developed a Notice Plan that they believe satisfies the requirements of due process and Federal Rule of Civil Procedure 23,

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and that is in the interests of all parties and all released parties, and a Plan of Administration and Distribution that, pursuant to a claims-made process, will fairly and adequately administer the settlement and allocate among, and distribute the settlement proceeds to, members of the Rule 23(b)(3) Settlement Class;

WHEREAS, the Defendants, for the purpose of avoiding the burden, expense, risk, and uncertainty of continuing to litigate the Class Plaintiffs’ claims, and for the purpose of putting to rest all controversies with the Class Plaintiffs, the Rule 23(b)(3) Settlement Class, and the Rule 23(b)(2) Settlement Class that were or could have been alleged, and without any admission of liability or wrongdoing whatsoever, desire to enter into this Class Settlement Agreement;

WHEREAS, Class Counsel represent and warrant that they are fully authorized to enter into this Class Settlement Agreement on behalf of the Class Plaintiffs and Class Plaintiffs’ other counsel who have participated in any settlement conferences before the Court for a Class Plaintiff that executes this Class Settlement Agreement, and that Class Counsel have consulted with and confirmed that all Class Plaintiffs fully support and have no objection to this Class Settlement Agreement; and

WHEREAS, it is agreed that this Class Settlement Agreement shall not be deemed or construed to be an admission, concession, or evidence of any violation of any federal, state, or local statute, regulation, rule, or other law, or principle of common law or equity, or of any liability or wrongdoing whatsoever, by any of the Defendants, or any of the Rule 23(b)(3) Settlement Class Released Parties or Rule 23(b)(2) Settlement Class Released Parties defined below, or any of their alleged co-conspirators, or of the truth of any of the claims that the Class Plaintiffs have asserted;

NOW, THEREFORE, without any admission or concession by the Class Plaintiffs of any lack of merit to their allegations and claims, and without any admission or concession by the

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Defendants of any liability or wrongdoing or lack of merit in their defenses, in consideration of the mutual covenants and terms contained herein, and subject to the final approval of the Court, the Class Plaintiffs, Class Counsel, and the Defendants agree as follows:

Definitions

1. For the purposes of this Class Settlement Agreement, the following words and terms shall be defined to have the meanings set forth below, and all undefined words and phrases shall have their usual and customary meaning.

(a) “Action,” “this Action,” or “MDL 1720” means all actions that are consolidated for pretrial proceedings in In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, 05-MD-01720 (E.D.N.Y.) (JG) (JO).

(b) “Attorneys’ Fee Awards” means all attorneys’ fees that are awarded by the Court to Class Counsel or other counsel in the Class Actions for work performed for the benefit of members of the Rule 23(b)(3) Settlement Class or the Rule 23(b)(2) Settlement Class, but not including Expense Awards, Class Plaintiffs’ Awards, or Settlement Administration Costs.

(c) “Authorized Cash Claimant” means a member of the Rule 23(b)(3) Settlement Class that is entitled to receive a payment from the Net Cash Settlement Fund in the Class Settlement Cash Escrow Account(s) as provided in the Plan of Administration and Distribution. No Individual Plaintiff shall be an Authorized Cash Claimant within the meaning of this Class Settlement Agreement.

(d) “Authorized Interchange Claimant” means a member of the Rule 23(b)(3) Settlement Class that is entitled to receive a payment from the Net Interchange Settlement Fund in the Class Settlement Interchange Escrow Account(s) as provided in the Plan of Administration and Distribution. No Individual Plaintiff shall be an Authorized Interchange Claimant within the meaning of this Class Settlement Agreement.

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(e) “Bank Defendants” means Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; MBNA America Bank, N.A.; Barclays Bank plc; Barclays Bank Delaware; Barclays Financial Corp.; Capital One Bank (USA), N.A.; Capital One F.S.B.; Capital One Financial Corporation; Chase Bank USA, N.A.; Chase Manhattan Bank USA, N.A.; Chase Paymentech Solutions, LLC; JPMorgan Chase Bank, N.A.; JPMorgan Chase & Co.; Bank One Corporation; Bank One Delaware, N.A.; Citibank (South Dakota), N.A.; Citibank N.A.; Citigroup Inc.; Citicorp; Fifth Third Bancorp; First National Bank of Omaha; HSBC Finance Corporation; HSBC Bank USA, N.A.; HSBC North America Holdings Inc.; HSBC Holdings plc; HSBC Bank plc; National City Corporation; National City Bank of Kentucky; SunTrust Banks, Inc.; SunTrust Bank; Texas Independent Bancshares, Inc.; Wachovia Bank, N.A.; Wachovia Corporation; Washington Mutual, Inc.; Washington Mutual Bank; Providian National Bank (also known as Washington Mutual Card Services, Inc.); Providian Financial Corporation; Wells Fargo Bank, N.A. and Wells Fargo & Company.

(f) “Case Website” means the dedicated website, www.PaymentCardSettlement.com, established for the purposes of this case, which is described in Paragraph 80 below.

(g) “Class Actions” means all actions styled as putative class actions in MDL 1720, which are listed in Appendix A hereto.

(h) “Class Administrator” means Epiq Systems, Inc., which shall effectuate and administer the Notice Plan, the exclusion process for Opt Outs, and the claims process and distribution for the members of the Rule 23(b)(3) Settlement Class, and which shall analyze and evaluate the amount of any Class Exclusion Takedown Payments or Default Interchange Payments, all under the supervision of Class Counsel and the Court, and which firm is unrelated

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to and independent of the Class Plaintiffs and the Defendants within the meaning of Treasury Regulations § 1.468B-1(d) and § 1.468B-3(c)(2)(A).

(i) “Class Counsel” means the law firms of Robins, Kaplan, Miller & Ciresi L.L.P., Berger & Montague, P.C., and Robbins Geller Rudman & Dowd LLP.

(j) “Class Exclusion Period” means the period in which a member of the Rule 23(b)(3) Settlement Class may timely and properly become an Opt Out, which period is specified in Paragraph 83 below.

(k) “Class Exclusion Takedown Payments” means the payment to be made to the Visa Defendants and the payment to be made to the MasterCard Defendants from the Class Settlement Cash Escrow Account(s) pursuant to Paragraphs 17-20 below. No such payments shall be made from the Class Settlement Interchange Escrow Account(s).

(l) “Class Objection Period” means the period in which a member of the Rule 23(b)(3) Settlement Class or a member of the Rule 23(b)(2) Settlement Class must file any objections to this Class Settlement Agreement, which period is specified in Paragraph 85 below.

(m) “Class Plaintiffs” means the following plaintiffs named in the Operative Class Complaints in MDL 1720: Photos Etc. Corporation; Traditions, Ltd.; Capital Audio Electronics, Inc.; CHS Inc.; Crystal Rock LLC; Discount Optics, Inc.; Leon’s Transmission Service, Inc.; Parkway Corp.; and Payless ShoeSource, Inc..

(n) “Class Plaintiffs’ Awards” means any incentive or service awards that the Court orders to be paid to a Class Plaintiff, but not including Attorneys’ Fee Awards, Expense Awards, or Settlement Administration Costs.

(o) “Class Settlement Agreement” means this Definitive Class Settlement Agreement, including all of its Appendices.

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(p) “Class Settlement Cash Escrow Account(s)” means the bank account or accounts established pursuant to the escrow agreement or agreements in Appendix B hereto, as provided in Paragraph 6 below.

(q) “Class Settlement Interchange Escrow Account(s)” means the bank account or accounts established pursuant to the escrow agreement or agreements in Appendix C hereto, as provided in Paragraph 6 below.

(r) “Class Settlement Order and Final Judgment” means the Court’s order finally approving the Class Settlement Agreement and the final judgment dismissing all putative class action complaints in MDL 1720 with prejudice, which is described in Paragraph 95 below and is contained in Appendix G hereto.

(s) “Class Settlement Preliminary Approval Order” means the Court’s order preliminarily approving this Class Settlement Agreement, which is described in Paragraph 76 below and is contained in Appendix D hereto.

(t) “Court” means the United States District Court for the Eastern District of New York.

(u) “Credit Card” means any card, plate, or other payment code, device, or service, even where no physical card is issued and the code or device is used for only one transaction — including, without limitation, a plastic card, a mobile telephone, a fob, or any other current or future code, device, or service by which a person, business, or other entity can pay for goods or services — that is issued or approved for use through a payment network and that may be used to defer payment of debt or incur debt and defer its payment, including cards commonly known as credit cards, charge cards, commercial credit cards, corporate credit cards, fleet cards, or purchasing cards.

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(v) “Debit Card” means any card, plate, or other payment code or device, even where no physical card is issued and the code or device is used for only one transaction — including, without limitation, a plastic card, a mobile telephone, a fob, or any other current or future device by which a person, business, or other entity can pay for goods or services — that is issued or approved for use through a payment network to debit an asset account, or that otherwise is not a Credit Card, regardless of whether authorization is based on signature, personal identification number (or PIN), or other means, and regardless of whether or not the issuer holds the account (such as decoupled debit), including cards commonly known as signature or offline debit cards, PIN or online debit cards, gift cards, or other prepaid cards.

(w) “Default Interchange Payments” means the payment to be made by the Visa Defendants and the payment to be made by the MasterCard Defendants pursuant to Paragraphs 11-13 below.

(x) “Defendants” means the Visa Defendants, the MasterCard Defendants, and the Bank Defendants.

(y) “Escrow Agent(s)” means The Huntington National Bank, which shall maintain, administer, and make payments from the Class Settlement Cash Escrow Account(s) and the Class Settlement Interchange Escrow Account(s) as provided in this Class Settlement Agreement and Appendices B and C, and which shall be unrelated to and independent of the Class Plaintiffs and the Defendants within the meaning of Treasury Regulations § 1.468B-1(d) and § 1.468B-3(c)(2)(A).

(z) “Expense Awards” means all costs and expenses, including any fees and costs for experts and consultants, that are awarded by the Court for the work performed for the benefit of members of the Rule 23(b)(3) Settlement Class or the Rule 23(b)(2) Settlement Class,

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but not including Attorneys’ Fee Awards, Class Plaintiffs’ Awards, or Settlement Administration Costs.

(aa) “Individual Plaintiffs” means the following entities to the extent that they are or have been plaintiffs in the Action as of the date of execution of this Class Settlement Agreement: Ahold U.S.A., Inc.; Albertson’s Inc.; BI-LO, LLC; Bruno’s Supermarkets, Inc.; Delhaize America, Inc.; Eckerd Corporation; The Great Atlantic & Pacific Tea Company; H.E. Butt Grocery Company; Hy-Vee, Inc; The Kroger Co.; Maxi Drug, Inc. (and doing business as Brooks Pharmacy); Meijer, Inc.; Meijer Stores Limited Partnership; Pathmark Stores, Inc.; Publix Supermarkets, Inc.; QVC, Inc.; Raley’s; Rite Aid Corporation; Safeway, Inc.; Supervalu Inc.; Wakefern Food Corporation; and Walgreen Co.

(bb) “MasterCard-Branded Card” means any Credit Card or Debit Card that bears or uses the name MasterCard, Maestro, Cirrus, or any other brand name or mark owned or licensed by a MasterCard Defendant, or that is issued under any such brand or mark.

(cc) “MasterCard Defendants” means MasterCard International Incorporated and MasterCard Incorporated, and each of their respective subsidiaries, successors, purchasers, and assigns (including an acquirer of all or substantially all of their respective assets, stock, or other ownership interests).

(dd) “Merchant Fee” means any sum that is deducted from the funds that a merchant receives in the settlement of a Credit Card or Debit Card transaction, or is otherwise charged to or paid by a merchant, or any interchange fee, network fee or assessment, or acquirer, issuer, or processor fee, and includes Visa’s Fixed Network Acquirer Fee except as provided in Paragraph 72(d) below.

(ee) “Net Cash Settlement Fund” means the amount deposited into the Class Settlement Cash Escrow Account(s) pursuant to Paragraph 10 below less (i) the Taxes and

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administrative costs related to the accounts, (ii) the Class Exclusion Takedown Payments, and (iii) any payments approved by the Court, including for Attorneys’ Fee Awards, Expense Awards, Class Plaintiffs’ Awards, and Settlement Administration Costs.

(ff) “Net Interchange Settlement Fund” means the amount deposited into the Class Settlement Interchange Escrow Account(s) pursuant to Paragraphs 11-13 below less (i) the Taxes and administrative costs related to those accounts, and (ii) any payments approved by the Court, including for Attorneys’ Fee Awards, Expense Awards, and Settlement Administration Costs.

(gg) “Notice Plan” means the plan for providing notice of this Action and this Class Settlement Agreement to members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, which is contained in Appendix E hereto.

(hh) “Objector” means any member of either the Rule 23(b)(3) Settlement Class or the Rule 23(b)(2) Settlement Class, or any member of both the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, that timely and properly submits an objection to this Class Settlement in the manner provided in Paragraphs 85-87 below.

(ii) “Operative Class Complaints” means the Second Consolidated Amended Class Action Complaint, the First Amended Supplemental Class Action Complaint, and the Second Supplemental Class Action Complaint, filed in this Action on or about February 20, 2009.

(jj) “Opt Out” means a member of the Rule 23(b)(3) Settlement Class that timely and properly excludes itself, himself, or herself from the Rule 23(b)(3) Settlement Class in accordance with the procedures approved by the Court. The Individual Plaintiffs are not Opt Outs for purposes of calculating the Class Exclusion Takedown Payments, as provided in Paragraphs 17-20 below.

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(kk) “Paragraph” or “Paragraphs” means one or more paragraphs of this Class Settlement Agreement.

(ll) “Plan of Administration and Distribution” means the plan for administering claims made by Authorized Cash Claimants to the Net Cash Settlement Fund and distributing the Net Cash Settlement Fund to Authorized Cash Claimants, and the plan for administering claims made by Authorized Interchange Claimants to the Net Interchange Settlement Fund and distributing the Net Interchange Settlement Fund to Authorized Interchange Claimants, attached hereto as Appendix I.

(mm) “Rule” means any rule, by-law, policy, standard, guideline, operating regulation, practice, procedure, activity, or course of conduct relating to any Visa-Branded Card or any MasterCard-Branded Card.

(nn) “Rule 23(b)(2) Settlement Class” means the members of the settlement class defined in Paragraph 2(b) below, from which no exclusions will be permitted.

(oo) “Rule 23(b)(2) Settlement Class Released Parties” means the persons, businesses, or other entities described in Paragraph 67 below.

(pp) “Rule 23(b)(2) Settlement Class Releasing Parties” means the persons, businesses, or other entities described in Paragraph 66 below.

(qq) “Rule 23(b)(3) Settlement Class” means the members of the settlement class as defined in Paragraph 2(a) below and, after the end of the Class Exclusion Period, excluding those members who have become Opt Outs.

(rr) “Rule 23(b)(3) Settlement Class Released Parties” means the persons, businesses, or other entities described in Paragraph 32 below.

(ss) “Rule 23(b)(3) Settlement Class Releasing Parties” means the persons, businesses, or other entities described in Paragraph 31 below.

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(tt) “Settlement Administration Costs” means the expenses incurred in the administration of this Class Settlement Agreement, including all amounts awarded by the Court for costs associated with providing notice to the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, locating members of those classes or determining their eligibility to be an Authorized Cash Claimant and/or an Authorized Interchange Claimant, calculating or verifying the amount of the Class Exclusion Takedown Payments or Default Interchange Payments, obtaining information regarding the claims of members of the Rule 23(b)(3) Settlement Class, administering, calculating, and distributing the Net Cash Settlement Fund to Authorized Cash Claimants and the Net Interchange Settlement Fund to Authorized Interchange Claimants, other costs of claims administration, payment of Taxes or administration costs with respect to the Class Settlement Cash Escrow Account(s) and the Class Settlement Interchange Escrow Accounts as provided in Paragraph 7 below, and other reasonable third-party fees and expenses incurred by the Class Administrator in connection with prosecuting, handling, and settling the Class Actions, and administering the terms of this Class Settlement Agreement, that are not categorized as Attorneys’ Fee Awards, Expense Awards, or Class Plaintiffs’ Awards.

(uu) “Settlement Class Notices” means the long-form and publication notices concerning this Action and this Class Settlement Agreement to be provided to members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, which are contained in Appendix F hereto.

(vv) “Settlement Final Approval Date” means the business day after all of the following conditions have been satisfied: (i) notice of the Class Settlement Agreement has been provided to the members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class as provided in Paragraphs 79-93 below and ordered by the Court; and (ii) the Court has entered the Class Settlement Order and Final Judgment without material modification from the

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form of the attached Appendix G hereto, including without any modification of the certification for the purposes of settlement of the Rule 23(b)(3) Settlement Class, and the Rule 23(b)(2) Settlement Class (from which exclusions are not permitted), and including without any modification of the releases and covenants not to sue provided by those settlement classes.

(ww) “Settlement Final Date” means the business day after all of the following conditions have been satisfied: (i) the Court has entered the Class Settlement Order and Final Judgment without material modification from the form of the attached Appendix G hereto, including without any modification of the certification for the purposes of settlement of the Rule 23(b)(3) Settlement Class, and the Rule 23(b)(2) Settlement Class (from which exclusions are not permitted), and including without any modification of the releases and covenants not to sue provided by those settlement classes; (ii) in the event that there is an appeal from the Court’s Class Settlement Order and Final Judgment, it is affirmed without material modification, including without any modification of the certification for the purposes of settlement of the Rule 23(b)(3) Settlement Class, and the Rule 23(b)(2) Settlement Class (from which exclusions are not permitted), and including without any modification of the releases and covenants not to sue provided by those settlement classes; and (iii) the Class Settlement Order and Final Judgment is no longer subject to further court review by rehearing, appeal, petition for certiorari, or otherwise. The Class Settlement Order and Final Judgment shall be deemed to be no longer subject to further court review either (x) seventy-five days after the Class Settlement Order and Final Judgment has been entered by the Court if no notice, motion, or other document is filed within that time seeking any rehearing, reconsideration, vacation, review, appeal, or any other action regarding the Class Settlement Order and Final Judgment or this Class Settlement Agreement, or (y) if any such notice, motion, or document is filed, then ten business days after the date on which all appellate and/or other proceedings resulting from any such notices,

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motions, or documents have been finally terminated or resolved without modification of the Class Settlement Order and Final Judgment or this Class Settlement Agreement and in such a manner as to permit no further judicial action, challenge, modification, or review of the Class Settlement Order and Final Judgment or this Class Settlement Agreement, unless (z) if as of the date on which (x) or (y) is satisfied, any other action or proceeding instituted by a member of the Rule 23(b)(3) Settlement Class or the Rule 23(b)(2) Settlement Class is pending that challenges or seeks relief at variance with the Class Settlement Order and Final Judgment or this Class Settlement Agreement, except for an action by an Opt Out that seeks only damages based on a Defendant’s conduct prior to the date of the Court’s entry of the Class Settlement Preliminary Approval Order, then ten business days after any such action or proceeding is dismissed or fully resolved through final judgment or otherwise and there is no possibility of any modification of that dismissal or resolution through any rehearing, appeal, or otherwise.

(xx) “Settlement Preliminary Approval Date” means the business day after all of the following conditions have been satisfied: (i) the Class Plaintiffs, Class Counsel, and the Defendants all have executed this Class Settlement Agreement, (ii) the Class Plaintiffs, Class Counsel, the Visa Defendants, and the MasterCard Defendants have established the Class Settlement Cash Escrow Account(s) and the Class Settlement Interchange Escrow Account(s); (iii) this Class Settlement Agreement has been approved by the requisite vote of the members of Visa U.S.A. Inc. entitled to vote thereon; and (iv) the Court has entered the Class Settlement Preliminary Approval Order without material modification from the form of the attached Appendix D hereto, including without any modification of the provisional certification for the purposes of settlement of the Rule 23(b)(3) Settlement Class, and the Rule 23(b)(2) Settlement Class (from which exclusions are not permitted), and including without any modification of the releases and covenants not to sue provided by those settlement classes.

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(yy) “Taxes” means (i) any and all applicable taxes, duties, and similar charges imposed by a government authority (including any estimated taxes, interest, or penalties) arising in any jurisdiction, if any, (A) with respect to the income or gains earned by or in respect of the Escrow Account(s) including, without limitation, any taxes that may be imposed upon Defendants with respect to any income or gains earned by or in respect of an Escrow Account for any period while it is held by the Escrow Agent during which the Escrow Account does not qualify as a qualified settlement fund for federal or state income tax purposes, or (B) with respect to the income or gains earned by or in respect of any of the Escrow Account(s), or by way of withholding as required by applicable law on any distribution by the Escrow Agent(s) of any portion of the Escrow Account(s) to the Class Administrator, Authorized Cash Claimants, Authorized Interchange Claimants, or other persons entitled to such distributions pursuant to this Class Settlement Agreement, and (ii) any and all expenses, liabilities, and costs incurred in connection with the taxation of the Escrow Account(s) (including without limitation expenses of tax attorneys and accountants).

(zz) “Total Cash Payment Amount” means the amount specified in Paragraph 9 below, and does not include the Default Interchange Payments defined in Paragraph 1(w).

(aaa) “United States” means all the States, territories, and possessions of the United States, the District of Columbia, the Commonwealth of Puerto Rico, and any political subdivision of the foregoing.

(bbb) “Visa-Branded Card” means any Credit Card or Debit Card that bears or uses the name Visa, Plus, Interlink, or any other brand name or mark owned or licensed for use by a Visa Defendant, or that is issued under any such brand or mark.

(ccc) “Visa Defendants” means Visa U.S.A. Inc., Visa International Service Association, and Visa Inc., and each of their respective subsidiaries, successors, purchasers, and

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assigns (including an acquirer of all or substantially all of their respective assets, stock, or other ownership interests).

Settlement Classes

2. The Class Plaintiffs will seek, and the Defendants will not oppose, the Court’s certification of two settlement classes for settlement purposes only, defined as follows.

(a) A “Rule 23(b)(3) Settlement Class” under Federal Rules of Civil Procedure 23(a) and (b)(3), from which exclusions shall be permitted, consisting of all persons, businesses, and other entities that have accepted Visa-Branded Cards and/or MasterCard-Branded Cards in the United States at any time from January 1, 2004 to the Settlement Preliminary Approval Date, except that this Class does not include the named Defendants, their directors, officers, or members of their families, financial institutions that have issued Visa- or MasterCard-Branded Cards or acquired Visa- or MasterCard-Branded Card transactions at any time from January 1, 2004 to the Settlement Preliminary Approval Date, or the United States government.

(b) A “Rule 23(b)(2) Settlement Class” under Federal Rules of Civil Procedure 23(a) and (b)(2), from which exclusions shall not be permitted, consisting of all persons, businesses, and other entities that as of the Settlement Preliminary Approval Date or in the future accept any Visa-Branded Cards and/or MasterCard-Branded Cards in the United States, except that this Class shall not include the named Defendants, their directors, officers, or members of their families, financial institutions that have issued Visa- or MasterCard-Branded Cards or acquired Visa- or MasterCard-Branded Card transactions at any time since January 1, 2004, or do so in the future, or the United States government.

3. The Class Plaintiffs and the Defendants stipulate and agree that, in paragraph 108 of the Second Consolidated Amended Class Action Complaint, paragraph 258 of the First

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Amended Supplemental Class Action Complaint, and paragraph 223 of the Second Supplemental Class Action Complaint, the definitions of “Class I” are amended to be the same as the Rule 23(b)(3) Settlement Class, and the definitions of “Class II” are amended to be the same as the Rule 23(b)(2) Settlement Class, and that the Court’s orders preliminarily and finally approving this Settlement Agreement must so amend those Operative Class Complaints.

4. The Class Plaintiffs will seek, and the Defendants will not oppose, the Court’s appointment of the law firms of Robins, Kaplan, Miller & Ciresi L.L.P., Berger & Montague, P.C., and Robbins Geller Rudman & Dowd LLP as Class Counsel to represent the members of the Rule 23(b)(3) Settlement Class and the members of the Rule 23(b)(2) Settlement Class.

5. The Class Plaintiffs agree that they (a) will not seek to become Opt Outs or otherwise exclude themselves from the Rule 23(b)(3) Settlement Class, or in any way, by class definition or otherwise, seek to exclude themselves from the Rule 23(b)(2) Settlement Class, and (b) will not object to the Court’s preliminary or final approval of this Class Settlement Agreement. The Class Plaintiffs will seek, and on the basis of and in reliance on this commitment the Defendants will not oppose, the Court’s appointment of the Class Plaintiffs as the representative members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class.

Class Settlement Escrow Account(s)

6. Within seven business days after execution of this Class Settlement Agreement, the Class Counsel, the Visa Defendants, and the MasterCard Defendants shall establish the Class Settlement Cash Escrow Account(s) and the Class Settlement Interchange Escrow Account(s) pursuant to the terms of the escrow agreements provided in Appendices B and C hereto. Funds in those Escrow Account(s) shall be invested solely as provided in Appendices B and C hereto. The Class Plaintiffs and the Defendants agree that each Class Settlement Cash Escrow Account

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and each Class Settlement Interchange Escrow Account is intended to be and shall be treated as a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1 and any analogous local, state, and/or foreign statute, law, regulation, or rule. No signature or approval from the Visa Defendants or the MasterCard Defendants shall be required for disbursement from any of the Escrow Account(s) commencing the day after ten business days after the Settlement Final Date.

7. All Taxes with respect to any sums in any Class Settlement Cash Escrow Account or any Class Settlement Interchange Escrow Account, the administrative costs of paying such Taxes, and any other costs of establishing, maintaining, or administering that Escrow Account shall be paid from that Escrow Account by the Escrow Agent(s).

8. No payments from the Class Settlement Cash Escrow Account(s) or the Class Settlement Interchange Escrow Account(s), or any other use of those Escrow Account(s), shall be made without the prior approval of the Court (which may include approval of payments consistent with proposed budgets and expenses). Class Plaintiffs shall provide Defendants with prior notice of any applications to the Court for such approvals sought up to ten business days after the Settlement Final Date. In no event shall any Defendant, or any other Rule 23(b)(3) Settlement Class Released Party or Rule 23(b)(2) Settlement Class Released Party, have any obligation, responsibility, or liability arising from or relating to the administration, maintenance, preservation, investment, use, allocation, adjustment, distribution, disbursement, or disposition of any funds in the Class Settlement Escrow Account(s) or the Class Settlement Interchange Escrow Account(s).

Payments to the Class Settlement Escrow Account(s)

9. The Class Plaintiffs and the Defendants agree that the Total Cash Payment Amount shall be $6,050,000,000.

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10. Within ten business days after the Settlement Preliminary Approval Date, (a) the Visa Defendants shall pay by wire transfer into the Class Settlement Cash Escrow Account(s), from the litigation escrow account established under the Visa Defendants’ Retrospective Responsibility Plan, two-thirds of $6,050,000,000 (i.e., $4,033,333,333), and (b) the MasterCard Defendants and Bank Defendants shall pay by wire transfer into the Class Settlement Cash Escrow Account(s) a total of one-third of $6,050,000,000 (i.e., $2,016,666,667) in accordance with the agreement among themselves regarding their respective shares.

11. If this Class Settlement Agreement is not terminated prior to the commencement of the eight-month period described in Paragraphs 12 and 13 below, the Visa Defendants and the MasterCard Defendants each shall make a Default Interchange Payment by wire transfer into the Class Settlement Interchange Escrow Account(s). Those Default Interchange Payments shall be made within sixty days after the completion of the eight-month period described in Paragraphs 12 and 13 below in the event that this Class Settlement Agreement is not terminated during the eight-month period. If this Class Settlement Agreement terminates during the eight-month period described in Paragraphs 12 and 13 below, within sixty days of such termination, the Visa Defendants and the MasterCard Defendants each shall make their respective Default Interchange Payment based only on the portion of the eight-month period that preceded the date of termination. In the event of a termination of this Class Settlement Agreement after the commencement of the eight-month period described in Paragraphs 12 and 13 below, any Default Interchange Payments made to the Class Settlement Interchange Escrow Account(s) by the Visa Defendants and the MasterCard Defendants shall be distributed in a manner determined by the Court, if the parties do not enter into a new Class Settlement Agreement addressing such distribution, and in no event shall those Default Interchange Payments revert to the Visa Defendants or MasterCard Defendants or be distributed to Bank Defendants.

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12. The Default Interchange Payment of the Visa Defendants shall be calculated as follows. Within sixty days after the end of the Class Exclusion Period, the Visa Defendants shall reduce the default interchange rates in the manner provided in this Paragraph on United States acquired and issued Visa-Branded Credit Card transactions for a period of eight months (i.e., terminating on the same date of the month as the period commenced eight months earlier or, if no such date exists, the first day of the following month) unless this Class Settlement Agreement is earlier terminated. That reduction shall be effected by the Visa Defendants withholding or adjusting 10 basis points from the default interchange amounts that otherwise would be provided to issuers on transactions to which default interchange rates apply. The default interchange thus withheld or adjusted that is attributable to transactions of members of the Rule 23(b)(3) Settlement Class, exclusive of the transactions of the Individual Plaintiffs and Opt Outs, and prior to the date of any termination of this Class Settlement Agreement during the eight-month period described in this Paragraph, shall constitute the Default Interchange Payment of the Visa Defendants. The Visa Defendants shall identify and provide Class Counsel and the Class Administrator with data used to calculate, and sufficient to analyze and evaluate, that Default Interchange Payment. During the time period of the interchange reduction provided in this Paragraph, the Visa Defendants may not use their network fees to circumvent or evade the reduction in default interchange rates for Visa-Branded Credit Card transactions. For purposes of clarity, no modification need be made to any Visa-Branded Debit Card default interchange rates or deposits into issuer accounts, and the Visa Defendants shall not be required to modify their default interchange rates in any manner not provided in this Paragraph.

13. The Default Interchange Payment of the MasterCard Defendants shall be calculated as follows. Within sixty days after the end of the Class Exclusion Period, the MasterCard Defendants shall reduce the default interchange rates in the manner provided in this

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Paragraph on United States acquired and issued MasterCard-Branded Credit Card transactions for a period of eight months (i.e., terminating on the same day of the month as the period commenced eight months earlier, or if no such date exists, the first day of the following month) unless this Class Settlement Agreement is earlier terminated. That reduction shall be effected by the MasterCard Defendants withholding or adjusting 10 basis points from the default interchange amounts that otherwise would be provided to issuers on transactions to which default interchange rates apply. The default interchange thus withheld or adjusted that is attributable to transactions of members of the Rule 23(b)(3) Settlement Class, exclusive of the transactions of the Individual Plaintiffs and Opt Outs, and prior to the date of any termination of this Class Settlement Agreement during the eight-month period described in this Paragraph, shall constitute the Default Interchange Payment of the MasterCard Defendants. The MasterCard Defendants shall identify and provide Class Counsel and the Class Administrator with data used to calculate, and sufficient to analyze and evaluate, that Default Interchange Payment. During the time period of the interchange reduction provided in this Paragraph, the MasterCard Defendants may not use their network fees to circumvent or evade the reduction in default interchange rates for MasterCard-Branded Credit Card transactions. For purposes of clarity, no modification need be made to any MasterCard-Branded Debit Card default interchange rates or deposits into issuer accounts, and the MasterCard Defendants shall not be required to modify their default interchange rates in any manner not provided in this Paragraph.

14. Class Plaintiffs reserve their rights to seek appropriate relief from the Court in the event the payments described in Paragraphs 9-13 above are not timely made, including but not limited to relief consisting of immediate payment, interest, and penalties.

15. The payments described in Paragraphs 9-13 above shall exhaust and fully satisfy any and all payment obligations under this Class Settlement Agreement of the Defendants and

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any other Rule 23(b)(3) Settlement Class Released Parties or Rule 23(b)(2) Settlement Class Released Parties, and shall extinguish entirely any further obligation, responsibility, or liability to pay any notice expenses, attorneys’ fees, litigation costs, costs of administration, Taxes, settlement sums, or sums of any kind to the Class Settlement Cash Escrow Account(s) or the Class Settlement Interchange Escrow Account(s), or to the Class Plaintiffs or other members of the Rule 23(b)(3) Settlement Class or the Rule 23(b)(2) Settlement Class (other than those who opt out of the Rule 23(b)(3) Settlement Class), or to any of their respective counsel, experts, advisors, agents, and representatives, all of whom shall look solely to the Class Settlement Cash Escrow Account(s) and the Class Settlement Interchange Escrow Account(s) for settlement and satisfaction of all claims released in this Class Settlement Agreement.

Payments from the Class Settlement Escrow Account(s)

16. Prior to the Settlement Final Approval Date, the Escrow Agent(s) may make payments from the Class Settlement Cash Escrow Account(s) only in the amounts approved by the Court, and only to pay for (a) the costs of establishing, maintaining, or administering the Class Settlement Cash Escrow Account(s) (including Taxes and the administrative costs of paying such Taxes), and (b) Settlement Administration Costs, including the costs of the Notice Plan and the exclusion procedures for Opt Outs as provided in Paragraphs 79-93 below, and additional costs for claims administration, in amounts consistent with the limitations of Paragraph 21(c) below.

17. Within ten business days after the Settlement Final Approval Date, the Escrow Agent(s) shall make the Class Exclusion Takedown Payments provided in Paragraphs 18-20 below, in the amounts stated in the Class Settlement Order and Final Judgment, regardless of any appeal or other challenge made to the Class Exclusion Takedown Payments or their amount. In the event of any appeal concerning the amount of the Class Exclusion Takedown Payments to

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the Visa Defendants or the MasterCard Defendants stated in the Class Settlement Order and Final Judgment, and which results in an order determining that those amounts should be modified, within ten business days after the Settlement Final Date the Visa Defendants and the MasterCard Defendants shall pay any amounts to be refunded by wire transfer to the Class Settlement Cash Escrow Account(s), and the Escrow Agents(s) shall pay any increased amounts due to the Visa Defendants or the MasterCard Defendants into an account that they shall designate.

18. Within ten business days after the Settlement Final Approval Date, the Escrow Agent(s) shall make a Class Exclusion Takedown Payment from the Class Settlement Cash Escrow Account(s) to an account that the Visa Defendants shall designate, to be calculated by (a) adding the total dollar sales paid with all Visa-Branded Cards in the United States, from January 1, 2004 up to the last day of the month in which the Court enters the Class Settlement Preliminary Approval Order, that are attributable to all persons, businesses, and other entities that become Opt Outs (other than the Individual Plaintiffs), (b) dividing that sum by the total dollar sales paid with all Visa-Branded Cards plus all MasterCard-Branded Cards in the United States, from January 1, 2004 up to the last day of the month in which the Court enters the Class Settlement Preliminary Approval Order, that are attributable to all members of the Rule 23(b)(3) Settlement Class plus all persons, business, and other entities that become Opt Outs (other than the Individual Plaintiffs), and then (c) multiplying that quotient by the Total Cash Payment Amount.

19. Within ten business days after the Settlement Final Approval Date, the Escrow Agent(s) shall make a Class Exclusion Takedown Payment from the Class Settlement Cash Escrow Account(s) to an account that the MasterCard Defendants shall designate, to be calculated by (a) adding the total dollar sales paid with all MasterCard-Branded Cards in the

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United States, from January 1, 2004 up to the last day of the month in which the Court enters the Class Settlement Preliminary Approval Order, that are attributable to all persons, businesses, and other entities that become Opt Outs (other than the Individual Plaintiffs), (b) dividing that sum by the total dollar sales paid with all Visa-Branded Cards plus all MasterCard-Branded Cards in the United States, from January 1, 2004 up to the last day of the month in which the Court enters the Class Settlement Preliminary Approval Order, that are attributable to all members of the Rule 23(b)(3) Settlement Class plus all persons, business, and other entities that become Opt Outs (other than the Individual Plaintiffs), and then (c) multiplying that quotient by the Total Cash Payment Amount.

20. In the event that the sum of the Class Exclusion Takedown Payments as calculated in Paragraphs 18 and 19 above would exceed twenty-five percent of the Total Cash Payment Amount (i.e., $1,512,500,000), and Defendants do not elect to terminate this Class Settlement Agreement pursuant to Paragraph 97 below, the payments under Paragraphs 18 and 19 above instead shall be calculated as provided in this Paragraph 20. The payment under Paragraph 18 to an account that the Visa Defendants shall designate shall be calculated by (w) dividing the sales described in Paragraph 18(a) by the sum of the sales described in Paragraphs 18(a) and 19(a), and then (x) multiplying that quotient by twenty-five percent of the Total Cash Payment Amount. The payment under Paragraph 19 to an account that the MasterCard Defendants shall designate shall be calculated by (y) dividing the sales described in Paragraph 19(a) by the sum of the sales described in Paragraphs 18(a) and 19(a), and then (z) multiplying that quotient by twenty-five percent of the Total Cash Payment Amount. Prior to such payments, the Visa Defendants and the MasterCard Defendants will disclose in writing to Class Counsel the amount of those two payments, which when added together must be equal to twenty-five percent of the Total Cash Payment Amount (i.e., $1,512,500,000).

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21. From the Settlement Final Approval Date to the date twenty business days after the Settlement Final Date, and subject to the Class Exclusion Takedown Payments provided in Paragraphs 17-20 above, the Escrow Agent(s) may make payments from the Class Settlement Cash Escrow Account(s) only in amounts approved by the Court for (a) the costs of maintaining or administering the Class Settlement Cash Escrow Account(s) (including Taxes and the administrative costs of paying such Taxes), (b) Expense Awards in an amount not to exceed a collective total of $30 million, and (c) further approved Settlement Administration Costs in amounts not to result in a collective total for all Settlement Administration Costs that would exceed $30 million from both the Class Settlement Cash Escrow Account(s) and the Class Settlement Interchange Escrow Account(s).

22. The Expense Awards of the Court paid from the Class Settlement Escrow Account(s) under Paragraph 21 above may be paid only to the law firms that are Class Counsel, which law firms may further disseminate such funds to other law firms representing plaintiffs in the Class Actions, but subject to the terms of this Paragraph. In the event that any Expense Awards of the Court paid from the Class Settlement Cash Escrow Account(s) under Paragraph 21 above are overturned or reduced on any appeal or otherwise, or in the event this Class Settlement Agreement is terminated by the date ten business days after the Settlement Final Date, each Class Counsel law firm that received such Expense Awards (whether those Awards were retained or disseminated to other law firms) shall, within ten business days of receiving notice thereof, refund all overturned Expense Awards, or the amount by which any Expense Awards were reduced, to those Class Settlement Cash Escrow Account(s), with interest thereon for the period from payment to refund at the same rate as earned on the funds deposited into the Class Settlement Cash Escrow Account(s) and the Class Settlement Interchange Escrow Account(s), the basis for which rate shall be disclosed to Defendants. Any Class Counsel law

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firm that receives Expense Awards pursuant to Paragraph 21(b) above agrees that it, and each member or shareholder of that law firm, is jointly and severally liable solely for the amount of the Expense Awards that the Class Counsel law firm received and that must be refunded (whether those Awards were retained or disseminated to other law firms), is subject to the continuing jurisdiction of the Court for the enforcement of the obligation to make such refunds, and is liable for any attorneys’ fees and costs that Defendants incur in recovering any such funds that must be refunded, and that the release provided to that law firm in Paragraphs 37 and 73 below shall not extend to any claims regarding such refunds.

23. Commencing the day after twenty business days after the Settlement Final Date, if this Class Settlement Agreement has not been terminated, and subject to the approval of the Court, the Class Settlement Cash Escrow Account(s) may be used for paying Attorney Fee Awards, Class Plaintiffs’ Awards, and Expense Awards not already paid pursuant to Paragraph 21 above, as approved by the Court.

24. Commencing the day after ten business days after the Settlement Final Date, and subject to the payments provided in Paragraphs 16-23 above, the Escrow Agent(s) may make payments from the Class Settlement Cash Escrow Account(s) in amounts approved by the Court based on applications filed with the Court and served on the Defendants, including for paying (a) the timely and proper claims of Authorized Cash Claimants pursuant to the Plan of Administration and Distribution approved by the Court, and (b) Settlement Administration Costs not already paid pursuant to Paragraph 21 above that are approved by the Court.

25. Until ten business days after the Settlement Final Date, the Escrow Agent(s) may make payments from the Class Settlement Interchange Escrow Account(s) only in the amounts approved by the Court, and only to pay for (a) the costs of establishing, maintaining, or administering the Class Settlement Interchange Escrow Account(s) (including Taxes and the

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administrative costs of paying such Taxes), and (b) Settlement Administration Costs in amounts not to result in a collective total for all Settlement Administration Costs that would exceed $30 million from both the Class Settlement Cash Escrow Account(s) and the Class Settlement Interchange Escrow Account(s).

26. Commencing the day after ten business days after the Settlement Final Date, the Escrow Agent(s) may make payments from the Class Settlement Interchange Accounts in amounts approved by the Court based on applications filed with the Court and served on Defendants, including for paying the timely and proper claims of members of Authorized Interchange Claimants pursuant to the Plan of Administration and Distribution approved by the Court.

27. Notwithstanding anything in Paragraphs 6-26 above, in the event that this Class Settlement Agreement is terminated as provided in Paragraphs 96-98 below, the Escrow Agent(s) shall promptly pay two-thirds of any sums in the Class Settlement Cash Escrow Account(s), less any Taxes due and Settlement Administration Costs approved by the Court and already paid or incurred, to an account that the Visa Defendants shall designate, and shall promptly pay one-third of any sums in the Class Settlement Cash Escrow Account(s), less any Taxes due and Settlement Administration Costs approved by the Court and paid or incurred, to an account that the MasterCard Defendants shall designate.

Consideration Provided to Members of the Rule 23(b)(3) Settlement Class

28. Members of the Rule 23(b)(3) Settlement Class shall receive money payments from the Net Cash Settlement Fund — i.e., the amounts deposited into the Class Settlement Cash Escrow Account(s) by virtue of the payment of the Total Cash Payment Amount, as reduced by the Class Exclusion Takedown Payments and other payments permitted under Paragraphs 16-24 above — pursuant to the claims process specified in the Plan of Administration and Distribution

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attached as Appendix I hereto, which Class Plaintiffs will propose to the Court in moving for preliminary approval of this Class Settlement Agreement, and as later or otherwise modified and ordered by the Court.

29. Members of the Rule 23(b)(3) Settlement Class that accepted Visa-Branded Credit Card transactions during the eight month or shorter period provided in Paragraph 12 above, and/or that accepted MasterCard-Branded Credit Card transactions during the eight month or shorter period provided in Paragraph 13 above, shall receive money payments from the Net Interchange Settlement Fund — i.e., the amounts deposited into the Class Settlement Interchange Escrow Account(s), as reduced by the payments permitted under Paragraphs 25-26 above — pursuant to the claims process specified in the Plan of Administration and Distribution attached as Appendix I hereto, which Class Plaintiffs will propose to the Court in moving for preliminary approval of this Class Settlement Agreement, and as later or otherwise modified and ordered by the Court.

30. Insofar as any sums remain in the Class Settlement Cash Escrow Account(s) or the Class Settlement Interchange Escrow Account(s) after paying the timely and proper claims of the members of the Rule 23(b)(3) Settlement Class as provided in the preceding two Paragraphs (whether made in one or more distributions), any Taxes or administrative expenses incurred by the Class Settlement Cash Escrow Account(s) or the Class Settlement Interchange Escrow Accounts, any Attorneys’ Fee Awards, any Expense Awards, any Class Plaintiffs’ Awards, and any additional costs and expenses incurred by Class Counsel for the benefit of the Rule 23(b)(3) Settlement Class and approved by the Court, Class Counsel shall make an application to the Court, with notice to Defendants, for such sums to be used to make cy pres payments for the benefit of members of the Rule 23(b)(3) Settlement Class. Defendants may comment upon and/or object to any such application.

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Release and Covenant Not to Sue of Rule 23(b)(3) Settlement Class

31. The “Rule 23(b)(3) Settlement Class Releasing Parties” are the Class Plaintiffs, each and every member of the Rule 23(b)(3) Settlement Class that does not become an Opt Out, and any of their respective past, present, or future: officers and directors; stockholders, agents, employees, legal representatives, partners, and associates (in their capacities as stockholders, agents, employees, legal representatives, partners, and associates of a member of the Rule 23(b)(3) Settlement Class only); and trustees, parents, subsidiaries, divisions, affiliates, heirs, executors, administrators, purchasers, predecessors, successors, and assigns — whether or not they object to this Class Settlement Agreement, and whether or not they make a claim for payment from the Class Settlement Cash Escrow Account(s) or the Class Settlement Interchange Escrow Account(s), whether directly, representatively, derivatively, or in any other capacity.

32. The “Rule 23(b)(3) Settlement Class Released Parties” are all of the following:

(a) Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Asia Pacific Region, Visa Canada Association, Visa Central & Eastern Europe, Middle East & Africa Region, Visa Europe, Visa Europe Limited, Visa Latin America & Caribbean Region, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Visa-Branded Cards or to acquire any Visa-Branded Card transactions.

(b) MasterCard International Incorporated, MasterCard Incorporated, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any MasterCard-Branded Cards or to acquire any MasterCard-Branded Card transactions.

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(c) Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; MBNA America Bank, N.A., and FIA Card Services, N.A.

(d) Barclays Bank plc; Barclays Bank Delaware; and Barclays Financial Corp.

(e) Capital One Bank (USA), N.A.; Capital One F.S.B.; and Capital One Financial Corporation.

(f) Chase Bank USA, N.A.; Chase Manhattan Bank USA, N.A.; Chase Paymentech Solutions, LLC; JPMorgan Chase Bank, N.A.; JPMorgan Chase & Co.; Bank One Corporation; and Bank One Delaware, N.A.

(g) Citibank (South Dakota), N.A.; Citibank N.A.; Citigroup Inc.; and Citicorp.

(h) Fifth Third Bancorp.

(i) First National Bank of Omaha.

(j) HSBC Finance Corporation; HSBC Bank USA, N.A.; HSBC North America Holdings Inc.; HSBC Holdings plc; and HSBC Bank plc.

(k) National City Corporation and National City Bank of Kentucky.

(l) SunTrust Banks, Inc. and SunTrust Bank.

(m) Texas Independent Bancshares, Inc.

(n) Wachovia Bank, N.A. and Wachovia Corporation.

(o) Washington Mutual, Inc.; Washington Mutual Bank; Providian National Bank (also known as Washington Mutual Card Services, Inc.); and Providian Financial Corporation.

(p) Wells Fargo & Company and Wells Fargo Bank, N.A.

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(q) Each and every entity or person alleged to be a co-conspirator of any Defendant in any of the Operative Class Complaints or any of the Class Actions.

(r) Each of the past, present, or future member or customer financial institutions of Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Europe, Visa Europe Limited, MasterCard International Incorporated, or MasterCard Incorporated.

(s) For each of the entities or persons in Paragraphs 32(a)-(r) above, each of their respective past, present, and future, direct and indirect, parents (including holding companies), subsidiaries, affiliates, and associates (all as defined in SEC Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934), or any other entity in which more than 50% of the equity interests are held.

(t) For each of the entities or persons in Paragraphs 32(a)-(s) above, each of their respective past, present, and future predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of any of the Defendants to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(3) Settlement Class Released Parties as defined in Paragraphs 32(a)-(s) above).

(u) For each of the entities or persons in Paragraphs 32(a)-(t) above, each of their respective past, present, and future principals, trustees, partners, officers, directors, employees, agents, attorneys, legal or other representatives, trustees, heirs, executors, administrators, shareholders, advisors, predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of each of the foregoing entities to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(3) Settlement Class Released Parties as defined in Paragraphs 32(a)-(t) above).

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33. This release applies solely to the Rule 23(b)(3) Settlement Class Releasing Parties. In addition to the effect of the Class Settlement Order and Final Judgment entered in accordance with this Class Settlement Agreement, including but not limited to any res judicata effect, the Rule 23(b)(3) Settlement Class Releasing Parties hereby expressly and irrevocably waive, and fully, finally, and forever settle, discharge, and release the Rule 23(b)(3) Settlement Class Released Parties from any and all manner of claims, demands, actions, suits, and causes of action, whether individual, class, representative, parens patriae, or otherwise in nature, for damages, interest, costs, expenses, attorneys’ fees, fines, civil or other penalties, or other payment of money, or for injunctive, declaratory, or other equitable relief, whenever incurred, whether directly, indirectly, derivatively, or otherwise, regardless of when such claims accrue, whether known or unknown, suspected or unsuspected, in law or in equity that any Rule 23(b)(3) Settlement Class Releasing Party ever had, now has, or hereafter can, shall, or may in the future have, arising out of or relating in any way to any conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(3) Settlement Class Released Party that are alleged or which could have been alleged from the beginning of time until the date of the Court’s entry of the Class Settlement Preliminary Approval Order in any of the Operative Class Complaints or Class Action complaints, or in any amendments to the Operative Class Complaints or Class Action complaints, including but not limited to any claims based on or relating to:

(a) any interchange rules, interchange fees, or interchange rates, or any other Rule of any Visa Defendant or MasterCard Defendant, or any agreement involving any Visa Defendant or any MasterCard Defendant and any other Rule 23(b)(3) Settlement Class Released Party, and/or any merchant arising out of or relating to interchange rules, interchange fees, or interchange rates, card issuance, or card acceptance with respect to any Visa-Branded Card

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transactions in the United States or any MasterCard-Branded Card transactions in the United States;

(b) any Merchant Fee of any Rule 23(b)(3) Settlement Released Party relating to any Visa-Branded Card transactions in the United States or any MasterCard-Branded Card transactions in the United States;

(c) any actual or alleged “no surcharge” rules, “honor all cards” rules, “no minimum purchase” rules, “no discounting” rules, “non-discrimination” rules, “anti-steering” rules, Rules that limit merchants in favoring or steering customers to use certain payment systems, “all outlets” rules, “no bypass” rules, or “no multi-issuer” rules, or any other actual or alleged Rule of any Rule 23(b)(3) Settlement Class Released Party relating to any Visa-Branded Cards or any MasterCard-Branded Cards, or a merchant’s point of sale practices relating to any Visa-Branded Cards or any MasterCard-Branded Cards;

(d) any actual or alleged agreement (i) between or among any Visa Defendant and any MasterCard Defendant, (ii) between or among any Visa Defendant or MasterCard Defendant and any other Rule 23(b)(3) Settlement Class Released Party or Parties, or (iii) between or among any Visa Defendant, MasterCard Defendant, or any other Rule 23(b)(3) Settlement Class Released Party or Parties relating to conduct or Rules of any Visa Defendant or any MasterCard Defendant;

(e) any reorganization, restructuring, initial or other public offering, or other corporate structuring of any Visa Defendant or MasterCard Defendant;

(f) any service of an employee or agent of any Rule 23(b)(3) Settlement Class Released Party on any board or committee of any Visa Defendant or MasterCard Defendant;

(g) the future effect in the United States of the continued imposition of or adherence to any Rule of any Visa Defendant or MasterCard Defendant in effect in the United

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States as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order, any Rule modified or to be modified pursuant to this Class Settlement Agreement, or any Rule that is substantially similar to any Rule in effect in the United States as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order or any Rule modified or to be modified pursuant to this Class Settlement Agreement;

(h) the future effect in the United States of any conduct of any Rule 23(b)(3) Settlement Class Released Party substantially similar to the conduct of any Rule 23(b)(3) Settlement Class Released Party related to or arising out of interchange rules, interchange fees, or interchange rates, any Rule of any Visa Defendant or MasterCard Defendant modified or to be modified pursuant to this Class Settlement Agreement, any other Rule of any Visa Defendant or any MasterCard Defendant in effect as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order, or any Rule substantially similar to any of the foregoing Rules;

(i) any conduct of this Action, including without limitation any settlement discussions relating to this Action, the negotiation of and agreement to this Class Settlement Agreement by the Defendants or any member or customer financial institution of the Visa Defendants or the MasterCard Defendants, or any terms or effect of this Class Settlement Agreement (other than claims to enforce this Class Settlement Agreement), including any changes in the Rule 23(b)(3) Settlement Class Released Parties’ Rules as a result of this Class Settlement Agreement;

and it is expressly agreed, for purposes of clarity, without expanding or limiting the foregoing, that any claims based on or relating to (a)-(i) above are claims that were or could have been alleged in this Action.

34. Each Rule 23(b)(3) Settlement Class Releasing Party further expressly and irrevocably waives, and fully, finally, and forever settles and releases, any and all defenses,

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rights, and benefits that the Rule 23(b)(3) Settlement Class Releasing Party may have or that may be derived from the provisions of applicable law which, absent such waiver, may limit the extent or effect of the release contained in the preceding Paragraphs 31-33. Without limiting the generality of the foregoing, each Rule 23(b)(3) Settlement Class Releasing Party expressly and irrevocably waives and releases any and all defenses, rights, and benefits that the Rule 23(b)(3) Settlement Class Releasing Party might otherwise have in relation to the release by virtue of the provisions of California Civil Code Section 1542 or similar laws of any other state or jurisdiction. SECTION 1542 PROVIDES: “CERTAIN CLAIMS NOT AFFECTED BY GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” In addition, although each Rule 23(b)(3) Settlement Class Releasing Party may hereafter discover facts other than, different from, or in addition to those that it or he or she knows or believes to be true with respect to any claims released in the preceding Paragraphs 31-33, each Rule 23(b)(3) Settlement Class Releasing Party hereby expressly waives, and fully, finally, and forever settles, discharges, and releases, any known or unknown, suspected or unsuspected, contingent or non-contingent claims within the scope of the preceding Paragraphs 31-33, whether or not concealed or hidden, and without regard to the subsequent discovery or existence of such other, different, or additional facts. Class Plaintiffs acknowledge, and the members of the Rule 23(b)(3) Settlement Class shall be deemed by operation of the Class Settlement Order and Final Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of this Class Settlement Agreement.

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35. Each Rule 23(b)(3) Settlement Class Releasing Party covenants and agrees that it shall not, hereafter, seek to establish, or permit another to act for it in a representative capacity to seek to establish, liability against any of the Rule 23(b)(3) Settlement Class Released Parties based, in whole or in part, upon any conduct covered by any of the claims released in Paragraphs 31-34 above.

36. For avoidance of doubt, no other provision of this Class Settlement Agreement releases any claim of a Rule 23(b)(3) Settlement Class Releasing Party that is based on:

(a) breach of this Class Settlement Agreement;

(b) standard commercial disputes arising in the ordinary course of business under contracts or commercial relations regarding loans, lines of credit, or other related banking or credit relations, individual chargeback disputes, products liability, breach of warranty, misappropriation of cardholder data or invasion of privacy, compliance with technical specifications for a merchant’s acceptance of Credit Cards or Debit Cards, and any other dispute arising out of a breach of any contract between any of the Rule 23(b)(3) Settlement Class Releasing Parties and any of the Rule 23(b)(3) Settlement Class Released Parties; provided, however, that Paragraphs 31-35 above and not this Paragraph shall control in the event that any such claim challenges the legality of interchange rules, interchange rates, or interchange fees, or any other Rule fee, charge, or other conduct covered by any of the claims released in Paragraphs 31-35 above; or

(c) the claims alleged in the currently operative complaints against the current defendants in (i) NACS, et al. v. Board of Governors of the Federal Reserve System, No. 11-CV-02075-RJL (D.D.C.), and (ii) In re ATM Fee Antitrust Litigation, No. 04-CV-02676-CRB (N.D. Cal) (including claims that have been asserted to have been alleged in the Second Amended and Third Amended Complaints against Bank of America, N.A.).

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37. Each Rule 23(b)(3) Settlement Class Releasing Party further releases each of the Visa Defendants, MasterCard Defendants, and Bank Defendants and their counsel and experts in this Action from any claims relating to the defense of this Action, including the negotiation and terms of this Class Settlement Agreement, except for any claims relating to enforcement of this Class Settlement Agreement. Each Visa Defendant, MasterCard Defendant, and Bank Defendant releases the Class Plaintiffs, the other plaintiffs in the Class Actions, Class Counsel, Class Plaintiffs’ other counsel who have participated in any settlement conferences before the Court for a Class Plaintiff that executes this Class Settlement Agreement, and their respective experts in the Class Actions, from any claims relating to their institution or prosecution of the Class Actions, including the negotiation and terms of this Class Settlement Agreement, except for any claims relating to enforcement of this Class Settlement Agreement.

38. In the event that this Class Settlement Agreement is terminated pursuant to Paragraphs 96-98 below, or any condition for the Settlement Final Approval Date is not satisfied, the release and covenant not to sue provisions of Paragraphs 31-37 above shall be null and void and unenforceable.

Consideration Provided to Members of the Rule 23(b)(2) Settlement Class

39. Members of the Rule 23(b)(2) Settlement Class shall receive no money payments, but shall receive relief as set forth below.

Visa Rules Modifications

40. The Visa Defendants shall maintain their respective “no discounting” and “non-discrimination” rules as provided in, and for the time period provided in, the Final Judgment that the court entered on July 20, 2011 in United States v. American Express Co., et al., No. 10-CV-04496 (E.D.N.Y.) (NGG) (RER), a copy of which is attached as Appendix J, and shall maintain at no cost in the United States, consistent with the terms of the Final Judgment,

39

the Visa Product Eligibility Service described in the Declaration of Judson Reed filed on June 14, 2011 in that action, subject to any subsequent modifications thereto in that action. In the event that the obligations imposed on the Visa Defendants in that Final Judgment are terminated in that action before July 20, 2021, those obligations shall thenceforth be imposed on the Visa Defendants under this Class Settlement Agreement in this Action but only until July 20, 2021.

41. Commencing sixty days after the Settlement Preliminary Approval Date, the Visa Defendants will permit a merchant to decline acceptance of all “Visa POS Debit Devices” or all “Other Visa Products,” as defined pursuant to Visa’s settlement agreement in the In re Visa Check/MasterMoney Antitrust Litigation, No. 96-CV-05238 (E.D.N.Y.) (JG) (JO), at all outlets that operate under the same trade name or banner in the United States, even if that merchant accepts all “Visa POS Debit Devices or all “Other Visa Products” at outlets that operate under a different trade name or banner within or outside of the United States. Nothing herein shall prevent the Visa Defendants from retaining or promulgating rules that require a merchant, (a) to the extent that the merchant accepts “Visa POS Debit Devices” at any of the merchant’s outlets operating under a given trade name or banner in the United States, to accept “Visa POS Debit Devices” at all outlets operating under that trade name or banner, or (b) to the extent that the merchant accepts “Other Visa Products” at any of the merchant’s outlets operating under a given trade name or banner in the United States, to accept “Other Visa Products” at all outlets operating under that trade name or banner. Nothing herein shall prohibit the Visa Defendants from (a) using volume-based pricing and pricing incentives, or (b) contracting with an individual merchant, including for more favorable pricing, based on its acceptance at all outlets in the United States; provided, however, that the Visa Defendants shall not require merchant

40

acceptance at all outlets in connection with a volume-based incentive program made generally available to all merchants in the United States.

42. Within sixty days after the Settlement Preliminary Approval Date, the Visa Defendants shall modify their “no surcharge” rules to permit a merchant in the United States to surcharge Visa-Branded Credit Card Transactions at either (but not both) the “Brand Level” or the “Product Level,” as defined below in this Paragraph 42 and subject to the terms and conditions in this Paragraph 42.

(a) Brand Level Surcharging: A permitted Brand Level Surcharge is one in which:

(i)	A merchant adds the same surcharge to all Visa Credit Card Transactions, regardless of the card’s issuer or product type, after accounting for any discounts or rebates offered by the merchant on Visa Credit Card Transactions at the point of sale;

(ii)	The surcharge on each Visa Credit Card Transaction is no greater than the merchant’s Visa Surcharge Cap;

(iii)	The surcharge on each Visa Credit Card Transaction does not exceed the Maximum Surcharge Cap, if the Visa Defendants elect to set a Maximum Surcharge Cap and post on the Visa website the information set forth below in the first sentence of the definition of Maximum Surcharge Cap.

(iv)	If a merchant’s ability to surcharge any Competitive Credit Card Brand that the merchant accepts in a channel of commerce (either face-to-face or not face-to-face) is limited in any manner by that Competitive Credit Card Brand, other than by prohibiting a surcharge greater than the Competitive Credit Card Brand’s Cost of Acceptance, then the merchant may surcharge Visa Credit Card Transactions, consistent with the other terms of this Paragraph 42(a), only on either the same conditions on which the merchant would be allowed to surcharge transactions of that Competitive Credit Card Brand in the same channel of commerce, or on the terms on which the merchant actually does surcharge transactions of that Competitive Credit Card Brand in the same channel of commerce, after accounting for any discounts or rebates offered at the point of sale;

(v)	The requirements of Paragraph 42(a)(iv) do not apply to the extent that

(A)

the Competitive Credit Card Cost of Acceptance to the merchant is less than the Visa Credit Card Cost of Acceptance to that merchant and the Competitive Credit Card Brand does not prohibit or effectively prohibit

41

surcharging Credit Cards (a rule, by-law, regulation or contract provision that provides in words or substance for no discrimination or equal treatment applicable to Credit Cards only is not deemed to “prohibit or effectively prohibit surcharging Credit Cards” under this provision); or

(B)	the Competitive Credit Card Brand prohibits or effectively prohibits surcharging Credit Cards and the merchant actually surcharges the Competitive Credit Card Brand in an amount at least equal to the lesser of (I) the Competitive Credit Card Brand Cost of Acceptance or (II) the amount of surcharge imposed on the Visa Credit Card Transaction to be surcharged; or

(C)	there is an agreement between the merchant and the Competitive Credit Card Brand in which the merchant waives or in any other way restrains or limits its ability to surcharge transactions on that Competitive Credit Card Brand, as long as: (I) the agreement is for a fixed duration, is not subject to an evergreen clause, and is individually negotiated with the merchant and is not a standard agreement or part of a standard agreement generally offered by the Competitive Credit Card Brand to multiple merchants, (II) the merchant’s acceptance of the Competitive Credit Card Brand as payment for goods and services is unrelated to and not conditioned upon the merchant’s entry into such an agreement, (III) any such agreement or waiver is supported by Independent Consideration, and (IV) the agreement expressly specifies a price under which the merchant may accept transactions on the Competitive Credit Card Brand and surcharge those transactions up to the merchant’s Merchant Discount Rate for the Competitive Credit Card Brand, after accounting for any discounts or rebates offered by the merchant at the point of sale;

(D)	For avoidance of doubt, for as long as Visa or MasterCard complies with the provisions of this Paragraph 42 or Paragraph 55, respectively, or any other Competitive Credit Card Brand has rules that are consistent with and no more restrictive than the provisions of this Paragraph 42 and Paragraph 55, each shall be deemed not to limit surcharging for purposes of this Paragraph.

(vi)	The merchant does not engage in surcharging at the product level as described in Paragraph 42(b) below; and

(vii)	The merchant complies with the merchant surcharging disclosure requirements set forth in Paragraph 42(c) below.

As used in this Paragraph 42(a):

•

“After accounting for any discounts or rebates offered by the merchant at the point of sale” means that the amount of the surcharge for a Visa Credit Card or a Competitive Credit Card Brand is to include the amount of any discount or rebate

42

that is applied to that card or brand at the point of sale but which is not equally applied to all Visa Credit Card Transactions.

•

“Competitive Credit Card Brand” includes any brand of Credit Card or electronic credit payment form of a nationally accepted payment network other than Visa, specifically including without limitation MasterCard, American Express, Discover, and PayPal.

•

“Competitive Credit Card Brand Cost of Acceptance” is the merchant’s average Merchant Discount Rate applicable to transactions on a Competitive Credit Card Brand at the merchant for the preceding one or twelve months, at the merchant’s option.

•

“Independent Consideration” means material value a merchant receives specifically in exchange for the merchant’s agreement to waive or otherwise restrict its right to surcharge transactions on a Competitive Credit Card Brand, including, e.g., a material reduction in the Competitive Credit Card Brand’s standard acceptance cost applicable to the merchant (i.e., the cost at which transactions on Competitive Credit Card Brand’s cards are surcharged absent such an agreement).

•

The “Maximum Surcharge Cap” shall be no less than the product of 1.8 times the sum of the system-wide average effective U.S. domestic Visa Credit Card interchange rate plus average network fees (defined to include network set fees to acquirers or merchants associated with the processing of a transaction or with the acceptance of the network’s brand) as of the Preliminary Approval Date or as subsequently adjusted in accordance with this bullet. To facilitate the determination of the Maximum Surcharge Cap, within 10 business days of the Settlement Preliminary Approval Date, the Visa Defendants shall provide Class Counsel with the system-wide average effective U.S. domestic Visa Credit Card interchange rate plus average network fees (calculated based upon the preceding 12 month period) and will publish that amount on Visa’s website in a manner that is readily visible to merchants. The Visa Defendants shall adjust the Maximum Surcharge Cap in accordance with this bullet at least annually, and may adjust the Maximum Surcharge Cap in accordance with this bullet no more than two times per year.

•

“Merchant Discount Rate” is the fee, expressed as a percentage of the total transaction amount, that a merchant pays to its acquirer or processor for transacting on a Credit Card brand. For purposes of Paragraph 42(a), Merchant Discount Rate shall include (x) the interchange rate, network set fees associated with the processing of a transaction, network set fees associated with the acceptance of the network’s brand, and the acquirer set processing fees associated with the processing of a transaction, irrespective of whether such fees and costs are paid via the merchant discount or by check, withholding, offset, or otherwise; and (y) any other services for which the acquiring bank is paid via the mechanism of the per transaction merchant discount fee. Other than the fees listed in subpart

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(x) of the preceding sentence, the Merchant Discount Rate excludes any fees (such as the cost of rental of point-of-sale terminal equipment, for example) that are invoiced separately or not paid via the mechanism of the per transaction merchant discount fee.

•	“Visa Credit Card” is any Credit Card that bears or uses the name Visa or is branded or licensed by Visa.

•

“Visa Credit Card Cost of Acceptance” is the average effective interchange rate plus the average of all fees imposed by the network upon acquirers or merchants, expressed as a percentage of the transaction amount, applicable to Visa Credit Card Transactions at the merchant for the preceding one or twelve months, at the merchant’s option. If a merchant cannot determine its Visa Credit Card Cost of Acceptance, then the Merchant may use the Visa Credit Card Cost of Acceptance for the merchant’s merchant category as published no less than two times each year on Visa’s website.

•	“Visa Credit Card Transaction” is a transaction in which a Visa Credit Card is presented for payment and the transaction is subject to Visa’s Operating Regulations.

•	“Visa Surcharge Cap” is the average Merchant Discount Rate applicable to Visa Credit Card Transactions at the merchant for the preceding one or twelve months, at the merchant’s option.

(b) Product Level Surcharging: A permitted Product Level Surcharge is one in which:

(i)	A merchant adds the same surcharge to all Visa Credit Card Transactions of the same product type (e.g., Visa Classic Card, Visa Traditional Rewards Card, Visa Signature Card), regardless of the card’s issuer, after accounting for any discounts or rebates offered by the merchant at the point of sale;

(ii)	The surcharge on each Visa Credit Card Transaction is no greater than the merchant’s Visa Credit Surcharge Cap for that product type minus the Debit Card Cost of Acceptance;

(iii)	The surcharge on each Visa Credit Card Transaction does not exceed the Maximum Surcharge Cap, if the Visa Defendants elect to set a Maximum Surcharge Cap and post on the Visa website the information set forth below in the first sentence of the definition of Maximum Surcharge Cap;

(iv)

If a merchant’s ability to surcharge any Competitive Credit Card Brand that the merchant accepts in a channel of commerce (either face-to-face or not face-to-face) is limited in any manner by that Competitive Credit Card Brand, other than by prohibiting a surcharge greater than the Competitive Credit Card Brand’s Cost of Acceptance, then the merchant may surcharge Visa Credit Card Transactions, consistent with the other terms of this Paragraph 42(b),

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only on either the same conditions on which the merchant would be allowed to surcharge transactions of that Competitive Credit Card Brand in the same channel of commerce, or on the terms on which the merchant actually does surcharge transactions of that Competitive Credit Card Brand in the same channel of commerce, after accounting for any discounts or rebates offered at the point of sale;

(v)	The requirements of Paragraph 42(b)(iv) do not apply to the extent that

(A)	the Competitive Credit Card Product Cost of Acceptance to the merchant is less than the Visa Credit Card Product Cost of Acceptance to that merchant and the Competitive Credit Card Brand does not prohibit or effectively prohibit surcharging Credit Cards (a rule, by-law, regulation or contract provision that provides in words or substance for no discrimination or equal treatment applicable to Credit Cards only is not deemed to “prohibit or effectively prohibit surcharging Credit Cards” under this provision); or

(B)	the Competitive Credit Card Brand prohibits or effectively prohibits surcharging Credit Cards and the merchant actually surcharges the Competitive Credit Card Brand in an amount at least equal to the lesser of (I) the Competitive Credit Card Brand Cost of Acceptance or (II) the amount of surcharge imposed on the Visa Credit Card Transaction to be surcharged; or

(C)	there is an agreement between the merchant and the Competitive Credit Card Brand in which the merchant waives or in any other way restrains or limits its ability to surcharge transactions on that Competitive Credit Card Brand, as long as: (I) the agreement is for a fixed duration, is not subject to an evergreen clause, and is individually negotiated with the merchant and is not a standard agreement or part of a standard agreement generally offered by the Competitive Credit Card Brand to multiple merchants, (II) the merchant’s acceptance of the Competitive Credit Card Brand as payment for goods and services is unrelated to and not conditioned upon the merchant’s entry into such an agreement, (III) any such agreement or waiver is supported by Independent Consideration, and (IV) the agreement expressly specifies a price under which the merchant may accept transactions on the Competitive Credit Card Brand and surcharge those transactions up to the merchant’s Merchant Discount Rate for the Competitive Credit Card Brand, after accounting for any discounts or rebates offered by the merchant at the point of sale;

(D)	For avoidance of doubt, for as long as Visa or MasterCard complies with the provisions of this Paragraph 42 or Paragraph 55, respectively, or any other Competitive Credit Card Brand has rules that are consistent with and no more restrictive than the provisions of this Paragraph 42 and Paragraph 55, each shall be deemed not to limit surcharging for purposes of this Paragraph;

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(vi)	The merchant does not engage in surcharging at the brand level as described in Paragraph 42(a) above; and

(vii)	The merchant complies with the merchant surcharging disclosure requirements set forth in Paragraph 42(c) below.

As used in this Paragraph 42(b):

•

“After accounting for any discounts or rebates offered by the merchant at the point of sale” means that the amount of the surcharge for Visa Credit Cards of the same product type or a Competitive Credit Card Product is to include the amount of any discount or rebate that is applied to that card or product at the point of sale but which is not equally applied to all Visa Credit Card Transactions of the same product type.

•

“Competitive Credit Card Product” includes any product within a brand of Credit Card or electronic credit payment form of a nationally accepted payment network other than Visa, specifically including without limitation MasterCard, American Express, Discover, and PayPal.

•

“Competitive Credit Card Product Cost of Acceptance” is the merchant’s average effective Merchant Discount Rate applicable to transactions on the Competitive Credit Card Product at the merchant for the preceding one or twelve months at the merchant’s option.

•

“Debit Card Cost of Acceptance” is the amount of the cap for debit transactions established by the Board of Governors of the Federal Reserve System pursuant to 15 U.S.C. § 1693o-2 and its implementing regulations or, if the Board of Governors discontinues establishing a cap for debit transactions, the merchant’s average effective Merchant Discount Rate for all PIN-based debit transactions for the preceding twelve months.

•

“Independent Consideration” means material value a merchant receives specifically in exchange for the merchant’s agreement to waive or otherwise restrict its right to surcharge transactions on a Competitive Credit Card Brand, including, e.g., a material reduction in the Competitive Credit Card Brand’s standard acceptance cost applicable to the merchant (i.e., the cost at which transactions on Competitive Credit Card Brand’s cards are surcharged absent such an agreement).

•

The “Maximum Surcharge Cap” shall be no less than the product of 1.8 times the sum of the system-wide average effective U.S. domestic Visa Credit Card interchange rate plus average network fees (defined to include network set fees to acquirers or merchants associated with the processing of a transaction or with the acceptance of the network’s brand) as of the Preliminary Approval Date or as subsequently adjusted in accordance with this bullet. To facilitate the determination of the Maximum Surcharge Cap, within 10 business days of the Settlement Preliminary Approval Date, the Visa Defendants shall provide Class

46

Counsel with the system-wide average effective U.S. domestic Visa Credit Card interchange rate plus average network fees (calculated based upon the preceding 12 month period) and will publish that amount on Visa’s website in a manner that is readily visible to merchants. The Visa Defendants agree shall adjust the Maximum Surcharge Cap in accordance with this bullet at least annually, and may adjust the Maximum Surcharge Cap in accordance with this bullet no more than two times per year.

•

“Merchant Discount Rate” is the fee, expressed as a percentage of the total transaction amount, that a merchant pays to its acquirer or processor for transacting on a Credit Card brand. For purposes of Paragraph 42(a), Merchant Discount Rate includes (x) the interchange rate, network set fees associated with the processing of a transaction, network set fees associated with the acceptance of the network’s brand, and the acquirer set processing fees associated with the processing of a transaction, irrespective of whether such fees and costs are paid via the merchant discount or by check, withholding, offset, or otherwise; and (y) any other services for which the acquiring bank is paid via the mechanism of the per transaction merchant discount fee. Other than the fees listed in subpart (x) of the preceding sentence, the Merchant Discount Rate excludes any fees (such as the cost of rental of point-of-sale terminal equipment, for example) that are invoiced separately or not paid via the mechanism of the per transaction merchant discount fee.

•	“Visa Credit Card” is any Credit Card that bears or uses the name Visa or is branded or licensed by Visa.

•

“Visa Credit Card Product Cost of Acceptance” is the average effective interchange rate plus the average of all fees imposed by the network upon acquirers or merchants, expressed as a percentage of the transaction amount, applicable to Visa Credit Card Transactions of a product type at the merchant for the preceding one or twelve months, at the merchant’s option. If a merchant cannot determine its Visa Credit Card Product Cost of Acceptance, then the Merchant may use the Visa Credit Card Product Cost of Acceptance for the merchant’s merchant category as published no less than two times each year on Visa’s website.

•	“Visa Credit Card Transaction” is a transaction in which a Visa Credit Card is presented for payment and the transaction is subject to Visa’s Operating Regulations.

•

“Visa Credit Surcharge Cap” for a product type is the average effective Merchant Discount Rate applicable to Visa Credit Card Transactions of that product type at the merchant for the preceding twelve months. At any given point in time, the actual Merchant Discount Rate paid in the time period covered by the merchant’s most recent statement relating to Visa Credit Card Transactions may be deemed a proxy for the Visa Credit Card Cost of Acceptance.

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(c) Merchant Surcharging Disclosure Requirements: A merchant’s ability to apply either a Brand Level or Product Level Surcharge is conditioned on the merchant’s agreement to abide by the following disclosure requirements. A merchant must:

(i)	Provide Visa and the merchant’s acquirer with no less than thirty days’ advance written notice that the merchant intends to impose surcharges, which shall identify whether the merchant intends to impose surcharges at the brand level or the product level. Any such notice shall be treated confidentially by the Visa Defendants and the merchant’s acquirer.

(ii)	Provide clear disclosure to the merchant’s customers at the point of store entry, or in an online environment on the first page that references Credit Card brands, that the merchant imposes a surcharge that is not greater than the applicable Merchant Discount Rate for Visa Credit Card Transactions at the merchant.

(iii)	Provide clear disclosure to the merchant’s customers of the merchant’s surcharging practices, at the point of interaction or sale with the customer, in a manner that does not disparage the brand, network, issuing bank, or the payment card product being used. By way of illustration and without limitation, disparagement does not include a merchant’s statement in words or substance that the merchant prefers or requests that a cardholder pay with a Credit Card or Debit Card that has a lower cost of acceptance to the merchant than the payment card presented for payment by the cardholder. The information on the merchant’s surcharging practices at the point of interaction must include (A) the amount of any surcharge that the merchant imposes, (B) a statement that the surcharge is being imposed by the merchant, and (C) a statement that the surcharge that the merchant imposes is not greater than the applicable Merchant Discount Rate for Visa Credit Card Transactions at the merchant.

(iv)	Provide clear disclosure of the dollar amount of the surcharge on the transaction receipt provided by the merchant to the customers.

(d) For the avoidance of doubt, nothing in this Class Settlement Agreement, including Paragraph 42, shall preclude the Visa Defendants from maintaining their prohibition of surcharging at the issuer level, i.e., adding surcharges that are not the same, after accounting for any discounts or rebates offered by a merchant at the point of sale, for all Visa Credit Cards or all Visa Credit Cards of a given product type, regardless of the issuing financial institution; and it is expressly agreed for the purpose of clarity that any claim relating to the past, continued, or future

48

prohibition of such surcharging is within the scope of the Releases and Covenants Not to Sue set forth in Paragraphs 31-38 and 66-74.

(e) The Visa Defendants shall modify any other rules as necessary to ensure that the changes set forth in Paragraph 42(a) above are also applicable to merchants located in all United States territories and possessions, and the Commonwealth of Puerto Rico.

(f) Nothing in this Class Settlement Agreement shall prevent the Visa Defendants from contracting with merchants not to surcharge Visa-Branded Credit Cards or any Product type of Visa-Branded Credit Card as long as (i) the agreement is for a fixed duration, (ii) is not subject to an evergreen clause, (iii) is individually negotiated with the merchant or merchants organized in accordance with the provisions of Paragraph 43 below and is not a standard agreement or part of a standard agreement generally by the Visa Defendants, and (iv) any such agreement or waiver is supported by Independent Consideration; provided, however, that nothing in this Class Settlement Agreement shall affect any right of the Visa Defendants to limit or decline acceptance of Visa by a payment aggregator or payment services provider with a proprietary acceptance mark that surcharges or discriminates against Visa.

(g) In the event that Visa debit card transactions are no longer subject to the rate cap established by Board of Governors of the Federal Reserve System pursuant to 15 U.S.C. § 1693o-2 and its implementing regulations or any other regulated rate cap that may be subsequently implemented, the Visa Defendants will further modify the Visa rules to permit merchants to surcharge Visa debit card transactions in a manner equivalent to that permitted for Visa Credit Card transactions pursuant to Paragraph 42(a) above.

43. Within sixty days after the Settlement Preliminary Approval Date, the Visa Defendants shall modify their rules, by-laws, or regulations to the extent necessary to eliminate any restrictions therein on merchants’ rights to properly organize bona fide buying groups that

49

comply with the requirements of the DOJ Guidelines on Competitor Collaboration, the DOJ and FTC’s Statements of Antitrust Enforcement Policy in Health Care, and other applicable legal standards, to negotiate with Visa on behalf of members of the buying group. With respect to any proposals that Visa believes provides reasonable commercial benefits to the parties, Visa will negotiate with such buying groups in an effort to reach a commercially reasonable agreement, and Visa agrees to exercise its discretion and business judgment in good faith: (a) in determining whether a proposal sets forth commercially reasonable benefits to the parties; (b) in negotiations related to such proposals; and (c) in making its determination whether to accept or reject a proposal. In the event that any dispute arises with respect to this provision, the parties will be subject to the jurisdiction of, and the dispute shall be resolved by, the Court presiding over this Action, as part of the continuing jurisdiction of the Court over this Settlement and the Rule 23(b)(2) Settlement Class. In the event of such dispute, the party raising the dispute shall be limited to seeking declaratory relief, and to no other form of relief. The declaratory relief available as to any such dispute shall be limited to deciding whether (y) the putative buying group is a properly organized bona fide buying group that complies with the requirements of this Paragraph, and/or (z) whether Visa negotiated in good faith with the putative buying group. The parties, including all members of the Rule 23(b)(2) Settlement Class, waive all rights to appeal from any such determinations. Upon resolution of the dispute by the Court, the losing party shall be responsible for all attorneys’ fees and expenses of the prevailing party unless the Court determines that the circumstances make such an award unjust.

44. In the event that the obligations imposed on the Visa Defendants under 15 U.S.C. § 1693o-2(b)(3)(A)(i) not to prohibit merchants from setting a minimum dollar value for acceptance of credit cards that does not differentiate between issuers or payment card networks and that does not exceed $10.00 are terminated before July 20, 2021, those obligations shall

50

thenceforth be imposed on the Visa Defendants under this Class Settlement Agreement but only until July 20, 2021.

45. The rules requirements of Paragraphs 40-44 above shall remain in effect until July 20, 2021. The rules requirements of Paragraphs 40-44 above shall expire on July 20, 2021.

46. The Visa Defendants retain the right, but are in no way obligated, to further modify their by-laws, rules, operating regulations, practices, policies or procedures addressed in Paragraphs 40-45 in a manner that is more permissive of a merchant’s ability to engage in the point of sale practices described therein; provided, however, that it is expressly agreed for the purpose of clarity that any claim relating to a lack of such further modification of the by-laws, rules, operating regulations, practices, policies, or procedures addressed in Paragraphs 40-45 is within the scope of the Releases and Covenants Not to Sue set forth in Paragraphs 31-38 and 66-74.

47. The Visa Defendants shall not be required to modify their by-laws, rules, operating regulations, practices, policies, or procedures in any manner other than as provided in Paragraphs 40-45 above. From the date of execution of this Class Settlement Agreement to the Settlement Preliminary Approval Date, the Visa Defendants shall provide Class Counsel with advance notice of any material changes to their by-laws, rules, operating regulations, practices, policies, or procedures that pertain to Paragraphs 40-45 above and Paragraph 48 below. If Class Counsel believe that any of those material changes would result in a breach of this Class Settlement Agreement, they may seek relief from the Court after meeting and conferring with the Visa Defendants.

48. Any Visa by-laws, rules, operating regulations, practices, policies, or procedures amended pursuant to Paragraphs 40-45 above shall be enforced pursuant to Visa’s existing compliance rules and standards, including specifically Visa International Operating Regulations

51

Core Principles 2.3 and 6.4. In the event that Visa takes action against a merchant’s acquirer or the merchant for the merchant’s failure to comply with the provisions of Paragraph 42 above, Visa shall provide notice of Visa’s action to Class Counsel or their designee.

49. No later than thirty days after the Settlement Preliminary Approval Date, and before any modifications of the Visa Defendants’ operating regulations necessary to effect Paragraphs 41-43 above become effective, the Visa Defendants shall (a) post on the Visa website a written notification that describes those modifications, (b) provide that written notification to all Visa issuers and acquirers in the United States, and (c) and direct Visa acquirers in the United States to provide that written notification to all merchants with whom they have acquiring relationships. The Visa Defendants agree to provide Class Counsel with an opportunity to offer comments on the language of that written notification.

50. Nothing in the foregoing changes to the Visa Defendants’ rules, by-laws, and/or operating regulations described in Paragraphs 40-45 above shall affect any obligation of any member of the Rule 23(b)(2) Settlement Class to comply with all applicable state or federal laws, including but not limited to state laws regarding surcharging of credit or debit card transactions, and federal and state laws regarding deceptive or misleading disclosures.

51. Nothing in this Class Settlement Agreement shall limit the ability of any Visa Defendant to set interchange rates, whether default rates or rates applicable (either by rule or negotiated agreement) to individual merchants, groups of merchants, or merchant trade associations.

52. Nothing in this Class Settlement Agreement shall impose any limitation upon any other conduct of any Rule 23(b)(2) Settlement Class Released Defendant not expressly modified by the terms hereof.

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MasterCard Rules Modifications

53. The MasterCard Defendants shall maintain their respective “no discounting” and “non-discrimination” rules as provided in, and for the time period provided in, the Final Judgment that the court entered on July 20, 2011 in United States v. American Express Co., et al., No. 10-CV-04496 (E.D.N.Y.) (NGG) (RER), a copy of which is attached as Appendix J, and shall maintain at no cost in the United States, consistent with the terms of the Final Judgment, the MasterCard Product Validation Service (also known as “Product Inquiry”) described in the Declaration of Brian Tomchek filed on June 14, 2011 in that action, subject to any subsequent modifications thereto in that action. In the event that the obligations imposed on the MasterCard Defendants in that Final Judgment are terminated in that action before July 20, 2021, those obligations shall thenceforth be imposed on the MasterCard Defendants under this Class Settlement Agreement in this Action but only until July 20, 2021.

54. Commencing sixty days after the Settlement Preliminary Approval Date, the MasterCard Defendants will permit a merchant to decline acceptance of all “MasterCard POS Debit Devices” or all “Other MasterCard Products,” as defined pursuant to MasterCard’s settlement agreement in the In re Visa Check/MasterMoney Antitrust Litigation, No. 96-CV-05238 (E.D.N.Y.) (JG) (JO), at all outlets that operate under the same trade name or banner in the United States, even if that merchant accepts all “MasterCard POS Debit Devices” or all “Other MasterCard Products” at outlets that operate under a different trade name or banner within or outside of the United States. Nothing herein shall prevent the MasterCard Defendants from retaining or promulgating rules that require a merchant, (a) to the extent that the merchant accepts “MasterCard POS Debit Devices” at any of the merchant’s outlets operating under a given trade name or banner in the United States, to accept “MasterCard POS Debit Devices” at all outlets operating under that trade name or banner, or (b) to the extent that the merchant

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accepts “Other MasterCard Products” at any of the merchant’s outlets operating under a given trade name or banner in the United States, to accept “Other MasterCard Products” at all outlets operating under that trade name or banner. Nothing herein shall prohibit the MasterCard Defendants from (a) using volume-based pricing and pricing incentives, or (b) contracting with an individual merchant, including for more favorable pricing based on its acceptance at all outlets in the United States; provided, however, that the MasterCard Defendants shall not require merchant acceptance at all outlets in connection with a volume-based incentive program made generally available to all merchants in the United States.

55. Within sixty days after the Settlement Preliminary Approval Date, the MasterCard Defendants shall modify their “no surcharge” rules to permit a merchant in the United States to surcharge MasterCard-Branded Credit Card Transactions at either (but not both) the “Brand Level” or the “Product Level,” as defined below in this Paragraph 55 and subject to the terms and conditions in this Paragraph 55.

(a) Brand Level Surcharging: A permitted Brand Level Surcharge is one in which:

(i)	A merchant adds the same surcharge to all MasterCard Credit Card Transactions, regardless of the card’s issuer or product type, after accounting for any discounts or rebates offered by the merchant on MasterCard Credit Card Transactions at the point of sale;

(ii)	The surcharge on each MasterCard Credit Card Transaction is no greater than the merchant’s MasterCard Surcharge Cap;

(iii)	The surcharge on each MasterCard Credit Card Transaction does not exceed the Maximum Surcharge Cap, if the MasterCard Defendants elect to set a Maximum Surcharge Cap and post on the MasterCard website the information set forth below in the first sentence of the definition of Maximum Surcharge Cap.

(iv)

If a merchant’s ability to surcharge any Competitive Credit Card Brand that the merchant accepts in a channel of commerce (either face-to-face or not face-to-face) is limited in any manner by that Competitive Credit Card Brand, other than by prohibiting a surcharge greater than the Competitive Credit Card Brand’s Cost of Acceptance, then the merchant may surcharge MasterCard

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Credit Card Transactions, consistent with the other terms of this Paragraph 55(a), only on either the same conditions on which the merchant would be allowed to surcharge transactions of that Competitive Credit Card Brand in the same channel of commerce, or on the terms on which the merchant actually does surcharge transactions of that Competitive Credit Card Brand in the same channel of commerce, after accounting for any discounts or rebates offered at the point of sale;

(v)	The requirements of Paragraph 55(a)(iv) do not apply to the extent that

(A)	the Competitive Credit Card Cost of Acceptance to the merchant is less than the MasterCard Credit Card Cost of Acceptance to that merchant and the Competitive Credit Card Brand does not prohibit or effectively prohibit surcharging Credit Cards (a rule, by-law, regulation or contract provision that provides in words or substance for no discrimination or equal treatment applicable to Credit Cards only is not deemed to “prohibit or effectively prohibit surcharging Credit Cards” under this provision); or

(B)	the Competitive Credit Card Brand prohibits or effectively prohibits surcharging Credit Cards and the merchant actually surcharges the Competitive Credit Card Brand in an amount at least equal to the lesser of (I) the Competitive Credit Card Brand Cost of Acceptance or (II) the amount of surcharge imposed on the MasterCard Credit Card Transaction to be surcharged; or

(C)	there is an agreement between the merchant and the Competitive Credit Card Brand in which the merchant waives or in any other way restrains or limits its ability to surcharge transactions on that Competitive Credit Card Brand, as long as: (I) the agreement is for a fixed duration, is not subject to an evergreen clause, and is individually negotiated with the merchant and is not a standard agreement or part of a standard agreement generally offered by the Competitive Credit Card Brand to multiple merchants, (II) the merchant’s acceptance of the Competitive Credit Card Brand as payment for goods and services is unrelated to and not conditioned upon the merchant’s entry into such an agreement, (III) any such agreement or waiver is supported by Independent Consideration, and (IV) the agreement expressly specifies a price under which the merchant may accept transactions on the Competitive Credit Card Brand and surcharge those transactions up to the merchant’s Merchant Discount Rate for the Competitive Credit Card Brand, after accounting for any discounts or rebates offered by the merchant at the point of sale;

(D)

For avoidance of doubt, for as long as Visa or MasterCard complies with the provisions of this Paragraph 42 or Paragraph 55, respectively, or any other Competitive Credit Card Brand has rules that are consistent with and no more restrictive than the provisions of this Paragraph 42 and

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Paragraph 55, each shall be deemed not to limit surcharging for purposes of this Paragraph.

(vi)	The merchant does not engage in surcharging at the product level as described in Paragraph 55(b) below; and

(vii)	The merchant complies with the merchant surcharging disclosure requirements set forth in Paragraph 55(c) below.

As used in this Paragraph 55(a):

•

“After accounting for any discounts or rebates offered by the merchant at the point of sale” means that the amount of the surcharge for a MasterCard Credit Card or a Competitive Credit Card Brand is to include the amount of any discount or rebate that is applied to that card or brand at the point of sale but which is not equally applied to all MasterCard Credit Card Transactions.

•

“Competitive Credit Card Brand” includes any brand of Credit Card or electronic credit payment form of a nationally accepted payment network other than MasterCard, specifically including without limitation Visa, American Express, Discover, and PayPal.

•

“Competitive Credit Card Brand Cost of Acceptance” is the merchant’s average Merchant Discount Rate applicable to transactions on a Competitive Credit Card Brand at the merchant for the preceding one or twelve months, at the merchant’s option.

•

“Independent Consideration” means material value a merchant receives specifically in exchange for the merchant’s agreement to waive or otherwise restrict its right to surcharge transactions on a Competitive Credit Card Brand, including, e.g., a material reduction in the Competitive Credit Card Brand’s standard acceptance cost applicable to the merchant (i.e., the cost at which transactions on Competitive Credit Card Brand’s cards are surcharged absent such an agreement).

•

The “Maximum Surcharge Cap” shall be no less than the product of 1.8 times the sum of the system-wide average effective U.S. domestic MasterCard Credit Card interchange rate plus average network fees (defined to include network set fees to acquirers or merchants associated with the processing of a transaction or with the acceptance of the network’s brand) as of the Preliminary Approval Date or as subsequently adjusted in accordance with this bullet. To facilitate the determination of the Maximum Surcharge Cap, within 10 business days of the Settlement Preliminary Approval Date, the MasterCard Defendants shall provide Class Counsel with the system-wide average effective U.S. domestic MasterCard Credit Card interchange rate plus average network fees (calculated based upon the preceding 12 month period) and will publish that amount on MasterCard’s website in a manner that is readily visible to merchants. The MasterCard Defendants agree shall adjust the Maximum Surcharge Cap in accordance with

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this bullet at least annually, and may adjust the Maximum Surcharge Cap in accordance with this bullet no more than two times per year.

•

“Merchant Discount Rate” is the fee, expressed as a percentage of the total transaction amount, that a merchant pays to its acquirer or processor for transacting on a Credit Card brand. For purposes of Paragraph 55(a), Merchant Discount Rate shall include (x) the interchange rate, network set fees associated with the processing of a transaction, network set fees associated with the acceptance of the network’s brand, and the acquirer set processing fees associated with the processing of a transaction, irrespective of whether such fees and costs are paid via the merchant discount or by check, withholding, offset, or otherwise; and (y) any other services for which the acquiring bank is paid via the mechanism of the per transaction merchant discount fee. Other than the fees listed in subpart (x) of the preceding sentence, the Merchant Discount Rate excludes any fees (such as the cost of rental of point-of-sale terminal equipment, for example) that are invoiced separately or not paid via the mechanism of the per transaction merchant discount fee.

•	“MasterCard Credit Card” is any Credit Card that bears or uses the name MasterCard or is branded or licensed by MasterCard.

•

“MasterCard Credit Card Cost of Acceptance” is the average effective interchange rate plus the average of all fees imposed by the network upon acquirers or merchants, expressed as a percentage of the transaction amount, applicable to MasterCard Credit Card Transactions at the merchant for the preceding one or twelve months, at the merchant’s option. If a merchant cannot determine its MasterCard Credit Card Cost of Acceptance, then the Merchant may use the MasterCard Credit Card Cost of Acceptance for the merchant’s merchant category as published no less than two times each year on MasterCard’s website.

•	“MasterCard Credit Card Transaction” is a transaction in which a MasterCard Credit Card is presented for payment and the transaction is subject to MasterCard’s Operating Regulations.

•	“MasterCard Surcharge Cap” is the average Merchant Discount Rate applicable to MasterCard Credit Card Transactions at the merchant for the preceding one or twelve months, at the merchant’s option.

(b) Product Level Surcharging: A permitted Product Level Surcharge is one in which:

(i)	A merchant adds the same surcharge to all MasterCard Credit Card Transactions of the same product type (e.g., MasterCard Standard Card, MasterCard World Card, MasterCard World Elite Card), regardless of the card’s issuer, after accounting for any discounts or rebates offered by the merchant at the point of sale;

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(ii)	The surcharge on each MasterCard Credit Card Transaction is no greater than the merchant’s MasterCard Credit Surcharge Cap for that product type minus the Debit Card Cost of Acceptance;

(iii)	The surcharge on each MasterCard Credit Card Transaction does not exceed the Maximum Surcharge Cap, if the MasterCard Defendants elect to set a Maximum Surcharge Cap and post on the MasterCard website the information set forth below in the first sentence of the definition of Maximum Surcharge Cap;

(iv)	If a merchant’s ability to surcharge any Competitive Credit Card Brand that the merchant accepts in a channel of commerce (either face-to-face or not face-to-face) is limited in any manner by that Competitive Credit Card Brand, other than by prohibiting a surcharge greater than the Competitive Credit Card Brand’s Cost of Acceptance, then the merchant may surcharge MasterCard Credit Card Transactions, consistent with the other terms of this Paragraph 55(b), only on either the same conditions on which the merchant would be allowed to surcharge transactions of that Competitive Credit Card Brand in the same channel of commerce, or on the terms on which the merchant actually does surcharge transactions of that Competitive Credit Card Brand in the same channel of commerce, after accounting for any discounts or rebates offered at the point of sale;

(v)	The requirements of Paragraph 55(b)(iv) do not apply to the extent that

(A)	the Competitive Credit Card Product Cost of Acceptance to the merchant is less than the MasterCard Credit Card Product Cost of Acceptance to that merchant and the Competitive Credit Card Brand does not prohibit or effectively prohibit surcharging Credit Cards (a rule, by-law, regulation or contract provision that provides in words or substance for no discrimination or equal treatment applicable to Credit Cards only is not deemed to “prohibit or effectively prohibit surcharging Credit Cards” under this provision); or

(B)	the Competitive Credit Card Brand prohibits or effectively prohibits surcharging Credit Cards and the merchant actually surcharges the Competitive Credit Card Brand in an amount at least equal to the lesser of (I) the Competitive Credit Card Brand Cost of Acceptance or (II) the amount of surcharge imposed on the MasterCard Credit Card Transaction to be surcharged; or

(C)

there is an agreement between the merchant and the Competitive Credit Card Brand in which the merchant waives or in any other way restrains or limits its ability to surcharge transactions on that Competitive Credit Card Brand, as long as: (I) the agreement is for a fixed duration, is not subject to an evergreen clause, and is individually negotiated with the merchant and is not a standard agreement or part of a standard agreement generally offered by the Competitive Credit Card Brand to multiple

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merchants, (II) the merchant’s acceptance of the Competitive Credit Card Brand as payment for goods and services is unrelated to and not conditioned upon the merchant’s entry into such an agreement, (III) any such agreement or waiver is supported by Independent Consideration, and (IV) the agreement expressly specifies a price under which the merchant may accept transactions on the Competitive Credit Card Brand and surcharge those transactions up to the merchant’s Merchant Discount Rate for the Competitive Credit Card Brand, after accounting for any discounts or rebates offered by the merchant at the point of sale;

(D)	For avoidance of doubt, for as long as Visa or MasterCard complies with the provisions of this Paragraph 42 or Paragraph 55, respectively, or any other Competitive Credit Card Brand has rules that are consistent with and no more restrictive than the provisions of this Paragraph 42 and Paragraph 55, each shall be deemed not to limit surcharging for purposes of this Paragraph;

(vi)	The merchant does not engage in surcharging at the brand level as described in Paragraph 55(a) above; and

(vii)	The merchant complies with the merchant surcharging disclosure requirements set forth in Paragraph 55(c) below.

As used in this Paragraph 55(b):

•

“After accounting for any discounts or rebates offered by the merchant at the point of sale” means that the amount of the surcharge for MasterCard Credit Cards of the same product type or a Competitive Credit Card Product is to include the amount of any discount or rebate that is applied to that card or product at the point of sale but which is not equally applied to all MasterCard Credit Card Transactions of the same product type.

•

“Competitive Credit Card Product” includes any product within a brand of Credit Card or electronic credit payment form of a nationally accepted payment network other than MasterCard, specifically including without limitation Visa, American Express, Discover, and PayPal.

•

“Competitive Credit Card Product Cost of Acceptance” is the merchant’s average effective Merchant Discount Rate applicable to transactions on the Competitive Credit Card Product at the merchant for the preceding one or twelve months at the merchant’s option.

•

“Debit Card Cost of Acceptance” is the amount of the cap for debit transactions established by the Board of Governors of the Federal Reserve System pursuant to 15 U.S.C. § 1693o-2 and its implementing regulations or, if the Board of Governors discontinues establishing a cap for debit transactions, the merchant’s average effective Merchant Discount Rate for all PIN-based debit transactions for the preceding twelve months.

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•

“Independent Consideration” means material value a merchant receives specifically in exchange for the merchant’s agreement to waive or otherwise restrict its right to surcharge transactions on a Competitive Credit Card Brand, including, e.g., a material reduction in the Competitive Credit Card Brand’s standard acceptance cost applicable to the merchant (i.e., the cost at which transactions on Competitive Credit Card Brand’s cards are surcharged absent such an agreement).

•

The “Maximum Surcharge Cap” shall be no less than the product of 1.8 times the sum of the system-wide average effective U.S. domestic MasterCard Credit Card interchange rate plus average network fees (defined to include network set fees to acquirers or merchants associated with the processing of a transaction or with the acceptance of the network’s brand) as of the Preliminary Approval Date or as subsequently adjusted in accordance with this bullet. To facilitate the determination of the Maximum Surcharge Cap, within 10 business days of the Settlement Preliminary Approval Date, the MasterCard Defendants shall provide Class Counsel with the system-wide average effective U.S. domestic MasterCard Credit Card interchange rate plus average network fees (calculated based upon the preceding 12 month period) and will publish that amount on MasterCard’s website in a manner that is readily visible to merchants. The MasterCard Defendants agree shall adjust the Maximum Surcharge Cap in accordance with this bullet at least annually, and may adjust the Maximum Surcharge Cap in accordance with this bullet no more than two times per year.

•

“Merchant Discount Rate” is the fee, expressed as a percentage of the total transaction amount, that a merchant pays to its acquirer or processor for transacting on a Credit Card brand. For purposes of Paragraph 55(a), Merchant Discount Rate includes (x) the interchange rate, network set fees associated with the processing of a transaction, network set fees associated with the acceptance of the network’s brand, and the acquirer set processing fees associated with the processing of a transaction, irrespective of whether such fees and costs are paid via the merchant discount or by check, withholding, offset, or otherwise; and (y) any other services for which the acquiring bank is paid via the mechanism of the per transaction merchant discount fee. Other than the fees listed in subpart (x) of the preceding sentence, the Merchant Discount Rate excludes any fees (such as the cost of rental of point-of-sale terminal equipment, for example) that are invoiced separately or not paid via the mechanism of the per transaction merchant discount fee.

•	“MasterCard Credit Card” is any Credit Card that bears or uses the name MasterCard or is branded or licensed by MasterCard.

•

“MasterCard Credit Card Product Cost of Acceptance” is the average effective interchange rate plus the average of all fees imposed by the network upon acquirers or merchants, expressed as a percentage of the transaction amount, applicable to MasterCard Credit Card Transactions of a product type at the merchant for the preceding one or twelve months, at the merchant’s option. If a

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merchant cannot determine its MasterCard Credit Card Product Cost of Acceptance, then the Merchant may use the MasterCard Credit Card Product Cost of Acceptance for the merchant’s merchant category as published no less than two times each year on MasterCard’s website.

•	“MasterCard Credit Card Transaction” is a transaction in which a MasterCard Credit Card is presented for payment and the transaction is subject to MasterCard’s Operating Regulations.

•

“MasterCard Credit Surcharge Cap” for a product type is the average effective Merchant Discount Rate applicable to MasterCard Credit Card Transactions of that product type at the merchant for the preceding twelve months. At any given point in time, the actual Merchant Discount Rate paid in the time period covered by the merchant’s most recent statement relating to MasterCard Credit Card Transactions may be deemed a proxy for the MasterCard Credit Card Cost of Acceptance.

(c) Merchant Surcharging Disclosure Requirements: A merchant’s ability to apply either a Brand Level or Product Level Surcharge is conditioned on the merchant’s agreement to abide by the following disclosure requirements. A merchant must:

(i)	Provide MasterCard and the merchant’s acquirer with no less than thirty days’ advance written notice that the merchant intends to impose surcharges, which shall identify whether the merchant intends to impose surcharges at the brand level or the product level. Any such notice shall be treated confidentially by the MasterCard Defendants and the merchant’s acquirer.

(ii)	Provide clear disclosure to the merchant’s customers at the point of store entry, or in an online environment on the first page that references Credit Card brands, that the merchant imposes a surcharge that is not greater than the applicable Merchant Discount Rate for MasterCard Credit Card Transactions at the merchant.

(iii)

Provide clear disclosure to the merchant’s customers of the merchant’s surcharging practices, at the point of interaction or sale with the customer, in a manner that does not disparage the brand, network, issuing bank, or the payment card product being used. By way of illustration and without limitation, disparagement does not include a merchant’s statement in words or substance that the merchant prefers or requests that a cardholder pay with a Credit Card or Debit Card that has a lower cost of acceptance to the merchant than the payment card presented for payment by the cardholder. The information on the merchant’s surcharging practices at the point of interaction must include (A) the amount of any surcharge that the merchant imposes, (B) a statement that the surcharge is being imposed by the merchant, and (C) a statement that the surcharge that the merchant imposes is not greater than the

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applicable Merchant Discount Rate for MasterCard Credit Card Transactions at the merchant.

(iv)	Provide clear disclosure of the dollar amount of the surcharge on the transaction receipt provided by the merchant to the customers.

(d) For the avoidance of doubt, nothing in this Class Settlement Agreement, including Paragraph 55, shall preclude the MasterCard Defendants from maintaining their prohibition of surcharging at the issuer level, i.e., adding surcharges that are not the same, after accounting for any discounts or rebates offered by a merchant at the point of sale, for all MasterCard Credit Cards or all MasterCard Credit Cards of a given product type, regardless of the issuing financial institution; and it is expressly agreed for the purpose of clarity that any claim relating to the past, continued, or future prohibition of such surcharging is within the scope of the Releases and Covenants Not to Sue set forth in Paragraphs 31-38 and 66-74.

(e) The MasterCard Defendants shall modify any other rules as necessary to ensure that the changes set forth in Paragraph 55(a) above are also applicable to merchants located in all United States territories and possessions, and the Commonwealth of Puerto Rico.

(f) Nothing in this Class Settlement Agreement shall prevent the MasterCard Defendants from contracting with merchants not to surcharge MasterCard-Branded Credit Cards or any Product type of MasterCard-Branded Credit Card as long as (i) the agreement is for a fixed duration, (ii) is not subject to an evergreen clause, (iii) is individually negotiated with the merchant or merchants organized in accordance with the provisions of Paragraph 56 below and is not a standard agreement or part of a standard agreement generally by the MasterCard Defendants, and (iv) any such agreement or waiver is supported by Independent Consideration; provided, however, that nothing in this Class Settlement Agreement shall affect any right of the MasterCard Defendants to limit or decline acceptance of MasterCard by a payment aggregator or

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payment services provider with a proprietary acceptance mark that surcharges or discriminates against MasterCard.

(g) In the event that MasterCard debit card transactions are no longer subject to the rate cap established by Board of Governors of the Federal Reserve System pursuant to 15 U.S.C. § 1693o-2 and its implementing regulations or any other regulated rate cap that may be subsequently implemented, the MasterCard Defendants will further modify the MasterCard rules to permit merchants to surcharge MasterCard debit card transactions in a manner equivalent to that permitted for MasterCard Credit Card transactions pursuant to Paragraph 55(a) above.

56. Within sixty days after the Settlement Preliminary Approval Date, the MasterCard Defendants shall modify their rules, by-laws, or regulations to the extent necessary to eliminate any restrictions therein on merchants’ rights to properly organize bona fide buying groups that comply with the requirements of the DOJ Guidelines on Competitor Collaboration, the DOJ and FTC’s Statements of Antitrust Enforcement Policy in Health Care, and other applicable legal standards, to negotiate with MasterCard on behalf of members of the buying group. With respect to any proposals that MasterCard believes provides reasonable commercial benefits to the parties, MasterCard will negotiate with such buying groups in an effort to reach a commercially reasonable agreement, and MasterCard agrees to exercise its discretion and business judgment in good faith: (a) in determining whether a proposal sets forth commercially reasonable benefits to the parties; (b) in negotiations related to such proposals; and (c) in making its determination whether to accept or reject a proposal. In the event that any dispute arises with respect to this provision, the parties will be subject to the jurisdiction of, and the dispute shall be resolved by, the Court presiding over this Action, as part of the continuing jurisdiction of the Court over this Settlement and the Rule 23(b)(2) Settlement Class. In the event of such dispute, the party raising the dispute shall be limited to seeking declaratory relief, and to no other form of relief. The

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declaratory relief available as to any such dispute shall be limited to deciding whether (y) the putative buying group is a properly organized bona fide buying group that complies with the requirements of this Paragraph, and/or (z) whether MasterCard negotiated in good faith with the putative buying group. The parties, including all members of the Rule 23(b)(2) Settlement Class, waive all rights to appeal from any such determinations. Upon resolution of the dispute by the Court, the losing party shall be responsible for all attorneys’ fees and expenses of the prevailing party unless the Court determines that the circumstances make such an award unjust.

57. In the event that the obligations imposed on the MasterCard Defendants under 15 U.S.C. § 1693o-2(b)(3)(A)(i) not to prohibit merchants from setting a minimum dollar value for acceptance of credit cards that does not differentiate between issuers or payment card networks and that does not exceed $10.00 are terminated before July 20, 2021, those obligations shall thenceforth be imposed on the MasterCard Defendants under this Class Settlement Agreement but only until July 20, 2021.

58. The rules requirements of Paragraphs 53-57 above shall remain in effect until July 20, 2021. The rules requirements of Paragraphs 53-57 above shall expire on July 20, 2021.

59. The MasterCard Defendants retain the right, but are in no way obligated, to further modify their by-laws, rules, operating regulations, practices, policies or procedures addressed in Paragraphs 53-58 in a manner that is more permissive of a merchant’s ability to engage in the point of sale practices described therein; provided, however, that it is expressly agreed for the purpose of clarity that any claim relating to a lack of such further modification of the by-laws, rules, operating regulations, practices, policies, or procedures addressed in Paragraphs 53-58 is within the scope of the Releases and Covenants Not to Sue set forth in Paragraphs 31-38 and 66-74.

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60. The MasterCard Defendants shall not be required to modify their by-laws, rules, operating regulations, practices, policies, or procedures in any manner other than as provided in Paragraphs 53-58 above. From the date of execution of this Class Settlement Agreement to the Settlement Preliminary Approval Date, the MasterCard Defendants shall provide Class Counsel with advance notice of any material changes to their by-laws, rules, operating regulations, practices, policies, or procedures that pertain to Paragraphs 53-58 above and Paragraph 61 below. If Class Counsel believe that any of those material changes would result in a breach of this Class Settlement Agreement, they may seek relief from the Court after meeting and conferring with the MasterCard Defendants.

61. Any MasterCard by-laws, rules, operating regulations, practices, policies, or procedures amended pursuant to Paragraphs 53-58 above shall be enforced pursuant to MasterCard’s existing compliance rules and standards, including specifically MasterCard Rules 5.2.2 and 5.10. In the event that MasterCard takes action against a merchant’s acquirer or the merchant for the merchant’s failure to comply with the provisions of Paragraph 55 above, MasterCard shall provide notice of MasterCard’s action to Class Counsel or their designee.

62. No later than thirty days after the Settlement Preliminary Approval Date, and before any modifications of the MasterCard Defendants’ operating regulations necessary to effect Paragraphs 54-56 above become effective, the MasterCard Defendants shall (a) post on the MasterCard website a written notification that describes those modifications, (b) provide that written notification to all MasterCard issuers and acquirers in the United States, and (c) and direct MasterCard acquirers in the United States to provide that written notification to all merchants with whom they have acquiring relationships. The MasterCard Defendants agree to provide Class Counsel with an opportunity to offer comments on the language of that written notification.

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63. Nothing in the foregoing changes to the MasterCard Defendants’ rules, by-laws, and/or operating regulations described in Paragraphs 53-58 above shall affect any obligation of any member of the Rule 23(b)(2) Settlement Class to comply with all applicable state or federal laws, including but not limited to state laws regarding surcharging of credit or debit card transactions, and federal and state laws regarding deceptive or misleading disclosures.

64. Nothing in this Class Settlement Agreement shall limit the ability of any MasterCard Defendant to set interchange rates, whether default rates or rates applicable (either by rule or negotiated agreement) to individual merchants, groups of merchants, or merchant trade associations.

65. Nothing in this Class Settlement Agreement shall impose any limitation upon any other conduct of any Rule 23(b)(2) Settlement Class Released Defendant not expressly modified by the terms hereof.

Release and Covenant Not to Sue of Rule 23(b)(2) Settlement Class

66. The “Rule 23(b)(2) Settlement Class Releasing Parties” are the Class Plaintiffs, each and every member of the Rule 23(b)(2) Settlement Class, and any of their respective past, present, or future: officers and directors; stockholders, agents, employees, legal representatives, partners, and associates (in their capacities as stockholders, agents, employees, legal representatives, partners, and associates of a member of the Rule 23(b)(2) Settlement Class only); and trustees, parents, subsidiaries, divisions, affiliates, heirs, executors, administrators, purchasers, predecessors, successors, and assigns — whether or not they object to this Class Settlement Agreement, and whether or not they exercise any benefit provided under the Class Settlement Agreement, whether directly, representatively, derivatively, or in any other capacity.

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67. The “Rule 23(b)(2) Settlement Class Released Parties” are all of the following:

(a) Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Asia Pacific Region, Visa Canada Association, Visa Central & Eastern Europe, Middle East & Africa Region, Visa Europe, Visa Europe Limited, Visa Latin America & Caribbean Region, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Visa-Branded Cards or to acquire any Visa-Branded Card transactions.

(b) MasterCard International Incorporated, MasterCard Incorporated, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any MasterCard-Branded Cards or to acquire any MasterCard-Branded Card transactions.

(c) Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; MBNA America Bank, N.A., and FIA Card Services, N.A.

(d) Barclays Bank plc; Barclays Bank Delaware; and Barclays Financial Corp.

(e) Capital One Bank (USA), N.A.; Capital One F.S.B.; and Capital One Financial Corporation.

(f) Chase Bank USA, N.A.; Chase Manhattan Bank USA, N.A.; Chase Paymentech Solutions, LLC; JPMorgan Chase Bank, N.A.; JPMorgan Chase & Co.; Bank One Corporation; and Bank One Delaware, N.A.

(g) Citibank (South Dakota), N.A.; Citibank N.A.; Citigroup Inc.; and Citicorp.

(h) Fifth Third Bancorp.

(i) First National Bank of Omaha.

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(j) HSBC Finance Corporation; HSBC Bank USA, N.A.; HSBC North America Holdings Inc.; HSBC Holdings plc; and HSBC Bank plc.

(k) National City Corporation and National City Bank of Kentucky.

(l) SunTrust Banks, Inc. and SunTrust Bank.

(m) Texas Independent Bancshares, Inc.

(n) Wachovia Bank, N.A. and Wachovia Corporation.

(o) Washington Mutual, Inc.; Washington Mutual Bank; Providian National Bank (also known as Washington Mutual Card Services, Inc.); and Providian Financial Corporation.

(p) Wells Fargo & Company and Wells Fargo Bank, N.A.

(q) Each and every entity or person alleged to be a co-conspirator of any Defendant in any of the Operative Class Complaints or any of the Class Actions.

(r) Each of the past, present, or future member or customer financial institutions of Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Europe, Visa Europe Limited, MasterCard International Incorporated, or MasterCard Incorporated.

(s) For each of the entities or persons in Paragraphs 67(a)-(r) above, each of their respective past, present, and future, direct and indirect, parents (including holding companies), subsidiaries, affiliates, and associates (all as defined in SEC Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934), or any other entity in which more than 50% of the equity interests are held.

(t) For each of the entities or persons in Paragraphs 67(a)-(s) above, each of their respective past, present, and future predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of

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any of the Defendants to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Settlement Class Released Parties as defined in Paragraphs 67(a)-(s) above).

(u) For each of the entities or persons in Paragraphs 67(a)-(t) above, each of their respective past, present, and future principals, trustees, partners, officers, directors, employees, agents, attorneys, legal or other representatives, trustees, heirs, executors, administrators, shareholders, advisors, predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of each of the foregoing entities to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Settlement Class Released Parties as defined in Paragraphs 67(a)-(t) above).

68. This release applies solely to the Rule 23(b)(2) Settlement Class Releasing Parties. In addition to the effect of the Class Settlement Order and Final Judgment entered in accordance with this Class Settlement Agreement, including but not limited to any res judicata effect, the Rule 23(b)(2) Settlement Class Releasing Parties hereby expressly and irrevocably waive, and fully, finally, and forever settle, discharge, and release the Rule 23(b)(2) Settlement Class Released Parties from any and all manner of claims, demands, actions, suits, and causes of action, whether individual, class, representative, parens patriae, or otherwise in nature, for any form of declaratory, injunctive, or equitable relief, or any damages or other monetary relief relating to the period after the date of the Court’s entry of the Class Settlement Preliminary Approval Order, regardless of when such claims accrue, whether known or unknown, suspected or unsuspected, in law or in equity that any Rule 23(b)(2) Settlement Class Releasing Party now has, or hereafter can, shall, or may in the future have, arising out of or relating in any way to any conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(2) Settlement Class Released Party that are alleged or which could have been alleged

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from the beginning of time until the date of the Court’s entry of the Class Settlement Preliminary Approval Order in any of the Operative Class Complaints or Class Action complaints, or in any amendments to the Operative Class Complaints or Class Action complaints, including but not limited to any claims based on or relating to:

(a) any interchange rules, interchange fees, or interchange rates, or any other Rule of any Visa Defendant or MasterCard Defendant, or any agreement involving any Visa Defendant or any MasterCard Defendant and any other Rule 23(b)(2) Settlement Class Released Party, and/or any merchant arising out of or relating to interchange rules, interchange fees, or interchange rates, card issuance, or card acceptance with respect to any Visa-Branded Card transactions in the United States or any MasterCard-Branded Card transactions in the United States;

(b) any Merchant Fee of any Rule 23(b)(2) Settlement Released Party relating to any Visa-Branded Card transactions in the United States or any MasterCard-Branded Card transactions in the United States;

(c) any actual or alleged “no surcharge” rules, “honor all cards” rules, “no minimum purchase” rules, “no discounting” rules, “non-discrimination” rules, “anti-steering” rules, Rules that limit merchants in favoring or steering customers to use certain payment systems, “all outlets” rules, “no bypass” rules, or “no multi-issuer” rules, or any other actual or alleged Rule of any Rule 23(b)(2) Settlement Class Released Party relating to any Visa-Branded Cards or any MasterCard-Branded Cards, or a merchant’s point of sale practices relating to any Visa-Branded Cards or any MasterCard-Branded Cards;

(d) any actual or alleged agreement (i) between or among any Visa Defendant and any MasterCard Defendant, (ii) between or among any Visa Defendant or MasterCard Defendant and any other Rule 23(b)(2) Settlement Class Released Party or Parties, or

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(iii) between or among any Visa Defendant, MasterCard Defendant, or any other Rule 23(b)(2) Settlement Class Released Party or Parties relating to conduct or Rules of any Visa Defendant or any MasterCard Defendant;

(e) any reorganization, restructuring, initial or other public offering, or other corporate structuring of any Visa Defendant or MasterCard Defendant;

(f) any service of an employee or agent of any Rule 23(b)(2) Settlement Class Released Party on any board or committee of any Visa Defendant or MasterCard Defendant;

(g) the future effect in the United States of the continued imposition of or adherence to any Rule of any Visa Defendant or MasterCard Defendant in effect in the United States as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order, any Rule modified or to be modified pursuant to this Class Settlement Agreement, or any Rule that is substantially similar to any Rule in effect in the United States as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order or any Rule modified or to be modified pursuant to this Class Settlement Agreement;

(h) the future effect in the United States of any conduct of any Rule 23(b)(2) Settlement Class Released Party substantially similar to the conduct of any Rule 23(b)(2) Settlement Class Released Party related to or arising out of interchange rules, interchange fees, or interchange rates, any Rule of any Visa Defendant or MasterCard Defendant modified or to be modified pursuant to this Class Settlement Agreement, any other Rule of any Visa Defendant or any MasterCard Defendant in effect as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order, or any Rule substantially similar to any of the foregoing Rules;

(i) any conduct of this Action, including without limitation any settlement discussions relating to this Action, the negotiation of and agreement to this Class Settlement Agreement by the Defendants or any member or customer financial institution of the Visa

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Defendants or the MasterCard Defendants, or any terms or effect of this Class Settlement Agreement (other than claims to enforce this Class Settlement Agreement), including any changes in the Rule 23(b)(2) Settlement Class Released Parties’ Rules as a result of this Class Settlement Agreement;

and it is expressly agreed, for purposes of clarity, without expanding or limiting the foregoing, that any claims based on or relating to (a)-(i) above are claims that were or could have been alleged in this Action.

Provided, however, that any Opt Out that is also a member of the Rule 23(b)(2) Settlement Class shall not be deemed to have released any claims for damages based on any Rules or other conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(3) Settlement Class Released Party prior to the date of the Court’s entry of the Class Settlement Preliminary Approval Order.

69. Each Rule 23(b)(2) Settlement Class Releasing Party further expressly and irrevocably waives, and fully, finally, and forever settles and releases, any and all defenses, rights, and benefits that the Rule 23(b)(2) Settlement Class Releasing Party may have or that may be derived from the provisions of applicable law which, absent such waiver, may limit the extent or effect of the release contained in the preceding Paragraphs 66-68. Without limiting the generality of the foregoing, each Rule 23(b)(2) Settlement Class Releasing Party expressly and irrevocably waives and releases any and all defenses, rights, and benefits that the Rule 23(b)(2) Settlement Class Releasing Party might otherwise have in relation to the release by virtue of the provisions of California Civil Code Section 1542 or similar laws of any other state or jurisdiction. SECTION 1542 PROVIDES: “CERTAIN CLAIMS NOT AFFECTED BY GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT

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THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” In addition, although each Rule 23(b)(2) Settlement Class Releasing Party may hereafter discover facts other than, different from, or in addition to those that it or he or she knows or believes to be true with respect to any claims released in the preceding Paragraphs 66-68, each Rule 23(b)(2) Settlement Class Releasing Party hereby expressly waives, and fully, finally, and forever settles, discharges, and releases, any known or unknown, suspected or unsuspected, contingent or non-contingent claims within the scope of the preceding Paragraphs 66-68, whether or not concealed or hidden, and without regard to the subsequent discovery or existence of such other, different, or additional facts. Class Plaintiffs acknowledge, and the members of the Rule 23(b)(2) Settlement Class shall be deemed by operation of the Class Settlement Order and Final Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of this Class Settlement Agreement.

70. Each Rule 23(b)(2) Settlement Class Releasing Party covenants and agrees that it shall not, hereafter, seek to establish, or permit another to act for it in a representative capacity to seek to establish, liability against any of the Rule 23(b)(2) Settlement Class Released Parties based, in whole or in part, upon any conduct covered by any of the claims released in Paragraphs 66-69 above.

71. For purposes of clarity, it is specifically intended for the release and covenant not to sue provisions of Paragraphs 66-70 above to preclude all members of the Rule 23(b)(2) Settlement Class from seeking or obtaining any form of declaratory, injunctive, or equitable relief, or damages or other monetary relief relating to the period after the date of the Court’s entry of the Class Settlement Preliminary Approval Order with respect to any Rule of any Visa Defendant or any MasterCard Defendant, and the compliance by any Bank Defendant with any

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such Rule, as it is alleged to exist, now exists, may be modified in the manner provided in Paragraphs 40-45 and 53-57 above, or may in the future exist in the same or substantially similar form thereto.

72. For avoidance of doubt, no other provision of this Class Settlement Agreement releases any claim of a Rule 23(b)(2) Settlement Class Releasing Party that is based on:

(a) breach of this Class Settlement Agreement;

(b) standard commercial disputes arising in the ordinary course of business under contracts or commercial relations regarding loans, lines of credit, or other related banking or credit relations, individual chargeback disputes, products liability, breach of warranty, misappropriation of cardholder data or invasion of privacy, compliance with technical specifications for a merchant’s acceptance of Credit Cards or Debit Cards, and any other dispute arising out of a breach of any contract between any of the Rule 23(b)(2) Settlement Class Releasing Parties and any of the Rule 23(b)(2) Settlement Class Released Parties; provided, however, that Paragraphs 66-71 above and not this Paragraph shall control in the event that any such claim challenges the legality of interchange rules, interchange rates, or interchange fees, or any other Rule, fee, charge, or other conduct covered by any of the claims released in Paragraphs 66-71 above;

(c) the claims alleged in the currently operative complaints against the current defendants in (i) NACS, et al. v. Board of Governors of the Federal Reserve System, No. 11-CV-02075-RJL (D.D.C.), and (ii) In re ATM Fee Antitrust Litigation, No. 04-CV-02676-CRB (N.D. Cal) (including claims that have been asserted to have been alleged in the Second Amended or Third Amended Complaints against Bank of America, N.A.); or

(d) a claim seeking only injunctive relief against only the Visa Defendants regarding the legality of Visa’s Fixed Acquirer Network Fee.

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73. Each Rule 23(b)(2) Settlement Class Releasing Party further releases each of the Visa Defendants, MasterCard Defendants, and Bank Defendants and their counsel and experts in this Action from any claims relating to the defense of this Action, including the negotiation and terms of this Class Settlement Agreement, except for any claims relating to enforcement of this Class Settlement Agreement. Each Visa Defendant, MasterCard Defendant, and Bank Defendant releases the Class Plaintiffs, other plaintiffs in the Class Actions, Class Counsel, Class Plaintiffs’ other counsel who have participated in any settlement conferences before the Court for a Class Plaintiff that executes this Class Settlement Agreement, and their respective experts in the Class Actions, from any claims relating to their institution or prosecution of the Class Actions, including the negotiation and terms of this Class Settlement Agreement, except for any claims relating to enforcement of this Class Settlement Agreement.

74. In the event that this Class Settlement Agreement is terminated pursuant to Paragraphs 96-98 below, or any condition for the Settlement Final Approval Date is not satisfied, the release and covenant not to sue provisions of Paragraphs 66-73 above shall be null and void and unenforceable.

Preliminary Court Approval

75. Class Plaintiffs, Class Counsel, and Defendants agree to use reasonable and good faith efforts to effectuate the Court’s preliminary approval of this Class Settlement Agreement, including filing necessary motion papers and scheduling any necessary hearings for a date and time that are convenient for the Court.

76. Separately from any motions for Attorneys’ Fee Awards, Expense Awards, or Class Plaintiffs’ Awards, the Class Plaintiffs and Class Counsel agree to file with the Court a motion and supporting papers seeking preliminary approval of this Class Settlement Agreement, after providing Defendants with at least ten days advance notice of the contents of those papers,

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and to seek the Court’s entry of the Class Settlement Preliminary Approval Order in the form in Appendix D hereto, which will:

(a) Preliminarily approve this Class Settlement Agreement as being within the range of a fair, reasonable, and adequate settlement within the meaning of Federal Rule of Civil Procedure 23 and applicable law, and consistent with due process.

(b) Approve the provisional certification of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class defined in Paragraph 2 above for settlement purposes only, and declare that in the event of termination of this Class Settlement Agreement, certification of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class shall automatically be vacated and each Defendant may fully contest certification of any class as if no Rule 23(b)(3) Settlement Class or Rule 23(b)(2) Settlement Class had been certified.

(c) Appoint as Class Counsel the law firms of Robins, Kaplan, Miller & Ciresi L.L.P., Berger & Montague, P.C., and Robbins Geller Rudman & Dowd LLP.

(d) Appoint Epiq Systems, Inc. as the Class Administrator to assist Class Counsel in effectuating and administering the Notice Plan and the exclusion process for Opt Outs, in analyzing and evaluating the amount of the Class Exclusion Takedown Payments and the Default Interchange Payments, and in effectuating and administering the claims process for members of the Rule 23(b)(3) Settlement Class.

(e) Determine that notice should be provided to members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, but that exclusion rights should be afforded only to members of the Rule 23(b)(3) Settlement Class.

(f) Approve the method of notice to be provided to the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class in substantially the form described in the Notice Plan and budget contained in Appendix E hereto, including use of the long-form

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website and mail notice and the publication notice contained in Appendix F hereto, and direct any further notice (and expenses therefor) that the Court may find necessary to provide due process.

(g) Approve the procedures in substantially the form described in the Notice Plan and below for members of the Rule 23(b)(3) Settlement Class to become Opt Outs and exclude themselves from the Rule 23(b)(3) Settlement Class, and including the provision of the information specified in Paragraph 84 below, and approve the procedures in substantially the form described in the Notice Plan and below for members of the Rule 23(b)(3) Settlement Class or the Rule 23(b)(2) Settlement Class to object to this Class Settlement Agreement.

(h) Schedule a final approval hearing for a time and date convenient for the Court at least two hundred eighty five days after the Court’s entry of the Class Settlement Preliminary Approval Order, at which hearing the Court will conduct an inquiry into the fairness, reasonableness, and adequacy of this Class Settlement Agreement and address any objections to it, and determine whether this Class Settlement Agreement and the Plan of Administration and Distribution should be finally approved, and whether to approve any motions for Attorneys’ Fee Awards, Expense Awards, and Class Plaintiffs’ Awards.

(i) Stay all further proceedings in this Action as between the Class Plaintiffs or any other plaintiff in a putative class action consolidated in MDL 1720, and the Defendants or any other defendant in a putative class action consolidated in MDL 1720, except for proceedings in MDL 1720 related to effectuating and complying with this Class Settlement Agreement, pending the Court’s determination of whether this Class Settlement Agreement should be finally approved or the termination of this Class Settlement Agreement.

(j) Enjoin the members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, pending the Court’s determination of whether this Class Settlement

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should finally be approved or the termination of this Class Settlement Agreement, from challenging in any action or proceeding any matter covered by this Class Settlement Agreement or its release and covenant not to sue provisions, except for (i) proceedings in MDL 1720 related to effectuating and complying with this Class Settlement Agreement, and (ii) any Opt Out’s claims for damages based on any conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(3) Settlement Class Released Party prior to the date of the Court’s entry of the Class Settlement Preliminary Approval Order.

77. Prior to forty five days before the end of the Class Exclusion Period and Class Objection Period specified in Paragraphs 83 and 85 below, Class Counsel will file all motion and supporting papers seeking the Court’s final approval of this Class Settlement Agreement, and any Attorneys’ Fee Awards, Expense Awards, or Class Plaintiffs’ Awards with respect to any Class Action, so that notice of such motion or motions and any awards sought may be provided to members of the Rule 23(b)(3) Settlement Class and to the Rule 23(b)(2) Settlement Class under the Notice Plan.

78. Within ten days after the filing with the Court of this Class Settlement Agreement and the accompanying motion papers seeking its preliminary approval, the Defendants shall cause notice of the Class Settlement Agreement to be served upon appropriate State and Federal officials as provided in the Class Action Fairness Act, 28 U.S.C. § 1715.

Class Settlement Notice and Exclusion Procedures

79. Class Counsel and the Class Administrator shall carry out the settlement notice and exclusion procedures as ordered by the Court, and shall perform such related duties as may be necessary to provide those notice and exclusion procedures.

80. As soon as practicable following the Court’s entry of the Class Settlement Preliminary Approval Order, but before commencement of the mail and publication notice, the

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Class Administrator shall establish the dedicated Case Website, post office box, and toll-free telephone line for providing notice and information to members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, and receiving exclusion requests from members of the Rule 23(b)(3) Settlement Class, as provided in the Class Settlement Preliminary Approval Order and the Notice Plan contained in Appendices C and D hereto.

81. Commencing immediately and in no event later than twenty days following the Court’s entry of the Class Settlement Preliminary Approval Order:

(a) The Visa Defendants shall provide to Class Counsel, in machine readable format where available, information from the Visa SQL-AIM database and the Visa Merchant Profile Database as can be produced without undue burden and that is identified by Class Counsel as reasonably necessary to effectuate the Notice Plan and the Plan of Administration and Distribution. The Visa Defendants shall also provide reasonable cooperation and assistance to Class Counsel and/or the Class Administrator in understanding and utilizing such information for purposes of effectuating the Notice Plan and Plan of Administration and Distribution. The parties shall cooperate to ensure that the information is produced and cooperation given without imposing any undue burden on the Visa Defendants. The Visa Defendants shall also provide readily available contact information for the largest non-Bank Defendant acquirers identified in Paragraph 79(d) below.

(b) The MasterCard Defendants shall provide to Class Counsel, in machine readable format where available, information that may be obtained through searches of its data bases (in a manner consistent with MasterCard’s prior production of aggregated merchant and transactional data in MDL 1720) as can be produced without undue burden and that is identified by Class Counsel as reasonably necessary to effectuate the Notice Plan and Plan of Administration and Distribution. The MasterCard Defendants shall also provide reasonable

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cooperation and assistance to Class Counsel and/or the Class Administrator in understanding and utilizing such information for purposes of effectuating the Notice Plan and Plan of Administration and Distribution. The parties shall cooperate to ensure that the information is produced and cooperation given without imposing any undue burden on the MasterCard Defendants. The MasterCard Defendants shall also provide readily available contact information for the largest non-Bank Defendant acquirers identified in Paragraph 79(d) below.

(c) The Bank Defendants shall provide to Class Counsel, in machine readable format where available, information as can be produced without undue burden and that is identified by Class Counsel as reasonably necessary to effectuate the Notice Plan and Plan of Administration and Distribution. The Bank Defendants shall also provide reasonable cooperation and assistance to Class Counsel and/or the Class Administrator in understanding and utilizing such information for purposes of effectuating the Notice Plan and Plan of Administration and Distribution. The parties shall cooperate to ensure that the information is produced and cooperation given without imposing any undue burden on the Bank Defendants.

(d) The Class Plaintiffs shall subpoena, to obtain the names and locations of any members of the Rule 23(b)(3) Settlement Class or the Rule 23(b)(2) Settlement Class, as many non-Bank Defendant acquirers as would be necessary to attempt to obtain merchant name and location information attributable to more than 90% of merchant transaction volume and 90% of merchant outlets as reported in Nilson Report 990 (March 2012).

82. Within ninety days following the Court’s entry of the Class Settlement Preliminary Approval Order, the Class Administrator shall complete the mail and publication notice to members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, using the long form mail notice and the publication notice contained in Appendix F hereto, as

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provided in the Class Settlement Preliminary Approval Order and the Notice Plan contained in Appendices D and E hereto, or as otherwise ordered by the Court.

83. As explained in the long-form notice and publication notice contained in Appendix F hereto, any member of the Rule 23(b)(3) Settlement Class that does not wish to participate in the Rule 23(b)(3) Settlement Class shall have until one hundred eighty days after the Court’s entry of the Class Settlement Preliminary Approval Order — i.e., ninety days after the last date for completion of the mail and publication notice (the “Class Exclusion Period”) — to submit a request to become an Opt Out and be excluded from the Rule 23(b)(3) Settlement Class.

84. A member of the Rule 23(b)(3) Settlement Class may effect such an exclusion by sending a written request to the Class Administrator, by first-class mail with postage prepaid and postmarked within the Class Exclusion Period. The written request must be signed by a person authorized to do so, and provide all of the following information:

(a) The words “In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation.”

(b) A statement of the Rule 23(b)(3) Settlement Class member’s full name, address, telephone number, and taxpayer identification number.

(c) A statement that the Rule 23(b)(3) Settlement Class member desires to be excluded from the Rule 23(b)(3) Settlement Class, and by what position or authority he or she has the power to exclude the member from the Rule 23(b)(3) Settlement Class.

(d) The business names, brand names, and addresses of any stores or sales locations whose sales the Rule 23(b)(3) Settlement Class member desires to be excluded from the Rule 23(b)(3) Settlement Class.

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85. As also explained in the long-form notice and publication notice contained in Appendix F hereto, any Rule 23(b)(3) Settlement Class member that does not submit a request for exclusion, or any Rule 23(b)(2) Settlement Class member, shall have until one hundred eighty days after the Court’s entry of the Class Settlement Preliminary Approval Order — i.e., ninety days after the last date for completion of the mail and publication notice (the “Class Objection Period”) — to submit an objection to this Class Settlement Agreement (be an “Objector”) and any notice to appear.

86. Such an Objector must file with the Court within the Class Objection Period and send to a designee of Class Counsel and a designee of counsel for the Defendants, by first-class mail and postmarked within the Class Objection Period, a written statement of objections. The Objector’s statement must: (a) contain the words “In re Interchange Fee and Merchant Discount Antitrust Litigation”; (b) state each and every objection of the Objector and the specific reasons therefor; (c) provide all legal support and all evidence that the Objector wishes to bring to the Court’s attention in support of any objection; (d) state the full name and address and telephone number of the Objector; (e) provide information sufficient to establish that the Objector is a Rule 23(b)(3) Settlement Class Member and/or a Rule 23(b)(2) Settlement Class member; and (f) state the full name, mail address, email address, and telephone number of any counsel representing the Objector in connection with the objections.

87. In addition, any Objector or counsel for an Objector that desires to appear at the final approval hearing must file with the Court within the Class Objection Period, and send to a designee of Class Counsel and a designee of counsel for the Defendants by first class mail and postmarked within the Class Objection Period, a separate notice of intention to appear that identifies by name, position, address, and telephone number each person who intends to appear at the final approval hearing on behalf of the Objector.

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88. Upon receipt of any objection or notice of intention to appear, whether as provided in Paragraphs 86-87 above or otherwise, the designees of Class Counsel and counsel for the Defendants shall confer to ensure that they each receive a complete copy of all objections and any notice of intention to appear.

89. Within one hundred ninety-five days after the Court’s entry of the Class Settlement Preliminary Approval Order — i.e., within fifteen days after the conclusion of the Class Exclusion Period — the Class Administrator shall prepare and file with the Court, and provide to a designee of Class Counsel, a designee of counsel for the Visa Defendants, a designee of counsel for the MasterCard Defendants, and a designee of counsel for the Bank Defendants, a report that:

(a) Confirms that the Notice Plan was carried out and that the website notice, mail notice, publication notice, and any other notice to members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class was provided in the manner directed by the Court.

(b) Identifies the date when the Case Website was fully established and its content made available to the members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, the date or dates on which mail notices were mailed, the dates of the publication notices, and the date or dates of any other notice directed by the Court.

(c) Lists each member of the Rule 23(b)(3) Settlement Class that sought to become an Opt Out and be excluded from the Rule 23(b)(3) Settlement Class, and on what date the request to be excluded was postmarked and received, and states whether the Rule 23(b)(3) Settlement Class member’s request for exclusion was timely and properly made.

(d) Attaches a copy of all documentation concerning each request for exclusion that the Class Administrator received, with any taxpayer identification number, or other confidential information filed under seal with the Court.

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90. After receipt of the Class Administrator’s report and its supporting documentation, the Class Exclusion Takedown Payments will be determined as follows:

(a) Within fifteen days or as soon thereafter as is reasonably practicable, the Visa Defendants and the MasterCard Defendants shall provide Class Counsel and the Class Administrator with a report that calculates, based on the Opt Outs, the Class Exclusion Takedown Payments that should be made to the Visa Defendants and to the MasterCard Defendants pursuant to Paragraphs 17-20 above. The Visa Defendants and the MasterCard Defendants also shall identify and provide Class Counsel and the Class Administrator with the data used to make, and sufficient to analyze and evaluate, those calculations. It is intended for the Class Exclusion Takedown Payments to account fully for all the Opt Outs to the extent possible, but Opt Out data that cannot be determined or estimated in any reasonable manner shall not be included for the purposes of calculating the Class Exclusion Takedown Payments under Paragraphs 18(a) or 19(a) above.

(b) Class Counsel may, at its option, request that the Class Administrator provide, within fifteen days after receiving the report of the Visa Defendants and the MasterCard Defendants, an analysis and evaluation of the report of the Visa Defendants and the MasterCard Defendants, including all of its assumptions, data sources, and conclusions, and/or request that the Class Administrator prepare an independent report calculating the amount of the Class Exclusion Takedown Payments that should be made to the Visa Defendants and to the MasterCard Defendants.

(c) In the event that within thirty days after receiving the report of the Visa Defendants and the MasterCard Defendants — i.e., within approximately two hundred forty days after the Court’s entry of the Class Settlement Preliminary Approval Order — the Class Plaintiffs and the Defendants have not resolved all differences regarding the amount of the Class Exclusion

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Takedown Payments to be made to the Visa Defendants and the MasterCard Defendants, they shall submit their dispute to the Court for resolution in connection with the final approval hearing, so that the Court’s Class Settlement Order and Final Judgment may identify each Opt Out and state the Class Exclusion Takedown Payments to be made, respectively, to the Visa Defendants and to the MasterCard Defendants from the Class Settlement Cash Escrow Account(s) as provided in Paragraphs 17-20 above.

91. The Class Administrator’s expenses for the foregoing notice and exclusion activities, including those of any third-party vendors it uses to perform tasks necessary for the implementation or effectuation of its duties, shall be paid from the Class Settlement Cash Escrow Account(s). In no event shall any Defendant, Rule 23(b)(3) Settlement Class Released Party, or Rule 23(b)(2) Settlement Class Released Party have any obligation, responsibility, or liability with respect to the Class Administrator, the Notice Plan, or the exclusion procedures for members of the Rule 23(b)(3) Settlement Class, including with respect to the costs, administration expenses, or any other charges for any notice and exclusion procedures.

92. Class Counsel may, upon notice to the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class in the manner approved by the Court, seek Attorneys’ Fee Awards and Expense Awards. Class Counsel intend to apply for an Attorneys’ Fee Award in an amount that is a reasonable percentage of the Total Cash Payment Amount and for Expense Awards comprising all reasonable expenses and costs incurred, which requested amounts will be disclosed in the mail, publication, and other notices provided to members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class. Class Counsel reserve the right to make additional applications for Attorneys’ Fee Awards and Expense Awards for fees and expenses incurred after the Preliminary Approval Date, including for achieving the Settlement Final Approval Date and Settlement Final Date, and for the administration of this Class

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Settlement Agreement. Class Counsel shall allocate any Attorneys’ Fee Awards and Expense Awards among counsel for the Class Plaintiffs and counsel for other plaintiffs in the Class Actions in a manner which they in good faith believe reflects the contribution of those counsel to the prosecution and settlement of the Class Actions in this Action.

93. The Court may consider any applications for Attorneys’ Fee Awards, Expense Awards, or Class Plaintiffs’ Awards separately from a motion for preliminary or final approval of this Class Settlement Agreement, and may enter orders regarding such applications separately from the Class Settlement Order and Final Judgment. Any rehearing, reconsideration, vacation, review, appeal, or any other action taken regarding only a separate order concerning only an application for Attorneys’ Fee Awards, Expense Awards, or Class Plaintiffs’ Awards, and not in any way concerning the Class Settlement Order and Final Judgment, shall not delay the Settlement Final Date that otherwise would occur with respect to the Class Settlement Order and Final Judgment.

Final Court Approval

94. Upon the Court’s entry of the Class Settlement Preliminary Approval Order, the Class Plaintiffs, Class Counsel, and the Defendants agree to use reasonable and good faith efforts to effectuate the Court’s final approval of this Class Settlement Agreement, including filing the necessary motion papers and scheduling any necessary hearings for a date and time that are convenient for the Court.

95. Separately from any motions for Attorneys’ Fee Awards, Expense Awards, or Class Plaintiffs’ Awards, the Class Plaintiffs agree to file with the Court a motion and supporting papers seeking final approval of this Class Settlement Agreement, after providing Defendants with at least ten days advance notice of the contents of those papers, and to seek the Court’s

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entry of the Class Settlement Order and Final Judgment in the form in Appendix G hereto, which will:

(a) Determine that the Court has jurisdiction over the Class Plaintiffs, all members of the Rule 23(b)(3) Settlement Class, all members of the Rule 23(b)(2) Settlement Class, and the Defendants, and jurisdiction to finally approve this Class Settlement Agreement.

(b) Approve the notice and exclusion procedures provided to the Rule 23(b)(3) Settlement Class, and the notice procedures provided to the Rule 23(b)(2) Settlement Class, as fair, adequate, and sufficient, as the best practicable notice under the circumstances, and as reasonably calculated to apprise members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class of the Action, this Class Settlement Agreement, and their objection rights, and to apprise members of the Rule 23(b)(3) Settlement Class of their exclusion rights, and as fully satisfying the requirements of Federal Rule of Civil Procedure 23, any other applicable laws or rules of the Court, and due process.

(c) Finally approve this Class Settlement Agreement, including its consideration and release provisions, and find that the Class Settlement Agreement was made in good faith, following arm’s-length negotiations, and was not collusive, and further find that the Class Settlement Agreement is fair, reasonable, and adequate for the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, and consistent with the requirements of federal law and all applicable court rules, including Federal Rule of Civil Procedure 23.

(d) Finally certify the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, both as defined in Paragraph 2 above, for settlement purposes only, and declare that in the event of termination of this Class Settlement Agreement, certification of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class shall automatically be vacated

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and each Defendant may fully contest certification of any class as if no Rule 23(b)(3) Settlement Class or Rule 23(b)(2) Settlement Class had been certified.

(e) List all Opt Outs that timely and properly excluded themselves from the Rule 23(b)(3) Settlement Class, and state the agreed-upon or Court-resolved Class Exclusion Takedown Payments to be made, respectively, to the Visa Defendants and to the MasterCard Defendants from the Class Settlement Cash Escrow Account(s).

(f) Certify that the notification requirements of the Class Action Fairness Act, 28 U.S.C. § 1715, have been met.

(g) Approve the plan for the submission, processing, and allocation of claims to be made for members of the Rule 23(b)(3) Settlement Class with respect to the Net Cash Settlement Fund and the Net Interchange Settlement Fund.

(h) Order that the Class Plaintiffs and Class Counsel shall provide to the Visa Defendants and the MasterCard Defendants such information as they may reasonably request, as needed in connection with litigation, regarding the claims made by, and payments made to, members of the Rule 23(b)(3) Settlement Class from the Class Settlement Cash Escrow Account(s), which information may be produced subject to the terms of the protective order in this Action.

(i) Incorporate all terms and conditions of this Class Settlement Agreement by reference, state the settlement consideration and full terms of the release and covenant not to sue of the Rule 23(b)(3) Settlement Class, state the full terms of the release and covenant not to sue of the Rule 23(b)(2) Settlement Class, provide that each Rule 23(b)(3) Settlement Class Releasing Party unconditionally, fully, and finally releases and forever discharges each of the Rule 23(b)(3) Settlement Class Released Parties from all released claims and waives any rights of Rule 23(b)(3) Settlement Class members to the protections afforded under California Civil

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Code § 1542 and/or any other similar, comparable, or equivalent laws, and provide that each Rule 23(b)(2) Settlement Class Releasing Party unconditionally, fully, and finally releases and forever discharges each of the Rule 23(b)(2) Settlement Class Released Parties from all released claims and waives any rights of Rule 23(b)(2) Settlement Class members to the protections afforded under California Civil Code § 1542 and/or any other similar, comparable, or equivalent laws.

(j) Enjoin all members of the Rule 23(b)(3) Settlement Class, and those subject to their control, from commencing, maintaining, or participating in, or permitting another to commence, maintain, or participate in on its behalf, any claims released against Rule 23(b)(3) Settlement Class Released Parties, and enjoin all members of the Rule 23(b)(2) Settlement Class, and those subject to their control, from commencing, maintaining, or participating in, or permitting another to commence, maintain, or participate on its behalf, any in any claims released against Rule 23(b)(2) Settlement Class Released Parties.

(k) Provide that the Court retains exclusive continuing jurisdiction in MDL 1720 over the Class Plaintiffs, the members of the Rule 23(b)(3) Settlement Class, the members of the Rule 23(b)(2) Settlement Class, and the Defendants to implement, administer, consummate, and enforce this Class Settlement Agreement and the Class Settlement Order and Final Judgment, including any disputes relating to, or arising out of, the release and covenant not to sue of the Rule 23(b)(3) Settlement Class or any claim for payment from the Class Settlement Cash Escrow Account(s) or the Class Settlement Interchange Escrow Account(s), and including any disputes relating to, or arising out of, the release and covenant not to sue of the Rule 23(b)(2) Settlement Class or any claim concerning any by-law, rule, operating regulation, practice, policy, or procedure of any Visa Defendant or MasterCard Defendant.

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(l) Direct that, as to the Defendants, all putative class actions consolidated in MDL 1720, listed in Appendix A hereto, be dismissed with prejudice and without costs (except as provided for herein).

(m) Determine that there is no just reason for delay in entering the final judgment, and direct that the Class Settlement Order and Final Judgment shall be final and appealable.

Termination

96. In the event that (a) any condition for the Settlement Preliminary Approval Date is not satisfied, (b) the Class Administrator fails to provide its report described in Paragraph 89 above by the date specified in Paragraph 89 or by such other date ordered by the Court, or (c) any condition for the Settlement Final Approval Date is not satisfied, Class Plaintiffs as a group or Defendants as a group may terminate this Class Settlement Agreement.

97. Defendants as a group may terminate this Class Settlement Agreement by providing written notice to the other parties and the Court within ten business days after determining that the sum of the Class Exclusion Takedown Payments calculated under Paragraphs 18 and 19 above, without regard to Paragraph 20 above, would exceed twenty-five percent of the Total Cash Payment Amount.

98. Class Plaintiffs as group or Defendants as a group, after conferring with the other group, may unilaterally terminate this Class Settlement Agreement by providing written notice to the other parties and the Court within twenty business days in the event that the Settlement Preliminary Approval Order, or the Court’s Class Settlement Order and Final Judgment are materially modified or not fully affirmed on any appeal or otherwise, including but not limited to any modification of certification for the purposes of settlement of the Rule 23(b)(3) Settlement Class, and the Rule 23(b)(2) Settlement Class (from which exclusions are not permitted), and

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including but not limited to any modification of the releases and covenants not to sue provided by those settlement classes. Class Plaintiffs and Defendants agree to confer in good faith about whether to modify the twenty business day period provided in this Paragraph based on the circumstances.

99. In the event that this Class Settlement Agreement is terminated pursuant to Paragraphs 96-98 above:

(a) two-thirds of any sums in the Class Settlement Cash Escrow Account(s), less any Taxes due and Settlement Administration Costs approved by the Court and already paid or incurred, shall promptly be paid to an account that the Visa Defendants shall designate, and one-third of any sums in the Class Settlement Cash Escrow Account(s), less any Taxes due Settlement Administration Costs approved by the Court and already paid or incurred, shall promptly be paid to an account that the MasterCard Defendants shall designate;

(b) any sums in or to be paid into the Class Settlement Interchange Escrow Account(s) shall remain in those Escrow Account(s), and shall be distributed in the manner determined by the Court, if the parties do not enter into a new Class Settlement Agreement addressing such distribution.

(c) the Visa Defendants shall no longer be obligated to comply with Paragraphs 40-44 above, and the MasterCard Defendants shall no longer be obligated to comply with Paragraphs 53-57 above.

(d) any certification of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class by the Court will automatically be vacated, Defendants will retain all defenses to class certification, and Defendants’ non-opposition to the certification of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class for settlement purposes only

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shall not be used as evidence, and shall not be admissible as such, in support of or in opposition to class certification in the Action or any other civil action or other proceeding;

(e) the terms and conditions of this Class Settlement Agreement, any publicly disseminated information regarding this Class Settlement Agreement, and any orders, motion filings, objections, or oral argument concerning this Class Settlement Agreement, including any motion papers with respect to motions for preliminary or final approval of this Class Settlement Agreement, or for Attorneys’ Fee Awards or Expense Awards or Class Plaintiffs’ Awards, may not thereafter be used as evidence, and shall not be admissible as such, in the Action or any other civil action or other proceeding; and

(f) with the exception of Paragraphs 6-8, 11, 91, 99(a)-(e) above and Paragraphs 108-110 below, this Class Settlement Agreement including all its releases and covenants not to sue shall be null and void, and of no force and effect, and the Class Plaintiffs and the Defendants shall revert to their positions before the execution of this Class Settlement Agreement, including with respect to the appropriateness of class certification, as if this Class Settlement Agreement had not been reached or executed.

Continuing Jurisdiction

100. The Court will retain continuing jurisdiction over the Class Plaintiffs, the members of the Rule 23(b)(3) Settlement Class, the members of the Rule 23(b)(2) Settlement Class, and the Defendants to implement, administer, consummate, and enforce this Class Settlement Agreement and the Class Settlement Order and Final Judgment.

101. The Defendants and the Class Plaintiffs agree, and the members of the Rule 23(b)(3) Settlement Class and the members of the Rule 23(b)(2) Settlement Class will be deemed to have agreed, to submit irrevocably to the exclusive jurisdiction of the United States District Court for the Eastern District of New York for the resolution of any matter covered by this Class

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Settlement Agreement, the Class Settlement Order and Final Judgment, or the applicability of this Class Settlement Agreement or the Class Settlement Order and Final Judgment.

102. All applications to the Court with respect to any aspect of this Class Settlement Agreement or the Class Settlement Order and Final Judgment shall be presented to and be determined by United States District Court Judge John Gleeson for resolution as a matter within the scope of MDL 1720, or, if he is not available, any other District Court Judge designated by the Court. Without limiting the generality of the foregoing, it is hereby agreed that any suit, action, proceeding, or dispute of a Class Plaintiff or member of the Rule 23(b)(3) Settlement Class or the Rule 23(b)(2) Settlement Class, in which the provisions of this Class Settlement Agreement or the Class Settlement Order and Final Judgment are asserted as a ground for a defense, in whole or in part, to any claim or cause of action, or are otherwise raised as an objection, constitutes a suit, action, proceeding, or dispute arising out of or relating to this Class Settlement Agreement or the Class Settlement Order and Final Judgment.

103. In the event that the provisions of this Class Settlement Agreement or the Class Settlement Order and Final Judgment are asserted by any Defendant or Rule 23(b)(2) or Rule 23(b)(3) Settlement Class Released Party as a ground for a defense, in whole or in part, to any claim or cause of action, or are otherwise raised as an objection in any other suit, action, or proceeding by a Class Plaintiff or member of the Rule 23(b)(2) or Rule 23(b)(3) Settlement Class, it is hereby agreed that the Rule 23(b)(2) and Rule 23(b)(3) Settlement Class Released Parties shall be entitled to an immediate stay of that suit, action, or proceeding until after the Court has entered an order or judgment determining any issues relating to the defense or objections based on such provisions, and no further judicial review of such order or judgment is possible.

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Additional Terms and Conditions

104. Without expanding or limiting the release it provides herein, each Rule 23(b)(3) Settlement Class Releasing Party shall be deemed to have agreed that this Class Settlement Agreement fully addresses and redresses any and all antitrust or other competitive issues presented by the Visa Defendants’ and the MasterCard Defendants’ respective payment networks in the United States, and the Bank Defendants’ participation in those respective payment networks, including any reorganization, restructuring, initial or other public offering, or other corporate structuring of any Visa Defendant or MasterCard Defendant.

105. The Class Plaintiffs, Class Counsel, Class Plaintiffs’ other counsel who have participated in any settlement conferences before the Court for a Class Plaintiff that executes this Class Settlement Agreement, Defendants, and counsel for the Defendants, agree that they:

(a) Shall not in any way encourage, promote, or solicit any person, business, or entity within the definition of the Rule 23(b)(3) Settlement Class, or their counsel, to request exclusion from the Rule 23(b)(3) Settlement Class, to object to this Class Settlement Agreement, or to seek any relief inconsistent with this Class Settlement Agreement.

(b) Shall not in any way encourage, promote, or solicit any person, business, or entity within the definition of the Rule 23(b)(2) Settlement Class, or their counsel, to object to this Class Settlement Agreement or to seek any relief inconsistent with this Class Settlement Agreement.

(c) Shall not in any way encourage, promote, or solicit any person, business, or entity within the definition of the Rule 23(b)(3) Settlement Class or the Rule 23(b)(2) Settlement Class, or their counsel, to facilitate, induce, or cause the non-fulfillment of a condition, or the occurrence of an event, that could result in the termination of this Class Settlement Agreement.

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106. The Class Plaintiffs, Class Counsel, and the Defendants shall undertake reasonable efforts to timely obtain any required approvals or consents to execute and proceed with this Class Settlement Agreement.

107. The Class Plaintiffs, Class Counsel, and the Defendants shall execute all documents and perform any additional acts reasonably necessary and proper to effectuate the terms of this Class Settlement Agreement.

108. The terms and provisions of the Fourth Amended Protective Order, filed on October 29, 2009, and approved by the Court on October 30, 2009, shall survive and continue in effect through and after any final adjudication of the Class Actions.

109. Each of the Defendants specifically denies any and all liability in this Action. It is expressly understood and agreed that, by entering into this Class Settlement Agreement, each Defendant, each Rule 23(b)(3) Settlement Class Released Party, and each Rule 23(b)(2) Settlement Class Released Party is not admitting any liability or wrongdoing whatsoever to the Class Plaintiffs, any member of the Rule 23(b)(3) Settlement Class, any member of the Rule 23(b)(2) Settlement Class, or any other person or entity, and is not admitting the truth of any allegations or circumstances, nor is any Defendant, Rule 23(b)(3) Settlement Class Released Party, or Rule 23(b)(2) Settlement Class Released Party waiving any defense.

110. This Class Settlement Agreement, and all negotiations, documents, and discussions associated with it, shall be without prejudice to the rights, positions, or privileges of any Class Plaintiff or Defendant or other Rule 23(b)(3) Settlement Class Released Party or Rule 23(b)(2) Settlement Class Released Party (except as expressly provided for in this Class Settlement Agreement), and shall not be construed as, or deemed to be, an admission or evidence on the part of any Defendant or other Rule 23(b)(3) Settlement Class Released Party or Rule 23(b)(2) Settlement Class Released Party of any violation of any statute, regulation, law, rule, or

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principle of common law or equity, or of any liability or wrongdoing, or of the truth or merit of any allegations or claims in this Action, and shall not be discoverable, used, offered, or accepted, directly or indirectly, as evidence of such in this Action or any other action, litigation, arbitration, or other proceeding, and shall have no precedential value; provided, however, that nothing contained herein shall preclude use of this Class Settlement Agreement in any proceeding to enforce this Class Settlement Agreement or the Class Settlement Order and Final Judgment.

111. Nothing in this Class Settlement Agreement is intended to waive any right to assert that any information or material is protected from discovery by reason of any individual or common interest privilege, attorney-client privilege, work product protection, or other privilege, protection, or immunity, or is intended to waive any right to contest any such claim of privilege, protection, or immunity.

112. This Class Settlement Agreement constitutes the entire, complete, and integrated agreement between and among the Class Plaintiffs, on behalf of themselves and the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, and the Defendants with respect to the settlement of the Class Actions. All of the Appendices to this Class Settlement Agreement are material and integral parts of it and are incorporated by reference as if fully set forth herein.

113. The terms of this Class Settlement Agreement are not severable, but are interdependent and have been agreed to only as a whole by the Class Plaintiffs, Class Counsel, and the Defendants.

114. This Class Settlement Agreement supersedes all prior negotiations and agreements, and is not subject to any condition not provided for in this Class Settlement Agreement. In entering into and executing this Class Settlement Agreement, the Class Plaintiffs

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and the Defendants warrant that they are acting upon their respective independent judgments and upon the advice of their respective counsel, and not in reliance upon any warranty or representation, express or implied, of any nature or kind by any other person or entity, other than the warranties and representations expressly made in this Class Settlement Agreement.

115. This Class Settlement Agreement shall be governed, construed, enforced, and administered in accordance with the laws of the State of New York without reference to its conflict of laws principles.

116. This Class Settlement Agreement may not be modified or amended except (a) by a writing signed by the Class Plaintiffs and the Defendants or their respective counsel and approved by the Court, or (b) by motion to the Court by a Class Plaintiff or Defendant based on changed circumstances that would make continued application of Paragraphs 42 or 55 above inequitable.

117. This Class Settlement Agreement or any portion thereof shall not be construed more strictly against any party to it merely because it may have been prepared by counsel for one of them, it being recognized that because of the arm’s-length negotiations resulting in this Class Settlement Agreement, all parties to this Class Settlement Agreement have contributed substantially and materially to the preparation of it.

118. All headings used in this Class Settlement Agreement are for reference and convenience only and shall not affect the meaning or interpretation of this Class Settlement Agreement.

119. The waiver by any Class Plaintiff or Defendant of any breach of this Class Settlement Agreement shall not be deemed or construed as a waiver of any other breach of this Class Settlement Agreement, whether prior, subsequent, or contemporaneous.

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120. This Class Settlement Agreement shall be binding upon, and shall inure to the benefit of, the Class Plaintiffs, the members of the Rule 23(b)(3) Settlement Class, the members of the Rule 23(b)(2) Settlement Class, and the Defendants. The Rule 23(b)(3) Settlement Class Released Parties and the Rule 23(b)(2) Settlement Class Released Parties, other than the Defendants, are third party beneficiaries of this Class Settlement Agreement and are authorized to enforce the provisions of this Class Settlement Agreement, including without limitation the release and covenant not to sue provisions in Paragraphs 31-38 and Paragraphs 66-74 above, the continuing jurisdiction provisions in Paragraphs 100-103 above, and such other provisions of this Class Plaintiffs’ Settlement Agreement as are applicable to them.

121. Any notice or materials to be provided to the Class Plaintiffs pursuant to this Class Settlement Agreement shall be sent to Class Counsel, and any notice or materials to be provided to the Defendants pursuant to this Class Settlement Agreement shall be sent to their respective counsel in MDL 1720, whose names and contact information are set forth in Appendix H hereto. Any notice or materials to be submitted to the Court pursuant to this Class Settlement Agreement shall also be filed in MDL 1720 through the Electronic Court Filing (ECF) system of the Court.

122. Each of the undersigned representatives of each Class Plaintiff and each Defendant represents that it is fully authorized to enter into, and to execute, this Class Settlement Agreement on behalf of that Class Plaintiff or Defendant. Each of the Class Plaintiffs and the Defendants agrees that, in return for the agreements in this Class Settlement Agreement, it is receiving good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged.

123. This Class Settlement Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same

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instrument. The Class Settlement Agreement shall become effective only when executed by all of the Class Plaintiffs, Class Counsel, and Defendants listed below, and approved by the requisite vote of the members of Visa U.S.A. Inc. entitled to vote thereon.

IN WITNESS WHEREOF, the signatories below have read and understood this Class Settlement Agreement, have executed it, represent that the undersigned are authorized to execute this Class Settlement Agreement on behalf of their respectively represented parties, have agreed to be bound by its terms, and have duly executed this Class Settlement Agreement.

FOR CLASS PLAINTIFF
PHOTOS ETC. CORPORATION

Dated: October 19, 2012	By:	/s/ Mitch Goldstone
Mitch Goldstone
President and CEO

FOR CLASS PLAINTIFF
TRADITIONS, LTD.

Dated: October 19, 2012	By:	/s/ Michael Schumann
Michael Schumann
Co-Owner, Secretary/Treasurer

FOR CLASS PLAINTIFF
CHS INC.

Dated: October 19, 2012	By:	/s/ Doug R. Dorfman
Doug R. Dorfman
Vice President – Refined Fuels Marketing

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FOR CLASS PLAINTIFF
PARKWAY CORP.

Dated: October 19, 2012	By:	/s/ Robert Zuritsky
Robert Zuritsky
President

FOR CLASS PLAINTIFF
DISCOUNT OPTICS, INC.

Dated: October 19, 2012	By:	/s/ Deborah E. Opper
Deborah E. Opper
Executive Vice President

FOR CLASS PLAINTIFF
CRYSTAL ROCK LLC

Dated: October 19, 2012	By:	/s/ Peter Baker
Peter Baker
Manager

FOR CLASS PLAINTIFF
LEON’S TRANSMISSION SERVICE, INC.

Dated: October 19, 2012	By:	/s/ Henry Springer
Henry Springer
President

FOR CLASS PLAINTIFF
PAYLESS SHOESOURCE, INC.

Dated: October 19, 2012	By:	/s/ Miguel R. Rivera, Sr.
Miguel R. Rivera, Sr.
VP – Deputy General Counsel
Collective Brands, Inc.

100

FOR CLASS PLAINTIFF
CAPITAL AUDIO ELECTRONICS, INC.

Dated: October 19, 2012	By:	/s/ Abraham Harari
Abraham Harari
President

FOR DEFENDANTS
VISA INC., VISA U.S.A. INC., AND VISA
INTERNATIONAL SERVICE ASSOCIATION

Dated: October 19, 2012	By:	/s/ Joshua Floum
Joshua Floum
General Counsel

FOR DEFENDANTS
MASTERCARD INTERNATIONAL
INCORPORATED AND MASTERCARD
INCORPORATED

Dated: October 19, 2012	By:	/s/ Noah Hanft
Noah Hanft
General Counsel and Chief Franchise
Integrity Officer

FOR DEFENDANTS
BANK OF AMERICA, N.A. AND BANK OF AMERICA CORPORATION

Dated: October 19, 2012	By:	/s/ David C. Darnell
David C. Darnell
Co-Chief Operating Officer

101

FOR DEFENDANTS
BA MERCHANT SERVICES LLC, FORMERLY KNOWN AS NATIONAL PROCESSING, INC.)

Dated: October 19, 2012	By:	/s/ JoAnn P. Carlton
JoAnn P. Carlton
Executive Vice President, General
Counsel

FOR DEFENDANT
FIA CARD SERVICES, N.A., FORMERLY KNOWN AS MBNA AMERICA BANK, N.A. AND BANK OF AMERICA, N.A. (USA)

Dated: October 19, 2012	By:	/s/ Susan R. Faulkner
Susan R. Faulkner
Senior Vice President, Consumer &
Small Business Product Executive

FOR DEFENDANTS
BARCLAYS BANK DELAWARE AND BARCLAYS BANK PLC (IN ITS INDIVIDUAL CAPACITY AND AS SUCCESSOR IN INTEREST TO BARCLAYS FINANCIAL CORP.)

Dated: October 19, 2012	By:	/s/ Clinton Walker
Clinton Walker
Secretary and General Counsel
Barclays Bank Delaware

102

FOR DEFENDANTS
CAPITAL ONE BANK (USA), N.A., CAPITAL ONE, N.A. (AS SUCCESSOR TO CAPITAL ONE F.S.B.), AND CAPITAL ONE FINANCIAL CORPORATION

Dated: October 19, 2012	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel

FOR DEFENDANTS
CHASE BANK USA, N.A., CHASE MANHATTAN BANK USA, N.A., JPMORGAN CHASE BANK, N.A., JPMORGAN CHASE & CO., BANK ONE CORPORATION, AND BANK ONE DELAWARE, N.A.

Dated: October 19, 2012	By:	/s/ Gordon A. Smith
Gordon A. Smith
Co-CEO Chase Consumer and Community
Banking

FOR DEFENDANT
CHASE PAYMENTECH SOLUTIONS, LLC

Dated: October 19, 2012	By:	/s/ Daniel J. Charron
Daniel J. Charron
Executive Vice President

FOR DEFENDANT
CITIGROUP INC.

Dated: October 19, 2012	By:	/s/ Rohan Weerasinghe
Rohan Weerasinghe
General Counsel and Corporate Secretary

103

FOR DEFENDANT
CITICORP

Dated: October 19, 2012	By:	/s/ Anita Romero
Anita Romero
General Counsel and Secretary

FOR DEFENDANT
CITIBANK, N.A., ON BEHALF OF ITSELF
AND AS SUCCESSOR IN INTEREST TO
CITIBANK (SOUTH DAKOTA), N.A.

Dated: October 19, 2012	By:	/s/ Anita Romero
Anita Romero
General Counsel and Secretary

FOR DEFENDANT
FIFTH THIRD BANCORP

Dated: October 19, 2012	By:	/s/ James R. Hubbard
James R. Hubbard
Senior Vice President and Chief Legal
Officer

FOR DEFENDANT
FIRST NATIONAL BANK OF OMAHA

Dated October 19, 2012	By:	/s/ Nicholas W. Baxter
Nicholas W. Baxter
Senior Vice President

FOR DEFENDANT
HSBC FINANCE CORPORATION

Dated: October 19, 2012	By:	/s/ Patrick J. Burke
Patrick J. Burke
Chief Executive Officer

104

FOR DEFENDANT
HSBC BANK USA, N.A.

Dated: October 19, 2012	By:	/s/ Mark L. LoSocco
Mark L. LoSocco
Executive Vice President and General
Counsel, Litigation and Employment &
Benefits Law

FOR DEFENDANT
HSBC NORTH AMERICA HOLDINGS INC.

Dated: October 19, 2012	By:	/s/ Eric K. Ferren
Eric K. Ferren
Chief Accounting Officer

FOR DEFENDANT
HSBC HOLDINGS PLC

Dated: October 19, 2012	By:	/s/ Stuart A. Levey
Stuart A. Levey
Chief Legal Officer

FOR DEFENDANT
HSBC BANK PLC

Dated: October 19, 2012	By:	/s/ Richard J.H. Gray
Richard J.H. Gray
Regional General Counsel, Europe and
Global Businesses

105

FOR DEFENDANT
THE PNC FINANCIAL SERVICES GROUP, INC, SUCCESSOR BY MERGER TO NATIONAL CITY CORPORATION

Dated: October 19, 2012	By:	/s/ Joseph C. Guyaux
Joseph C. Guyaux
Senior Vice Chairman

FOR DEFENDANT
PNC BANK, NATIONAL ASSOCIATION, SUCCESSOR BY MERGER TO NATIONAL CITY BANK AND NATIONAL CITY BANK OF KENTUCKY

Dated: October 19, 2012	By:	/s/ Joseph C. Guyaux
Joseph C. Guyaux
Senior Vice Chairman

FOR DEFENDANT
TEXAS INDEPENDENT BANCSHARES, INC.

Dated: October 19, 2012	By:	/s/ Charles T. Doyle
Charles T. Doyle
Chairman

FOR DEFENDANTS
SUNTRUST BANKS, INC. AND SUNTRUST BANK

Dated: October 19, 2012	By:	/s/ Brian D. Edwards
Brian D. Edwards
Deputy General Counsel

106

FOR DEFENDANT
WELLS FARGO BANK, N.A., FOR ITSELF AND AS SUCCESSOR TO WACHOVIA BANK, N.A.

Dated: October 19, 2012	By:	/s/ Avid Modjtabai
Avid Modjtabai
Senior Executive Vice President

FOR DEFENDANT
WELLS FARGO & COMPANY, FOR ITSELF AND AS SUCCESSOR TO WACHOVIA CORPORATION

Dated: October 19, 2012	By:	/s/ Avid Modjtabai
Avid Modjtabai
Senior Executive Vice President

107

FOR CLASS COUNSEL

Dated: October 19, 2012	By:	/s/ H. Laddie Montague, Jr.
H. Laddie Montague, Jr.
Berger & Montague, P.C.

Dated: October 19, 2012	By:	/s/ K. Craig Wildfang
K. Craig Wildfang
Robins, Kaplan, Miller & Ciresi L.L.P.

Dated: October 19, 2012	By:	/s/ Bonny E. Sweeney
Bonny E. Sweeney
Robbins Geller Rudman & Dowd LLP

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APPENDIX A — Class Actions in MDL 1720

47 West 55th Restaurant Inc. v. Visa U.S.A. Inc., et al., No. 06-CV-01829-JG-JO (E.D.N.Y.), formerly No. 05-CV-08057-SCR (S.D.N.Y).

518 Restaurant Corp. v. American Express Travel Related Services Co., Inc., et al., No. 05-CV-05884-JG-JO (E.D.N.Y.), formerly No. 05-CVG-04230-GP (E.D. Pa.).

American Booksellers Association v. Visa U.S.A., Inc., et al., No. 05-CV-05319-JG-JO (E.D.N.Y.).

Animal Land, Inc. v. Visa U.S.A., Inc., et al., No. 05-CV-05074-JG-JO (E.D.N.Y.), formerly No. 05-CV-01210-JOF (N.D. Ga.).

Baltimore Avenue Foods, LLC v. Visa U.S.A., Inc., et al., No. 05-CV-05080-JG-JO (E.D.N.Y.), formerly No. 05-CV-06532-DAB (S.D.N.Y).

Bishara v. Visa USA, Inc, et al., No. 05-CV-05883-JG-JO (E.D.N.Y.), formerly No. 05-CV-04147-GP (E.D. Pa.).

BKS, Inc., et al. v. Visa, Inc, et al., No. 09-CV-02264-JG-JO (E.D.N.Y.), formerly No. 09-CV-00066-KS-MTP (S.D. Miss.).

Bonte Wafflerie, LLC, et al. v. Visa U.S.A., Inc., et al., No. 05-CV-05083-JG-JO (E.D.N.Y.), formerly No. 05-CV-06708-DAB (S.D.N.Y).

Broken Ground, Inc. v. Visa U.S.A., Inc., et al., No. 05-CV-05082-JG-JO (E.D.N.Y.), formerly No. 05-CV-06543-DAB (S.D.N.Y).

Connecticut Food Association, Inc., et al. v. Visa U.S.A., Inc., et al., No. 05-CV-05880-JG-JO (E.D.N.Y.), formerly No. 05-CV-07456-DAB (S.D.N.Y).

Discount Optics, Inc. v. Visa U.S.A., Inc., et al., No. 05-CV-05870-JG-JO (E.D.N.Y.), formerly No. 05-CV-07175-DAB (S.D.N.Y).

East Goshen Pharmacy, Inc. v. Visa U.S.A., Inc., et al., No. 05-CV-05073-JG-JO (E.D.N.Y.), formerly No. 05-CV-01177-JBA (D. Conn.).

Esdacy, Inc. v. Visa U.S.A., Inc. et al., No. 06-CV-05583-JG-JO (E.D.N.Y.), formerly No. 06-CV-02192-MDL (D. S.C.).

Fairmont Orthopedics & Sports Medicine, PA, et al. v. Visa U.S.A., Inc., et al., No. 05-CV-05076-JG-JO (E.D.N.Y.), formerly No. 05-CV-06259-DAB (S.D.N.Y).

Fitlife Health Systems of Arcadia, Inc. v. Mastercard International Incorporated, et al., No. 05-CV-05153-JG-JO (E.D.N.Y.).

Fringe, Inc. v. Visa U.S.A., Inc. et al., No. 05-CV-04194-JG-JO (E.D.N.Y.).

G.E.S. Bakery, Inc. v. Visa USA, Inc, et al., No. 05-CV-05879-JG-JO (E.D.N.Y.), formerly No. 05-CV-07414-DAB (S.D.N.Y).

Gulfside Casino Partnership v. Visa, Inc., et al., No. 09-CV-03225-JG-JO (E.D.N.Y.), formerly No 05-CV-00382-HSO-JMR (S.D. Miss.).

Harris Stationers, Inc., et al. v. VISA International Service Association, Inc., et al., No. 05-CV-05868-JG-JO (E.D.N.Y.), formerly No. 05-CV-06541-ABC-AJW (C.D. Cal.).

Hyman, et al. v. VISA International Service Association, Inc, et al., No. 05-CV-05866-JG-JO (E.D.N.Y.), formerly No. 05-CV-00487 (W.D. Ky.).

Jasperson v. Visa U.S.A., Inc., et al., No. 05-CV-05070-JG-JO (E.D.N.Y.), formerly No. 05-CV-02996-MMC (N.D. Cal.).

Jax Dux & Bux, LLC v. Visa U.S.A. Inc, et al., No. 06-CV-01830-JG-JO (E.D.N.Y.), formerly No. 05-CV-08058-SCR (S.D.N.Y).

Jetro Holding, Inc., et al. v. Visa U.S.A., Inc., et al., No. 05-CV-04520-JG-JO (E.D.N.Y.).

JGSA, Inc. v. Visa USA, Inc, et al., No. 05-CV-05885-JG-JO (E.D.N.Y.), formerly No. 05-CV-00801-CNC (E.D. Wis.).

Lakeshore Interiors v. Visa U.S.A., Inc., et al., No. 05-CV-05081-JG-JO (E.D.N.Y.), formerly No. 05-CV-06683-DAB (S.D.N.Y).

LDC, Inc. v. Visa USA, Inc, et al., No. 05-CV-05871-JG-JO (E.D.N.Y.), formerly No. 05-CV-07316-DAB (S.D.N.Y).

Lee, et. al. v. Visa U.S.A. Inc., et. al., No. 05-CV-03800-JG-JO (E.D.N.Y.).

Leeber Cohen, M.D. v. Visa U.S.A., Inc., et al., No. 05-CV-05878-JG-JO (E.D.N.Y.), formerly No. 05-CV-07317-DAB (S.D.N.Y).

Lepkowski v. Mastercard International Incorporated, et al., No. 05-CV-04974-JG-JO (E.D.N.Y.).

Lombardo Bros., Inc. v. Visa U.S.A., Inc., No. 05-CV-05882-JG-JO (E.D.N.Y.), formerly No. 05-CV-04146-GP (E.D. Pa.).

Michael Cetta, Inc. v. Visa U.S.A. Inc., et al., No. 06-CV-01831-JG-JO (E.D.N.Y.), formerly No. 05-CV-08060-SCR (S.D.N.Y).

National Association of Convenience Stores, et al. v. Visa U.S.A., Inc. et al., No. 05-CV-04521-JG-JO (E.D.N.Y.).

National Grocers Association, et al. v. Visa U.S.A., Inc. et al., No. 05-CV-05207-JG-JO (E.D.N.Y.).

NuCity Publications, Inc. v. Visa U.S.A., Inc., et al., No. 05-CV-05075-JG-JO (E.D.N.Y.), formerly No. 05-CV-05991-DAB (S.D.N.Y).

Parkway Corp., et al. v. Visa U.S.A., Inc, et al., No. 05-CV-05077-JG-JO (E.D.N.Y.), formerly No. 05-CV-06349-DAB (S.D.N.Y).

Payless Shoe Source, Inc. v. Visa U.S.A. Inc, et al., No. 06-CV-01832-JG-JO (E.D.N.Y.), formerly No. 05-CV-09245-SCR (S.D.N.Y).

Performance Labs, Inc. v. American Express Travel Related Services Co., Inc., et al., No. 05-CV-05869-JG-JO (E.D.N.Y.), formerly No. 05-CV-03959-JCL-MF (D. N.J.).

Photos Etc. Corp., et al. v. Visa U.S.A., Inc., et al., No. 05-CV-05071-JG-JO (E.D.N.Y.), formerly No. 05-CV-01007-WWE (D. Conn.).

Resnick Amsterdam & Leshner P.C. v. Visa U.S.A., Inc., et al., No. 05-CV-03924-JG-JO (E.D.N.Y.).

Rookies, Inc., et al. v. Visa U.S.A., Inc., et al., No. 05-CV-05069-JG-JO (E.D.N.Y.), formerly No. 05-CV-02933-SC (N.D. Cal.).

Seaway Gas & Petroleum, Inc. v. Visa U.S.A., Inc., et al., No. 05-CV-04728-JG-JO (E.D.N.Y.).

Tabu Salon & Spa, Inc. v. Visa U.S.A., Inc., et al., No. 05-CV-05072-JG-JO (E.D.N.Y.), formerly No. 05-CV-01111-WWE (D. Conn.).

Twisted Spoke v. Visa USA, Inc, et al., No. 05-CV-05881-JG-JO (E.D.N.Y.), formerly No. 05-CV-02108-KMO (N.D. Ohio).

APPENDIX B — Class Settlement Cash Escrow Agreement

This Class Settlement Cash Escrow Agreement (“Escrow Agreement”) dated October 19, 2012, is made and entered into in connection with the concurrently executed Definitive Class Settlement Agreement (the “Class Settlement Agreement”) in the matter of In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, No. 05-MD-1720(JG)(JO) (“The Action”). This Escrow Agreement is entered into on behalf of the Class Plaintiffs, by and through Class Counsel; each of the Visa Defendants and the MasterCard Defendants, by and through their respective authorized signatories below; and The Huntington National Bank as escrow agent (the “Escrow Agent”) (collectively, the “Parties”).

Recitals

A. This Escrow Agreement governs the administration, maintenance, investment, and disbursement of the Total Cash Payment Amount of $6,050,000,000 to be deposited into the Cash Settlement Escrow Account(s) subject to the terms provided in the Class Settlement Agreement.

B. The Total Cash Payment Amount deposited into the Class Settlement Cash Escrow Account(s), together with any interest, dividends, and other distributions and payments accrued thereon, is to be used by the Escrow Agent solely in the manner provided in the Class Settlement Agreement and approved by the Court.

C. In no event shall the Visa Defendants or the MasterCard Defendants, any other Defendant, or any other Rule 23(b)(3) Settlement Class Released Party or Rule 23(b)(2) Settlement Class Released Party, except The Huntington National Bank to the extent of its obligations as Escrow Agent herein, have any obligation, responsibility, or liability arising from or relating to the administration, maintenance, preservation, investment, use, allocation, adjustment, distribution, disbursement, or disposition of any funds in the Class Settlement Cash Escrow Account(s).

D. Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Class Settlement Agreement, and the terms of the Class Settlement Agreement are hereby incorporated by reference into this Escrow Agreement.

Agreement

1. Appointment of Escrow Agent. The Escrow Agent is hereby appointed to establish the Class Settlement Cash Escrow Account(s) and to receive, deposit, administer, maintain, invest, and disburse the Total Cash Payment Amount upon the terms and conditions provided in this Escrow Agreement, the Class Settlement Agreement, and any other exhibits or schedules annexed hereto and made a part hereof.

2. Qualifications. The Escrow Agent and any bank at which the Escrow Agent maintains a Class Settlement Cash Escrow Account for the purposes of this Escrow Agreement shall at all times be a bank, savings and loan association, and/or trust company in good standing, organized and doing business under the laws of the United States or a State of the United States, having assets of not less than twenty-five billion dollars ($25,000,000,000). The Escrow Agent shall be authorized under such laws to enter into and perform this Escrow Agreement, and shall be unrelated to and independent of the Class Plaintiffs and the Defendants within the meaning of Treasury Regulations § 1.468B-1(d) and § 1.468B-3(c)(2)(A). If the Escrow Agent at any time ceases to have the foregoing qualifications, the Escrow Agent shall give notice of resignation to the other Parties and a qualified successor escrow agent shall be appointed in accordance with Section 14 of this Escrow Agreement.

3. The Escrow Account. The Escrow Agent shall establish, maintain, and receive and disburse funds from one or more escrow accounts titled as the Class Settlement Cash Escrow Account(s) at financial institutions (the “Custodian Banks”), into which the Total Cash Payment Amount shall be deposited subject to and in accordance with the terms of the Class Settlement Agreement. The Custodian Banks shall be The Huntington National Bank and U.S. Bank. The Escrow Agent shall provide the Parties with notice of the names and account numbers for those Class Settlement Cash Escrow Account(s), and with monthly account statements or reports that describe all deposits, investments, disbursements, and other activities with respect to funds in those Class Settlement Cash Escrow Account(s). The Class Settlement Cash Escrow Account(s) shall be segregated accounts held and invested on the terms and subject to the limitations set forth herein, and funds or financial assets contained therein shall be invested and disbursed by the Escrow Agent in accordance with the terms and conditions hereinafter set forth and set forth in the Class Settlement Agreement and in orders of the Court approving the disbursement of the funds or financial assets contained therein.

4. Investment of the Class Settlement Cash Escrow Account(s). The Escrow Agent shall invest all sums deposited into the Class Settlement Cash Escrow Account(s) exclusively in instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government, including a U.S. Treasury Money Market Fund, with a term of investment of no more than twelve months, or a bank account insured by the Federal Deposit Insurance Corporation (“FDIC”) up to, but in no event in excess of, the maximum amount so insured. Amounts which may reasonably be expected to be disbursed in the forthcoming three months shall be invested in such instruments with a maturity not to exceed three months. The Escrow Agent shall reinvest the proceeds of these instruments as they mature in those same types of instruments at their then-current market rates. The Escrow Agent may, with reasonable notice to Class Counsel, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any disbursement of funds from the Class Settlement Cash Escrow Account(s) under this Escrow Agreement and the Class Settlement Agreement. Except as provided in the Class Settlement Agreement, all interest, dividends, and other distributions and payments in connection with the investment of the Class Settlement Cash Escrow Account(s) shall accrue to the benefit of the Class Settlement Cash Escrow Account(s). All losses, costs or penalties resulting from any sale or liquidation of the investments of the Class Settlement Cash Escrow Account(s) shall be charged against the Class Settlement Cash Escrow Account(s).

5. Escrow Funds Subject to Jurisdiction of the Court. The Class Settlement Cash Escrow Account(s) shall remain subject to the jurisdiction of the Court, and be under the continuing supervision of the Court, until such time as the funds contained therein are fully distributed pursuant to the Class Settlement Agreement and on further order(s) of the Court.

6. Tax Treatment & Report. The Class Settlement Cash Escrow Account(s) shall be set up, maintained, and treated at all times as a “Qualified Settlement Fund” within the meaning of Treasury Regulation §1.468B-1 and any analogous local, state, and/or foreign statute, law, regulation, or rule. The Escrow Agent shall timely make such elections as necessary or advisable to fulfill the requirements of such Treasury Regulation, including the “relation-back election” under Treas. Reg. § 1.468B-1(j)(2) to the earliest permitted date. Such election shall be made in compliance with the procedures and requirements contained in the Treasury Regulations. For purposes of §468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the “administrator” of the Class Settlement Cash Escrow Account(s) shall be the Escrow Agent. The Escrow Agent shall timely and properly prepare, deliver to all necessary parties for signature, and file all necessary documentation for any elections required under Treas. Reg. §1.468B-1. Escrow Agent shall timely and properly prepare and file any informational and other tax returns necessary or advisable with respect to the Class Settlement Cash Escrow Account(s) and the distributions and payments therefrom, including without limitation the returns described in Treasury Regulation §1.468B-2(k), and to the extent applicable Treasury Regulation §1.468B-2(1).

7. Tax Payments of Class Settlement Cash Escrow Account(s). All Taxes with respect to income earned on the Class Settlement Cash Escrow Account(s), as more fully described in the Class Settlement Agreement, shall be treated as and considered to be a cost of administration of the Settlement Fund and the Escrow Agent shall timely pay such Taxes out of the Class Settlement Cash Escrow Account(s), as appropriate, without prior order of the Court. The Escrow Agent shall be responsible for the timely and proper preparation and delivery of any necessary documentation for signature by all necessary parties, and the timely filing of all tax returns and other tax reports required by law, and the withholding of any taxes required by law; provided that the Escrow Agent shall have no 1099 reporting obligations with respect to any distribution, compensation, income or other benefits paid to Authorized Cash Claimants (which tax reporting duties shall be fulfilled by the Class Administrator). The Escrow Agent may engage an accounting firm or tax preparer to assist in the preparation of any tax reports or the calculation of any tax payments due as set forth in Sections 6 and 7, and the expense of such assistance shall be paid from the Class Settlement Cash Escrow Account(s). The Class Settlement Cash Escrow Account(s) shall indemnify and hold the Defendants harmless for any taxes that may be deemed to be payable by the Defendants by reason of the income earned on the Class Settlement Cash Escrow Account(s), and the Escrow Agent shall establish such reserves as are necessary to cover the tax liabilities of the Class Settlement Cash Escrow Account(s) and the indemnification obligations imposed by this Section. To the extent that any sums in Class Settlement Cash Escrow Account(s) are paid to any Defendant pursuant to the terms of the Class Settlement Agreement or this Escrow Agreement, the Escrow Agent may require such Defendant to provide wire payment information and forms or information necessary for tax purposes with respect to the payment.

8. Disbursement Instructions. Disbursements from the Class Settlement Cash Escrow Account(s) are to be made only in accordance with the terms and provisions contained in Paragraphs 16-24 of the Class Settlement Agreement, upon written authorization of Class Counsel and the Visa Defendants and the MasterCard Defendants, and include the following:

(a) Pursuant to Paragraph 16 of the Class Settlement Agreement, the Escrow Agent may make payments prior to the Settlement Final Approval Date only in the amounts approved by the Court and only to pay for (i) the costs of establishing, maintaining, or administering the Class Settlement Cash Escrow Account(s), including Taxes and the administrative costs of paying such Taxes; (ii) Settlement Administration Costs, including the costs of the Notice Plan and the exclusion procedures for Opt Outs as provided in Paragraphs 79-93 of the Class Settlement Agreement, and additional costs for claims administration, in amounts consistent with the limitations of Paragraph 21(c) of the Class Settlement Agreement.

(b) Pursuant to Paragraphs 17-20 of the Class Settlement Agreement, within ten business days after the Settlement Final Approval Date, the Escrow Agent shall make payments in amounts approved by the Court to pay for the Class Exclusion Takedown Payments described in Paragraphs 17-20 of the Class Settlement Agreement, as determined through the procedures described in Paragraph 90 of the Class Settlement Agreement

(c) Pursuant to Paragraphs 21-22 of the Class Settlement Agreement, from the Settlement Final Approval Date to the date twenty business days after the Settlement Final Date, and subject to making the Class Exclusion Takedown Payments provided in Paragraphs 17-20 of the Class Settlement Agreement, the Escrow Agent may make payments only in amounts approved by the Court for (i) the costs of maintaining or administering the Class Settlement Cash Escrow Account(s), including Taxes and the administrative costs of paying such Taxes, and (ii) Expense Awards and Settlement Administration Costs as described and limited in Paragraphs 21-22 of the Class Settlement Agreement.

(d) Pursuant to Paragraphs 23-24 of the Class Settlement Agreement, commencing the day after ten business days after the Settlement Final Date, if the Class Settlement Agreement has not been terminated, and subject to the approval of the Court, the Escrow Agent may make payments for Attorney Fee Awards, Class Plaintiffs’ Awards, Expense Awards not already paid, Settlement Administration Costs not already paid, and for the timely and proper claims of Authorized Cash Claimants pursuant to the Plan of Administration and Distribution approved by the Court and administered by the Class Administrator.

(e) All disbursements described in Section 8(a)-(d), above, and any other disbursements from the Class Settlement Cash Escrow Account(s), must be authorized by an order of the Court; provided, however, that the Court’s Order Preliminarily Approving the Settlement shall authorize, without further Order of the Court, but subject to the cap provided in Paragraph 21(c) of the Class Settlement Agreement, the payment of all taxes due (including administrative costs of paying such taxes), all costs for postage, printing, and mailing of the Class Notice, and all costs of the Court-approved Publication Notice.

(f) Consistent with the orders of the Court, the Escrow Agent may rely on transfer or disbursement instructions provided in a signed writing on firm letterhead by a counsel listed below in Section 16 for each of the Class Counsel, Visa Defendants, and MasterCard Defendants. Alternatively, the Escrow Agent may rely on such transfer or disbursement instructions provided in a signed writing on firm letterhead by a counsel listed in Section 16 below for either Class Counsel, the Visa Defendants, or the MasterCard Defendants, if that writing is copied to the counsel for the other Parties listed in Section 16 and one of those counsel for each of the other Parties confirms the instructions by email or other writing. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it shall not execute the instruction until all issues have been resolved. The Escrow Agent shall provide prompt notice as provided in Section 16 that instructions and transactions have been executed, and the Parties agree to notify the Escrow Agent of any errors, delays, or other problems within 30 days after receiving notification that an instruction and transaction has been executed. If it is determined that the transaction was delayed or erroneously executed as a result of the Escrow Agent’s error, the Escrow Agent’s sole obligation is to pay or refund the amount of such error and any amounts as may be required by applicable law. Any claim for interest payable will be at the then-published rate for United States Treasury Bills having a maturity of 91 days.

9. Termination of Class Settlement Agreement. If the Class Settlement Agreement terminates, upon notification thereof being provided to the Escrow Agent, any sums in the Class Settlement Cash Escrow Account(s), together with any interest, dividends, and other disbursements and payments earned thereon, less any Taxes due and owing and Settlement Administration Costs approved by the Court and already paid or incurred in accordance with the terms of the Class Settlement Agreement, shall be promptly paid to the Visa Defendants and the MasterCard Defendants in accordance with Paragraph 99(a) of the Class Settlement Agreement.

10. Fees. For all services rendered by the Escrow Agent pursuant to this Escrow Agreement, the Escrow Agent shall waive its standard charges and fees. If the Escrow Agent is asked to provide additional services, the Escrow Agent and the Parties must first agree to a separate fee schedule for such services. All such fees of the Escrow Agent shall be paid solely from the Class Settlement Cash Escrow Account(s). The Escrow Agent may pay itself such fees from the Class Settlement Cash Escrow Account(s) only after such fees have been approved for payment by the Court, Class Counsel, the Visa Defendants, and the MasterCard Defendants.

11. Duties, Liabilities and Rights of Escrow Agent. This Escrow Agreement sets forth all of the obligations of the Escrow Agent, and no additional obligations shall be implied from the terms of this Escrow Agreement or any other agreement, instrument, or document.

(a) The Escrow Agent shall deal with the contents of the Class Settlement Cash Escrow Account(s) only in accordance with this Escrow Agreement.

(b) The Escrow Agent may act in reliance upon any instructions, notice, certification, demand, consent, authorization, receipt, power of attorney, or other writing delivered to it by Class Counsel or the Visa Defendants or the MasterCard Defendants, as provided herein, without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order. The Escrow Agent may act in reliance upon any signature which is reasonably believed by it to be genuine, and may assume that such person has been properly authorized to do so.

(c) The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected to the extent the Escrow Agent acts in accordance with the reasonable opinion and instructions of counsel. The Escrow Agent shall have the right to reimburse itself for reasonable legal fees and reasonable and necessary disbursements and expenses actually incurred from the Class Settlement Cash

Escrow Account(s) only (i) upon approval by Class Counsel and the Visa Defendants and the MasterCard Defendants, and (ii) pursuant to an order of the Court.

(d) The Escrow Agent, or any of its affiliates, is authorized to manage, advise, or service any money market mutual funds in which any portion of the Class Settlement Cash Escrow Account(s) may be invested.

(e) The Escrow Agent is authorized (but not required) to hold any treasuries held hereunder in its Federal Reserve account. Alternatively, the Escrow Agent may hold treasuries or other securities in a segregated account held by a qualified third-party financial institution.

(f) The Escrow Agent shall not bear any risks related to the investment of the Class Settlement Cash Escrow Account(s) in accordance with the provisions of Section 4 of this Escrow Agreement. The Escrow Agent will be indemnified by the Class Settlement Cash Escrow Account(s), and held harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of, any of the Escrow Agent’s duties under this Escrow Agreement, except as a result of the Escrow Agent’s bad faith, willful misconduct, negligence, or gross negligence.

(g) Upon distribution of all of the funds in the Class Settlement Cash Escrow Account(s) pursuant to the terms of this Escrow Agreement and any orders of the Court, the Escrow Agent shall be relieved of any and all further obligations and released from any and all liability under this Escrow Agreement, except as otherwise specifically set forth herein.

(h) The Escrow Agent shall not have any interest in the Class Settlement Cash Escrow Account(s), but shall serve as escrow holder only and shall have possession thereof.

12. Non-Assignability by Escrow Agent. The Escrow Agent’s rights, duties and obligations hereunder may not be assigned or assumed without the written consent of Class Counsel and the Visa Defendants and the MasterCard Defendants.

13. Resignation of Escrow Agent. The Escrow Agent may, in its sole discretion, resign and terminate its position hereunder at any time following 120 days prior written notice to the parties to this Escrow Agreement. On the effective date of such resignation, the Escrow Agent shall deliver this Escrow Agreement together with any and all related instruments or documents and all funds in the Class Settlement Cash Escrow Account(s) to the successor Escrow Agent, subject to this Escrow Agreement and an accounting of the funds held in such Class Settlement Cash Escrow Account(s). If a successor Escrow Agent has not been appointed prior to the expiration of 120 days following the date of the notice of such resignation, then the Escrow Agent may petition the Court for the appointment of a successor Escrow Agent, or other appropriate relief. Any such resulting appointment shall be binding upon all of the parties to this Escrow Agreement.

Notwithstanding any resignation or removal of the Escrow Agent pursuant to this Section 13, the Escrow Agent shall continue to serve in its capacity as Escrow Agent until each of the following has occurred: (a) a successor escrow agent being appointed in accordance with the provisions of Section 14 and having accepted such appointment, and (b) all sums in the Class Settlement Cash Escrow Account(s) having been transferred to and received by such successor escrow agent along with the records pertaining to the Class Settlement Cash Escrow Account(s).

14. Appointment of Successor Escrow Agent. If at any time the Escrow Agent shall resign, be removed, or otherwise become incapable of acting as escrow agent pursuant to this Agreement, or if at any time a vacancy shall occur in the office of the Escrow Agent for any other cause, a qualified successor escrow agent shall be appointed by the Parties (other than the Escrow Agent) by a written instrument with the successor escrow agent that is approved and ordered by the Court. If no qualified successor escrow agent has been appointed at the effective date of resignation or removal of the Escrow Agent or within thirty (30) days after the time the Escrow Agent became incapable of acting as the Escrow Agent or a vacancy occurred in the office of the Escrow Agent, any Party hereto (other than the Escrow Agent) may petition the Court for an appointment of a qualified successor escrow agent, and the Escrow Agent shall have the right to refuse to make any payments from the Class Settlement Cash Escrow Account(s) until a qualified successor escrow agent is appointed and has accepted such appointment. Upon the appointment and acceptance of any qualified successor escrow agent hereunder, the Escrow Agent shall transfer the contents of the Class Settlement Cash Escrow Account(s) to its successor. Upon receipt by the successor escrow agent of those contents, the Escrow Agent shall be discharged from any continuing duties or obligations under this Agreement, but such discharge shall not relieve the Escrow Agent from any powers, duties, and obligations of the Escrow Agent under this Escrow Agreement arising prior to its replacement.

15. Parties’ Appointment of New Escrow Agent or Custodian Banks. A new and qualified Escrow Agent may be appointed to succeed the current Escrow Agent by a written agreement among Class Counsel, the Visa Defendants, and the MasterCard Defendants that is approved and ordered by the Court. New and qualified Custodian Banks may be appointed to succeed the current Custodian Banks or to be additional Custodian Banks by a written agreement among Class Counsel, the Visa Defendants, the MasterCard Defendants, and the Escrow Agent that is approved and ordered by the Court.

16. Notices. Notice to the parties hereto shall be in writing and delivered by electronic mail and by hand-delivery, facsimile, or overnight courier service, addressed as follows:

If to the Escrow Agent:	Christopher Ritchie, Senior Vice President
The Huntington National Bank
1150 First Avenue, Suite 103
King of Prussia, PA 19406
Telephone: (215) 568-2328
Facsimile: (215) 568-2385
E-Mail: chris.ritchie@huntington.com

Candi Moore, Senior Vice President
The Huntington National Bank
7 Easton Oval — EA4E63
Columbus, OH 43219
Telephone: (614) 331-9556
Facsimile: (614) 331-5862
E-Mail: candi.moore@huntington.com

If to Class Counsel:	Thomas J. Undlin
Robins, Kaplan, Miller & Ciresi L.L.P.
800 LaSalle Avenue
2800 LaSalle Plaza
Minneapolis, MN 55402-2015
Telephone: (612) 349-8706
Facsimile: (612) 339-4181
E-Mail: tjundlin@rkmc.com

Merrill G. Davidoff
Berger & Montague, P.C.
1622 Locust Street
Philadelphia, PA 19103
Telephone: (215) 875-3000
Facsimile: (215) 875-4604
E-Mail: mdavidoff@bm.net

Keith F. Park
Robbins, Geller, Rudman & Dowd LLP
655 West Broadway
Suite 1900
San Diego, CA 92101
Telephone: (619) 231-1058
Facsimile: (619) 231-7423
E-Mail: keithp@rgrdlaw.com

If to Visa Defendants	General Counsel
Visa Inc.
P.O. Box 8999
San Francisco, CA 94128-8999
Telephone: (415) 932-2100
Facsimile: (415) 932-2531

Adam R. Eaton
Visa Inc.
P.O. Box 266001
Highlands Ranch, CO 80163-6001
Telephone: (303) 389-7156
Facsimile: (303) 389-7113
E-Mail: aeaton@visa.com

Robert J. Vizas
Arnold & Porter LLP
Three Embarcadero Center, 7th Floor
San Francisco, CA 94111-4024
Telephone: (415) 471-3100
Facsimile: (415) 471-3400
Email: robert.vizas@aporter.com

Mark R. Merley
Matthew A. Eisenstein
Arnold & Porter LLP
555 Twelfth Street, NW 20004-1206
Telephone: (202) 942-5000
Facsimile: (202) 942-5999
E-Mail: mark.merley@aporter.com
E-Mail: matthew.eisenstein@aporter.com

Robert C. Mason
Arnold & Porter LLP
399 Park Avenue
New York, NY 10022-4690
Telephone: (212) 715-1000
Facsimile: (212) 715-1399
E-Mail: robert.mason@aporter.com

If to MasterCard Defendants	Noah J. Hanft
James P. Masterson
MasterCard Worldwide
2000 Purchase Street
Purchase, NY 10577
Telephone: (914) 249-2000
Facsimile: (914) 249-4262

Kenneth A. Gallo
Paul, Weiss, Rifkind, Wharton & Garrison LLP
2001 K Street, N.W.
Washington, DC 20006-1047
Telephone: (202) 223-7300
Facsimile: (202) 223-7420
E-Mail: kgallo@paulweiss.com

Gary R. Caney
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Telephone: (212) 373-3000
Facsimile: (212) 757-3990
E-Mail: gcarney@paulweiss.com

Keila D. Ravelo
Wesley R. Powell
Matthew Freimuth
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099
Telephone: (212) 728-6099
Facsimile: (212) 728-8111
E-Mail: kravelo@willkie.com
E-Mail: wpowell@willkie.com
E-Mail: mfreimuth@willkie.com

or to such other address or to such person as any Party shall have last designated by notice to the other Parties.

17. Patriot Act Warranties.

(a) The Visa Defendants and the MasterCard Defendants hereby acknowledge that they will seek to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Visa Defendants and the MasterCard Defendants hereby represent, warrant, and agree that, to the best of their knowledge:

(i) none of the cash or property that it has paid, will pay, or will contribute to the Class Settlement Cash Escrow Account(s) has been or shall be derived from, or related to, an activity that is deemed criminal under United States law; and

(ii) no contribution or payment by the Defendants to the Class Settlement Cash Escrow Account(s) shall cause the Escrow Agent to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

(b) The Visa Defendants and the MasterCard Defendants agree to promptly notify the Escrow Agent and Class Counsel if any of the foregoing representations cease to be true and accurate. Each such Defendant agrees to provide to the Escrow Agent any additional information regarding it that is reasonably necessary or appropriate for the Escrow Agent to ensure its compliance with all applicable laws concerning money laundering and similar activities, subject to any confidentiality obligations (recognized or permitted by law) that may restrict or prohibit the Defendant from providing such information. The Escrow Agent agrees to keep any information provided by the Defendant pursuant to this Section confidential, and will not disclose such information to any other party except to the extent necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities; provided, however, that the Escrow Agent shall give notice to the Defendant as soon as practicable in the event it expects that such a disclosure will become necessary.

(c) The Visa Defendants and the MasterCard Defendants agree that if at any time the Escrow Agent reasonably determines that any of the foregoing representations are incorrect with respect to any one of those Defendants, or if otherwise required by applicable law or regulation related to money laundering and similar activities, the Escrow Agent may undertake whatever actions are reasonably appropriate to ensure compliance with applicable law or regulation.

18. Assignment; Parties in Interest. This Escrow Agreement is binding upon and will inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but will not be assignable, by operation of law or otherwise, by any Party hereto without the prior written consent of the other Parties subject to Section 14. Nothing in this Escrow Agreement is intended to create any legally enforceable rights in any other non-Party person or entity, or to make any non-Party person or entity, including but not limited to any proposed or potential non-Party recipient of funds from the Class Settlement Cash Escrow Account(s) or under the Class Settlement Agreement, a beneficiary of this Escrow Agreement.

19. Entire Agreement. This Escrow Agreement, including the fee schedule attached hereto, constitutes the entire agreement and understanding of the parties hereto. Any modification of this Escrow Agreement or any additional obligations assumed by any party hereto shall be binding only if evidenced by a writing signed by each of the Parties hereto. This Escrow Agreement may not be modified or amended in any way that could jeopardize, impair, or modify the qualified settlement fund status of the Class Settlement Cash Escrow Account(s).

20. Class Settlement Agreement Governs. To the extent this Escrow Agreement conflicts in any way with the Class Settlement Agreement, the provisions of the Class Settlement Agreement shall govern.

21. Governing Law. This Escrow Agreement shall be governed by the law of the State of New York in all respects, without regard to its choice of law or conflicts of laws principles, other than New York General Obligations Law Sections 5-1401 and 5-1402.

22. Forum for Disputes. The Parties hereto submit to the jurisdiction of the Court in the Action, in connection with any proceedings commenced regarding this Escrow Agreement, including, but not limited to, any interpleader proceeding or proceeding the Escrow Agent may commence pursuant to this Escrow Agreement for the appointment of a successor escrow agent, and all Parties hereto submit to the jurisdiction of such Court for the determination of all issues in such proceedings, and irrevocably waive any objection to venue or inconvenient forum. All applications to the Court with respect to any aspect of the Escrow Agreement shall be presented to and determined by United States District Court Judge John Gleeson for resolution as a matter within the scope of MDL 1720, or, if he is not available, any other District Court Judge designated by the Court.

23. Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Escrow Agreement is not performed in substantial accordance with the terms hereof and that the Parties will be entitled to a specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or equity.

24. Termination of Class Settlement Cash Escrow Account(s). The Class Settlement Cash Escrow Account(s) will terminate after all funds and financial assets deposited in them, together with all interest earned thereon, are disbursed in accordance with the provisions of the Class Settlement Agreement and this Escrow Agreement.

25. Miscellaneous Provisions.

(a) Sections and Other Headings. Sections or other headings contained in this Escrow Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Escrow Agreement.

(b) Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Escrow Agreement.

(c) Further Cooperation. The Parties hereto agree to do such further acts and things and to execute and deliver such other documents as the Escrow Agent may request from time to time in connection with the administration, maintenance, enforcement or adjudication of this Escrow Agreement in order (a) to give the Escrow Agent confirmation and assurance of the Escrow Agent’s rights, powers, privileges, remedies and interests under this Agreement and applicable law, (b) to better enable the Escrow Agent to exercise any such right, power, privilege or remedy, or (c) to otherwise effectuate the purpose and the terms and provisions of this Escrow Agreement, each in such form and substance as may be acceptable to the Escrow Agent.

(d) Non-Waiver. The failure of any of the Parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The Huntington National Bank, as Escrow Agent

By:
Christopher Ritchie
Senior Vice President
The Huntington National Bank
1150 First Avenue, Suite 103
King of Prussia, PA 19406
(215) 568-2328

Class Counsel

By:
Merrill G. Davidoff
Berger & Montague, P.C.
1622 Locust Street
Philadelphia, PA 19103
(215) 875-3000

Visa Defendants

(Visa Inc., Visa U.S.A. Inc., and Visa International Service Association)

By:
Joshua Floum
General Counsel
Visa Inc.
P.O. Box 8999
San Francisco, CA 94128-8999
(650) 432-1481

MasterCard Defendants

(MasterCard International Incorporated and MasterCard Incorporated)

By:
Noah J. Hanft

        General Counsel and Chief Franchise Integrity Officer

MasterCard Worldwide
2000 Purchase Street
Purchase, NY 10577
(914) 249-2000

APPENDIX C — Class Settlement Interchange Escrow Agreement

This Class Settlement Interchange Escrow Agreement (“Escrow Agreement”) dated October 19, 2012, is made and entered into in connection with the concurrently executed Definitive Class Settlement Agreement (the “Class Settlement Agreement”) in the matter of In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, No. 05-MD-1720(JG)(JO) (“The Action”). This Escrow Agreement is entered into on behalf of the Class Plaintiffs, by and through Class Counsel; each of the Visa Defendants and the MasterCard Defendants, by and through their respective authorized signatories below; and The Huntington National Bank as escrow agent (the “Escrow Agent”) (collectively, the “Parties”).

Recitals

A. This Escrow Agreement governs the administration, maintenance, investment, and disbursement of the Default Interchange Payments to be deposited into the Interchange Settlement Escrow Account(s) subject to the terms provided in the Class Settlement Agreement.

B. The Default Interchange Payments deposited into the Class Settlement Interchange Escrow Account(s), together with any interest, dividends, and other distributions and payments accrued thereon, is to be used by the Escrow Agent solely in the manner provided in the Class Settlement Agreement and approved by the Court.

C. In no event shall the Visa Defendants or the MasterCard Defendants, any other Defendant, or any other Rule 23(b)(3) Settlement Class Released Party or Rule 23(b)(2) Settlement Class Released Party, except The Huntington National Bank to the extent of its obligations as Escrow Agent herein, have any obligation, responsibility, or liability arising from or relating to the administration, maintenance, preservation, investment, use, allocation, adjustment, distribution, disbursement, or disposition of any funds in the Class Settlement Interchange Escrow Account(s).

D. Unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Class Settlement Agreement, and the terms of the Class Settlement Agreement are hereby incorporated by reference into this Escrow Agreement.

Agreement

1. Appointment of Escrow Agent. The Escrow Agent is hereby appointed to establish the Class Settlement Interchange Escrow Account(s) and to receive, deposit, administer, maintain, invest, and disburse the Default Interchange Payments upon the terms and conditions provided in this Escrow Agreement, the Class Settlement Agreement, and any other exhibits or schedules annexed hereto and made a part hereof.

2. Qualifications. The Escrow Agent and any bank at which the Escrow Agent maintains a Class Settlement Interchange Escrow Account for the purposes of this Escrow Agreement shall at all times be a bank, savings and loan association, and/or trust company in good standing, organized and doing business under the laws of the United States or a State of the United States, having assets of not less than twenty-five billion dollars ($25,000,000,000). The

Escrow Agent shall be authorized under such laws to enter into and perform this Escrow Agreement, and shall be unrelated to and independent of the Class Plaintiffs and the Defendants within the meaning of Treasury Regulations § 1.468B-1(d) and § 1.468B-3(c)(2)(A). If the Escrow Agent at any time ceases to have the foregoing qualifications, the Escrow Agent shall give notice of resignation to the other Parties and a qualified successor escrow agent shall be appointed in accordance with Section 14 of this Escrow Agreement.

3. The Escrow Account. The Escrow Agent shall establish, maintain, and receive and disburse funds from one or more escrow accounts titled as the Class Settlement Interchange Escrow Account(s) at financial institutions (the “Custodian Banks”), into which the Default Interchange Payments shall be deposited subject to and in accordance with the terms of the Class Settlement Agreement. The Custodian Banks shall be the Huntington National Bank and U.S. Bank. The Escrow Agent shall provide the Parties with notice of the names and account numbers for those Class Settlement Interchange Escrow Account(s), and with monthly account statements or reports that describe all deposits, investments, disbursements, and other activities with respect to funds in those Class Settlement Interchange Escrow Account(s). The Class Settlement Interchange Escrow Account(s) shall be segregated accounts held and invested on the terms and subject to the limitations set forth herein, and funds or financial assets contained therein shall be invested and disbursed by the Escrow Agent in accordance with the terms and conditions hereinafter set forth and set forth in the Class Settlement Agreement and in orders of the Court approving the disbursement of the funds or financial assets contained therein.

4. Investment of the Class Settlement Interchange Escrow Account(s). The Escrow Agent shall invest all sums deposited into the Class Settlement Interchange Escrow Account(s) exclusively in instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government, including a U.S. Treasury Money Market Fund, with a term of investment of no more than twelve months, or a bank account insured by the Federal Deposit Insurance Corporation (“FDIC”) up to, but in no event in excess of, the maximum amount so insured. Amounts which may reasonably be expected to be disbursed in the forthcoming three months shall be invested in such instruments with a maturity not to exceed three months. The Escrow Agent shall reinvest the proceeds of these instruments as they mature in those same types of instruments at their then-current market rates. The Escrow Agent may, with reasonable notice to Class Counsel, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any disbursement of funds from the Class Settlement Interchange Escrow Account(s) under this Escrow Agreement and the Class Settlement Agreement. Except as provided in the Class Settlement Agreement, all interest, dividends, and other distributions and payments in connection with the investment of the Class Settlement Interchange Escrow Account(s) shall accrue to the benefit of the Class Settlement Interchange Escrow Account(s). All losses, costs or penalties resulting from any sale or liquidation of the investments of the Class Settlement Interchange Escrow Account(s) shall be charged against the Class Settlement Interchange Escrow Account(s).

5. Escrow Funds Subject to Jurisdiction of the Court. The Class Settlement Interchange Escrow Account(s) shall remain subject to the jurisdiction of the Court, and be under the continuing supervision of the Court, until such time as the funds contained therein are fully distributed pursuant to the Class Settlement Agreement and on further order(s) of the Court.

6. Tax Treatment & Report. The Class Settlement Interchange Escrow Account(s) shall be set up, maintained, and treated at all times as a “Qualified Settlement Fund” within the meaning of Treasury Regulation §1.468B-1 and any analogous local, state, and/or foreign statute, law, regulation, or rule. The Escrow Agent shall timely make such elections as necessary or advisable to fulfill the requirements of such Treasury Regulation, including the “relation-back election” under Treas. Reg. § 1.468B-1(j)(2) to the earliest permitted date. Such election shall be made in compliance with the procedures and requirements contained in the Treasury Regulations. For purposes of §468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the “administrator” of the Class Settlement Interchange Escrow Account(s) shall be the Escrow Agent. The Escrow Agent shall timely and properly prepare, deliver to all necessary parties for signature, and file all necessary documentation for any elections required under Treas. Reg. §1.468B-1. Escrow Agent shall timely and properly prepare and file any informational and other tax returns necessary or advisable with respect to the Class Settlement Interchange Escrow Account(s) and the distributions and payments therefrom, including without limitation the returns described in Treasury Regulation §1.468B-2(k), and to the extent applicable Treasury Regulation §1.468B-2(1).

7. Tax Payments of Class Settlement Interchange Escrow Account(s). All Taxes with respect to income earned on the Class Settlement Interchange Escrow Account(s), as more fully described in the Class Settlement Agreement, shall be treated as and considered to be a cost of administration of the Settlement Fund and the Escrow Agent shall timely pay such Taxes out of the Class Settlement Interchange Escrow Account(s), as appropriate, without prior order of the Court. The Escrow Agent shall be responsible for the timely and proper preparation and delivery of any necessary documentation for signature by all necessary parties, and the timely filing of all tax returns and other tax reports required by law, and the withholding of any taxes required by law; provided that the Escrow Agent shall have no 1099 reporting obligations with respect to any distribution, compensation, income or other benefits paid to Authorized Interchange Claimants (which tax reporting duties shall be fulfilled by the Class Administrator). The Escrow Agent may engage an accounting firm or tax preparer to assist in the preparation of any tax reports or the calculation of any tax payments due as set forth in Sections 6 and 7, and the expense of such assistance shall be paid from the Class Settlement Interchange Escrow Account(s). The Class Settlement Interchange Escrow Account(s) shall indemnify and hold the Defendants harmless for any taxes that may be deemed to be payable by the Defendants by reason of the income earned on the Class Settlement Interchange Escrow Account(s), and the Escrow Agent shall establish such reserves as are necessary to cover the tax liabilities of the Class Settlement Interchange Escrow Account(s) and the indemnification obligations imposed by this Section.

8. Disbursement Instructions. Disbursements from the Class Settlement Interchange Escrow Account(s) are to be made only in accordance with the terms and provisions contained in Paragraphs 25-26 of the Class Settlement Agreement, upon written authorization of Class Counsel and the Visa Defendants and the MasterCard Defendants, and include the following:

(a) Pursuant to Paragraph 25 of the Class Settlement Agreement, the Escrow Agent may make payments prior to ten days after the Settlement Final Date only in the amounts approved by the Court and only to pay for (i) the costs of establishing, maintaining, or administering the Class Settlement Interchange Escrow Account(s), including Taxes and the administrative costs of paying such Taxes; (ii) Settlement Administration Costs, in amounts consistent with the limitations of Paragraph 25(b) of the Class Settlement Agreement.

(b) Pursuant to Paragraph 26 of the Class Settlement Agreement, commencing the day after ten business days after the Settlement Final Date, the Escrow Agent may make payments in amounts approved by the Court, including for paying the timely and proper claims of Authorized Interchange Claimants pursuant to the Plan of Administration and Distribution approved by the Court and administered by the Class Administrator.

(c) All disbursements described in Section 8(a)-(b), above, and any other disbursements from the Class Settlement Interchange Escrow Account(s), must be authorized by an order of the Court; provided, however, that the Court’s Order Preliminarily Approving the Settlement may authorize, without further Order of the Court, but subject to the cap provided in Paragraph 25(c) of the Class Settlement Agreement, the payment of all taxes due (including administrative costs of paying such taxes).

(d) Consistent with the orders of the Court, the Escrow Agent may rely on transfer or disbursement instructions provided in a signed writing on firm letterhead by a counsel listed below in Section 16 for each of the Class Counsel, Visa Defendants, and MasterCard Defendants. Alternatively, the Escrow Agent may rely on such transfer or disbursement instructions provided in a signed writing on firm letterhead by a counsel listed in Section 16 below for either Class Counsel, the Visa Defendants, or the MasterCard Defendants, if that writing is copied to the counsel for the other Parties listed in Section 16 and one of those counsel for each of the other Parties confirms the instructions by email or other writing. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it shall not execute the instruction until all issues have been resolved. The Escrow Agent shall provide prompt notice as provided in Section 16 that instructions and transactions have been executed, and the Parties agree to notify the Escrow Agent of any errors, delays, or other problems within 30 days after receiving notification that an instruction and transaction has been executed. If it is determined that the transaction was delayed or erroneously executed as a result of the Escrow Agent’s error, the Escrow Agent’s sole obligation is to pay or refund the amount of such error and any amounts as may be required by applicable law. Any claim for interest payable will be at the then-published rate for United States Treasury Bills having a maturity of 91 days.

9. Termination of Class Settlement Agreement. If the Class Settlement Agreement terminates, upon notification thereof being provided to the Escrow Agent, any sums in the Class Settlement Interchange Escrow Account(s), together with any interest, dividends, and other disbursements and payments earned thereon, less any Taxes due and owing and Settlement Administration Costs approved by the Court and already paid or incurred in accordance with the terms of the Class Settlement Agreement, shall remain in the Class Settlement Interchange Escrow Account(s), and shall be distributed in the manner determined by the Court, if the parties do not enter into a new Class Settlement Agreement addressing such distribution, in accordance with Paragraph 99(b) of the Class Settlement Agreement.

10. Fees. For all services rendered by the Escrow Agent pursuant to this Escrow Agreement, the Escrow Agent shall waive its standard charges and fees. If the Escrow Agent is asked to provide additional services, the Escrow Agent and the Parties must first agree to a separate fee schedule for such services. All such fees and expenses of the Escrow Agent shall be paid solely from the Class Settlement Interchange Escrow Account(s). The Escrow Agent may

pay itself such fees from the Class Settlement Interchange Escrow Account(s) only after such fees have been approved for payment by the Court, Class Counsel, the Visa Defendants, and the MasterCard Defendants.

11. Duties, Liabilities and Rights of Escrow Agent. This Escrow Agreement sets forth all of the obligations of the Escrow Agent, and no additional obligations shall be implied from the terms of this Escrow Agreement or any other agreement, instrument, or document.

(a) The Escrow Agent shall deal with the contents of the Class Settlement Interchange Escrow Account(s) only in accordance with this Escrow Agreement.

(b) The Escrow Agent may act in reliance upon any instructions, notice, certification, demand, consent, authorization, receipt, power of attorney, or other writing delivered to it by Class Counsel or the Visa Defendants or the MasterCard Defendants, as provided herein, without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order. The Escrow Agent may act in reliance upon any signature which is reasonably believed by it to be genuine, and may assume that such person has been properly authorized to do so.

(c) The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected to the extent the Escrow Agent acts in accordance with the reasonable opinion and instructions of counsel. The Escrow Agent shall have the right to reimburse itself for reasonable legal fees and reasonable and necessary disbursements and expenses actually incurred from the Class Settlement Interchange Escrow Account(s) only (i) upon approval by Class Counsel and the Visa Defendants and the MasterCard Defendants, and (ii) pursuant to an order of the Court.

(d) The Escrow Agent, or any of its affiliates, is authorized to manage, advise, or service any money market mutual funds in which any portion of the Class Settlement Interchange Escrow Account(s) may be invested.

(e) The Escrow Agent is authorized (but not required) to hold any treasuries held hereunder in its Federal Reserve account. Alternatively, the Escrow Agent may hold treasuries or other securities in a segregated account held by a qualified third-party financial institution.

(f) The Escrow Agent shall not bear any risks related to the investment of the Class Settlement Interchange Escrow Account(s) in accordance with the provisions of Section 4 of this Escrow Agreement. The Escrow Agent will be indemnified by the Class Settlement Interchange Escrow Account(s), and held harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of, any of the Escrow

Agent’s duties under this Escrow Agreement, except as a result of the Escrow Agent’s bad faith, willful misconduct, negligence, or gross negligence.

(g) Upon distribution of all of the funds in the Class Settlement Interchange Escrow Account(s) pursuant to the terms of this Escrow Agreement and any orders of the Court, the Escrow Agent shall be relieved of any and all further obligations and released from any and all liability under this Escrow Agreement, except as otherwise specifically set forth herein.

(h) The Escrow Agent shall not have any interest in the Class Settlement Interchange Escrow Account(s), but shall serve as escrow holder only and shall have possession thereof.

12. Non-Assignability by Escrow Agent. The Escrow Agent’s rights, duties and obligations hereunder may not be assigned or assumed without the written consent of Class Counsel and the Visa Defendants and the MasterCard Defendants.

13. Resignation of Escrow Agent. The Escrow Agent may, in its sole discretion, resign and terminate its position hereunder at any time following 120 days prior written notice to the parties to this Escrow Agreement. On the effective date of such resignation, the Escrow Agent shall deliver this Escrow Agreement together with any and all related instruments or documents and all funds in the Class Settlement Interchange Escrow Account(s) to the successor Escrow Agent, subject to this Escrow Agreement and an accounting of the funds held in such Class Settlement Interchange Escrow Account(s). If a successor Escrow Agent has not been appointed prior to the expiration of 120 days following the date of the notice of such resignation, then the Escrow Agent may petition the Court for the appointment of a successor Escrow Agent, or other appropriate relief. Any such resulting appointment shall be binding upon all of the parties to this Escrow Agreement.

Notwithstanding any resignation or removal of the Escrow Agent pursuant to this Section 13, the Escrow Agent shall continue to serve in its capacity as Escrow Agent until each of the following has occurred: (a) a successor escrow agent being appointed in accordance with the provisions of Section 14 and having accepted such appointment, and (b) all sums in the Class Settlement Interchange Escrow Account(s) having been transferred to and received by such successor escrow agent along with the records pertaining to the Class Settlement Interchange Escrow Account(s).

14. Appointment of Successor Escrow Agent. If at any time the Escrow Agent shall resign, be removed, or otherwise become incapable of acting as escrow agent pursuant to this Agreement, or if at any time a vacancy shall occur in the office of the Escrow Agent for any other cause, a qualified successor escrow agent shall be appointed by the Parties (other than the Escrow Agent) by a written instrument with the successor escrow agent that is approved and ordered by the Court. If no qualified successor escrow agent has been appointed at the effective date of resignation or removal of the Escrow Agent or within thirty (30) days after the time the Escrow Agent became incapable of acting as the Escrow Agent or a vacancy occurred in the office of the Escrow Agent, any Party hereto (other than the Escrow Agent) may petition the Court for an appointment of a qualified successor escrow agent, and the Escrow Agent shall have the right to refuse to make any payments from the Class Settlement Interchange Escrow

Account(s) until a qualified successor escrow agent is appointed and has accepted such appointment. Upon the appointment and acceptance of any qualified successor escrow agent hereunder, the Escrow Agent shall transfer the contents of the Class Settlement Interchange Escrow Account(s) to its successor. Upon receipt by the successor escrow agent of those contents, the Escrow Agent shall be discharged from any continuing duties or obligations under this Agreement, but such discharge shall not relieve the Escrow Agent from any powers, duties, and obligations of the Escrow Agent under this Escrow Agreement arising prior to its replacement.

15. Parties’ Appointment of New Escrow Agent or Custodian Banks. A new and qualified Escrow Agent may be appointed to succeed the current Escrow Agent by a written agreement among Class Counsel, the Visa Defendants, and the MasterCard Defendants that is approved and ordered by the Court. New and qualified Custodian Banks may be appointed to succeed the current Custodian Banks or to be additional Custodian Banks by a written agreement among Class Counsel, the Visa Defendants, the MasterCard Defendants, and the Escrow Agent that is approved and ordered by the Court.

16. Notices. Notice to the parties hereto shall be in writing and delivered by electronic mail and by hand-delivery, facsimile, or overnight courier service, addressed as follows:

If to the Escrow Agent:	Christopher Ritchie, Senior Vice President
The Huntington National Bank
1150 First Avenue, Suite 103
King of Prussia, PA 19406
Telephone: (215) 568-2328
Facsimile: (215) 568-2385
E-Mail: chris.ritchie@huntington.com

Candi Moore, Senior Vice President
The Huntington National Bank
7 Easton Oval — EA4E63
Columbus, OH 43219
Telephone: (614) 331-9556
Facsimile: (614) 331-5862
E-Mail: candi.moore@huntington.com

If to Class Counsel:	Thomas J. Undlin
Robins, Kaplan, Miller & Ciresi L.L.P.
800 LaSalle Avenue
2800 LaSalle Plaza
Minneapolis, MN 55402-2015
Telephone: (612) 349-8706
Facsimile: (612) 339-4181
E-Mail: tjundlin@rkmc.com

Merrill G. Davidoff
Berger & Montague, P.C.
1622 Locust Street
Philadelphia, PA 19103
Telephone: (215) 875-3000
Facsimile: (215) 875-4604
E-Mail: mdavidoff@bm.net

Keith F. Park
Robbins, Geller, Rudman & Dowd LLP
655 West Broadway
Suite 1900
San Diego, CA 92101
Telephone: (619) 231-1058
Facsimile: (619) 231-7423
E-Mail: keithp@rgrdlaw.com

If to Visa Defendants	General Counsel
Visa Inc.
P.O. Box 8999
San Francisco, CA 94128-8999
Telephone: (415) 932-2100
Facsimile: (415) 932-2531

Adam R. Eaton
Visa Inc.
P.O. Box 266001
Highlands Ranch, CO 80163-6001
Telephone: (303) 389-7156
Facsimile: (303) 389-7113
E-Mail: aeaton@visa.com

Robert J. Vizas
Arnold & Porter LLP
Three Embarcadero Center, 7th Floor
San Francisco, CA 94111-4024
Telephone: (415) 471-3100
Facsimile: (415) 471-3400
Email: robert.vizas@aporter.com

Mark R. Merley
Matthew A. Eisenstein
Arnold & Porter LLP
555 Twelfth Street, NW 20004-1206
Telephone: (202) 942-5000
Facsimile: (202) 942-5999
E-Mail: mark.merley@aporter.com
E-Mail: matthew.eisenstein@aporter.com

Robert C. Mason
Arnold & Porter LLP
399 Park Avenue
New York, NY 10022-4690
Telephone: (212) 715-1000
Facsimile: (212) 715-1399
E-Mail: robert.mason@aporter.com

If to MasterCard Defendants	Noah J. Hanft
James P. Masterson
MasterCard Worldwide
2000 Purchase Street
Purchase, NY 10577
Telephone: (914) 249-2000
Facsimile: (914) 249-4262

Kenneth A. Gallo
Paul, Weiss, Rifkind, Wharton & Garrison LLP
2001 K Street, N.W.
Washington, DC 20006-1047
Telephone: (202) 223-7300
Facsimile: (202) 223-7420
E-Mail: kgallo@paulweiss.com

Gary R. Caney
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Telephone: (212) 373-3000
Facsimile: (212) 757-3990
E-Mail: gcarney@paulweiss.com

Keila D. Ravelo
Wesley R. Powell
Matthew Freimuth
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099
Telephone: (212) 728-6099
Facsimile: (212) 728-8111
E-Mail: kravelo@willkie.com
E-Mail: wpowell@willkie.com
E-Mail: mfreimuth@willkie.com

or to such other address or to such person as any Party shall have last designated by notice to the other Parties.

17. Patriot Act Warranties.

(a) The Visa Defendants and the MasterCard Defendants hereby acknowledge that they will seek to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Visa Defendants and the MasterCard Defendants hereby represent, warrant, and agree that, to the best of their knowledge:

(i) none of the cash or property that it has paid, will pay, or will contribute to the Class Settlement Interchange Escrow Account(s) has been or shall be derived from, or related to, an activity that is deemed criminal under United States law; and

(ii) no contribution or payment by the Defendants to the Class Settlement Interchange Escrow Account(s) shall cause the Escrow Agent to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

(b) The Visa Defendants and the MasterCard Defendants agree to promptly notify the Escrow Agent and Class Counsel if any of the foregoing representations cease to be true and accurate. Each such Defendant agrees to provide to the Escrow Agent any additional information regarding it that is reasonably necessary or appropriate for the Escrow Agent to ensure its compliance with all applicable laws concerning money laundering and similar activities, subject to any confidentiality obligations (recognized or permitted by law) that may restrict or prohibit the Defendant from providing such information. The Escrow Agent agrees to keep any information provided by the Defendant pursuant to this Section confidential, and will not disclose such information to any other party except to the extent necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities; provided, however, that the Escrow Agent shall give notice to the Defendant as soon as practicable in the event it expects that such a disclosure will become necessary.

(c) The Visa Defendants and the MasterCard Defendants agree that if at any time the Escrow Agent reasonably determines that any of the foregoing representations are incorrect with respect to any one of those Defendants, or if otherwise required by applicable law or regulation related to money laundering and similar activities, the Escrow Agent may undertake whatever actions are reasonably appropriate to ensure compliance with applicable law or regulation.

18. Assignment; Parties in Interest. This Escrow Agreement is binding upon and will inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but will not be assignable, by operation of law or otherwise, by any Party hereto without the prior written consent of the other Parties subject to Section 14. Nothing in this Escrow Agreement is intended to create any legally enforceable rights in any other non-Party person or entity, or to make any non-Party person or entity, including but not limited to any proposed or potential non-Party recipient of funds from the Class Settlement Interchange Escrow Account(s) or under the Class Settlement Agreement, a beneficiary of this Escrow Agreement.

19. Entire Agreement. This Escrow Agreement, including the fee schedule attached hereto, constitutes the entire agreement and understanding of the parties hereto. Any modification of this Escrow Agreement or any additional obligations assumed by any party hereto shall be binding only if evidenced by a writing signed by each of the Parties hereto. This Escrow Agreement may not be modified or amended in any way that could jeopardize, impair, or modify the qualified settlement fund status of the Class Settlement Interchange Escrow Account(s).

20. Class Settlement Agreement Governs. To the extent this Escrow Agreement conflicts in any way with the Class Settlement Agreement, the provisions of the Class Settlement Agreement shall govern.

21. Governing Law. This Escrow Agreement shall be governed by the law of the State of New York in all respects, without regard to its choice of law or conflicts of laws principles, other than New York General Obligations Law Sections 5-1401 and 5-1402.

22. Forum for Disputes. The Parties hereto submit to the jurisdiction of the Court in the Action, in connection with any proceedings commenced regarding this Escrow Agreement, including, but not limited to, any interpleader proceeding or proceeding the Escrow Agent may commence pursuant to this Escrow Agreement for the appointment of a successor escrow agent, and all Parties hereto submit to the jurisdiction of such Court for the determination of all issues in such proceedings, and irrevocably waive any objection to venue or inconvenient forum. All applications to the Court with respect to any aspect of the Escrow Agreement shall be presented to and determined by United States District Court Judge John Gleeson for resolution as a matter within the scope of MDL 1720, or, if he is not available, any other District Court Judge designated by the Court.

23. Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Escrow Agreement is not performed in substantial accordance with the terms hereof and that the Parties will be entitled to a specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or equity.

24. Termination of Class Settlement Interchange Escrow Account(s). The Class Settlement Interchange Escrow Account(s) will terminate after all funds and financial assets deposited in them, together with all interest earned thereon, are disbursed in accordance with the provisions of the Class Settlement Agreement and this Escrow Agreement.

25. Miscellaneous Provisions.

(e) Sections and Other Headings. Sections or other headings contained in this Escrow Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Escrow Agreement.

(f) Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Escrow Agreement.

(g) Further Cooperation. The Parties hereto agree to do such further acts and things and to execute and deliver such other documents as the Escrow Agent may request from time to time in connection with the administration, maintenance, enforcement or adjudication of this Escrow Agreement in order (a) to give the Escrow Agent confirmation and assurance of the Escrow Agent’s rights, powers, privileges, remedies and interests under this Agreement and applicable law, (b) to better enable the Escrow Agent to exercise any such right, power, privilege or remedy, or (c) to otherwise effectuate the purpose and the terms and provisions of this Escrow Agreement, each in such form and substance as may be acceptable to the Escrow Agent.

(h) Non-Waiver. The failure of any of the Parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The Huntington National Bank, as Escrow Agent

By:
Christopher Ritchie
Senior Vice President
The Huntington National Bank
1150 First Avenue, Suite 103
King of Prussia, PA 19406
(215) 568-2328

Class Counsel

By:
Merrill G. Davidoff
Berger & Montague, P.C.
1622 Locust Street
Philadelphia, PA 19103
Telephone: (215) 875-3000

Visa Defendants

(Visa Inc., Visa U.S.A. Inc., and Visa International Service Association)

By:
Joshua Floum
General Counsel
Visa Inc.
P.O. Box 8999
San Francisco, CA 94128
(650) 432-1481

MasterCard Defendants

(MasterCard International Incorporated and MasterCard Incorporated)

By:
Noah J. Hanft
General Counsel and Chief Franchise Integrity Officer
MasterCard Worldwide
2000 Purchase Street
Purchase, NY 10577
(914) 249-2000

APPENDIX D — Class Settlement Preliminary Approval Order

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

IN RE PAYMENT CARD INTERCHANGE FEE AND MERCHANT DISCOUNT ANTITRUST LITIGATION This Document Applies to: All Cases.	No. 05-MD-1720 (JG) (JO)

CLASS SETTLEMENT PRELIMINARY APPROVAL ORDER

WHEREAS, the Court has considered the Definitive Class Settlement Agreement, including its Appendices, dated as of                     , 2012 (the “Class Settlement Agreement”) among the Class Plaintiffs and the Defendants, which sets forth the terms and conditions for a proposed settlement of the Class Actions in MDL 1720, and the termination and disposition of all causes of action against the Defendants in those Class Actions with prejudice;

WHEREAS, the Court has considered the motion of Class Plaintiffs for preliminary approval of the Class Settlement Agreement, the Memorandum of Law and evidence filed in support thereof, the objections to preliminary approval of the Class Settlement Agreement and all evidence filed in support of such objections, and all other papers submitted in connection with the Class Settlement Agreement; and

WHEREAS, the Court held a hearing on                     , 201    , at which the Court heard argument on whether the Class Settlement Agreement should be preliminarily approved;

NOW, THEREFORE, IT IS HEREBY ORDERED AND DECREED as follows:

1. This Class Settlement Preliminary Approval Order incorporates by reference the definitions in the Class Settlement Agreement, and all terms herein shall have the same meanings as set forth in the Class Settlement Agreement.

2. The Court has subject matter and personal jurisdiction over the Class Plaintiffs, all members of the settlement classes provisionally certified below, and the Defendants.

3. The Court preliminarily approves the Class Settlement Agreement, including specifically the Plan of Administration and Distribution contained in Appendix I of the Class Settlement Agreement, as within the range of a fair, reasonable, and adequate settlement within the meaning of Federal Rule of Civil Procedure 23 and applicable law, and consistent with due process.

4. The Court orders Class Counsel, the Visa Defendants, and the MasterCard Defendants to establish and maintain the Class Settlement Cash Escrow Account(s) and the Class Settlement Interchange Escrow Account(s) as provided in Paragraphs 6-8 of the Class Settlement Agreement, the Class Settlement Cash Escrow Agreement in Appendix B to the Class Settlement Agreement, and the Class Settlement Interchange Escrow Agreement in Appendix C to the Class Settlement Agreement.

5. Based on and pursuant to the class action criteria of Federal Rules of Civil Procedure 23(a) and 23(b)(3), the Court provisionally certifies, for settlement purposes only, a Rule 23(b)(3) Settlement Class, from which exclusions shall be permitted, consisting of all persons, businesses, and other entities that have accepted Visa-Branded Cards and/or MasterCard-Branded Cards in the United States at any time from January 1, 2004 to the Settlement Preliminary Approval Date, except that this Class does not include the named Defendants, their directors, officers, or members of their families, financial institutions that have issued Visa- or MasterCard-Branded Cards or acquired Visa- or MasterCard-Branded Card transactions at any time from January 1, 2004 to the Settlement Preliminary Approval Date, or the United States government.

6. Based on and pursuant to the class action criteria of Federal Rules of Civil Procedure 23(a) and 23(b)(2), the Court provisionally certifies, for settlement purposes only, a Rule 23(b)(2) Settlement Class, from which exclusions shall not be permitted, consisting of all persons, businesses, and other entities that as of the Settlement Preliminary Approval Date or in the future accept any Visa-Branded Cards and/or MasterCard-Branded Cards in the United States, except that this Class shall not include the named Defendants, their directors, officers, or members of their families, financial institutions that have issued Visa- or MasterCard-Branded Cards or acquired Visa- or MasterCard-Branded Card transactions at any time since January 1, 2004, or do so in the future, or the United States government.

7. The definitions of the proposed classes in the Operative Class Complaints are hereby amended to be the same as the settlement classes provisionally certified above.

8. In the event of termination of the Class Settlement Agreement as provided therein, certification of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class shall automatically be vacated and each Defendant may fully contest certification of any class as if no Rule 23(b)(3) Settlement Class or Rule 23(b)(2) Settlement Class had been certified.

9. The Court finds and concludes that the Class Plaintiffs will fairly and adequately represent and protect the interests of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, and appoints them to serve as the representatives of those Settlement Classes. Based on and pursuant to the criteria of Federal Rule of Civil Procedure 23(g), the Court appoints the law firms of Robins, Kaplan, Miller & Ciresi L.L.P., Berger & Montague, P.C., and Robbins Geller Rudman & Dowd LLP to serve as Class Counsel.

10. The notice requirements of the Class Action Fairness Act, 28 U.S.C. § 1715, have been met.

11. The Court appoints Epiq Systems, Inc. as the Class Administrator to assist Class Counsel in effectuating and administering the Notice Plan delineated in Appendix E to the Class Settlement Agreement and the exclusion process for Opt Outs, in analyzing and evaluating the amount of the Class Exclusion Takedown Payments and the Default Interchange Payments, and in effectuating and administering the claims process for members of the Rule 23(b)(3) Settlement Class.

12. The Court determines that notice should be provided to members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, but that exclusion rights should be afforded only to members of the Rule 23(b)(3) Settlement Class as to their participation in the Rule 23(b)(3) Settlement Class.

13. The Court approves the method of notice to be provided to the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class that is described in the Class Settlement Agreement and in the Notice Plan contained in Appendix E to the Class Settlement Agreement, including use of the long-form website and mail notice and the publication notice contained in Appendix F to the Class Settlement Agreement. The Court finds and concludes that such notice: (a) is the best notice that is practicable under the circumstances, and is reasonably calculated to reach the members of the Rule 23(b)(3) Settlement Class and Rule 23(b)(2) Settlement Class that would be bound by the Class Settlement Agreement and to apprise them of the Action, the terms and conditions of the Class Settlement Agreement, their right to opt out and be excluded from the Rule 23(b)(3) Settlement Class, and to object to the Class Settlement Agreement; and (b) meets the requirements of Federal Rule of Civil Procedure 23 and due process.

14. Consistent with the Notice Plan, the Court directs the Class Administrator, as soon as practicable following the Court’s entry of this Class Settlement Preliminary Approval Order, but before commencement of the mail and publication notice, to establish the dedicated Case Website, post office box, and toll-free telephone line for providing notice and information to members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, and receiving exclusion requests from members of the Rule 23(b)(3) Settlement Class.

15. Within ninety days following the Court’s entry of this Class Settlement Preliminary Approval Order, the Class Administrator shall complete the mail and publication notice to members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class that is described in the Notice Plan, using the long form mail notice and the publication notice contained in Appendix F to the Class Settlement Agreement.

16. As explained in the long-form notice and publication notice, any member of the Rule 23(b)(3) Settlement Class that does not wish to participate in the Rule 23(b)(3) Settlement Class shall have until one hundred eighty days after the Court’s entry of this Class Settlement Preliminary Approval Order — i.e., ninety days after the last date for completion of the mail and publication notice (the “Class Exclusion Period”) — to submit a request to become an Opt Out and be excluded from the Rule 23(b)(3) Settlement Class.

17. A member of the Rule 23(b)(3) Settlement Class may effect such an exclusion by sending a written request to the Class Administrator, by first-class mail with postage prepaid and postmarked within the Class Exclusion Period. The written request must be signed by a person authorized to do so, and provide all of the following information:

(a) The words “In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation.”

(b) A statement of the Rule 23(b)(3) Settlement Class member’s full name, address, telephone number, and taxpayer identification number.

(c) A statement that the Rule 23(b)(3) Settlement Class member desires to be excluded from the Rule 23(b)(3) Settlement Class, and by what position or authority he or she has the power to exclude the member from the Rule 23(b)(3) Settlement Class.

(d) The business names, brand names, and addresses of any stores or sales locations whose sales the Rule 23(b)(3) Settlement Class member desires to be excluded from the Rule 23(b)(3) Settlement Class.

18. As also explained in the long-form notice and publication notice, any Rule 23(b)(3) Settlement Class member that does not submit a request for exclusion, or any Rule 23(b)(2) Settlement Class member, shall have until one hundred eighty days after the Court’s entry of the Class Settlement Preliminary Approval Order — i.e., ninety days after the last date for completion of the mail and publication notice (the “Class Objection Period”) — to submit an objection to the Class Settlement Agreement, any request for Attorneys’ Fee Awards, any request for Expense Awards, or any request for Class Plaintiffs’ Awards (be an “Objector”), and to file any notice to appear.

19. Such an Objector must file a written statement of objections with the Court within the Class Objection Period, and send it to the following designees of Class Counsel and counsel for the Defendants, by first-class mail and postmarked within the Class Objection Period:

Designee of Class Counsel: Alexandra S. Bernay, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, California 92101-3301.

Designee of Defendants: Wesley R. Powell, Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019.

20. The Objector’s written statement of objections must: (a) contain the words “In re Interchange Fee and Merchant Discount Antitrust Litigation”; (b) state each and every objection of the Objector and the specific reasons therefor; (c) provide all legal support and all evidence that the Objector wishes to bring to the Court’s attention in support of any objection; (d) state the full name and address and telephone number of the Objector; (e) provide information sufficient to establish that the Objector is a member of the Rule 23(b)(3) Settlement Class and/or the Rule 23(b)(2) Settlement Class; and (f) state the full name, mail address, email address, and telephone number of any counsel representing the Objector in connection with the objections.

21. In addition, any Objector or counsel for an Objector that desires to appear at the final approval hearing must file with the Court within the Class Objection Period, and send to the designees of Class Counsel and the Defendants identified above, by first class mail and postmarked within the Class Objection Period, a separate notice of intention to appear that identifies by name, position, address, and telephone number each person who intends to appear at the final approval hearing on behalf of the Objector.

22. Prior to forty five days before the end of the Class Exclusion Period and Class Objection Period — i.e., within one hundred thirty five days after the Court’s entry of this Class Settlement Preliminary Approval Order — Class Counsel will file all motion and supporting papers seeking the Court’s final approval of the Class Settlement Agreement, and the Court’s approval of any Attorneys’ Fee Awards, Expense Awards, or Class Plaintiffs’ Awards with respect to any Class Action in MDL 1720. Class Counsel will also file any additional details regarding the Plan of Administration and Distribution, after timely and regular consultation with the Defendants and subject to the Court’s approval, prior to forty-five days before the end of the Class Exclusion Period and Class Objection Period. Class counsel will provide notice of such motions and any additional details to members of the Rule 23(b)(3) Settlement Class and to members of the Rule 23(b)(2) Settlement Class by causing all such motions and supporting papers, and any additional details regarding the Plan of Administration and Distribution, to be posted prominently on the Case Website prior to, or simultaneously with, their filing with the Court.

23. Within one hundred ninety-five days after the Court’s entry of the Class Settlement Preliminary Approval Order — i.e., within fifteen days after the conclusion of the Class Exclusion Period — the Class Administrator shall prepare a report, and file it with the Court and provide it to the following designees of Class Counsel, the Visa Defendants, the MasterCard Defendants, and the Bank Defendants:

Designee of Class Counsel: Alexandra S. Bernay, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, California 92101-3301.

Designee of Visa Defendants: Matthew A. Eisenstein, Arnold & Porter LLP, 555 Twelfth Street, NW, Washington, DC 20004.

Designee of MasterCard Defendants: Wesley R. Powell, Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019.

Designee of Bank Defendants: Peter E. Greene, Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036.

24. The Class Administrator’s report shall:

(a) Confirm that the Notice Plan was carried out and that the website notice, mail notice, publication notice, and any other notice to members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class was provided in the manner directed by the Court.

(b) Identify the date when the Case Website was fully established and its content made available to the members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, the date or dates on which mail notices were mailed, the dates of the publication notices, and the date or dates of any other notice directed by the Court.

(c) List each member of the Rule 23(b)(3) Settlement Class that sought to become an Opt Out and be excluded from the Rule 23(b)(3) Settlement Class, and on what date the request to be excluded was postmarked and received, and state whether the Rule 23(b)(3) Settlement Class member’s request for exclusion was timely and properly made.

(d) Attach a copy of all documentation concerning each request for exclusion that the Class Administrator received, with any taxpayer identification number, or other confidential information filed under seal with the Court.

25. As provided in the Class Settlement Agreement, within approximately two hundred forty days after the Court’s entry of the Class Settlement Preliminary Approval Order, in the event that the Class Plaintiffs and the Defendants have not resolved all differences regarding the amount of the Class Exclusion Takedown Payments to be made to the Visa Defendants and the MasterCard Defendants, they shall submit their dispute to the Court for resolution in connection with the final approval hearing, so that the Court’s Class Settlement Order and Final Judgment may identify each Opt Out and state the Class Exclusion Takedown Payments to be made, respectively, to the Visa Defendants and to the MasterCard Defendants from the Class Settlement Cash Escrow Account(s) as provided in the Class Settlement Agreement.

26. The Class Administrator’s expenses for the foregoing notice and exclusion activities, including those of any third-party vendors it uses to perform tasks necessary for the implementation or effectuation of its duties, shall be paid from the Class Settlement Cash Escrow Account(s). In no event shall any Defendant, Rule 23(b)(3) Settlement Class Released Party, or Rule 23(b)(2) Settlement Class Released Party have any obligation, responsibility, or liability with respect to the Class Administrator, the Notice Plan, or the exclusion procedures for members of the Rule 23(b)(3) Settlement Class, including with respect to the costs, administration expenses, or any other charges for any notice and exclusion procedures.

27. The Court will hold a final approval hearing at least two hundred eighty five days after the Court’s entry of this Class Settlement Preliminary Approval Order, at     o’clock on                          , 2013, at the Courthouse for the United States District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, NY 11201. At that final approval hearing, the Court will conduct an inquiry as it deems appropriate into the fairness, reasonableness, and adequacy of the Class Settlement Agreement, address any objections to it, and determine whether the Class Settlement Agreement and the Plan of Administration and Distribution should be finally approved, whether final judgment should be entered thereon, and whether to approve any motions for Attorneys’ Fee Awards, Expense Awards, and Class Plaintiffs’ Awards.

28. The Court stays all further proceedings in this Action as between the Class Plaintiffs or any other plaintiff in a putative class action consolidated in MDL 1720, and the Defendants or any other defendant in a putative class action consolidated in MDL 1720, except for proceedings in MDL 1720 related to effectuating and complying with the Class Settlement Agreement, pending the Court’s determination of whether the Class Settlement Agreement should be finally approved or the termination of the Class Settlement Agreement.

29. The Court enjoins the members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class, pending the Court’s determination of whether the Class Settlement Agreement should finally be approved or the termination of the Class Settlement Agreement, from challenging in any action or proceeding any matter covered by this Class Settlement Agreement or its release and covenant not to sue provisions, except for (a) proceedings in MDL 1720 related to effectuating and complying with the Class Settlement Agreement; and (b) any Opt Out’s claims for damages based on any conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(3) Settlement

Class Released Party prior to the date of the Court’s entry of this Class Settlement Preliminary Approval Order.

IT IS SO ORDERED.

DATED:
THE HONORABLE JOHN GLEESON
UNITED STATES DISTRICT JUDGE

APPENDIX E — Notice Plan

In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation Settlement Notice Plan

Hilsoft Notifications

© 2012 Hilsoft Notifications

© 2012 Hilsoft Notifications

20.	National Business Publication Secondary Reader Data	33

21.	National Business Publication Audience Data	34

22.	Trade, Business & Specialty Publications	35

23.	Language & Ethnic Targeted Publications	38

24.	U.S. Territories Newspapers	45

25.	Internet Banner Notices	46

26.	Informational Release	47

27.	Case Website	48

28.	Toll-Free Telephone Support Line and Post Office Box	51

29.	Sponsored Search Listings	52

30.	Notice Design Strategy	53

31.	Notices	54

Attachment 1 — Hilsoft Notifications Curriculum Vitae

Attachment 2 — Parade and USA Weekend Newspaper List

Attachment 3 — Informational Release

© 2012 Hilsoft Notifications

1. Introduction

The “Notice Plan” (or “Plan”) that follows details the dissemination effort that will be undertaken to provide comprehensive notice to Rule 23(b)(3) Settlement Class members and Rule 23(b)(2) Settlement Class members in connection with the proposed Settlement in In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation — MDL No. 1720(JG)(JO). The Plan is based on meeting key objectives and utilizes extensive and appropriate prior class action notice experience.

Hilsoft Notifications has designed and will implement this Notice Plan. With experience in more than 200 cases, Hilsoft Notifications’ notices have appeared in 53 languages with distribution in almost every country, territory and dependency in the world. Courts, including in published decisions, have recognized and approved numerous Hilsoft settlement notice plans. Key Hilsoft Notifications principals Cameron Azari, Esq., Director of Legal Noticing, and Lauran Schultz, Executive Director, have designed the Plan, and will oversee implementation to successful completion. Hilsoft Notifications’ curriculum vitae, including judicial comments recognizing notice expertise and approved plans, is attached as Attachment 1.

The proposed long-form Notice of Settlement of Class Action (“Long-Form Notice”) and Publication Notice (together, the “Notice” or “Notices”) were drafted pursuant to the Definitive Class Action Settlement Agreement (“Class Settlement Agreement”) by Class Counsel with the assistance of Hilsoft and an independent plain-language expert Maria Mindlin. Ms. Mindlin’s expertise focuses on language proficiency and readability. She has provided plain-language instruction and services to numerous courts and attorneys. In addition, settlement notices which she has assisted in drafting have been approved by courts. The Notices were written and designed to embody the satisfaction of the plain language requirements of Federal Rule of Civil Procedure 23(c)(2).

© 2012 Hilsoft Notifications

2. Overview/Summary

•

Objective. To notify the greatest practicable number of Rule 23(b)(3) Settlement Class members and Rule 23(b)(2) Settlement Class members and provide them with opportunities to be exposed to the Notice, to see, review, understand, and be reminded about it, and to respond appropriately if they choose.

•	Imperatives. Key factors guide the dissemination methods needed to achieve a reasonable and effective notice effort:

1.	The proposed Rule 23(b)(3) Settlement Class and Rule 23(b)(2) Settlement Class are national in scope and likely include persons of all ages, races and demographic profiles.

2.	Data containing contact information for members of both settlement classes supplied by the defendants and potentially cross-referenced with lists subpoenaed from other sources is available. Some data may be available for the entire Class Period.

3.	A high number of small businesses fail annually and locating current addresses for these class members is not certain.[1]

4.	Many small retail businesses are owned and operated by recent immigrants and members of discreet, ethnic and foreign-language communities.[2]

5.	High quality notice methods are needed to convey the importance of information affecting the rights of both Rule 23(b)(3) Settlement Class members and Rule 23(b)(2) Settlement Class members.

•	Target Audience. We understand that the Class Settlement Agreement defines two Classes (the “Class Definitions”):

Rule 23(b)(3) Settlement Class. All persons, businesses, and other entities that have accepted Visa-Branded Cards and/or MasterCard-Branded Cards in the United States at any time from January 1, 2004 to the Settlement Preliminary Approval Date, except that this Class does not include the named Defendants, their directors, officers, or members or their families,

[1]

According to the 2011 U.S. Business Trends Report done by Dun & Bradstreet, “In the 12 months ending in September 2010, there were 81,616 business failures — 41% more than the official bankruptcies reported by the U.S. Government.” Source http://www.dnbgov.com/pdf/US_Business_Trends_Jan11.pdf (last checked 9/12/12).

[2]

According to the 2007 Survey of Business Owners survey done by the United States Census Bureau, there were approximately 1.9 million African-American owned businesses, 1.5 million Asian owned businesses and 2.3 million Hispanic owned businesses in the United States. Source http://www.census.gov/econ/sbo/ (last checked 7/23/12).

© 2012 Hilsoft Notifications

financial institutions that have issued Visa- or MasterCard-Branded Cards or acquired Visa- or MasterCard-Branded Card transactions at any time from January 1, 2004 to the Settlement Preliminary Approval Date, or the United States government;

and

Rule 23(b)(2) Settlement Class. All persons, businesses, and other entities that as of the Settlement Preliminary Approval Date or in the future accept any Visa-Branded Cards and/or MasterCard-Branded Cards in the United States, except that this Class shall not include the named Defendants, their directors, officers, or members of their families, financial institutions that have issued Visa- or MasterCard-Branded Cards or acquired Visa- or MasterCard-Branded Card transactions at any time since January 1, 2004, or do so in the future, or the United States government.

We further understand that the capitalized terms in the Class Definitions have the following meanings:

•

“MasterCard-Branded Card” means any Credit Card or Debit Card that bears or uses the name MasterCard, Maestro, Cirrus, or any other brand name or mark owned or licensed by a MasterCard Defendant, or that is issued under any such brand or mark.

•

“Visa-Branded Card” means any Credit Card or Debit Card that bears or uses the name Visa, Plus, Interlink, or any other brand name or mark owned or licensed for use by a Visa Defendant, or that is issued under any such brand or mark.

To verify the notice program’s effectiveness, GfK Mediamark Research & Intelligence, LCC (“MRI”)3 data was studied among: (1) all adults aged 18 years and older; (2) all business owners; and (3) all business financial decision makers. This data formed the basis for the media program.

[3]

GfK Mediamark Research & Intelligence, LCC (“MRI”) is a leading source of publication readership and product usage data for the communications industry. MRI offers comprehensive demographic, lifestyle, product usage and exposure to all forms of advertising media collected from a single sample. As the leading U.S. supplier of multimedia audience research, MRI provides information to magazines, televisions, radio, Internet, and other media, leading national advertisers, and over 450 advertising agencies — including 90 of the top 100 in the United States. MRI’s national syndicated data is widely used by companies as the basis for the majority of the media and marketing plans that are written for advertised brands in the U.S.

© 2012 Hilsoft Notifications

•

Strategies. The Long-Form Notice will be mailed to known, likely Rule 23(b)(3) Settlement Class members and Rule 23(b)(2) Settlement Class members, compiled from various lists provided by the settling defendants and the largest bank acquirers and processors. In addition, an extensive schedule of media placements has been developed to reach both settlement classes’ members across the United States through dissemination of the Publication Notice. The schedule includes well-read consumer magazines, national business publications, Sunday local newspapers (via newspaper supplements), and highly trafficked websites. Although not measurable, placements of the Publication Notice will also appear in trade, business & specialty publications, language & ethnic targeted publications, and U.S. territories newspapers. To ensure readability, the Publication Notice shall appear in display rather than classified advertisements, and in at least 9 point font. An informational release and Case Website will provide additional notice exposures.

•

Delivery. The combined measurable effort will reach an estimated 80.2% of all U.S. adults on average 2.6 times each, an estimated 80.3% of all business owners on average 2.7 times each, and an estimated 81.7% of all business financial decision makers on average 2.7 times each. The “reach” or net reach of a notice program is defined as the percentage of the target audience exposed to a Notice net of any duplication among people who may have been exposed more than once. Coverage will be further enhanced by media placements described above for which reach is not measured. The measurable reach and frequency that will be achieved is consistent with other effective court-approved notice programs, and is designed to meet due process requirements.

•	Notice Tactics. The following notice tactics have been selected to best reach Class Members:

1.	Individual Mailed Notice. For all Rule 23(b)(3) Settlement Class members and Rule 23(b)(2) Settlement Class members, for whom name and address data can be ascertained with reasonable effort, a Notice Packet, containing a the Long-Form Notice will be mailed via first class mail. Appropriate address updating procedures will be implemented pre-mail and on returned undeliverables.

2.

Sunday Newspaper Inserts. In order to achieve broad, national exposure of the notice, the Publication Notice will appear once in over 1,200 Sunday newspapers nationwide via Parade Magazine and USA Weekend.

© 2012 Hilsoft Notifications

Parade Magazine and USA Weekend have a combined circulation of over 55 million.

3.	Consumer Publications. The Publication Notice will appear in five leading weekly and monthly consumer publications — two times each in People, TV Guide, and Sports Illustrated, and once in National Geographic, and People en Espanol, for a total of eight insertions. The selected consumer publications have a combined circulation of approximately 13.5 million.

4.	National Business Publications. To achieve broad, national exposure of the settlement among the professional business community, the Publication Notice will appear once in the Wall Street Journal, Financial Times, New York Times, Investor’s Business Daily, Barron’s, Forbes, Fortune, and Bloomberg BusinessWeek, for a total of eight insertions.

5.	Trade & Specialty Publications. In order to reach the general business community through their local business media, the Publication Summary Notice will appear one or two times in 72 trade & specialty publications, targeting business owners and business financial decision covering every major metropolitan area in the country, for a total of 140 insertions. Combined, the trade & specialty publications provide a total circulation of over one million. The trade, business and specialty publications have a combined circulation of approximately seven million.

6.	Language & Ethnic Targeted Publications. To better reach small, retail business owners for whom English is not their primary language, or who rely on publications specifically directed to their community, the Publication Notice will appear two times in selected daily or weekly publications and one time in selected monthly publications. The Publication Notice will be translated into Spanish, Chinese, Japanese, Korean, Russian, Thai, and Vietnamese where appropriate. The 163 selected publications have a combined circulation of over 6.5 million.

7.	U.S. Territories Newspapers. The Summary Notice will appear in the following newspapers targeting the U.S. territories — Caribbean Business, El Nuevo Día, El Vocero De Puerto Rico, Primera Hora, Agana Pacific Daily News, Saipan Tribune, Samoa News, St. Croix Avis, St. John Trade Winds, and The Virgin Island Daily News.

© 2012 Hilsoft Notifications

8.	Internet Banner Notices. Banner Notices measuring 728 x 90 pixels and 300 x 250 pixels will be placed during a one-month period on national web properties such as 24/7 Real Media (a network that represents over 900 websites), Facebook, Yahoo!, MSN, AOL, Washingtonpost.com, and National Network of Business Journal Websites. Combined, approximately 136 million adult impressions will be generated by these banners over a one-month period. These Internet Banner Notices will link to the Case Website.

9.	Informational Release. A party-neutral, informational release will be issued to approximately 4,200 print and broadcast and 5,500 online press outlets throughout the United States.

10.	Sponsored Search Listings. Sponsored search listings will be acquired on the three most highly visited Internet search engines: Google, Yahoo! and Bing.

11.	Case Website. A neutral case notice website with an easy to remember domain name will be established where class members can obtain additional information about the case and obtain notice documents, including the Long-Form Notice.

12.	Toll-Free Telephone Support Line and Post-Office Box. A toll-free telephone line for providing information to class members and a post office box for receiving requests for information from class members.

•

Message Content. The Notices have been designed to provide a clear, concise, plain language statement of the legal rights and options of Rule 23(b)(3) Settlement Class members and Rule 23(b)(2) Settlement Class members. The Notices alert such class members that the message may affect them. The Publication Notice includes a summary of the terms of the Class Settlement Agreement. Drafts of the Notices are attached as Exhibit F to the Class Settlement Agreement.

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3. Notice Schedule Flow Chart

The chart below shows a hypothetical schedule. This schedule would allow for completion of the Notice Plan within 90 days after the Court’s entry of the Class Settlement Preliminary Approval Order. The website will remain operational beyond the flowchart shown, until requested to be terminated.

Notice Tactic	Week 1	Week 2	Week 3	Week 4	Week 5	Week 6	Week 7	Week 8	Week 9	Week 10	Week 11	Week 12
Preliminary Approval Granted
Issue Informational Release
Individual Notice Mailing
Internet Banner Notices
National Newspaper Inserts
National Consumer Publications
Trade, Business, Specialty Publications
Language & Ethnic Targeted Publications
Newspapers Targeting U.S. Territories
Case Website

Note: Print media blocks show when readers first receive publications (the on-sale date). Media selections are subject to change by addition, deletion, or substitution at the time of placement. Appearance dates may vary within the notice period, based on availability at the time of placement.

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4. Target Audience

The demographics of the class, including, but not limited to, those most likely to be class members.

The proposed Rule 23(b)(3) Settlement Class and Rule 23(b)(2) Settlement Class are national in scope and likely include persons of all ages, races and demographic profiles. Data on business owner and business financial decision makers were specifically analyzed to identify key demographic groups, which can be used to guide media selection.

To ensure the greatest possible coverage of measured media in reaching the potentially diverse universe of members of both settlement classes, the Notice Plan has a primary target audience of all adults 18 years and older across the country. Additionally, the media is targeted to reach individuals who might own their own business, have owned a business in the past, or make financial decisions for their business with secondary targets of “business owners” and “business financial decision makers.”

According to MRI, demographic highlights for all three categories include the following:

Demographic	Adults 18+	Business Owners	Business Financial Decision Makers
Percentage that are men	48.4%	64.9%	61%
Percentage that are women	51.6%	35.1%	39%
Percentage that are between the ages of 45-54	19.5%	28.3%	29%
Percentage that work full-time	48.3%	70.8%	83.5%
Percentage that work part-time	11.9%	29.2%	16.5%
Percentage that graduated from college	27.1%	32.2%	45.3%
Percentage that have an individual employment income of $100,000+	5.5%	15.5%	24.8%
Percentage that own a home	70.3%	78.4%	83.9%
Percentage that lived at their residence five or more years	56.1%	60.7%	63.1%
Percentage that are white	76.3%	83.2%	88.3%
Percentage that are African-American	11.6%	7.3%	5.5%

© 2012 Hilsoft Notifications

Percentage that are Asian	3%	2.6%	2.7%

Using MRI data we can also pinpoint certain key demographics that make up a greater percentage of Business Owner and Business Financial Decision Makers nationwide, relative to the general U.S. adult population as set forth:

Demographic	Business Owners	Business Financial Decision Makers
Percent more likely to be men	34.2%	26.2%
Percent more likely to be between the ages of 45-54	44.9%	48.9%
Percent more likely to work full-time	46.6%	72.8%
Percent more likely to have graduated from college	19%	67.4%
Percent more likely to own a home	11.5%	19.4%
Percent more likely to have lived at their residence five or more years	8.3%	12.4%
Percent more likely to be white	9%	15%

© 2012 Hilsoft Notifications

5. Individual Mailed Notice

Reaches class members directly with notice by mail.

For all Rule 23(b)(3) Settlement Class members and Rule 23(b)(2) Settlement Class members, for whom name and address data can be ascertained with reasonable effort, the Long-Form Notice will be mailed via first class mail. Potential class members will be directed to the settlement website — www.PaymentCardSettlement.com — and the toll-free number for information regarding the Settlement.

We understand that the mailing list will be compiled from multiple datasets including:4

•

Certain merchant contact information maintained by the 25 largest Acquirers and Processors, which includes Bank of America Merchant Services, Chase Paymentech Solutions, SunTrust Merchant Services, Wells Fargo Bank, N.A. (through Wells Fargo Merchant Services), Vantiv (f.k.a. Fifth Third Merchant Services). These entities handle more than 90% of Visa and MasterCard transaction sales volume as reported in Nilson Report 990 (March 2012).

•	Certain Visa databases.

•	Certain MasterCard databases.

Prior to mailing, reasonable efforts will be used to eliminate exact duplicate entries from the available data sources. Subsequently, all addresses will be checked against the National Change of Address (“NCOA”) database maintained by the United States Postal Service (“USPS”).5 If a record is returned by NCOA as invalid, the Class Administrator will update the address through third-party address search services and re-mail as appropriate. Notices returned as undeliverable will be re-mailed to any new address available through postal service information, for example, to the address provided by the postal service on returned pieces for which the automatic forwarding order has expired, but which is still during the period in which the postal service returns the piece with the address indicated, or to better

[4]

Pursuant, to Paragraph 81(d) of the Class Settlement Agreement, “Class Plaintiffs shall subpoena, to obtain the names and locations of any members of the Rule 23(b)(3) Settlement Class or the Rule 23(b)(2) Settlement Class, as many non-Bank Defendant acquirers as would be necessary to attempt to obtain merchant name and location information attributable to more than 90% of merchant transaction volume and 90% of merchant outlets as reported in Nilson Report 990 (March 2012).”

[5]

The NCOA database contains records of all permanent changes of address submissions received by the USPS for the last four years. The USPS makes this data available to mailing firms and lists submitted to it are automatically updated with any reported move based on a comparison with the person’s name and known address.

© 2012 Hilsoft Notifications

addresses that may be found after reasonable, additional third-party source lookups. Upon successfully locating better addresses, Notices will be promptly re-mailed on an ongoing basis.

Additionally, the Long-Form Notice will be mailed to all persons who request one via the toll-free phone number maintained by the Class Administrator.

© 2012 Hilsoft Notifications

6. Media Selection

The media vehicles that will best reach class members in this particular notice program.

In addition to mailing the Long-Form Notice, a comprehensive national multi-media effort has been selected to effectively deliver a clear message to Rule 23(b)(3) Settlement Class members and Rule 23(b)(2) Settlement Class members. A broad, national media effort is essential since it is unknown whether it will be possible to determine accurate addresses for representatives of the high number of businesses that have closed or changed locations during the Class Period (address updating resources for businesses are not as reliable as resources available for determining the current address of individuals). Because of these unknowns, and due to the significance of the settlement, a substantial media effort is necessary.

Broad, national exposure will be achieved by placement of the Publication Notice in Sunday newspapers nationwide via Parade Magazine and USA Weekend and via five leading weekly and monthly consumer publications — most read by business owners and business financial decision makers. Broad, national exposure among the professional business community will be achieved by placing the Publication Notice in leading national business publications. The general business community will be targeted by placing the Publication Notice in local business journal publications in virtually every major market in the U.S. Retail business owners for whom English is not their primary language, or who rely on publications specifically directed to their community, will be targeted by placing the Publication Notice in language & ethnic targeted publications. Businesses in the U.S. territories will be targeted by placing the Publication Notice in newspapers published in U.S. territories as well as spill-over circulation from consumer publications.

We have reviewed the merits of all forms of media and, based on our analysis, our media selection allows:

•

A large majority of members of both settlement classes to be reached by the measurable paid print, and online media alone (at least 80.2% of all U.S. adults, 80.3% of all business owners, and an estimated 81.7% of all business financial decision makers).

•	Multiple opportunities for members of both settlement classes to see the message through overlapping reach of the different notice methods.

© 2012 Hilsoft Notifications

•

“Noticeable” Publication Notices in leading consumer magazines, and other publications that will allow readers to have a written record and the ability to refer back to the Notice, pass it on to others, and easily respond via the website or toll-free number.

•

Placement of the Publication Notice in approximately 1,213 newspapers nationwide via Parade, and USA Weekend, which are inserted in the weekend editions of newspapers with distribution in large cities and small towns.

•	Placement of the Publication Notice in appropriate business and trade publications targeting business owners and business financial decision makers.

•	Placement of the Publication Notice in appropriate foreign language publications covering major ethnic groups identified to target business owners and business financial decision makers.

•	Placement of the Publication Notice in daily newspapers with distribution in U.S. territories.

•	Extended reach via rotating Internet Banner Notices on a variety of web properties.

•	The broadest, most inclusive national coverage as well as targeted business coverage, ensuring that Rule 23(b)(3) Settlement Class members and Rule 23(b)(2) Settlement Class members are not excluded.

•

The broadest, most-inclusive demographic coverage, ensuring that Rule 23(b)(3) Settlement Class members and Rule 23(b)(2) Settlement Class members are effectively reached through notice placements in a variety of cultural and trade publications.

© 2012 Hilsoft Notifications

7. Plan Delivery Summary

National Consumer Publications	5
Newspapers carrying Notices (via supplements):	≈1,213
National Business Publications	8
Trade Publications	72
Language & Ethnic Targeted Publications	163
Total Print Insertions	1,688
Internet Banner Notices	≈136 million
U.S. Territories Newspaper Placements:	10
U.S. Territories Newspaper Circulation:	568,760
Estimated Net % Reached — Adults 18+	80.2%
Avg. Frequency of Exposure — Adults 18+	2.6 times
Estimated Net % Reached — Business Owners	80.3%
Avg. Frequency of Exposure — Business Owners	2.7 times
Estimated Net % Reached — Business Financial Decision Makers	81.7%
Avg. Frequency of Exposure — Business Financial Decision Makers	2.7 times
Estimated Net Audience — National	249,458,200
Estimated Gross Impressions* — National	328,702,200

Source: 2011 MRI Doublebase Study, ABC and publication circulation statements.

*	Total exposures to notice among all those exposed, including repeat exposures.

© 2012 Hilsoft Notifications

8. Net Reach

Total different persons who open or read a publication containing a notice.

We employ industry-standard computer software, which uses the latest readership data to factor out the duplicate persons reached by the different and overlapping audiences on a notice schedule to yield total net persons reached. The proposed measurable print and online efforts are estimated to reach:

Target	% Reached, Net of Duplication
All U.S. Adults Aged 18+	80.2%
Business Owners	80.3%
Business Financial Decision Makers	81.7%

Source: 2011MRI Doublebase Study, Nielson, Arbitron, comScore.

Reach will most certainly be further enhanced by the Long-Form Notice mailing effort, placements of the Publication Notice in trade, business, specialty publications, language & ethnic targeted publications, newspapers targeting U.S. territories, the informational release, and Case Website.

The audience data used to determine these results are the same data used by media professionals to guide the billions of dollars of advertising we see today. The statistics and sources we cite are uniformly relied upon in our field: Audit Bureau of Circulations (“ABC”) data has been relied upon since 1914;6 90%-100% of media directors use reach and frequency planning;7 all of the leading advertising and communications textbooks cite the need to use reach and frequency planning;8

[6]	Established in 1914, ABC is a non-profit cooperative formed by media, advertisers, and advertising agencies to audit the paid circulation statements of magazines and newspapers. ABC is the leading third-party auditing organization in the U.S. It is the industry’s leading neutral source for documentation on the actual distribution of newspapers printed and bought by readers. Widely accepted throughout the industry, it certifies over 3,000 publications, categorized by metro areas, region, and other geographical divisions. Its publication audits are conducted in accordance with rules established by its Board of Directors. These rules govern not only how audits are conducted, but also how publishers report their circulation figures. ABC’s Board of Directors is comprised of representatives from the publishing and advertising communities.
[7]	See generally Peter B. Turk, Effective Frequency Report: Its Use And Evaluation By Major Agency Media Department Executives, 28 J. ADVERTISING RES. 56 (1988); Peggy J. Kreshel et al., How Leading Advertising Agencies Perceive Effective Reach and Frequency, 14 J.ADVERTISING 32 (1985).
[8]

Textbook sources that have identified the need for reach and frequency for years include: JACK S. SISSORS & JIM SURMANEK, ADVERTISING MEDIA PLANNING, 57-72 (2d ed. 1982); KENT M. LANCASTER & HELEN E. KATZ, STRATEGIC MEDIA PLANNING 120-156 (1989); DONALD W. JUGENHEIMER & PETER B. TURK, ADVERTISING MEDIA 123-126 (1980); JACK Z. SISSORS & LINCOLN BUMBA, ADVERTISING MEDIA PLANNING 93-122 (4th ed. 1993); JIM SURMANEK, INTRODUCTION TO ADVERTISING MEDIA: RESEARCH, PLANNING, AND BUYING 106-187 (1993).

© 2012 Hilsoft Notifications

and a leading treatise says it must be used:9 “In order to obtain this essential information, we must use the statistics known as reach and frequency.” Ninety of the top one hundred media firms use MRI data, which has a 95% confidence interval; and at least 3,000 media firms in 25 different countries use media planning software for reach and frequency planning.10 Online media planning data is provided by comScore, Inc.11

[9]	AMERICAN ADVERTISING AGENCY ASSOCIATION, GUIDE TO MEDIA RESEARCH 25 (1987), revised 1993.
[10]

For example, Telmar is the world’s leading supplier of media planning software and support services. Over 3,000 users in 25 countries, including 95% of the world’s top agencies, use Telmar systems for media and marketing planning tools including reach and frequency planning functions. Established in 1968, Telmar was the first company to provide media planning systems on a syndicated basis.

[11]

comScore, Inc. is a global leader in measuring the digital world and a preferred source of digital marketing intelligence. In an independent survey of 800 of the most influential publishers, advertising agencies and advertisers conducted by William Blair & Company in January 2009, comScore was rated the “most preferred online audience measurement service” by 50% of respondents, a full 25 points ahead of its nearest competitor.

© 2012 Hilsoft Notifications

9. Average Frequency of Exposure

Average number of times that each different person reached will have an opportunity to view a vehicle containing a notice placement.

This Notice Plan is intended to provide Rule 23(b)(3) Settlement Class members and Rule 23(b)(2) Settlement Class members with the best practicable opportunity to view and understand the Publication Notice and their rights, including a Rule 23(b)(3) Settlement Class member’s right to file a claim, if desired, or exclude itself from the Rule 23(b)(3) settlement. A by-product of the media vehicles necessary for a broad net reach is multiple exposures to notice from overlapping audience coverage.

This Notice Plan relies upon modern-style, audience-documented media coverage as reported herein, and provides a higher frequency of exposure than would a direct mail notice program that sends one notice, one time, to a class member.12 The average frequency of exposure resulting from the proposed Notice Program is as follows:

Target	Average Frequency of Exposure
All U.S. Adults Aged 18+	2.6 times
Business Owners	2.7 times
Business Financial Decision Makers	2.7 times

Source: 2011 MRI Doublebase Study.

The frequency of exposure will be further enhanced by the Individual Mailed Notice effort, placements of the Publication Notice in trade, business and specialty publications, language & ethnic targeted publications, newspapers targeting U.S. territories, informational release, and Case Website.

[12]	The reach achievable through direct mail notice programs varies widely depending on the accuracy and comprehensiveness of class member mailing lists.

© 2012 Hilsoft Notifications

10. Geographic Coverage

Ensuring that class members are not excluded simply because of where they live.

Rule 23(b)(3) Settlement Class members and Rule 23(b)(2) Settlement Class members may reside anywhere in the U.S. or its territories and possessions; therefore, the Notice Plan has been designed to ensure fair and wide geographic coverage.

•	The consumer publications have distribution and/or subscribers throughout the U.S., as supported by the detailed ABC statements for each publication.

•	Parade and USA Weekend are distributed within nearly 1,213 newspapers nationwide, covering large markets as well as reaching deep into small towns.

•	The business newspapers have distribution and/or subscribers throughout the U.S.

•

Placements of the Publication Notice in trade, business and specialty publications extend reach to business owners and business financial decision makers throughout the U.S. The recommended consumer publications also offer circulation to business owners and business financial decision makers.

•

Placements of the Publication Notice in language & ethnic targeted publications will extend coverage to Rule 23(b)(3) Settlement Class members and Rule 23(b)(2) Settlement Class members residing throughout the U.S. to better reach small, retail business owners for whom English is not their primary language, or who rely on publications specifically directed to their community.

•

Placements of the Publication Notice in the largest circulation newspapers in each of the U.S. territories and possessions will extend coverage to Rule 23(b)(3) Settlement Class members and Rule 23(b)(2) Settlement Class members residing outside of the continental U.S. Additionally, the recommended consumer publications offer spillover circulation into the U.S. territories and possessions.

•	The Internet Banner Notices and Case Website allow access to the Notice regardless of geography.

•	The informational release will broaden the geographic coverage further.

© 2012 Hilsoft Notifications

Accordingly, the Notice will reach Rule 23(b)(3) Settlement Class members and Rule 23(b)(2) Settlement Class members regardless of where they choose to live.

© 2012 Hilsoft Notifications

11. Nationwide Publication Plan

The national newspaper supplements and consumer publications in which the notice will appear.

The Notice Plan includes multiple placements of the Publication Notice in leading weekly and monthly publications. Publication Notice will appear once in the national newspaper supplements Parade and USA Weekend. Combined, these publications appear in over 1,213 Sunday newspapers nationwide. A complete listing of the newspapers is provided in Attachment 2. Publication Notice will appear twice in People, TV Guide, Sports Illustrated, and once in National Geographic and People en Espanol (in Spanish), for a total of 10 insertions. The selected publications cover all demographic groups.

Publication	Issuance	Notice Content	# of Insertions
Parade	Weekly	Standard Magazine Unit	1
USA Weekend	Weekly	Standard Magazine Unit	1
People	Weekly	Full Page	2
National Geographic	Monthly	Full Page	1
Sports Illustrated	Weekly	Full Page	2
TV Guide	Weekly	Full Page	2
People en Espanol	10x/year	Full Page	1

TOTAL			10

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12. Nationwide Publication Details

A summary of facts on the consumer publications in which the notice will appear.

Publication		Facts
Parade	•	Weekly national newspaper supplement covering family, food, health, current events and entertainment.

	•	Readership ranks 1st among Adults 18+

	•	Provides the single largest readership of any publication.

	•	Provides a broad demographic readership and geographic coverage.

	•	Carried in approximately 593 papers throughout the U.S.

	•	Planned notice size: Standard Magazine Unit

	•	Planned insertions: 1x

USA Weekend	•	Weekly national newspaper supplement covering family, food, health, current events and entertainment.

	•	Provides a broad demographic readership and geographic coverage.

	•	Carried in approximately 655 papers throughout the U.S.

	•	Planned notice size: Standard Magazine Unit

	•	Planned insertions: 1x

People	•	Weekly entertainment magazine featuring celebrity news, biographies, and gossip.

	•	Provides a large number of pass along readers.

	•	Planned notice size: Full-Page

	•	Planned insertions: 2x

National Geographic	•	Monthly publications featuring photos, maps and articles relating to animals, the environment, cultures and history around the world.

	•	Planned notice size: Full-Page

	•	Planned insertions: 1x

Sports Illustrated	•	Weekly sports magazine covering sports news, photos, scores, columns and expert analysis.

	•	Planned notice size: Full-Page

	•	Planned insertions: 2x

© 2012 Hilsoft Notifications

TV Guide	•	Weekly targeted magazine featuring up-to-date breaking entertainment news and weekly television listings.

	•	Planned notice size: Full-Page

	•	Planned insertions: 2x

People en Espanol	•	10x/year entertainment magazine featuring celebrity news, biographies, and gossip in Spanish.

	•	Planned notice size: Full-Page

	•	Planned insertions: 1x

© 2012 Hilsoft Notifications

13. Nationwide Publication Coverage

The size of the audience as a percent of the demographic base (reach).

The selected publications include the top three in the country, as well as publications that extend reach among various demographic segments.

	Coverage Among
Publication	U.S. Adults	Business Owners	Business Financial Decisions Makers

Parade	30.37%	30.43%	34.67%

USA Weekend	18.30%	19.88%	21.65%

People	19.87%	17.06%	21.58%

National Geographic	13.95%	15.19%	16.63%

Sports Illustrated	9.17%	8.33%	10.55%

TV Guide	6.37%	4.10%	3.67%

People en Espanol	2.94%	1.92%	1.78%

Source: 2011 MRI Doublebase Study.

Read As: An insertion in Parade reaches 30.37% of Adults 18+. Reach percentage reported above is based on publisher’s estimates.

© 2012 Hilsoft Notifications

14. Nationwide Publication Circulation

Total number of copies sold through all channels (subscription, newsstand)

The selected publications include some of the largest circulating publications in the country. Combined, they provide a total circulation of over 68 million.

Publication	Total Circulation

Parade	33,000,000

USA Weekend	22,297,000

People	3,450,000

National Geographic	4,400,000

Sports Illustrated	3,150,000

TV Guide	2,000,000

People en Espanol	540,000

TOTAL	68,837,000

Source: ABC audit and publisher’s statements.

© 2012 Hilsoft Notifications

15. Publication Secondary Reader Data

Secondary or ‘pass-along’ readers of a publication.

Based on MRI readership data, we know that more readers than just those who purchase or otherwise receive circulated issues actually open or read the publication. Many secondary readers see the Publication Notice away from home: for example, at a subscriber’s house; at a doctor’s office; in an airport; on an airplane; in the reception area of a company; passed around by co-workers at the place of employment; etc. Exposure in a different environment can increase attentiveness and response potential. It is also beneficial that readership tends to build over a period of time following the publication date. This is evidence that issues can be referred to at any time, thereby providing readers with a longer, sustained opportunity to be exposed to the Notice.

The following calculations set forth the average number of readers-per-copy of each of the selected publications:

Publication	Readers Per Copy

Parade	2.10

USA Weekend	1.85

People	13.14

National Geographic	7.23

Sports Illustrated	6.64

TV Guide	6.5

People en Espanol	12.42

Source: 2011 MRI Doublebase Study audience numbers and ABC statements.

© 2012 Hilsoft Notifications

16. Nationwide Publication Audience Data

Total different persons opening or reading a publication.

The following outlines the total Adult audience (readership) for one insertion in each of the selected publications. The total audience is based on actual MRI in-depth interview data that tell us how many persons “Opened or Read” a publication.

Publication	Total Adult Audience

Parade	69,278,000

USA Weekend	41,249,000

People	45,318,000

National Geographic	31,813,000

Sports Illustrated	20,926,000

TV Guide	13,000,000

People en Espanol	6,708,000

Source: 2011 MRI Doublebase Study.

© 2012 Hilsoft Notifications

17. Nationwide Publication Gross Impressions

Total number of times any person opens or reads publications containing notice placements.

Adults will be exposed to the Publication Notice through the publication effort alone more than 307 million times during the notice period. This includes the same reader more than once, because readers of one publication read other publications as well. This duplication is factored out by the net reach analysis explained earlier.

Publication	Insertions	Adult Impressions

Parade	1	69,278,000

USA Weekend	1	41,249,000

People	2	90,636,000

National Geographic	1	31,813,000

Sports Illustrated	2	41,852,000

TV Guide	2	26,000,000

People en Espanol	1	6,708,000

TOTAL	10	307,536,000

Source: 2011 MRI Doublebase Study.

© 2012 Hilsoft Notifications

18. National Business Publication Plan

The nationwide business publications in which the notice will appear.

The Notice Plan includes placements of the Publication Notice in leading national business publications targeting both business owners and business financial decision makers.

Publication	Issuance	Notice Content	# of Insertions

Barron’s	Daily	Full Page	1

Bloomberg BusinessWeek	Weekly	Full Page	1

Financial Times	Daily	4 col. x 10.87	1

Forbes	Bi-weekly	Full Page	1

Fortune	18x/year	Full Page	1

Investor’s Business Daily	Daily	1/2 page	1

New York Times	Daily	Junior Page	1

Wall Street Journal	Daily	5 col x 10.5	1

TOTAL			8

© 2012 Hilsoft Notifications

19. National Business Publication Circulation

Total number of copies sold through all channels (subscription, newsstand)

The selected publications include some of the largest circulating publications in the country. Combined, they provide a total circulation of over seven million.

Publication	Total Circulation

Barron’s	304,000

Bloomberg BusinessWeek	932,000

Financial Times	337,000

Forbes	930,000

Fortune	844,000

Investor’s Business Daily	184,000

New York Times	1,376,000

Wall Street Journal	2,118,000

TOTAL	7,025,000

Source: ABC audit and publisher’s statements.

© 2012 Hilsoft Notifications

20. National Business Publication

Secondary Reader Data

Secondary or ‘pass-along’ readers of a publication.

Based on MRI readership data, we know that more readers than just those who purchase or otherwise receive circulated issues actually open or read the publication. Many secondary readers will see the Publication Notice away from home: for example, at a subscriber’s house; at a doctor’s office; in an airport; on an airplane; in the reception area of a company; passed around by co-workers at the place of employment; etc. Exposure in a different environment can increase attentiveness and response potential. It is also beneficial that readership tends to build over a period of time following the publication date. This is evidence that issues can be referred to at any time, thereby providing readers with a longer, sustained opportunity to be exposed to the Notice.

The following calculations set forth the average number of readers-per-copy of each of the selected publications:

Publication	Readers Per Copy

Barron’s	1.3

Bloomberg BusinessWeek	4.06

Financial Times	3.0

Forbes	4.6

Fortune	4.03

Investor’s Business Daily	2.0

New York Times	1.86

Wall Street Journal	2.3

•	Source: 2011 MRI Doublebase Study audience numbers and ABC statements.

© 2012 Hilsoft Notifications

21. National Business Publication

Audience Data

Total different persons opening or reading a publication.

The following outlines the total Adult audience (readership) for one insertion in each of the selected publications. The total audience is based on actual MRI in-depth interview data that tell us how many persons “Opened or Read” a publication.

Publication	Total Adult Audience

Barron’s	395,200

Bloomberg BusinessWeek	3,783,920

Financial Times	1,011,000

Forbes	4,278,000

Fortune	3,401,320

Investor’s Business Daily	368,000

New York Times	2,559,360

Wall Street Journal	4,871,400

TOTAL	20,668,200

Source: 2011 MRI Doublebase Study.

© 2012 Hilsoft Notifications

22. Trade, Business and Specialty Publications

The trade and business publications in which the notice will appear.

The Publication Notice will appear once or twice as appropriate in 72 publications targeted to business owners and business financial decision makers. The selected publications, which include all editions of Crain’s and national business journals, have a combined circulation of over one million. The following provides circulation data for the selected Trade, Business and Specialty publications:

Publication	Distribution	Language	# of Insertions	Circulation
Crain’s New York	New York	English	2	49,583
Crain’s Chicago	Chicago	English	2	45,667
Crain’s Detroit	Detroit	English	2	25,342
Crain’s Cleveland	Cleveland	English	2	20,580
Convenience Store News	National	English	1	70,364
Supermarket News	National	English	2	25,850
Mass Market Retailers	National	English	2	20,500
Stores	National	English	1	45,540
Integrated Solutions for Retailers	National	English	1	22,500
Chain Store Age	National	English	1	26,980
The Business Review	Albany	English	2	7,060
New Mexico Business Weekly	Albuquerque	English	2	4,026
Alaska Journal of Commerce	Anchorage	English	2	6,349
Atlanta Business Chronicle	Atlanta	English	2	37,860
Austin Business Journal	Austin	English	2	9,267
Baltimore Business Journal	Baltimore	English	2	9,894
Birmingham Business Journal	Birmingham	English	2	6,911
Boston Business Journal	Boston	English	2	18,328
Buffalo Business First	Buffalo	English	2	7,795
Charlotte Business Journal	Charlotte	English	2	14,081
Business Courier	Cincinnati	English	2	12,877
Colorado Springs Business Journal	Colorado Springs	English	2	2,647
Columbus Business First	Columbus	English	2	11,462
Dallas Business Journal	Dallas	English	2	17,072
Dayton Business Journal	Dayton	English	2	3,996
Denver Business Journal	Denver	English	2	16,239
Des Moines Business Record	Des Moines	English	2	6,230

© 2012 Hilsoft Notifications

El Paso, Inc	El Paso	English	2	8,000
Fairfield County Business Journal	Fairfield	English	2	9,283
The Business Journal	Fresno	English	2	5,050
The Business Journal (Triad)	Greensboro	English	2	6,349
Pacific Business Journal	Honolulu	English	2	14,729
Houston Business Journal	Houston	English	2	18,652
Mississippi Business Journal (Jackson)	Jackson	English	2	5,379
Jacksonville Business Journal	Jacksonville	English	2	9,806
Kansas City Business Journal	Kansas City	English	2	12,471
VEGAS, INC	Las Vegas	English	2	7,268
Long Island Business News	Long Island	English	2	8,867
Los Angeles Business Journal	Los Angeles	English	2	24,498
Business First (Louisville)	Louisville	English	2	10,937
Memphis Business Journal	Memphis	English	2	6,546
South Florida Business Journal	Miami	English	2	10,570
The Business Journal (Milwaukee)	Milwaukee	English	2	13,143
Minneapolis/St. Paul Business Journal	Minneapolis	English	2	13,882
Nashville Business Journal	Nashville	English	2	7,506
NJBIZ	New Jersey	English	2	16,133
New Orleans City Business	New Orleans	English	2	8,066
Sonoma Napa & Marin County Business Journal	North Bay	English	2	7,602
The Journal Record	Oklahoma City	English	2	3,018
Orlando Business Journal	Orlando	English	2	9,571
Philadelphia Business Journal	Philadelphia	English	2	13,144
Phoenix Business Journal	Phoenix	English	2	15,785
Pittsburgh Business Times	Pittsburgh	English	2	13,232
Business Journal (Portland)	Portland	English	2	10,616
Triangle Business Journal (Raleigh/Durham)	Raleigh/Durham	English	2	9,637
Rochester Business Journal	Rochester	English	2	8,831
Sacramento Business Journal	Sacramento	English	2	14,171
San Antonio Business Journal	San Antonio	English	2	9,987
San Diego Business Journal	San Diego	English	2	13,602
San Fernando Valley Business Journal	San Fernando Valley	English	2	6,026

© 2012 Hilsoft Notifications

San Francisco Business Times	San Francisco	English	2	20,029
Silicon Valley/San Jose Business Journal	San Jose	English	2	9,891
Pacific Coast Business Times (Santa Barbara)	Santa Barbara	English	2	2,994
Puget Sound Business Journal (Seattle)	Seattle/Tacoma	English	2	19,765
St. Louis Business Journal	St. Louis	English	2	19,749
Central New York Business Journal	Syracuse	English	2	14,547
Tampa Bay Business Journal	Tampa Bay	English	2	9,590
Inside Tucson Business	Tucson	English	2	5,199
Washington Business Journal (D.C.)	Washington, DC	English	2	17,502
Washington State Regional Business Journal	Wenatchee	English	2	8,214
Westchester County Business Journal	Westchester County	English	2	9,574
Wichita Business Journal	Wichita	English	2	5,885

TOTAL				1,040,296

© 2012 Hilsoft Notifications

23. Language & Ethnic Targeted Publications

In order to target foreign language and ethnic business owners and business financial decision makers affected by the Settlement in mediums culturally appropriate to them, the Publication Notice will appear as a half-page or full-page ad unit two times in selected daily or weekly publications and one time in selected monthly publications. The Publication Notice will be translated into Spanish, Chinese, Japanese, Korean, Russian, Thai, and Vietnamese where appropriate. The 163 selected publications have a combined circulation of over 6.5 million. The following provides circulation data for language & ethnic targeted publications:

Publication	Distribution	Language	# of Insertions	Circulation
US Asian Post (Chicago)	Chicago	English	2	15,000
Serey Pheap, Cambodian Weekly News	Los Angeles	Bilingual	2	20,000
Taiwan Daily	Los Angeles	Chinese	2	30,000
US Asian Post (Southern California)	Los Angeles	English	2	80,000
US Asian Post (New York/ New Jersey)	NY	English	2	30,000
Epoch Times — Chicago (Chinese Edition)	Chicago	Chinese	2	15,400
Sing Tao Daily — Chicago (Mon-Thu Ed.)	Chicago	Chinese	2	10,000
World Journal — Midwest Edition	Chicago	Chinese	2	30,000
Asian Gazette	Dallas/Ft. Worth	Chinese	2	8,000
Dallas Chinese News	Dallas/Ft. Worth	Chinese	2	15,000
Epoch Times — Dallas (Chinese Edition)	Dallas/Ft. Worth	Chinese	2	6,000
Chinese Daily News — Los Angeles (Th-Sa Edition)	Los Angeles	Chinese	2	100,000
Chinese L.A. Daily News	Los Angeles	Chinese	2	65,000
Sing Tao Daily — Southern California (Mon-Thu Ed.)	Los Angeles	Chinese	2	15,000
Epoch Times -New York (Chinese Edition)	NY	Chinese	2	15,000
Sing Tao Daily — New York (M-Th Edition)	NY	Chinese	2	55,000

© 2012 Hilsoft Notifications

World Journal New York — Chinese Daily News (Su-Th Edition)	NY	Chinese	2	70,000
China Viet News (Broadsheet — Section A)	Philadelphia	Chinese	2	5,000
Epoch Times — Philadelphia (Chinese Edition)	Philadelphia	Chinese	2	6,500
Metro Chinese Weekly	Philadelphia	Chinese	2	10,000
Pinoy Monthly	Chicago	English	1	10,000
Via Times	Chicago	English	1	25,000
Asian Journal (Southern California)	Los Angeles	English	2	35,000
California Examiner (Los Angeles)	Los Angeles	English	2	50,000
Philippine News — Los Angeles Edition	Los Angeles	English	2	26,000
Filipino Reporter	NY	English	2	25,000
Chicago Shimpo	Chicago	Bilingual	2	5,000
Bridge USA	Los Angeles	Japanese	1	40,000
Japanese Daily Sun, The	Los Angeles	Japanese	2	120,000
Pacific Citizen	Los Angeles	English	2	30,000
Daily Sun New York	NY	Japanese	2	12,500
NY Japion	NY	Japanese	2	23,000
Seikatsu Press	NY	Japanese	2	20,000
Korea Daily — Chicago	Chicago	Korean	2	58,000
Korea Times — Chicago	Chicago	Korean	2	50,000
Korean Journal — North Texas Edition	Dallas/Ft. Worth	Korean	2	7,500
News Korea	Dallas/Ft. Worth	Korean	2	10,000
Korea Daily — Los Angeles	Los Angeles	Korean	2	80,000
Korea Times — Los Angeles	Los Angeles	Korean	2	75,000
Korean Sunday News — Los Angeles	Los Angeles	Korean	2	53,000
Korea Daily — New York	NY	Korean	2	58,750
Korea Times — New York Edition	NY	Korean	2	45,000
New York Ilbo, The	NY	Korean	2	55,000
Korean Community News & Sunday Topic	Philadelphia	Korean	2	10,000

© 2012 Hilsoft Notifications

Korean Times Philadelphia (formerly known as Korea Daily News)	Philadelphia	Korean	2	23,000
Reklama Russian Weekly Newspapers	Chicago	Russian	2	22,000
Svet	Chicago	Russian	2	12,000
Friday Express	Los Angeles	Russian	2	17,000
Panorama (Formerly Almanac Panorama)	Los Angeles	Russian	2	9,000
Russkaya Reklama — California Edition	Los Angeles	Russian	2	15,000
Kurier-East Edition	NY	Russian	2	10,000
Russkaya Reklama — New York Edition	NY	Russian	2	30,000
Russian Market — Pennsylvania Edition	Philadelphia	Russian	2	8,000
Russkaya Reklama — Philadelphia Edition	Philadelphia	Russian	2	15,000
Vecher	Philadelphia	Russian	2	10,000
Asian Pacific News, The	Los Angeles	Bilingual	2	20,000
Sereechai Newspaper	Los Angeles	Thai	2	15,000
Siam Town US (formerly Thai Town USA News)	Los Angeles	Thai	2	10,000
A Chau Thoi Bao	Dallas/Ft. Worth	Vietnamese	2	30,000
But Viet	Dallas/Ft. Worth	Vietnamese	2	27,500
Vietnam Weekly News — Texas Edition	Dallas/Ft. Worth	Vietnamese	2	15,000
Nguoi Viet Daily News	Los Angeles	Vietnamese	2	17,700
Saigon Times	Los Angeles	Vietnamese	2	30,000
Viet Bao Daily News-LA Edition (Formerly Known as Viet Bao Kinh Te)	Los Angeles	Vietnamese	2	25,000
Lac Hong Magazine	NY	Vietnamese	1	5,000
Metro Viet	Philadelphia	Vietnamese	2	8,000
Philadelphia Asian News	Philadelphia	Vietnamese	2	10,000
Atlanta Inquirer	Atlanta	English	2	40,000
Sentinel Newspaper, The	Atlanta	English	2	35,000
Boston Banner (Baystate Banner)	Boston/ Manchester	English	2	32,351
Chicago Citizen Newspaper Group (5 Papers — Forced Combo)	Chicago	English	2	121,000

© 2012 Hilsoft Notifications

Crusader Group (Chicago-Gary — Forced Combo)	Chicago	English	2	146,590
North Lawndale Community News, The	Chicago	English	2	15,000
African American News & Issues (Dallas — Ft. Worth Metroplex Region)	Dallas/Ft. Worth	English	2	150,000
Dallas Examiner	Dallas/Ft. Worth	English	2	9,449
La Vida News -The Black Voice — Ft. Worth Edition	Dallas/Ft. Worth	English	2	39,700
African American News & Issues (Greater Houston Gulf Coast, Southeast Texas)	Houston	English	2	250,000
Houston Defender	Houston	English	2	20,215
Houston Sun, The	Houston	English	2	10,000
L.A Bay/Bakersfield/San Fernando & Antelope Valley Observer Group	Los Angeles	English	2	102,892
Precinct Reporter/Tri-County Bulletin/Long Beach Leader	Los Angeles	English	2	55,000
Wave Community Newspapers (6 publications)	Los Angeles	English	2	140,000
Daily Challenge	NY	English	2	81,000
New York Amsterdam News	NY	English	2	30,000
New York Journal, The	NY	English	2	65,000
Philadelphia Observer	Philadelphia	English	2	22,840
Philadelphia Sunday Sun	Philadelphia	English	2	20,000
Philadelphia Tribune — Metro Edition	Philadelphia	English	2	63,210
Post News Group Newspaper Network (6 Paper Combo)	San Francisco/ Oakland/ San Jose	English	2	60,000
San Francisco Bay View Newspaper	San Francisco/ Oakland/ San Jose	English	1	20,000
Sun Reporter Publishing Company	San Francisco/ Oakland/ San Jose	English	2	160,621
Washington Afro-American /	Washington, DC	English	2	14,390

© 2012 Hilsoft Notifications

Baltimore Afro-American
Washington Informer	Washington, DC	English	2	17,128
Washington Sun, The	Washington, DC	English	2	55,000
El Nuevo Georgia	Atlanta	Spanish	2	20,000
La Vision	Atlanta	Spanish	2	20,000
Mundo Hispanico	Atlanta	Spanish	2	71,500
El Planeta	Boston/ Manchester	Spanish	2	50,000
La Semana	Boston/ Manchester	Spanish	2	15,000
Vocero Hispano	Boston/ Manchester	Spanish	2	20,000
La Raza	Chicago	Spanish	2	152,300
Lawndale Group News	Chicago	Bilingual	2	150,000
Al Dia	Dallas/Ft. Worth	Spanish	2	115,000
El Extra	Dallas/Ft. Worth	Spanish	2	20,000
El Hispano News	Dallas/Ft. Worth	Bilingual	2	27,443
La Voz De Houston	Houston	Spanish	2	100,000
Semana	Houston	Spanish	2	145,000
Eastern Group Publications	Los Angeles	Bilingual	2	106,208
La Opinion	Los Angeles	Spanish	2	87,866
El Diario La Prensa	NY	Spanish	2	47,517
El Especial	NY	Spanish	2	45,000
La Voz Hispana	NY	Spanish	2	68,000
Al Dia	Philadelphia	Spanish	2	48,789
El Sol Latino	Philadelphia	Bilingual	2	44,667
Impacto Latin Newspaper	Philadelphia	Spanish	2	40,000
El Mensajero	San Francisco/ Oakland/ San Jose	Bilingual	2	102,614
El Observador	San Francisco/ Oakland/ San Jose	Bilingual	2	23,000
El Reportero	San Francisco/ Oakland/ San Jose	Bilingual	2	23,000
La Oferta Review	San Francisco/ Oakland/ San Jose	Bilingual	2	21,000
El Comercio	Washington, DC	Bilingual	2	55,650

© 2012 Hilsoft Notifications

El Tiempo Latino	Washington, DC	Spanish	2	48,535
Washington Hispanic	Washington, DC	Spanish	2	45,000
Southern Jewish Life (Prev. Deep South Jewish Voice)	Birmingham	English	1	35,000
Jewish News of Greater Phoenix	Phoenix	English	2	4,823
Arizona Jewish Life	Phoenix	English	1	20,000
J. — The Jewish News Weekly of Northern California	San Francisco	English	2	17,000
Orange County Jewish Life	Orange County	English	1	20,000
San Diego Jewish Journal	San Diego	English	1	20,000
The Jewish Journal of Greater LA	Los Angeles	English	2	49,676
Intermountain Jewish News	Denver	English	2	14,000
Jewish Ledger	Statewide	English	2	15,876
Jewish Journals of S. Florida	Southeast FL	English	2	148,375
Jewish News of Sarasota-Manatee	Sarasota-Manatee	English	1	8,500
Jewish Press-Tampa/Pinellas COMBO	Tampa/Pinellas	English	2	11,900
The Chicago Jewish News	Chicago	English	2	12,000
Jewish United Fund News (JUF News)	Chicago	English	1	50,000
Jewish Business News	Chicago	English	1	15,000
Kansas City Jewish Chronicle	Overland Park	English	2	5,000
Jewish Times Baltimore	Baltimore	English	2	15,000
Jewish Journal	North Boston	English	2	16,433
The Jewish Advocate	Boston	English	2	15,000
Detroit Jewish News	Detroit	English	2	15,000
St. Louis Jewish Light	Saint Louis	English	2	9,200
The Jewish Press	Omaha	English	2	3,800
Jewish Standard	Bergen/ Hudson Counties	English	2	26,000
New Jersey/Rockland Jewish Media COMBO	NJ and NY	English	2	49,500
New Jersey Jewish News COMBO	Essex, Morris, Union, Mercer, Middlesex, Monmouth	English	2	62,000

© 2012 Hilsoft Notifications

The Jewish Press	NY / Northeastern NJ	English	2	96,000
The Jewish Week	Long Island/ NY Metro	English	2	50,737
Jewish Tribune, Sentinel, World COMBO	Long Island /Rockland Co.	English	2	45,000
Cleveland Jewish News	Cleveland	English	2	10,000
Oregon Jewish Life	Portland	English	1	11,000
Jewish Exponent	Philadelphia	English	2	28,756
The Jewish Chronicle	Pittsburg	English	2	8,000
Jewish Voice and Herald	Rhode Island	English	2	20,000
Texas Jewish Post	Dallas/Ft. Worth	English	2	3,840
JT News (formerly Jewish Transcript)	Seattle	English	2	4,500
Washington Jewish Week	Washington	English	2	10,500
Wisconsin Jewish Chronicle	Milwaukee	English	1	6,114
The Network Journal	NY,NJ,CT	English	1	28,500
Asian Enterprise	National	English	1	60,000
Russian-American Business	TX,DC,NY	English	1	8,000
Asian Journal	CA,NV,NY,NJ	English	2	138,000

TOTAL				6,586,355

© 2012 Hilsoft Notifications

24. U.S. Territories Newspapers

• The newspapers in which notice will appear.

The Plan includes placement of the Publication Notice in leading daily and weekly newspapers in Puerto Rico, Guam, the Northern Mariana Islands, American Samoa, and the U.S. Virgin Islands. An approximate standard magazine Publication Notice will appear in each of the papers’ best circulating day. Combined, the papers offer a best day circulation of 586,760.

Territory	Newspaper	Language	Issuance	# of Insertions	Best Day Circulation
Guam	Agana Pacific Daily News	English	Daily	1	20,222
Puerto Rico	Caribbean Business	English	Weekly	1	50,000
Puerto Rico	El Nuevo Día	Spanish	Daily	1	220,000
Puerto Rico	El Vocero De Puerto Rico	Spanish	Daily	1	115,000
Puerto Rico	Primera Hora	Spanish	Daily	1	125,676
Northern Mariana Islands	Saipan Tribune	English	Daily	1	5,000
American Samoa	Samoa News	English	Daily	1	2,500
U.S. Virgin Islands	St. Croix Avis	English	Daily	1	11,000
U.S. Virgin Islands	St. John Trade Winds	English	Weekly	1	3,000
U.S. Virgin Islands	Virgin Islands Daily News	English	Daily	1	16,362

TOTAL				10	568,760

© 2012 Hilsoft Notifications

25. Internet Banner Notices

National and local banner notices that will appear on web properties.

The online banner portion of the Notice Plan includes paid Internet Banner Notices presented to U.S. adults on a rotating basis over a 31 day period on the following online media networks.

Online Network	Banner Size	# of Days	Adult Impressions
24/7 Real Media	728x90, 350x200	31	39,877,000
AOL Email	300x250	31	19,718,000
Facebook	100x80	31	31,046,000
MSN Finance Channel	300x250	31	8,759,000
Yahoo!	728x90	31	19,465,000
Washingtonpost.com (Executive Channels)	728x90	31	8,333,000
National Network of Business Journal Websites	728x90, 350x200	31	9,097,522

TOTAL			136,295,522

Combined, approximately 136 million adult impressions will be generated by these Internet Banner Notices over a one month period. The Internet Banner Notices will contain an embedded link to the dedicated Case Website: www.PaymentCardSettlement.com.

© 2012 Hilsoft Notifications

26. Informational Release

Seeking non-paid (and other) exposure of court-approved notice information mainly by way of news articles.

A party-neutral, informational release will be issued to approximately 4,200 print and broadcast and 5,500 online press outlets throughout the United States. A news release serves a potentially valuable role, providing additional notice exposure beyond that which will be provided through paid media. There is no guarantee that any news stories will result, but if they do, Rule 23(b)(3) Settlement Class members and Rule 23(b)(2) Settlement Class members will have additional opportunities to learn that their rights are at stake in credible news media, adding to their understanding. The release will include the toll-free number and website address.

A list of press outlets receiving the informational release is available upon request. The informational release itself is included as Attachment 3.

© 2012 Hilsoft Notifications

27. Case Website

Delivery of notice via Internet and online services.

A neutral, informational, notice website with an easy to remember domain name of (www.PaymentCardSettlement.com) will serve as the notice page for where potential Rule 23(b)(3) Settlement Class members and Rule 23(b)(2) Settlement Class members can obtain additional information and the documents listed below. The case notice website will also include information on how potential Rule 23(b)(3) Settlement Class members can opt-out of the Rule 23(b)(3) Settlement if they choose. The text of the Case Website shall consist of the Long-Form Notice and shall be available in English, Spanish, Chinese, Japanese, Korean, Russian, Thai and Vietnamese. Translated versions of the Long-Form Notice and Publication Notice and a form merchants will complete in order to share in the distribution of the settlement funds (“Claim Form”) will be available on the website in all eight languages. Other documents from this lawsuit may also be available in other languages in addition to English.

The case notice website address will be prominently displayed in all printed notice documents, and appear in all media including the informational release. The Internet Banner Notices will link directly to the website. Visitors to the case notice website will be able to easily access a Claim Form and other information specific to the Settlement.

The Case Website also will include clearly displayed links to complete copies of the following materials:

(i) The Long-Form Notice in the form at Appendix F to the Class Settlement Agreement in English, and as approved by the Court. Copies of the Long-Form Notice will also be available in Spanish, Chinese, Japanese, Korean, Russian, Thai and Vietnamese;

(ii) The Publication Notice in the form at Appendix F to the Class Settlement Agreement in English and as approved by the Court. Copies of the Publication Notice will also be available in Spanish, Chinese, Japanese, Korean, Russian, Thai and Vietnamese;

(iii) This Notice Plan in the form at Appendix E to the Class Settlement Agreement and as approved by the Court;

© 2012 Hilsoft Notifications

(iv) The Class Settlement Agreement including all its appendices;

(v) The Claim Form for members of the Rule 23(b)(3) Settlement Class, in English, Spanish, Chinese, Japanese, Korean, Russian, Thai and Vietnamese;

(vi) All papers filed in connection with the motion for preliminary approval of this Class Settlement Agreement;

(vii) The Class Settlement Preliminary Approval Order entered by the Court.

(viii) The Plan of Administration and Distribution for the submission, processing, and allocation of claims to be made by members of the Rule 23(b)(3) Settlement Class, in the form at Appendix I to the Class Settlement Agreement and as approved by the Court;

(ix) All Court orders concerning disbursement of funds from the Class Settlement Cash Escrow Account(s) or the Class Settlement Interchange Escrow Account(s).

(x) The proposed Class Settlement Order and Final Judgment in the form at Appendix G to the Class Settlement Agreement;

(xi) The Operative Class Complaints in MDL 1720 as of the date of the Class Settlement Agreement;

(xii) Magistrate Judge Orenstein’s Report and Recommendation filed on September 7, 2007 that granted Defendants’ motion to dismiss Class Plaintiffs’ claims for damages incurred prior to January 1, 2004, and Judge Gleeson’s Order adopting that Report and Recommendation filed on January 1, 2008.

(xiii) Magistrate Judge Orenstein’s Report and Recommendation filed on January 11, 2008 that denied the motion of MasterCard International Incorporated and MasterCard Incorporated to dismiss plaintiffs’ monopolization and attempt to monopolize claims in the First Consolidated Amended Class Action Complaint.

© 2012 Hilsoft Notifications

(xiv) Magistrate Judge Orenstein’s Report and Recommendation filed on February 12, 2008 that denied in part and granted in part certain Defendants’ motion to dismiss the Class Plaintiffs’ First Supplemental Class Action Complaint, and Judge Gleeson’s Order filed on November 25, 2008 that granted that motion to dismiss in its entirety with leave to re-plead;

(xv) All memoranda and correspondence publicly filed in connection with the motions to dismiss in this Action;

(xvi) All memoranda and correspondence publicly filed in connection with the motion for class certification in this Action;

(xvii) All memoranda and correspondence publicly filed in connection with the motions for summary judgment in this Action;

(xviii) All papers filed in connection with the motion for final approval of the Class Settlement Agreement.

(xix) All applications for Attorneys’ Fees and Costs and Class Plaintiffs’ Awards, including any application of Class Counsel or other counsel for any plaintiff in this Action.

(xx) All orders of the Court with respect to the Class Settlement Agreement.

© 2012 Hilsoft Notifications

28. Toll-Free Telephone Support Line and Post Office Box

Before commencement of the mail and publication notice, a toll-free telephone line for providing information to class members will be established. That toll-free telephone line shall be connected to an automated IVR telephone system that members of the Settlement Classes may reach to obtain answers to questions and request copies of the Long-Form and Publication Notices, the Claim Form, the Class Settlement Agreement, the Operative Class Complaints, and the other documents posted on the Case Website. The IVR system will permit callers to hear options in English, Spanish, and potentially other languages, and will offer callers who choose a non-English option the Long-Form Notice and Publication Notice and Claim Form, and potentially other case-related documents and answers to FAQs in that requested language. In addition, a preliminary IVR telephone system will be set up with recorded information stating that the Parties have entered into a settlement agreement, that the Parties are seeking Court approval of the settlement, and that further details will available in the future.

Also before commencement of the mail and publication notice, a post office box for receiving exclusion requests from members of the Rule 23(b)(3) Settlement Class, as provided in the Class Settlement Preliminary Approval Order and the Notice Plan, and for receiving requests for information from members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class will be established.

© 2012 Hilsoft Notifications

29. Sponsored Search Listings

To facilitate locating the Case Website, sponsored search listings will be acquired on the three most highly-visited Internet search engines: Google, Yahoo! and Bing. When search engine visitors search on common keyword combinations such as “Interchange Settlement,” “Visa Class Action,” “MasterCard Settlement,” or “Merchant Fee Settlement” the sponsored search listing will display either at the top of the page prior to the search results or in the upper right hand column.

© 2012 Hilsoft Notifications

30. Notice Design Strategy

The Notices have been designed to motivate settlement class members to view and understand the message and carry a clear message outlining settlement class members’ rights. The strategic approach to content and design is entirely consistent with the illustrative “model” notices developed by the Federal Judicial Center (“FJC”).

Summary Notice Design Elements:

•

Bold headline captures attention. The headlines immediately alert even casual readers who may be potential settlement class members that they should read the Notices and why they are important. It speaks directly to class member.

•

Notice size promotes attention. The Notices are full-page magazine sized units (approximately 7” x 10”) in most print publications, including trade publications, language & ethnic targeted publications as well as the newspapers targeting U.S. territories to promote readership.

•

Notice design alerts readers to the legal significance, lending credibility. The Notice design ensures that readers know that the communication carries legitimate, important information, not commercial advertising.

•	Plain language enhances comprehension. The Notice concisely and clearly states the information in plain, easily understandable language so that class members can comprehend the Notice effectively.

•	Comprehensive content fulfills legal requirements. All critical information about settlement class members’ rights is included. No key information is omitted.

•

Toll-free number and website invite response. The Notice invites response by providing simple, convenient mechanisms, such as the website, toll-free number and post office box for settlement class members to obtain additional information.

•

Translations allow participation across speakers of key languages. The Publication Notice will be translated into Spanish, Chinese, Japanese, Korean, Russian, Thai, and Vietnamese for placement in the appropriate Spanish, Chinese, Japanese, Korean, Russian, Thai, and Vietnamese language publications.

© 2012 Hilsoft Notifications

31. Notices

All notice documents have been drafted by Class Counsel with the assistance of Hilsoft and an independent plain-language expert Maria Mindlin and are subject to the approval of the Court.13 These documents include:

•	The Publication Notice as it will appear in magazines and newspapers identified in the Notice Plan.

•	The Long-Form Notice that will be mailed to all known potential settlement class members and to those who call to request one as well as made available at the website.

•	The Internet Banner Notices that will be posted on a variety of web properties.

•	The neutral Informational Release that will be issued to news outlets throughout the U.S.

Foreign language translations will be provided in conjunction with our final report.

[13]	Maria Mindlin is Language Specialist & CEO of Transcend. Her credentials can be viewed at http://www.transcend.net/misc/MMresume.html. Ms. Mindlin will provide an independent affidavit at Final Approval opining on the plain language drafting of all notice documents.

© 2012 Hilsoft Notifications

Attachment 1 — Hilsoft Notifications Curriculum Vitae

Hilsoft Notifications is a leading provider of legal notice services for large-scale class action and bankruptcy matters. We specialize in providing quality, expert notice plan development — designing notice programs that satisfy due process requirements and withstand judicial scrutiny. For more than 17 years, Hilsoft Notifications’ notice plans have been approved and upheld by courts. Hilsoft Notifications has been retained by defendants and/or plaintiffs on more than 250 cases, including more than 25 MDL cases, with notices appearing in more than 53 languages and in almost every country, territory and dependency in the world. Case examples include:

•	Possibly the largest data breach in U.S. history with approximately 130 million credit and debit card numbers stolen. In re Heartland Data Security Breach Litigation, MDL No. 2046 (S.D. Tex.).

•

Largest and most complex class action in Canadian history. Designed and implemented groundbreaking notice to disparate, remote aboriginal people in the multi-billion dollar settlement. In re Residential Schools Class Action Litigation 00-CV-192059 CPA (Ont. Super. Ct.).

•

Multiple bank settlements with publication, direct mail and email notice to millions of class members. In re: Checking Account Overdraft Litigation, MDL No. 2036 (S. D. Fla.); Schulte v. Fifth Third Bank, No. 09-CV-06655 (N.D. Ill.), and Trombley v. National City Bank, No. 1:10-CV-00232 (D.D.C.).

•

Extensive point of sale notice program of a settlement providing payments up to $100,000 related to Chinese drywall — 100 million notices distributed to Lowe’s purchasers during a six-week period. Vereen v. Lowe’s Home Centers, SU10-CV-2267B (Ga. Super. Ct.).

•	Largest discretionary class action notice campaign involving virtually every adult in the United States for the settlement. In re Trans Union Corp. Privacy Litigation, MDL No. 1350 (N.D. Ill.).

•	Most complex national data theft class action settlement involving millions of class members. Lockwood v. Certegy Check Services, Inc., 8:07-cv-1434-T-23TGW (M.D. Fla.).

•	Largest combined U.S. and Canadian retail consumer security breach notice program. In re TJX Companies, Inc., Customer Data Security Breach Litigation, MDL No. 1838 (D. Mass.).

•	Most comprehensive notice ever in a securities class action for the $1.1 billion settlement of In re Royal Ahold Securities and ERISA Litigation, MDL No. 1539 (D. Md.).

•

Most complex worldwide notice program in history. Designed and implemented all U.S. and international media notice with 500+ publications in 40 countries and 27 languages for $1.25 billion settlement. In re Holocaust Victims Assets, “Swiss Banks,” No. CV-96-4849 (E.D.N.Y.).

© 2012 Hilsoft Notifications

•	Largest U.S. claim program to date. Designed and implemented a notice campaign for the $10 billion. Tobacco Farmer Transition Program, (U.S. Dept. of Ag.).

•	Multi-national claims bar date notice to asbestos personal injury claimants. Opposing notice expert’s reach methodology challenge rejected by court. In re Babcock & Wilcox Co, No. 00-10992 (E.D. La.).

LEGAL NOTICING EXPERTS

Cameron Azari, Esq., Director of Legal Notice

Cameron Azari, Esq. has more than 12 years experience in the design and implementation of legal notification and claims administration programs. He is a nationally recognized expert in the creation of class action notification campaigns in compliance with Fed R. Civ. P. 23(c)(2) (d)(2) and (e) and similar state class action statutes. Cameron has been responsible for hundreds of legal notice and advertising programs. During his career, he has been involved in an array of high profile class action matters, including In re: Oil Spill by the Oil Rig “Deepwater Horizon” in the Gulf of Mexico, Heartland Payment Systems, In re: Checking Account Overdraft Litigation, Lowe’s Home Centers, Department of Veterans Affairs (VA), In re Residential Schools Class Action Litigation, and In re: Managed Care Litigation. He is an active author and speaker on a broad range of legal notice and class action topics ranging from amendments to FRCP Rule 23 to email noticing, response rates and optimizing settlement effectiveness. Cameron is an active member of the Oregon State Bar. He received his B.S. from Willamette University and his J.D. from Northwestern School of Law at Lewis and Clark College. Cameron can be reached at caza@legalnotice.com.

Lauran Schultz, Executive Director

Lauran Schultz is responsible for overall management of Hilsoft Notifications. He consults extensively with clients on notice adequacy and innovative legal notice programs. Lauran has more than 20 years of experience as a professional in the marketing and advertising field, specializing in legal notice and class action administration for the past seven years. High profile actions he has been involved in include companies such as: BP, PNC Bank, Bank of America, Fifth Third Bank, Symantec Corporation, Lowe’s Home Centers, First Health, Apple, TJX, CNA and Carrier Corporation. Prior to joining Epiq Systems in 2005, Lauran was a Senior Vice President of Marketing at National City Bank in Cleveland, Ohio. Lauran’s education includes advanced study in political science at the University of Wisconsin-Madison along with a Ford Foundation fellowship from the Social Science Research Council and American Council of Learned Societies. Lauran can be reached at lschultz@hilsoft.com.

ARTICLES AND PRESENTATIONS

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Cameron Azari Speaker, “Perspectives from Class Action Claims Administrators: Email Notices and Response Rates.” CLE International’s 8th Annual Class Actions Conference, Los Angeles, CA, May 17-18, 2012.

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Cameron Azari Speaker, “Class Action Litigation Trends: A Look into New Cases, Theories of Liability & Updates on the Cases to Watch.” ACI’s Consumer Finance Class Actions and Litigation, New York, NY, January 26-27, 2012.

•	Lauran Schultz Speaker, “Legal Notice Best Practices: Building a Workable Settlement Structure.” CLE International’s 7th Annual Class Action Conference, San Francisco, CA, May, 2011.

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Cameron Azari Speaker, “Data Breaches Involving Consumer Financial Information: Litigation Exposures and Settlement Considerations.” ACI’s Consumer Finance Class Actions and Litigation, New York, NY, January, 2011.

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Cameron Azari Speaker, “Notice in Consumer Class Actions: Adequacy, Efficiency and Best Practices.” CLE International’s 5th Annual Class Action Conference: Prosecuting and Defending Complex Litigation, San Francisco, CA, 2009.

•	Lauran Schultz Speaker, “Efficiency and Adequacy Considerations in Class Action Media Notice Programs.” Chicago Bar Association, Chicago, IL, 2009.

•	Cameron Azari Author, “Clearing the Five Hurdles of Email — Delivery of Class Action Legal Notices.” Thomson Reuters Class Action Litigation Reporter, June, 2008.

•	Cameron Azari Speaker, “Planning for a Smooth Settlement.” ACI: Class Action Defense — Complex Settlement Administration for the Class Action Litigator, Phoenix, AZ, 2007.

•	Cameron Azari Speaker, “Noticing and Response Rates in Class Action Settlements” — Class Action Bar Gathering, Vancouver, British Columbia, 2007.

•	Cameron Azari Speaker, “Structuring a Litigation Settlement.” CLE International’s 3rd Annual Conference on Class Actions, Los Angeles, CA, 2007.

•	Cameron Azari Speaker, “Notice and Response Rates in Class Action Settlements” — Skadden Arps Slate Meagher & Flom, LLP, New York, NY, 2006.

•	Cameron Azari Speaker, “Notice and Response Rates in Class Action Settlements” — Bridgeport Continuing Legal Education, Class Action and the UCL, San Diego, CA, 2006.

•	Cameron Azari Speaker, “Notice and Response Rates in Class Action Settlements” — Stoel Rives litigation group, Portland/Seattle/Boise/Salt Lake City, UT, 2005.

•	Cameron Azari Speaker, “Notice and Response Rates in Class Action Settlements” — Stroock & Stroock & Lavan litigation group, Los Angeles, CA, 2005.

•	Cameron Azari Author, “Twice the Notice or No Settlement.” Current Developments — Issue II, August, 2003.

•	Cameron Azari Speaker, “A Scientific Approach to Legal Notice Communication” — Weil Gotshal litigation group, New York, 2003.

JUDICIAL COMMENTS

Judge Alonzo Harris, Opelousas General Hospital Authority, A Public Trust, D/B/A Opelousas General Health System and Arklamiss Surgery Center, L.L.C. v. FairPay Solutions, Inc., (August 17, 2012) No. 12-C-1599 (27th Jud. D. Ct. La.):

Notice given to Class Members and all other interested parties pursuant to this Court’s order of April 18, 2012, was reasonably calculated to apprise interested parties of the pendency of the action, the certification of the Class as Defined for settlement purposes only, the terms of the

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Settlement Agreement, Class Members rights to be represented by private counsel, at their own costs, and Class Members rights to appear in Court to have their objections heard, and to afford persons or entities within the Class Definition an opportunity to exclude themselves from the Class. Such notice complied with all requirements of the federal and state constitutions, including the Due Process Clause, and applicable articles of the Louisiana Code of Civil Procedure, and constituted the best notice practicable under the circumstances and constituted due and sufficient notice to all potential members of the Class as Defined.

Judge James Lawrence King, In re: Checking Account Overdraft Litigation (IBERIABANK), (April 26, 2012) MDL No. 2036 (S.D. Fla):

The Court finds that the Notice previously approved was fully and properly effectuated and was sufficient to satisfy the requirements of due process because it described “the substantive claims . . . [and] contained information reasonably necessary to [allow Settlement Class Members to] make a decision to remain a class member and be bound by the final judgment.” In re Nissan Motor Corp. Antitrust Litig., 552 F.2d 1088, 1104-05 (5th Cir. 1977). The Notice, among other things, defined the Settlement Class, described the release as well as the amount and method and manner of proposed distribution of the Settlement proceeds, and informed Settlement Class Members of their rights to opt-out or object, the procedures for doing so, and the time and place of the Final Approval Hearing. The Notice also informed Settlement Class Members that a class judgment would bind them unless they opted out, and told them where they could obtain more information, such as access to a full copy of the Agreement. Further, the Notice described in summary form the fact that Class Counsel would be seeking attorneys’ fees of up to 30 percent of the Settlement. Settlement Class Members were provided with the best practicable notice “reasonably calculated, under [the] circumstances, to apprise them of the pendency of the action and afford them an opportunity to present their objections.” Mullane, 339 U.S. at 314. The content of the Notice fully complied with the requirements of Rule 23.

Judge Bobby Peters, Vereen v. Lowe’s Home Centers, (April 13, 2012) SU10-CV-2267B (Ga. Super. Ct.):

The Court finds that the Notice and the Notice Plan was fulfilled, in accordance with the terms of the Settlement Agreement, the Amendment, and this Court’s Preliminary Approval Order and that this Notice and Notice Plan constituted the best practicable notice to Class Members under the circumstances of this action, constituted due and sufficient Notice of the proposed Settlement to all persons entitled to participate in the proposed Settlement, and was in full compliance with Ga. Code Ann § 9-11-23 and the constitutional requirements of due process. Extensive notice was provided to the class, including point of sale notification, publication notice and notice by first-class mail for certain potential Class Members.

The affidavit of the notice expert conclusively supports this Court’s finding that the notice program was adequate, appropriate, and comported with Georgia Code Ann. § 9-11-23(b)(2), the Due Process Clause of the Constitution, and the guidance for effective notice articulate in the FJC’s Manual for Complex Litigation, 4th.

Judge Lee Rosenthal, In re: Heartland Payment Systems, Inc. Customer Data Security Breach Litigation, (March 2, 2012) MDL 09-2046 (S.D. Tex.):

The notice that has been given clearly complies with Rule 23(e)(1)’s reasonableness requirement… Hilsoft Notifications analyzed the notice plan after its implementation and conservatively estimated that notice reached 81.4 percent of the class members. (Docket Entry No. 106, ¶ 32). Both the summary notice and the detailed notice provided the information reasonably necessary for the presumptive class members to determine whether to object to the proposed settlement. See Katrina Canal Breaches, 628 F.3d at 197. Both the summary notice and the detailed notice “were written in easy-to-understand plain English.” In re Black Farmers Discrimination Litig., — F. Supp. 2d —, 2011 WL 5117058, at *23 (D.D.C. 2011); accord AGGREGATE LITIGATION § 3.04(c).15 The notice provided “satisf[ies] the broad reasonableness standards imposed by due process” and Rule 23. Katrina Canal

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Breaches, 628 F.3d at 197 (internal quotation marks omitted).

Judge John D. Bates, Trombley v. National City Bank, (December 1, 2011) 1:10-CV-00232 (D. D.C.)

The form, content, and method of dissemination of Notice given to the Settlement Class were in full compliance with the Court’s January 11, 2011 Order, the requirements of Fed. R. Civ. P. 23(e), and due process. The notice was adequate and reasonable, and constituted the best notice practicable under the circumstances. In addition, adequate notice of the proceedings and an opportunity to participate in the final fairness hearing were provided to the Settlement Class.

Judge Robert M. Dow, Jr., Schulte v. Fifth Third Bank, (July 29, 2011) No. 1:09-cv-6655 (N.D. Ill.):

The Court has reviewed the content of all of the various notices, as well as the manner in which Notice was disseminated, and concludes that the Notice given to the Class fully complied with Federal Rule of Civil Procedure 23, as it was the best notice practicable, satisfied all constitutional due process concerns, and provided the Court with jurisdiction over the absent Class Members.

Judge Ellis J. Daigle, Williams v. Hammerman & Gainer Inc., (June 30, 2011) No. 11-C-3187-B (27th Jud. D. Ct. La.):

Notices given to Settlement Class members and all other interested parties throughout this proceeding with respect to the certification of the Settlement Class, the proposed settlement, and all related procedures and hearings — including, without limitation, the notice to putative Settlement Class members and others more fully described in this Court’s order of 30th day of March 2011 were reasonably calculated under all the circumstances and have been sufficient, as to form, content, and manner of dissemination, to apprise interested parties and members of the Settlement Class of the pendency of the action, the certification of the Settlement Class, the Settlement Agreement and its contents, Settlement Class members’ right to be represented by private counsel, at their own cost, and Settlement Class members’ right to appear in Court to have their objections heard, and to afford Settlement Class members an opportunity to exclude themselves from the Settlement Class. Such notices complied with all requirements of the federal and state constitutions, including the due process clause, and applicable articles of the Louisiana Code of Civil Procedures, and constituted the best notice practicable under the circumstances and constituted due and sufficient notice to all potential members of the Settlement Class.

Judge Stefan R. Underhill, Mathena v. Webster Bank, N.A., (March 24, 2011) No. 3:10-cv-1448 (D. Conn.):

The form, content, and method of dissemination of Notice given to the Settlement Class were adequate and reasonable, and constituted the best notice practicable under the circumstances. The Notice, as given, provided valid, due, and sufficient notice of the proposed settlement, the terms and conditions set forth in the Settlement Agreement, and these proceedings to all persons entitled to such notice, and said notice fully satisfied the requirements of Rule 23 of the Federal Rules of Civil Procedure and due process.

Judge Ted Stewart, Miller v. Basic Research, LLC, (September 2, 2010) No. 2:07-cv-871 (D. Utah):

Plaintiffs state that they have hired a firm specializing in designing and implementing large scale, unbiased, legal notification plans.69 Plaintiffs represent to the Court that such notice will include: 1) individual notice by electronic mail and/or first-class mail sent to all reasonably identifiable Class members; 2) nationwide paid media notice through a combination of print publications, including newspapers, consumer magazines, newspaper supplements and the Internet; 3) a neutral, Court-approved, informational press release; 4) a neutral, Court-approved Internet website; and 5) a toll-free telephone number. Similar mixed media plans have been approved by other district courts post class certification. The Court finds this plan is sufficient to meet the notice requirement.

Judge Sara Loi, Pavlov v. Continental Casualty Co., (October 7, 2009) No. 5:07cv2580 (N.D. Ohio):

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As previously set forth in this Memorandum Opinion, the elaborate notice program contained in the Settlement Agreement provides for notice through a variety of means, including direct mail to each class member, notice to the United States Attorney General and each State, a toll free number, and a website designed to provide information about the settlement and instructions on submitting claims. With a 99.9% effective rate, the Court finds that the notice program constituted the “best notice that is practicable under the circumstances,” Fed. R. Civ. P. 23(c)(2)(B), and clearly satisfies the requirements of Rule 23(c)(2)(B).

Judge James Robertson, In re: Department of Veterans Affairs (VA) Data Theft Litigation, (September 23, 2009) MDL No. 1796 (D. D.C.):

The Notice Plan, as implemented, satisfied the requirements of due process and was the best notice practicable under the circumstances. The Notice Plan was reasonably calculated, under the circumstances, to apprise Class Members of the pendency of the action, the terms of the Settlement, and their right to appear, object to or exclude themselves from the Settlement. Further, the notice was reasonable and constituted due, adequate and sufficient notice to all person entitled to receive notice.

Judge Lisa F. Chrystal, Little v. Kia Motors America, Inc., (August 27, 2009) No. UNN-L-0800-01 (N.J. Super. Ct.):

The Court finds that the manner and content of the notices for direct mailing and for publication notice, as specified in the Notice Plan (Exhibit 2 to the Affidavit of Lauran R. Schultz), provides the best practicable notice of judgment to members of the Plaintiff Class.

Judge Barbara Crowder, Dolen v. ABN AMRO Bank N.V., (March 23, 2009) No. 01-L-454, 01-L-493, (3rd Jud. Cir. Ill.):

The Court finds that the Notice Plan is the best notice practicable under the circumstances and provides the Eligible Members of the Settlement Class sufficient information to make informed and meaningful decisions regarding their options in this Litigation and the effect of the Settlement on their rights. The Notice Plan further satisfies the requirements of due process and 735 ILCS 5/2-803. That Notice Plan is approved and accepted. This Court further finds that the Notice of Settlement and Claim Form comply with 735 ILCS 5/2-803 and are appropriate as part of the Notice Plan and the Settlement, and thus they are hereby approved and adopted. This Court further finds that no other notice other than that identified in the Notice Plan is reasonably necessary in this Litigation.

Judge Robert W. Gettleman, In re Trans Union Corp., (September 17, 2008) MDL No. 1350 (N.D. Ill.):

The Court finds that the dissemination of the Class Notice under the terms and in the format provided for in its Preliminary Approval Order constitutes the best notice practicable under the circumstances, is due and sufficient notice for all purposes to all persons entitled to such notice, and fully satisfies the requirements of the Federal Rules of Civil Procedure, the requirements of due process under the Constitution of the United States, and any other applicable law…Accordingly, all objections are hereby OVERRULED.

Judge Steven D. Merryday, Lockwood v. Certegy Check Services, Inc., (September 3, 2008) No. 8:07-cv-1434-T-23TGW (M.D. Fla.):

The form, content, and method of dissemination of the notice given to the Settlement Class were adequate and reasonable and constituted the best notice practicable in the circumstances. The notice as given provided valid, due, and sufficient notice of the proposed settlement, the terms and conditions of the Settlement Agreement, and these proceedings to all persons entitled to such notice, and the notice satisfied the requirements of Rule 23, Federal Rules of Civil Procedure, and due process.

Judge William G. Young, In re TJX Companies, (September 2, 2008) MDL No. 1838 (D. Mass.):

The form, content, and method of dissemination of notice provided to the Settlement Class

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were adequate and reasonable, and constituted the best notice practicable under the circumstances. The Notice, as given, provided valid, due, and sufficient notice of the proposed settlement, the terms and conditions set forth in the Settlement Agreement, and these proceedings to all Persons entitled to such notice, and said Notice fully satisfied the requirements of Fed. R. Civ. P. 23 and due process.

Judge Philip S. Gutierrez, Shaffer v. Continental Casualty Co., (June 11, 2008) SACV-06-2235-PSG (PJWx) (C.D. Cal.):

…was reasonable and constitutes due, adequate, and sufficient notice to all persons entitled to receive notice; and met all applicable requirements of the Federal Rules of Civil Procedure, the Class Action Fairness Act, the United States Constitution (including the Due Process Clauses), the Rules of the Court, and any other applicable law.

Judge Robert L. Wyatt, Gunderson v. AIG Claim Services, Inc., (May 29, 2008) No. 2004-002417 (14th Jud. D. Ct. La.):

Notices given to Settlement Class members…were reasonably calculated under all the circumstances and have been sufficient, as to form, content, and manner of dissemination…Such notices complied with all requirements of the federal and state constitutions, including the due process clause, and applicable articles of the Louisiana Code of Civil Procedure, and constituted the best notice practicable under the circumstances and constituted due and sufficient notice to all potential members of the Settlement Class.

Judge Mary Anne Mason, Palace v. DaimlerChrysler Corp., (May 29, 2008) No. 01-CH-13168 (Ill. Cir. Ct.):

The form, content, and method of dissemination of the notice given to the Illinois class and to the Illinois Settlement Class were adequate and reasonable, and constituted the best notice practicable under the circumstances. The notice, as given, provided valid, due, and sufficient notice of the proposed Settlement, the terms and conditions set forth in the Settlement Agreement, and these proceedings, to all Persons entitled to such notice, and said notice fully satisfied the requirements of due process and complied with 735 ILCS §§5/2-803 and 5/2-806.

Judge David De Alba, Ford Explorer Cases, (May 29, 2008) JCCP Nos. 4226 & 4270 (Cal. Super. Ct.):

[T]he Court is satisfied that the notice plan, design, implementation, costs, reach, were all reasonable, and has no reservations about the notice to those in this state and those in other states as well, including Texas, Connecticut, and Illinois; that the plan that was approved — submitted and approved, comports with the fundamentals of due process as described in the case law that was offered by counsel.

Judge Kirk D. Johnson, Webb v. Liberty Mutual Ins. Co., (March 3, 2008) No. CV-2007-418-3 (Ark. Cir. Ct.):

The Court finds that there was minimal opposition to the settlement. After undertaking an extensive notice campaign to Class members of approximately 10,707 persons, mailed notice reached 92.5% of potential Class members.

Judge Carol Crafton Anthony, Johnson v. Progressive Casualty Ins. Co., (December 6, 2007) No. CV-2003-513 (Ark. Cir. Ct.):

Notice of the Settlement Class was constitutionally adequate, both in terms of its substance and the manner in which it was disseminated…Notice was direct mailed to all Class members whose current whereabouts could be identified by reasonable effort. Notice reached a large majority of the Class members. The Court finds that such notice constitutes the best notice practicable…The forms of Notice and Notice Plan satisfy all of the requirements of Arkansas law and due process.

Judge Kirk D. Johnson, Sweeten v. American Empire Insurance Co., (August 20, 2007) No. CV-2007-154-3 (Ark. Cir. Ct.):

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The Court does find that all notices required by the Court to be given to class members was done within the time allowed and the manner best calculated to give notice and apprise all the interested parties of the litigation. It was done through individual notice, first class mail, through internet website and the toll-free telephone call center…The Court does find that these methods were the best possible methods to advise the class members of the pendency of the action and opportunity to present their objections and finds that these notices do comply with all the provisions of Rule 23 and the Arkansas and United States Constitutions.

Judge Robert Wyatt, Gunderson v. F.A. Richard & Associates, Inc., (July 19, 2007) No. 2004-2417-D (14th Jud. D. Ct. La.):

Okay. Let me sign this one. This is the final Order and Judgment regarding the fairness, reasonableness and adequacy. And I am satisfied in all respects regarding the presentation that’s been made to the Court this morning in the Class memberships, the representation, the notice, and all other aspects and I’m signing that Order at this time. Congratulations, gentlemen.

Judge Lewis A. Kaplan, In re Parmalat Securities Litigation, (July 19, 2007) MDL No. 1653-LAK (S.D. N.Y.):

The Court finds that the distribution of the Notice, the publication of the Publication Notice, and the notice methodology…met all applicable requirements of the Federal Rules of Civil Procedure, the United States Constitution, (including the Due Process clause), the Private Securities Litigation Reform Act of 1995 (15 U.S.C. 78u-4, et seq.) (the “PSLRA”), the Rules of the Court, and any other applicable law.

Judge Joe Griffin, Beasley v. The Reliable Life Insurance Co., (March 29, 2007) No. CV-2005-58-1 (Ark. Cir. Ct.):

[T]he Court has, pursuant to the testimony regarding the notification requirements, that were specified and adopted by this Court, has been satisfied and that they meet the requirements of due process. They are fair, reasonable, and adequate. I think the method of notification certainly meets the requirements of due process…So the Court finds that the notification that was used for making the potential class members aware of this litigation and the method of filing their claims, if they chose to do so, all those are clear and concise and meet the plain language requirements and those are completely satisfied as far as this Court is concerned in this matter.

Judge Lewis A. Kaplan, In re Parmalat Securities Litigation, (March 1, 2007) MDL No. 1653-LAK (S.D. N.Y.):

The court approves, as to form and content, the Notice and the Publication Notice, attached hereto as Exhibits 1 and 2, respectively, and finds that the mailing and distribution of the Notice and the publication of the Publication Notice in the manner and the form set forth in Paragraph 6 of this Order…meet the requirements of Rule 23 of the Federal Rules of Civil Procedure, the Securities Exchange Act of 1934, as emended by Section 21D(a)(7) of the Private Securities Litigation Reform Act of 1995, 15 U.S.C. § 78u-4(a)(7), and due process, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all persons and entities entitled thereto.

Judge Anna J. Brown, Reynolds v. The Hartford Financial Services Group, Inc., (February 27, 2007) No. CV-01-1529-BR (D. Ore):

[T]he court finds that the Notice Program fairly, fully, accurately, and adequately advised members of the Settlement Class and each Settlement Subclass of all relevant and material information concerning the proposed settlement of this action, their rights under Rule 23 of the Federal Rules of Civil Procedure, and related matters, and afforded the Settlement Class with adequate time and an opportunity to file objections to the Settlement or request exclusion from the Settlement Class. The court finds that the Notice Program constituted the best notice practicable under the circumstances and fully satisfied the requirements of Rule 23 and due process.

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Judge Kirk D. Johnson, Zarebski v. Hartford Insurance Company of the Midwest, (February 13, 2007) No. CV-2006-409-3 (Ark. Cir. Ct.):

Based on the Court’s review of the evidence admitted and argument of counsel, the Court finds and concludes that the Class Notice, as disseminated to members of the Settlement Class in accordance with provisions of the Preliminary Approval Order, was the best notice practicable under the circumstances to all members of the Settlement Class. Accordingly, the Class Notice and Claim Form as disseminated are finally approved as fair, reasonable, and adequate notice under the circumstances. The Court finds and concludes that due and adequate notice of the pendency of this Action, the Stipulation, and the Final Settlement Hearing has been provided to members of the Settlement Class, and the Court further finds and concludes that the notice campaign described in the Preliminary Approval Order and completed by the parties complied fully with the requirements of Arkansas Rule of Civil Procedure 23 and the requirements of due process under the Arkansas and United States Constitutions.

Judge Richard J. Holwell, In re Vivendi Universal, S.A. Securities Litigation, 2007 WL 1490466, at *34 (S.D.N.Y.):

In response to defendants’ manageability concerns, plaintiffs have filed a comprehensive affidavit outlining the effectiveness of its proposed method of providing notice in foreign countries. According to this…the Court is satisfied that plaintiffs intend to provide individual notice to those class members whose names and addresses are ascertainable, and that plaintiffs’ proposed form of publication notice, while complex, will prove both manageable and the best means practicable of providing notice.

Judge Samuel Conti, Ciabattari v. Toyota Motor Sales, U.S.A., Inc., (November 17, 2006) No. C-05-04289-SC (N.D. Cal.):

After reviewing the evidence and arguments presented by the parties…the Court finds as follows…The class members were given the best notice practicable under the circumstances, and that such notice meets the requirements of the Due Process Clause of the U.S. Constitution, and all applicable statutes and rules of court.

Judge Ivan L.R. Lemelle, In re High Sulfur Content Gasoline Prods. Liability Litigation, (November 8, 2006) MDL No. 1632 (E.D. La.):

This Court approved a carefully-worded Notice Plan, which was developed with the assistance of a nationally-recognized notice expert, Hilsoft Notifications…The Notice Plan for this Class Settlement was consistent with the best practices developed for modern-style “plain English” class notices; the Court and Settling Parties invested substantial effort to ensure notice to persons displaced by the Hurricanes of 2005; and as this Court has already determined, the Notice Plan met the requirements of Rule 23 and constitutional due process.

Judge Catherine C. Blake, In re Royal Ahold Securities and “ERISA” Litigation, (November 2, 2006) MDL-1539 (D. Md.):

The global aspect of the case raised additional practical and legal complexities, as did the parallel criminal proceedings in another district. The settlement obtained is among the largest cash settlements ever in a securities class action case and represents an estimated 40% recovery of possible provable damages. The notice process appears to have been very successful not only in reaching but also in eliciting claims from a substantial percentage of those eligible for recovery.

Judge Elaine E. Bucklo, Carnegie v. Household International, (August 28, 2006) No. 98 C 2178 (N.D. Ill.):

[T]he Notice was disseminated pursuant to a plan consisting of first class mail and publication developed by Plaintiff’s notice consultant, Hilsoft Notification[s]…who the Court recognized as experts in the design of notice plans in class actions. The Notice by first-class mail and publication was provided in an adequate and sufficient manner; constitutes the best notice

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practicable under the circumstances; and satisfies all requirements of Rule 23(e) and due process.

Judge Joe E. Griffin, Beasley v. Hartford Insurance Company of the Midwest, (June 13, 2006) No. CV-2005-58-1 (Ark. Cir. Ct.):

Based on the Court’s review of the evidence admitted and argument of counsel, the Court finds and concludes that the Individual Notice and the Publication Notice, as disseminated to members of the Settlement Class in accordance with provisions of the Preliminarily Approval Order, was the best notice practicable under the circumstances…and the requirements of due process under the Arkansas and United States Constitutions.

Judge Norma L. Shapiro, First State Orthopaedics et al. v. Concentra, Inc., et al., (May 1, 2006) No. 2:05-CV-04951-NS (E.D. Pa.):

The Court finds that dissemination of the Mailed Notice, Published Notice and Full Notice in the manner set forth here and in the Settlement Agreement meets the requirements of due process and Pennsylvania law. The Court further finds that the notice is reasonable, and constitutes due, adequate, and sufficient notice to all persons entitled to receive notice, is the best practicable notice; and is reasonably calculated, under the circumstances, to apprise members of the Settlement Class of the pendency of the Lawsuit and of their right to object or to exclude themselves from the proposed settlement.

Judge Thomas M. Hart, Froeber v. Liberty Mutual Fire Ins. Co., (April 19, 2006) No. 00C15234 (Ore. Cir. Ct.):

The court has found and now reaffirms that dissemination and publication of the Class Notice in accordance with the terms of the Third Amended Order constitutes the best notice practicable under the circumstances.

Judge Catherine C. Blake, In re Royal Ahold Securities and “ERISA” Litigation, (January 6, 2006) MDL-1539 (D. Md.):

I think it’s remarkable, as I indicated briefly before, given the breadth and scope of the proposed Class, the global nature of the Class, frankly, that again, at least on a preliminary basis, and I will be getting a final report on this, that the Notice Plan that has been proposed seems very well, very well suited, both in terms of its plain language and in terms of its international reach, to do what I hope will be a very thorough and broad-ranging job of reaching as many of the shareholders, whether individual or institutional, as possibly can be done to participate in what I also preliminarily believe to be a fair, adequate and reasonable settlement.

Judge Catherine C. Blake, In re Royal Ahold Securities & “ERISA” Litigation, 437 F.Supp.2d 467, 472 (D. Md. 2006):

The court hereby finds that the Notice and Notice Plan described herein and in the Order dated January 9, 2006 provided Class Members with the best notice practicable under the circumstances. The Notice provided due and adequate notice of these proceedings and the matters set forth herein, including the Settlement and Plan of Allocation, to all persons entitled to such notice, and the Notice fully satisfied the requirements of Rule 23 of the Federal Rules of Civil Procedure and the requirements of due process.

Judge Robert H. Wyatt, Jr., Gray v. New Hampshire Indemnity Co., Inc., (December 19, 2005) No. CV-2002-952-2-3 (Ark. Cir. Ct.):

Notice of the Settlement Class was constitutionally adequate, both in terms of its substance and the manner in which it was disseminated. The Notice contained the essential elements necessary to satisfy due process, including the Settlement Class definition, the identities of the Parties and of their counsel, a summary of the terms of the proposed settlement, Class Counsel’s intent to apply for fees, information regarding the manner in which objections could be submitted, and requests for exclusions could be filed. The Notice properly informed Class members of the formula for the distribution of benefits under the settlement…Notice was direct

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mailed to all Class members whose current whereabouts could be identified by reasonable effort. Notice was also effected by publication in many newspapers and magazines throughout the nation, reaching a large majority of the Class members multiple times. The Court finds that such notice constitutes the best notice practicable.

Judge Michael J. O’Malley, Defrates v. Hollywood Entm’t Corp., (June 24, 2005) No. 02 L 707 (Ill. Cir. Ct.):

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[T]his Court hereby finds that the notice program described in the Preliminary Approval Order and completed by HEC complied fully with the requirements of due process, the Federal Rules of Civil Procedure and all other applicable laws.

Judge Wilford D. Carter, Thibodeaux v. Conoco Phillips Co., (May 26, 2005) No. 2003-481 F (14th J.D. Ct. La.):

Notice given to Class Members…were reasonably calculated under all the circumstances and have been sufficient, both as to the form and content…Such notices complied with all requirements of the federal and state constitutions, including the due process clause, and applicable articles of the Louisiana Code of Civil Procedure, and constituted the best notice practicable under the circumstances and constituted due process and sufficient notice to all potential members of the Class as Defined.

Judge Michael Canaday, Morrow v. Conoco Inc., (May 25, 2005) No. 2002-3860 G (14th J.D. Ct. La.):

The objections, if any, made to due process, constitutionality, procedures, and compliance with law, including, but not limited to, the adequacy of notice and the fairness of the proposed Settlement Agreement, lack merit and are hereby overruled.

Judge John R. Padova, Nichols v. SmithKline Beecham Corp., (April 22, 2005) No. 00-6222 (E.D. Pa.):

Pursuant to the Order dated October 18, 2004, End-Payor Plaintiffs employed Hilsoft Notifications to design and oversee Notice to the End-Payor Class. Hilsoft Notifications has extensive experience in class action notice situations relating to prescription drugs and cases in which unknown class members need to receive notice…After reviewing the individual mailed Notice, the publication Notices, the PSAs and the informational release, the Court concludes that the substance of the Notice provided to members of the End-Payor Class in this case was adequate to satisfy the concerns of due process and the Federal Rules.

Judge Douglas L. Combs, Morris v. Liberty Mutual Fire Ins. Co., (February 22, 2005) No. CJ-03-714(D. Okla.):

I am very impressed that the notice was able to reach — be delivered to 97  1/2 percent members of the class. That, to me, is admirable. And I’m also — at the time that this was initially entered, I was concerned about the ability of notice to be understood by a common, nonlawyer person, when we talk about legalese in a court setting. In this particular notice, not only the summary notice but even the long form of the notice were easily understandable, for somebody who could read the English language, to tell them whether or not they had the opportunity to file a claim.

Judge Joseph R. Goodwin, In re Serzone Products Liability Litigation, 231 F.R.D. 221, 231 (S.D. W. Va. 2005):

The Notice Plan was drafted by Hilsoft Notifications, a Pennsylvania firm specializing in designing, developing, analyzing and implementing large-scale, unbiased legal notification plans. Hilsoft has disseminated class action notices in more than 150 cases, and it designed the model notices currently displayed on the Federal Judicial Center’s website as a template for others to follow…To enhance consumer exposure, Hilsoft studied the demographics and readership of publications among adults who used a prescription drug for depression in the

© 2012 Hilsoft Notifications

last twelve months. Consequently, Hilsoft chose to utilize media particularly targeting women due to their greater incidence of depression and heavy usage of the medication.

Judge Richard G. Stearns, In re Lupron® Marketing and Sales Practice Litigation, (November 24, 2004) MDL 1430 (D. Mass.):

After review of the proposed Notice Plan designed by Hilsoft Notifications…is hereby found to be the best practicable notice under the circumstances and, when completed, shall constitute due and sufficient notice of the Settlement and the Fairness Hearing to all persons and entities affected by and/or entitled to participate in the Settlement, in full compliance with the notice requirements of Rule 23 the Federal Rules of Civil Procedure and due process.

Judge Richard G. Stearns, In re Lupron Marketing and Sales Practice Litigation, (November 23, 2004) MDL 1430 (D. Mass.):

I actually find the [notice] plan as proposed to be comprehensive and extremely sophisticated and very likely be as comprehensive as any plan of its kind could be in reaching those most directly affected.

Judge James S. Moody, Jr., Mantzouris v. Scarritt Motor Group Inc., (August 10, 2004) No. 8:03 CV- 0015-T-30 MSS (M.D. Fla.):

Due and adequate notice of the proceedings having been given and a full opportunity having been offered to the members of the Class to participate in the Settlement Hearing, or object to the certification of the Class and the Agreement, it is hereby determined that all members of the Class, except for Ms. Gwendolyn Thompson, who was the sole person opting out of the Settlement Agreement, are bound by this Order and Final Judgment entered herein.

Judge Robert E. Payne, Fisher v. Virginia Electric & Power Co., (July 1, 2004) No. 3:02CV431 (E.D. Va.):

The record here shows that the class members have been fully and fairly notified of the existence of the class action, of the issues in it, of the approaches taken by each side in it in such a way as to inform meaningfully those whose rights are affected and to thereby enable them to exercise their rights intelligently…The success rate in notifying the class is, I believe, at least in my experience, I share Ms. Kauffman’s experience, it is as great as I have ever seen in practicing or serving in this job…So I don’t believe we could have had any more effective notice.

Judge John Kraetzer, Baiz v. Mountain View Cemetery, (April 14, 2004) No. 809869-2 (Cal. Super. Ct.):

The notice program was timely completed, complied with California Government Code section 6064, and provided the best practicable notice to all members of the Settlement Class under the circumstances. The Court finds that the notice program provided class members with adequate instructions and a variety of means to obtain information pertaining to their rights and obligations under the settlement so that a full opportunity has been afforded to class members and all other persons wishing to be heard…The Court has determined that the Notice given to potential members of the Settlement Class fully and accurately informed potential Members of the Settlement Class of all material elements of the proposed settlement and constituted valid, due, and sufficient notice to all potential members of the Settlement Class, and that it constituted the best practicable notice under the circumstances.

Hospitality Mgmt. Assoc., Inc. v. Shell Oil Co., 356 S.C. 644, 663, 591 S.E.2d 611, 621 (Sup. Ct. S.C. 2004):

Clearly, the Cox court designed and utilized various procedural safeguards to guarantee sufficient notice under the circumstances. Pursuant to a limited scope of review, we need go no further in deciding the Cox court’s findings that notice met due process are entitled to deference.

Judge Joseph R. Goodwin, In re Serzone Prods. Liability Litigation, 2004 U.S. Dist. LEXIS 28297, at

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*10

(S.D. W. Va.):

The Court has considered the Notice Plan and proposed forms of Notice and Summary Notice submitted with the Memorandum for Preliminary Approval and finds that the forms and manner of notice proposed by Plaintiffs and approved herein meet the requirements of due process and Fed.R.Civ.P. 23(c) and (e), are the best notice practicable under the circumstances, constitute sufficient notice to all persons entitled to notice, and satisfy the Constitutional requirements of notice.

Judge James D. Arnold, Cotten v. Ferman Mgmt. Servs. Corp., (November 26, 2003) No. 02-08115 (Fla. Cir. Ct.):

Due and adequate notice of the proceedings having been given and a full opportunity having been offered to the member of the Class to participate in the Settlement Hearing, or object to the certification of the Class and the Agreement…

Judge Judith K. Fitzgerald, In re Pittsburgh Corning Corp., (November 26, 2003) No. 00-22876-JKF (Bankr.

W.D. Pa.):

The procedures and form of notice for notifying the holders of Asbestos PI Trust Claims, as described in the Motion, adequately protect the interests of the holders of Asbestos PI Trust Claims in a manner consistent with the principles of due process, and satisfy the applicable requirements of the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure.

Judge Carter Holly, Richison v. American Cemwood Corp., (November 18, 2003) No. 005532 (Cal. Super. Ct.):

As to the forms of Notice, the Court finds and concludes that they fully apprised the Class members of the pendency of the litigation, the terms of the Phase 2 Settlement, and Class members’ rights and options…Not a single Class member — out of an estimated 30,000 — objected to the terms of the Phase 2 Settlement Agreement, notwithstanding a comprehensive national Notice campaign, via direct mail and publication Notice…The notice was reasonable and the best notice practicable under the circumstances, was due, adequate, and sufficient notice to all Class members, and complied fully with the laws of the State of California, the Code of Civil Procedure, due process, and California Rules of Court 1859 and 1860.

Judge Thomas A. Higgins, In re Columbia/HCA Healthcare Corp., (June 13, 2003) No. 3-98-MDL-1227

(M.D. Tenn.):

Notice of the settlement has been given in an adequate and sufficient manner. The notice provided by mailing the settlement notice to certain class members and publishing notice in the manner described in the settlement was the best practicable notice, complying in all respects with the requirements of due process.

Judge Harold Baer, Jr., Thompson v. Metropolitan Life Ins. Co., 216 F.R.D. 55, 68 (S.D.N.Y. 2003):

In view of the extensive notice campaign waged by the defendant, the extremely small number of class members objecting or requesting exclusion from the settlement is a clear sign of strong support for the settlement…The notice provides, in language easily understandable to a lay person, the essential terms of the settlement, including the claims asserted…who would be covered by the settlement…[T]he notice campaign that defendant agreed to undertake was extensive…I am satisfied, having reviewed the contents of the notice package, and the extensive steps taken to disseminate notice of the settlement, that the class notice complies with the requirements of Rule 23 (c)(2) and 23(e). In summary, I have reviewed all of the objections, and none persuade me to conclude that the proposed settlement is unfair, inadequate or unreasonable.

© 2012 Hilsoft Notifications

Judge Edgar E. Bayley, Dimitrios v. CVS, Inc., (November 27, 2002) No. 99-6209; Walker v. Rite Aid Corp., No. 99-6210; and Myers v. Rite Aid Corp., No. 01-2771 (Pa. Ct. C.P.):

The Court specifically finds that: fair and adequate notice has been given to the class, which comports with due process of law.

Judge Dewey C. Whitenton, Ervin v. Movie Gallery, Inc., (November 22, 2002) No. 13007 (Tenn. Ch.):

The content of the class notice also satisfied all due process standards and state law requirements…The content of the notice was more than adequate to enable class members to make an informed and intelligent choice about remaining in the class or opting out of the class.

Judge James R. Williamson, Kline v. The Progressive Corp., (November 14, 2002) No. 01-L-6 (Ill. Cir. Ct.):

Notice to the Settlement Class was constitutionally adequate, both in terms of its substance and the manner in which it was disseminated. The notice contained the essential elements necessary to satisfy due process…

Judge Marina Corodemus, Talalai v. Cooper Tire & Rubber Co., (September 13, 2002) No. L-008830.00 (N.J. Super. Ct.):

Here, the comprehensive bilingual, English and Spanish, court-approved Notice Plan provided by the terms of the settlement meets due process requirements. The Notice Plan used a variety of methods to reach potential class members. For example, short form notices for print media were placed…throughout the United States and in major national consumer publications which include the most widely read publications among Cooper Tire owner demographic groups.

Judge Harold Baer, Jr., Thompson v. Metropolitan Life Ins. Co., (September 3, 2002) No. 00 Civ. 5071-HB

(S.D. N.Y.):

The Court further finds that the Class Notice and Publication Notice provided in the Settlement Agreement are written in plain English and are readily understandable by Class Members. In sum, the Court finds that the proposed notice texts and methodology are reasonable, that they constitute due, adequate and sufficient notice to all persons entitled to be provided with notice, and that they meet the requirements of the Federal Rules of Civil Procedure (including Fed. R. Civ. P. 23(c)(2) and (e)), the United States Constitution (including the Due Process Clause), the Rules of the Court, and any other applicable law.

Judge Milton Gunn Shuffield, Scott v. Blockbuster Inc., (January 22, 2002) No. D 162-535 (Tex. Jud. Dist. Ct.) Ultimately withstood challenge to Court of Appeals of Texas. Peters v. Blockbuster 65 S.W.3d 295, 307 (Tex. App.-Beaumont, 2001):

In order to maximize the efficiency of the notice, a professional concern, Hilsoft Notifications, was retained. This Court concludes that the notice campaign was the best practicable, reasonably calculated, under all the circumstances, to apprise interested parties of the settlement and afford them an opportunity to present their objections…The notice campaign was highly successful and effective, and it more than satisfied the due process and state law requirements for class notice.

Judge Marina Corodemus, Talalai v. Cooper Tire & Rubber Co., (October 30, 2001) No. MID-L-8839-00-MT

(N.J. Super. Ct.):

The parties have crafted a notice program which satisfies due process requirements without reliance on an unreasonably burdensome direct notification process…The form of the notice is reasonably calculated to apprise class members of their rights. The notice program is specifically designed to reach a substantial percentage of the putative settlement class members.

© 2012 Hilsoft Notifications

Judge Marina Corodemus, Talalai v. Cooper Tire & Rubber Co., (October 29, 2001) No. L-8830-00-MT (N.J. Super. Ct.):

I saw the various bar graphs for the different publications and the different media dissemination, and I think that was actually the clearest bar graph I’ve ever seen in my life…it was very clear of the time periods that you were doing as to each publication and which media you were doing over what market time, so I think that was very clear.

Judge Stuart R. Pollak, Microsoft I-V Cases, (April 1, 2001) J.C.C.P. No. CJC-00-004106 (Cal. Super. Ct.):

[C]oncerning dissemination of class notice; and I have reviewed the materials that have been submitted on that subject and basically I’m satisfied. I think it’s amazing if you’re really getting 80 percent coverage. That’s very reassuring. And the papers that you submitted responded to a couple things that had been mentioned before and I am satisfied with all that.

Judge Stuart R. Pollak, Microsoft I-V Cases, (March 30, 2001) J.C.C.P. No. 4106 (Cal. Super. Ct.):

Plaintiffs and Defendant Microsoft Corporation have submitted a joint statement in support of their request that the Court approve the plan for dissemination of class action notice and proposed forms of notice, and amend the class definition. The Court finds that the forms of notice to Class members attached hereto as Exhibits A and B fairly and adequately inform the Class members of their rights concerning this litigation. The Court further finds that the methods for dissemination of notice are the fairest and best practicable under the circumstances, and comport with due process requirements.

LEGAL NOTICE CASES

Hilsoft Notifications has served as a notice expert for planning, implementation and/or analysis in the following partial listing of cases:

Andrews v. MCI (900 Number Litigation)	S.D. Ga., CV 191-175
Harper v. MCI (900 Number Litigation)	S.D. Ga., CV 192-134
In re Bausch & Lomb Contact Lens Litigation	N.D. Ala., 94-C-1144-WW
In re Ford Motor Co. Vehicle Paint Litigation	E.D. La., MDL 1063
Castano v. Am. Tobacco	E.D. La., CV 94-1044
Cox v. Shell Oil (Polybutylene Pipe Litigation)	Tenn. Ch., 18,844
In re Amino Acid Lysine Antitrust Litigation	N.D. Ill., MDL 1083
In re Dow Corning Corp. (Breast Implant Bankruptcy)	E.D. Mich., 95-20512-11-AJS
Kunhel v. CNA Ins. Companies	N.J. Super. Ct., ATL-C-0184-94
In re Factor Concentrate Blood Prods. Litigation (Hemophiliac HIV)	N.D. Ill., MDL 986
In re Ford Ignition Switch Prods. Liability Litigation	D. N.J., 96-CV-3125
Jordan v. A.A. Friedman (Non-Filing Ins. Litigation)	M.D. Ga., 95-52-COL
Kalhammer v. First USA (Credit Card Litigation)	Cal. Cir. Ct., C96-45632010-CAL
Navarro-Rice v. First USA (Credit Card Litigation)	Ore. Cir. Ct., 9709-06901
Spitzfaden v. Dow Corning (Breast Implant Litigation)	La. D. Ct., 92-2589

© 2012 Hilsoft Notifications

Robinson v. Marine Midland (Finance Charge Litigation)	N.D. Ill., 95 C 5635
McCurdy v. Norwest Fin. Alabama	Ala. Cir. Ct., CV-95-2601
Johnson v. Norwest Fin. Alabama	Ala. Cir. Ct., CV-93-PT-962-S
In re Residential Doors Antitrust Litigation	E.D. Pa., MDL 1039
Barnes v. Am. Tobacco Co. Inc.	E.D. Pa., 96-5903
Small v. Lorillard Tobacco Co. Inc.	N.Y. Super. Ct., 110949/96
Naef v. Masonite Corp (Hardboard Siding Litigation)	Ala. Cir. Ct., CV-94-4033
In re Synthroid Mktg. Litigation	N.D. Ill., MDL 1182
Raysick v. Quaker State Slick 50 Inc.	D. Tex., 96-12610
Castillo v. Mike Tyson (Tyson v. Holyfield Bout)	N.Y. Super. Ct., 114044/97
Avery v. State Farm Auto. Ins. (Non-OEM Auto Parts Litigation)	Ill. Cir. Ct., 97-L-114
Walls v. The Am. Tobacco Co. Inc.	N.D. Okla., 97-CV-218-H
Tempest v. Rainforest Café (Securities Litigation)	D. Minn., 98-CV-608
Stewart v. Avon Prods. (Securities Litigation)	E.D. Pa., 98-CV-4135
Goldenberg v. Marriott PLC Corp (Securities Litigation)	D. Md., PJM 95-3461
Delay v. Hurd Millwork (Building Products Litigation)	Wash. Super. Ct., 97-2-07371-0
Gutterman v. Am. Airlines (Frequent Flyer Litigation)	Ill. Cir. Ct., 95CH982
Hoeffner v. The Estate of Alan Kenneth Vieira (Un-scattered Cremated Remains Litigation)	Cal. Super. Ct., 97-AS 02993
In re Graphite Electrodes Antitrust Litigation	E.D. Pa., MDL 1244
In re Silicone Gel Breast Implant Prods. Liability Litigation, Altrichter v. INAMED	N.D. Ala., MDL 926
St. John v. Am. Home Prods. Corp. (Fen/Phen Litigation)	Wash. Super. Ct., 97-2-06368
Crane v. Hackett Assocs. (Securities Litigation)	E.D. Pa., 98-5504
In re Holocaust Victims Assets Litigation (Swiss Banks Litigation)	E.D. N.Y., CV-96-4849
McCall v. John Hancock (Settlement Death Benefits)	N.M. Cir. Ct., CV-2000-2818
Williams v. Weyerhaeuser Co. (Hardboard Siding Litigation)	Cal. Super. Ct., CV-995787
Kapustin v. YBM Magnex Int’l Inc. (Securities Litigation)	E.D. Pa., 98-CV-6599
Leff v. YBM Magnex Int’l Inc. (Securities Litigation)	E.D. Pa., 95-CV-89
In re PRK/LASIK Consumer Litigation	Cal. Super. Ct., CV-772894
Hill v. Galaxy Cablevision	N.D. Miss., 1:98CV51-D-D
Scott v. Am. Tobacco Co. Inc.	La. D. Ct., 96-8461
Jacobs v. Winthrop Fin. Assocs. (Securities Litigation)	D. Mass., 99-CV-11363
Int’l Comm’n on Holocaust Era Ins. Claims — Worldwide Outreach Program	Former Secretary of State Lawrence Eagleburger Commission
Bownes v. First USA Bank (Credit Card Litigation)	Ala. Cir. Ct., CV-99-2479-PR

© 2012 Hilsoft Notifications

Whetman v. IKON (ERISA Litigation)	E.D. Pa., 00-87
Mangone v. First USA Bank (Credit Card Litigation)	Ill. Cir. Ct., 99AR672a
In re Babcock and Wilcox Co. (Asbestos Related Bankruptcy)	E.D. La., 00-10992
Barbanti v. W.R. Grace and Co. (Zonolite / Asbestos Litigation)	Wash. Super. Ct., 00201756-6
Brown v. Am. Tobacco	Cal. Super. Ct., J.C.C.P. 4042, 711400
Wilson v. Servier Canada Inc. (Canadian Fen/Phen Litigation)	Ont. Super. Ct., 98-CV-158832
In re Texaco Inc. (Bankruptcy)	S.D. N.Y. 87 B 20142, 87 B 20143, 87 B 20144.
Olinde v. Texaco (Bankruptcy, Oil Lease Litigation)	M.D. La., 96-390
Gustafson v. Bridgestone/Firestone, Inc. (Recall Related Litigation)	S.D. Ill., 00-612-DRH
In re Bridgestone/Firestone Tires Prods. Liability Litigation	S.D. Ind., MDL 1373
Gaynoe v. First Union Corp. (Credit Card Litigation)	N.C. Super. Ct., 97-CVS-16536
Carson v. Daimler Chrysler Corp. (Fuel O-Rings Litigation)	W.D. Tenn., 99-2896 TU A
Providian Credit Card Cases	Cal. Super. Ct., J.C.C.P. 4085
Fields v. Great Spring Waters of Am., Inc. (Bottled Water Litigation)	Cal. Super. Ct., 302774
Sanders v. Great Spring Waters of Am., Inc. (Bottled Water Litigation)	Cal. Super. Ct., 303549
Sims v. Allstate Ins. Co. (Diminished Auto Value Litigation)	Ill. Cir. Ct., 99-L-393A
Peterson v. State Farm Mutual Auto. Ins. Co. (Diminished Auto Value Litigation)	Ill. Cir. Ct., 99-L-394A
Microsoft I-V Cases (Antitrust Litigation Mirroring Justice Dept.)	Cal. Super. Ct., J.C.C.P. 4106
Westman v. Rogers Family Funeral Home, Inc. (Remains Handling Litigation)	Cal. Super. Ct., C-98-03165
Rogers v. Clark Equipment Co.	Ill. Cir. Ct., 97-L-20
Garrett v. Hurley State Bank (Credit Card Litigation)	Miss. Cir. Ct., 99-0337
Ragoonanan v. Imperial Tobacco Ltd. (Firesafe Cigarette Litigation)	Ont. Super. Ct., 00-CV-183165 CP
Dietschi v. Am. Home Prods. Corp. (PPA Litigation)	W.D. Wash., C01-0306L
Dimitrios v. CVS, Inc. (PA Act 6 Litigation)	Pa. C.P., 99-6209
Jones v. Hewlett-Packard Co. (Inkjet Cartridge Litigation)	Cal. Super. Ct., 302887
In re Tobacco Cases II (California Tobacco Litigation)	Cal. Super. Ct., J.C.C.P. 4042
Scott v. Blockbuster, Inc. (Extended Viewing Fees Litigation)	136th Tex. Jud. Dist., D 162-535
Anesthesia Care Assocs. v. Blue Cross of Cal.	Cal. Super. Ct., 986677
Ting v. AT&T (Mandatory Arbitration Litigation)	N.D. Cal., C-01-2969-BZ
In re W.R. Grace & Co. (Asbestos Related Bankruptcy)	Bankr. D. Del., 01-01139-JJF
Talalai v. Cooper Tire & Rubber Co. (Tire Layer Adhesion Litigation)	N.J. Super. Ct.,, MID-L-8839-00 MT

© 2012 Hilsoft Notifications

Kent v. Daimler Chrysler Corp. (Jeep Grand Cherokee Park-to-Reverse Litigation)	N.D. Cal., C01-3293-JCS
Int’l Org. of Migration — German Forced Labour Compensation Programme	Geneva, Switzerland
Madsen v. Prudential Federal Savings & Loan (Homeowner’s Loan Account Litigation)	3rd Jud. Dist. Ct. Utah, C79-8404
Bryant v. Wyndham Int’l., Inc. (Energy Surcharge Litigation)	Cal. Super. Ct., GIC 765441, GIC 777547
In re USG Corp. (Asbestos Related Bankruptcy)	Bankr. D. Del., 01-02094-RJN
Thompson v. Metropolitan Life Ins. Co. (Race Related Sales Practices Litigation)	S.D. N.Y., 00-CIV-5071 HB
Ervin v. Movie Gallery Inc. (Extended Viewing Fees)	Tenn. Ch., CV-13007
Peters v. First Union Direct Bank (Credit Card Litigation)	M.D. Fla., 8:01-CV-958-T-26 TBM
National Socialist Era Compensation Fund	Republic of Austria
In re Baycol Litigation	D. Minn., MDL 1431
Claims Conference — Jewish Slave Labour Outreach Program	German Government Initiative
Wells v. Chevy Chase Bank (Credit Card Litigation)	Md. Cir. Ct., C-99-000202
Walker v. Rite Aid of PA, Inc. (PA Act 6 Litigation)	C.P. Pa., 99-6210
Myers v. Rite Aid of PA, Inc. (PA Act 6 Litigation)	C.P. Pa., 01-2771
In re PA Diet Drugs Litigation	C.P. Pa., 9709-3162
Harp v. Qwest Communications (Mandatory Arbitration Litigation)	Ore. Circ. Ct., 0110-10986
Tuck v. Whirlpool Corp. & Sears, Roebuck & Co. (Microwave Recall Litigation)	Ind. Cir. Ct., 49C01-0111-CP-002701
Allison v. AT&T Corp. (Mandatory Arbitration Litigation)	1st Jud. D.C. N.M., D-0101-CV-20020041
Kline v. The Progressive Corp.	Ill. Cir. Ct., 01-L-6
Baker v. Jewel Food Stores, Inc. & Dominick’s Finer Foods, Inc. (Milk Price Fixing)	Ill. Cir. Ct., 00-L-9664
In re Columbia/HCA Healthcare Corp. (Billing Practices Litigation)	M.D. Tenn., MDL 1227
Foultz v. Erie Ins. Exchange (Auto Parts Litigation)	C.P. Pa., 000203053
Soders v. General Motors Corp. (Marketing Initiative Litigation)	C.P. Pa., CI-00-04255
Nature Guard Cement Roofing Shingles Cases	Cal. Super. Ct., J.C.C.P. 4215
Curtis v. Hollywood Entm’t Corp. (Additional Rental Charges)	Wash. Super. Ct., 01-2-36007-8 SEA
Defrates v. Hollywood Entm’t Corp.	Ill. Cir. Ct., 02L707
Pease v. Jasper Wyman & Son, Merrill Blueberry Farms Inc., Allen’s Blueberry Freezer Inc. & Cherryfield Foods Inc.	Me. Super. Ct., CV-00-015
West v. G&H Seed Co. (Crawfish Farmers Litigation)	27th Jud. D. Ct. La., 99-C-4984-A
Linn v. Roto-Rooter Inc. (Miscellaneous Supplies Charge)	C.P. Ohio, CV-467403
McManus v. Fleetwood Enter., Inc. (RV Brake Litigation)	D. Ct. Tex., SA-99-CA-464-FB
Baiz v. Mountain View Cemetery (Burial Practices)	Cal. Super. Ct., 809869-2

© 2012 Hilsoft Notifications

Stetser v. TAP Pharm. Prods, Inc. & Abbott Laboratories (Lupron Price Litigation)	N.C. Super. Ct., 01-CVS-5268
Richison v. Am. Cemwood Corp. (Roofing Durability Settlement)	Cal. Super. Ct., 005532
Cotten v. Ferman Mgmt. Servs. Corp.	13th Jud. Cir. Fla., 02-08115
In re Pittsburgh Corning Corp. (Asbestos Related Bankruptcy)	Bankr. W.D. Pa., 00-22876-JKF
Mostajo v. Coast Nat’l Ins. Co.	Cal. Super. Ct., 00 CC 15165
Friedman v. Microsoft Corp. (Antitrust Litigation)	Ariz. Super. Ct., CV 2000-000722
Multinational Outreach — East Germany Property Claims	Claims Conference
Davis v. Am. Home Prods. Corp. (Norplant Contraceptive Litigation)	D. La., 94-11684
Walker v. Tap Pharmaceutical Prods., Inc. (Lupron Price Litigation)	N.J. Super. Ct., CV CPM-L-682-01
Munsey v. Cox Communications (Late Fee Litigation)	D. La., Sec. 9, 97 19571
Gordon v. Microsoft Corp. (Antitrust Litigation)	4th Jud. D. Ct. Minn., 00-5994
Clark v. Tap Pharmaceutical Prods., Inc.	5th Dist. App. Ct. Ill., 5-02-0316
Fisher v. Virginia Electric & Power Co.	E.D. Va., 3:02-CV-431
Mantzouris v. Scarritt Motor Group, Inc.	M.D. Fla., 8:03-CV-0015-T-30-MSS
Johnson v. Ethicon, Inc. (Product Liability Litigation)	W. Va. Cir. Ct., 01-C-1530, 1531, 1533, 01-C-2491 to 2500
Schlink v. Edina Realty Title	4th Jud. D. Ct. Minn., 02-018380
Tawney v. Columbia Natural Res. (Oil & Gas Lease Litigation)	W. Va. Cir. Ct., 03-C-10E
White v. Washington Mutual, Inc. (Pre-Payment Penalty Litigation)	4th Jud. D. Ct. Minn., CT 03-1282
Acacia Media Techs. Corp. v. Cybernet Ventures Inc, (Patent Infringement Litigation)	C.D. Cal., SACV03-1803 GLT (Anx)
Bardessono v. Ford Motor Co. (15 Passenger Vans)	Wash. Super. Ct., 32494
Gardner v. Stimson Lumber Co. (Forestex Siding Litigation)	Wash. Super. Ct., 00-2-17633-3SEA
Poor v. Sprint Corp. (Fiber Optic Cable Litigation)	Ill. Cir. Ct., 99-L-421
Thibodeau v. Comcast Corp.	E.D. Pa., 04-CV-1777
Cazenave v. Sheriff Charles C. Foti (Strip Search Litigation)	E.D. La., 00-CV-1246
National Assoc. of Police Orgs., Inc. v. Second Chance Body Armor, Inc. (Bullet Proof Vest Litigation)	Mich. Cir. Ct., 04-8018-NP
Nichols v. SmithKline Beecham Corp. (Paxil)	E.D. Pa., 00-6222
Yacout v. Federal Pacific Electric Co. (Circuit Breaker)	N.J. Super. Ct., MID-L-2904-97
Lewis v. Bayer AG (Baycol)	1st Jud. Dist. Ct. Pa., 002353
In re Educ. Testing Serv. PLT 7-12 Test Scoring Litigation	E.D. La., MDL-1643
Stefanyshyn v. Consol. Indus. Corp. (Heat Exchanger)	Ind. Super. Ct., 79 D 01-9712-CT-59
Barnett v. Wal-Mart Stores, Inc.	Wash. Super. Ct., 01-2-24553-8 SEA
In re Serzone Prods. Liability Litigation	S.D. W. Va., MDL 1477

© 2012 Hilsoft Notifications

Ford Explorer Cases	Cal. Super. Ct., J.C.C.P. 4226 & 4270
In re Solutia Inc. (Bankruptcy)	S.D. N.Y., 03-17949-PCB
In re Lupron Marketing & Sales Practices Litigation	D. Mass., MDL 1430
Morris v. Liberty Mutual Fire Ins. Co.	D. Okla., CJ-03-714
Bowling, et al. v. Pfizer Inc. (Bjork-Shiley Convexo-Concave Heart Valve)	S.D. Ohio, C-1-91-256
Thibodeaux v. Conoco Philips Co.	D. La., 2003-481
Morrow v. Conoco Inc.	D. La., 2002-3860
Tobacco Farmer Transition Program	U.S. Dept. of Agric.
Perry v. Mastercard Int’l Inc.	Ariz. Super. Ct., CV2003-007154
Brown v. Credit Suisse First Boston Corp.	C.D. La., 02-13738
In re Unum Provident Corp.	D. Tenn., 1:03-CV-1000
In re Ephedra Prods. Liability Litigation	D. N.Y., MDL-1598
Chesnut v. Progressive Casualty Ins. Co.	Ohio C.P., 460971
Froeber v. Liberty Mutual Fire Ins. Co.	Ore. Cir. Ct., 00C15234
Luikart v. Wyeth Am. Home Prods. (Hormone Replacement)	W. Va. Cir. Ct., 04-C-127
Salkin v. MasterCard Int’l Inc. (Pennsylvania)	Pa. C.P., 2648
Rolnik v. AT&T Wireless Servs., Inc.	N.J. Super. Ct., L-180-04
Singleton v. Hornell Brewing Co. Inc. (Arizona Ice Tea)	Cal. Super. Ct., BC 288 754
Becherer v. Qwest Commc’ns Int’l, Inc.	Ill. Cir. Ct., 02-L140
Clearview Imaging v. Progressive Consumers Ins. Co.	Fla. Cir. Ct., 03-4174
Mehl v. Canadian Pacific Railway, Ltd	D. N.D., A4-02-009
Murray v. IndyMac Bank. F.S.B	N.D. Ill., 04 C 7669
Gray v. New Hampshire Indemnity Co., Inc.	Ark. Cir. Ct., CV-2002-952-2-3
George v. Ford Motor Co.	M.D. Tenn., 3:04-0783
Allen v. Monsanto Co.	W. Va. Cir. Ct., 041465
Carter v. Monsanto Co.	W. Va. Cir. Ct., 00-C-300
Carnegie v. Household Int’l, Inc.	N. D. Ill., 98-C-2178
Daniel v. AON Corp.	Ill. Cir. Ct., 99 CH 11893
In re Royal Ahold Securities and “ERISA” Litigation	D. Md., MDL 1539
In re Pharmaceutical Industry Average Wholesale Price Litigation	D. Mass., MDL 1456
Meckstroth v. Toyota Motor Sales, U.S.A., Inc.	24th Jud. D. Ct. La., 583-318
Walton v. Ford Motor Co.	Cal. Super. Ct., SCVSS 126737
Hill v. State Farm Mutual Auto Ins. Co.	Cal. Super. Ct., BC 194491
First State Orthopaedics et al. v. Concentra, Inc., et al.	E.D. Pa. 2:05-CV-04951-AB
Sauro v. Murphy Oil USA, Inc.	E.D. La., 05-4427

© 2012 Hilsoft Notifications

In re High Sulfur Content Gasoline Prods. Liability Litigation	E.D. La., MDL 1632
Homeless Shelter Compensation Program	City of New York
Rosenberg v. Academy Collection Service, Inc.	E.D. Pa., 04-CV-5585
Chapman v. Butler & Hosch, P.A.	2nd Jud. Cir. Fla., 2000-2879
In re Vivendi Universal, S.A. Securities Litigation	S.D. N.Y., 02-CIV-5571 RJH
Desportes v. American General Assurance Co.	Ga. Super. Ct., SU-04-CV-3637
In re: Propulsid Products Liability Litigation	E.D. La., MDL 1355
Baxter v. The Attorney General of Canada (In re Residential Schools Class Action Litigation)	Ont. Super. Ct., 00-CV-192059 CPA
McNall v. Mastercard Int’l, Inc. (Currency Conversion Fees)	13th Tenn. Jud. Dist. Ct.
Lee v. Allstate	Ill. Cir. Ct., 03 LK 127
Turner v. Murphy Oil USA, Inc.	E.D. La., 2:05-CV-04206-EEF-JCW
Carter v. North Central Life Ins. Co.	Ga. Super. Ct., SU-2006-CV-3764-6
Harper v. Equifax	E.D. Pa., 2:04-CV-03584-TON
Beasley v. Hartford Insurance Co. of the Midwest	Ark. Cir. Ct., CV-2005-58-1
Springer v. Biomedical Tissue Services, LTD (Human Tissue Litigation)	Ind. Cir. Ct., 1:06-CV-00332-SEB-VSS
Spence v. Microsoft Corp. (Antitrust Litigation)	Wis. Cir. Ct., 00-CV-003042
Pennington v. The Coca Cola Co. (Diet Coke)	Mo. Cir. Ct., 04-CV-208580
Sunderman v. Regeneration Technologies, Inc. (Human Tissue Litigation)	S.D. Ohio, 1:06-CV-075-MHW
Splater v. Thermal Ease Hydronic Systems, Inc.	Wash. Super. Ct., 03-2-33553-3-SEA
Peyroux v. The United States of America (New Orleans Levee Breech)	E.D. La., 06-2317
Chambers v. DaimlerChrysler Corp. (Neon Head Gaskets)	N.C. Super. Ct., 01:CVS-1555
Ciabattari v. Toyota Motor Sales, U.S.A., Inc. (Sienna Run Flat Tires)	N.D. Cal., C-05-04289-BZ
In re Bridgestone Securities Litigation	M.D. Tenn., 3:01-CV-0017
In re Mutual Funds Investment Litigation (Market Timing)	D. Md., MDL 1586
Accounting Outsourcing v. Verizon Wireless	M.D. La., 03-CV-161
Hensley v. Computer Sciences Corp.	Ark. Cir. Ct., CV-2005-59-3
Peek v. Microsoft Corporation	Ark. Cir. Ct., CV-2006-2612
Reynolds v. The Hartford Financial Services Group, Inc.	D. Ore., CV-01-1529 BR
Schwab v. Philip Morris USA, Inc.	E.D. N.Y., CV-04-1945
Zarebski v. Hartford Insurance Co. of the Midwest	Ark. Cir. Ct., CV-2006-409-3
In re Parmalat Securities Litigation	S.D. N.Y., MDL 1653 (LAK)
Beasley v. The Reliable Life Insurance Co.	Ark. Cir. Ct., CV-2005-58-1
Sweeten v. American Empire Insurance Company	Ark. Cir. Ct., 2007-154-3
Govt. Employees Hospital Assoc. v. Serono Int., S.A.	D. Mass., 06-CA-10613-PBS

© 2012 Hilsoft Notifications

Gunderson v. Focus Healthcare Management, Inc.	14th Jud. D. Ct. La., 2004-2417-D
Gunderson v. F.A. Richard & Associates, Inc., et al.	14th Jud. D. Ct. La., 2004-2417-D
Perez v. Manor Care of Carrollwood	13th Jud. Cir. Fla., 06-00574-E
Pope v. Manor Care of Carrollwood	13th Jud. Cir. Fla., 06-01451-B
West v. Carfax, Inc.	Ohio C.P., 04-CV-1898 (ADL)
Hunsucker v. American Standard Ins. Co. of Wisconsin	Ark. Cir. Ct., CV-2007-155-3
In re Conagra Peanut Butter Products Liability Litigation	N.D. Ga., MDL 1845 (TWT)
The People of the State of CA v. Universal Life Resources (Cal DOI v. CIGNA)	Cal. Super. Ct., GIC838913
Burgess v. Farmers Insurance Co., Inc.	D. Okla., CJ-2001-292
Grays Harbor v. Carrier Corporation	W.D. Wash., 05-05437-RBL
Perrine v. E.I. Du Pont De Nemours & Co.	W. Va. Cir. Ct., 04-C-296-2
In re Alstom SA Securities Litigation	S.D. N.Y., 03-CV-6595 VM
Brookshire Bros. v. Chiquita (Antitrust)	S.D. Fla., 05-CIV-21962
Hoorman v. SmithKline Beecham	Ill. Cir. Ct., 04-L-715
Santos v. Government of Guam (Earned Income Tax Credit)	D. Guam, 04-00049
Johnson v. Progressive	Ark. Cir. Ct., CV-2003-513
Bond v. American Family Insurance Co.	D. Ariz., CV06-01249-PXH-DGC
In re SCOR Holding (Switzerland) AG Litigation (Securities)	S.D. N.Y., 04 Civ. 7897
Shoukry v. Fisher-Price, Inc. (Toy Safety)	S.D. N.Y., 07-CV-7182
In re: Guidant Corp. Plantable Defibrillators Prod’s Liab. Litigation	D. Minn., MDL 05-1708 (DWF/AJB)
Clark v. Pfizer, Inc (Neurontin)	C.P. Pa., 9709-3162
Angel v. U.S. Tire Recovery (tire fire)	W. Va. Cir. Ct., 06-C-855
In re TJX Companies Retail Security Breach Litigation	D. Mass., MDL 1838
Webb v. Liberty Mutual Insurance Co.	Ark. Cir. Ct., CV-2007-418-3
Shaffer v. Continental Casualty Co. (long term care ins.)	C.D. Cal., SACV06-2235-PSG
Palace v. DaimlerChrysler (defective Neon head gaskets)	Ill. Cir. Ct., 01-CH-13168
Beringer v. Certegy Check Services, Inc. (stolen financial data)	M.D. Fla., 8:07-cv-1657-T-23TGW
Lockwood v. Certegy Check Services, Inc.	M.D. Fla., 8:07-cv-1434-T-23TGW
Sherrill v. Progressive Northwestern Ins. Co.	18th D. Ct. Mont., DV-03-220
Gunderson v. F.A. Richard & Assocs., Inc. (AIG)	14th Jud. D. Ct. La., 2004-2417-D
Jones v. Dominion Resources Services, Inc.	S.D. W. Va., 2:06-cv-00671
Gunderson v. F.A. Richard & Assocs., Inc. (Wal-Mart)	14th Jud. D. Ct. La., 2004-2417-D
In re Trans Union Corp. Privacy Litigation	N.D. Ill., MDL 1350
Gudo v. The Administrator of the Tulane Ed. Fund	La. D. Ct., 2007-C-1959

© 2012 Hilsoft Notifications

Guidry v. American Public Life Insurance Co.	14th Jud. D. Ct. La., 2008-3465
McGee v. Continental Tire North America	D. N.J., 2:06-CV-06234 (GEB)
Sims v. Rosedale Cemetery Co.	W. Va. Cir. Ct., 03-C-506
Gunderson v. F.A. Richard & Assocs., Inc. (Amerisafe)	14th Jud. D. Ct. La., 2004-002417
In Re Katrina Canal Breaches Consolidated Litigation	E.D. La., 05-4182
In re Department of Veterans Affairs (VA) Data Theft Litigation	D. D.C., MDL 1796
Dolen v. ABN AMRO Bank N.V. (callable CD’s)	Ill. Cir. Ct., 01-L-454 and 01-L-493
Pavlov v. CNA (long term care insurance)	N.D. Ohio, 5:07cv2580
Steele v. Pergo (flooring products)	D. Ore., 07-CV-01493-BR
Opelousas Trust Authority v. Summit Consulting	27th Jud. D. Ct. La., 07-C-3737-B
Little v. Kia Motors America, Inc. (braking systems)	N.J. Super. Ct., UNN-L-0800-01
Boone v. City of Philadelphia (prisoner strip search)	E.D. Pa., 05-CV-1851
In Re Countrywide Customer Data Breach Litigation	W. D. Ky., 3:08-md-01998-TBR, MDL 1998
Miller v. Basic Research (weight-loss supplement)	D. Utah, 2:07-cv-00871-TS
Gunderson v. F.A. Richard & Assocs., Inc. (Cambridge)	14th Jud. D. Ct. La., 2004-002417
Weiner v. Snapple Beverage Corporation	S.D. N.Y., No. 07-CV-08742
Holk v. Snapple Beverage Corporation	D. N.J., No 3:07-CV-03018-MJC-JJH
Coyle v. Hornell Brewing Co. (Arizona Iced Tea)	D. N.J., No. 08-CV-2797-JBS-JS
In Re: Heartland Data Security Breach Litigation	S.D. Tex., No. 4:09-MD-2046, MDL 2046
Satterfield v. Simon & Schuster, Inc. (text messaging)	N.D. Cal., No. 06-CV-2893 CW
Schulte v. Fifth Third Bank (overdraft fees)	N.D. Ill., No. 09-CV-06655
Trombley v. National City Bank (overdraft fees)	D. D.C., No. 1:10-CV-00232
Vereen v. Lowe’s Home Centers (defective drywall)	Ga. Super. Ct., SU10-CV-2267B
Mathena v. Webster Bank, N.A. (overdraft fees)	D. Conn,.No. 3:10-cv-01448
Delandro v. County of Allegheny (prisoner strip search)	W.D. Pa., No. 2:06-cv-00927
Gunderson v. F.A. Richard & Assocs., Inc. (First Health)	14th Jud. D. Ct. La., 2004-002417
Williams v. Hammerman & Gainer, Inc. (Hammerman)	27th Jud. D. Ct. La., No. 11-C-3187-B
Williams v. Hammerman & Gainer, Inc. (Risk Management)	27th Jud. D. Ct. La., No. 11-C-3187-B
Williams v. Hammerman & Gainer, Inc. (SIF Consultants)	27th Jud. D. Ct. La., No. 11-C-3187-B
Gwiazdowski v. County of Chester (prisoner strip search)	E.D. Pa., No. 2:08cv4463
Williams v. S.I.F. Consultants (CorVel Corporation)	27th Jud. D. Ct. La., No. 09-C-5244-C
In Re: Checking Account Overdraft Litigation (IBERIABANK)	S.D. Fla., MDL No. 2036
LaCour v. Whitney Bank (overdraft fees)	M.D. Fla., 8:11cv1896
Lawson. v. BancorpSouth (overdraft fees)	W.D. Ark., 1:12cv1016

© 2012 Hilsoft Notifications

In Re: Checking Account Overdraft Litigation (Bank of Oklahoma)	S.D. Fla., MDL No. 2036
Opelousas General Hospital Authority v. FairPay Solutions, Inc.	27th Jud. D. Ct. La., 12-C-1599-C
Marolda v. Symantec Corporation (Norton antivirus upgrade litigation)	N.D. Cal., 3:08-cv-05701
In Re: Oil Spill by the Oil Rig “Deepwater Horizon” in the Gulf of Mexico, on April 20, 2010	E.D. La., MDL No. 2179

Hilsoft-cv-119

© 2012 Hilsoft Notifications

Attachment 2 — Parade and USA Weekend Newspaper List

State	City	Newspaper	Parade	USA Weekend	Source
Alabama	Alexander City	Outlook	1		July 2012
Alabama	Anniston	Star	1		July 2012
Alabama	Birmingham	News	1		July 2012
Alabama	Gadsden	Times	1		July 2012
Alabama	Huntsville	Times	1		July 2012
Alabama	Mobile	Press-Register	1		July 2012
Alabama	Selma	Times Journal	1		July 2012
Alabama	Talladega	Daily Home	1		July 2012
Alabama	Tuscaloosa	News	1		July 2012
Alabama	Athens	The News Courier	1		July 2012
Alabama	Cullman	Times	1		July 2012
Alabama	Decatur	The Decatur Daily		1	July 2012
Alabama	Dothan	Eagle		1	July 2012
Alabama	Florence-Sheffield-Tuscumbia-Muscle Shoals	Times Daily		1	July 2012
Alabama	Fort Payne	Times-Journal		1	July 2012
Alabama	Haleyville	Mid-South Newspapers, Inc		1	July 2012
Alabama	Hamilton	Mid-South Newspapers		1	July 2012
Alabama	Jasper	Mountain Eagle		1	July 2012
Alabama	Montgomery	Advertiser		1	July 2012
Alabama	Opelika/Auburn	News		1	July 2012
Alaska	Anchorage	Daily News	1		July 2012
Alaska	Fairbanks	News-Miner	1		July 2012
Alaska	Juneau	Juneau Empire	1		July 2012
Alaska	Kenai	Peninsula Clarion	1		July 2012
Arizona	Cottonwood	Verde Independent & The Bugle	1		July 2012
Arizona	Flagstaff	Arizona Daily Sun	1		July 2012
Arizona	Kingman	Daily Miner	1		July 2012
Arizona	Lake Havasu City	Today’s News-Herald	1		July 2012
Arizona	Mesa	The Tribune	1		July 2012
Arizona	Prescott	Daily Courier	1		July 2012
Arizona	Sun City	News-Sun	1		July 2012
Arizona	Tucson	Star	1	1	July 2012
Arizona	Yuma	Daily Sun	1		July 2012
Arizona	Bullhead City	Mohave Valley Daily News		1	July 2012
Arizona	Casa Grande	Dispatch		1	July 2012
Arizona	Nogales	Nogales Internationals		1	July 2012
Arizona	Phoenix	Republic & Sunday Select		1	July 2012
Arizona	Safford	Eastern Arizona Courier		1	July 2012
Arizona	Sierra Vista	Herald		1	July 2012
Arkansas	Blytheville	Courier News	1		July 2012
Arkansas	Conway	Log Cabin Democrat	1		July 2012
Arkansas	Clinton	Van Buren County Democrat		1	July 2012
Arkansas	Little Rock	Democrat-Gazette	1		July 2012
Arkansas	El Dorado	Sunday News	1		July 2012
Arkansas	Fayetteville	Northwest Arkansas Democrat-	1	1	July 2012

© 2012 Hilsoft Notifications

		Gazette
Arkansas	Fort Smith	Times Record		1	July 2012
Arkansas	Harrison	Times		1	July 2012
Arkansas	Lonoke	Democrat		1	July 2012
Arkansas	Hot Springs	Sentinel-Record		1	July 2012
Arkansas	Jonesboro	Sun		1	July 2012
Arkansas	Mountain Home	Baxter Bulletin		1	July 2012
Arkansas	North Little Rock	The Times		1	July 2012
Arkansas	Paragould	Daily Press		1	July 2012
Arkansas	Pine Bluff	Commercial		1	July 2012
Arkansas	Russellville	Courier		1	July 2012
Arkansas	Searcy	Citizen		1	July 2012
Arkansas	Sherwood	Voice		1	July 2012
Arkansas	Van Buren	Press Argus Courier		1	July 2012
California	Bakersfield	The Bakersfield Californian	1		July 2012
California	Camarillo	Ventura County Star	1		July 2012
California	El Centro	Imperial Valley Press	1		July 2012
California	Escondido	North County Times	1		July 2012
California	Fresno	Bee	1		July 2012
California	Handford	Sentinel	1		July 2012
California	Lompoc	Lompoc Record	1		July 2012
California	Los Angeles	Times	1		July 2012
California	Marysville	Appeal-Democrat	1		July 2012
California	Merced	Sun-Star	1		July 2012
California	Modesto	Bee	1		July 2012
California	Napa	Register	1		July 2012
California	Palmdale	Antelope Valley Press	1		July 2012
California	Porterville	Recorder	1		July 2012
California	Redding	Record Searchlight	1		July 2012
California	Riverside	Press Enterprise	1		July 2012
California	Sacramento	Bee	1		July 2012
California	San Diego	Union-Tribune	1		July 2012
California	San Francisco	Chronicle	1		July 2012
California	San Luis Obispo	Tribune	1		July 2012
California	Santa Ana	Orange County Register	1		July 2012
California	Santa Barbara	News-Press	1		July 2012
California	Santa Maria	Times	1		July 2012
California	Santa Rosa	Press Democrat	1		July 2012
California	Stockton	Record	1		July 2012
California	Victorville	Daily Press	1		July 2012
California	Auburn	Journal		1	July 2012
California	Benicia	Herald		1	July 2012
California	Big Bear	Grizzly Weekender		1	July 2012
California	Carmel Valley	Carmel Valley News		1	July 2012
California	Chico	Enterprise-Record		1	July 2012
California	Coronado	Eagle Newspapers		1	July 2012
California	Davis	Enterprise		1	July 2012
California	Eureka	Times-Standard		1	July 2012
California	Fairfield	Daily Republic	1	1	July 2012
California	Gilroy	The Dispatch		1	July 2012
California	Glendale	Glenside News-Press		1	July 2012

© 2012 Hilsoft Notifications

California	Grass Valley	The Union	1	July 2012
California	Hayward/Fremont/Pleasanton	ANG Newspapers	1	July 2012
California	Hollister	Weekend Pinnacle	1	July 2012
California	Jackson	Amador Ledger Dispatch	1	July 2012
California	Laguna Beach	Coastline Pilot	1	July 2012
California	Lakeport	Record-Bee	1	July 2012
California	Lodi	News-Sentinel	1	July 2012
California	Long Beach	Impacto USA	1	July 2012
California	Los Angeles	Daily News	1	July 2012
California	Los Angeles	Fin de Semana	1	July 2012
California	Los Angeles County	Breeze	1	July 2012
California	Los Angeles County	Press Telegram	1	July 2012
California	Los Angeles County	Star News-Valley Tribune-Daily News	1	July 2012
California	Madera	Tribune	1	July 2012
California	Marin County	Independent Journal	1	July 2012
California	Monterey	Herald	1	July 2012
California	Morgan Hill	Morgan Hill Times	1	July 2012
California	Ontario	Bulletin Express	1	July 2012
California	Ontario	Inland Valley Daily Bulletin	1	July 2012
California	Palm Springs	Desert Sun	1	July 2012
California	Palm Springs	My Desert (East Valley)	1	July 2012
California	Palm Springs	My Desert (West Valley)	1	July 2012
California	Palo Alto/Menlo Park	Daily News	1	July 2012
California	Pasadena	Weekly Star	1	July 2012
California	Placerville	Mountain Democrat	1	July 2012
California	Powa	Poway News Chieftain	1	July 2012
California	Ramona	Ramona Sentinel	1	July 2012
California	Rancho Bernardo	News-Journal	1	July 2012
California	Red Bluff	News	1	July 2012
California	Redlands	Facts	1	July 2012
California	Ridgecrest	The Daily Independent	1	July 2012
California	Riverside	La Prensa	1	July 2012
California	Roseville	The Press-Tribune	1	July 2012
California	Salinas	Californian	1	July 2012
California	San Bernardino	Sun	1	July 2012
California	San Francisco	Examiner	1	July 2012
California	San Gabriel Valley	Highlander	1	July 2012
California	San Jose	Mercury News	1	July 2012
California	San Mateo/Lompoc	Times	1	July 2012
California	Santa Cruz	Sentinel	1	July 2012
California	Solano Beach	Solana Beach Sun	1	July 2012
California	Ukiah	Journal	1	July 2012
California	Vacaville	Reporter	1	July 2012
California	Vallejo	Times-Herald	1	July 2012
California	Visalia	Times-Delta	1	July 2012
California	Walnut Creek	Contra Costa Times	1	July 2012
California	Watsonville	Register-Pajaronian	1	July 2012
California	Woodland	Democrat	1	July 2012
California	Yreka	Siskiyou Daily News	1	July 2012
California	Yucca Valley	Hi-Desert Star	1	July 2012

© 2012 Hilsoft Notifications

California	Yucca Valley	Observation Post		1	July 2012
Colorado	Boulder	Sunday Camera	1		July 2012
Colorado	Canon City	Daily Record	1		July 2012
Colorado	Colorado Springs	Gazette	1		July 2012
Colorado	Denver	The Denver Post	1	1	July 2012
Colorado	Grand Junction	Daily Sentinel	1		July 2012
Colorado	Longmont	Times-Call	1		July 2012
Colorado	Loveland	Reporter-Herald	1		July 2012
Colorado	Montrose	Daily Press	1		July 2012
Colorado	Pueblo	Chieftain	1		July 2012
Colorado	Trinidad	The Chronicle News	1		July 2012
Colorado	Windsor	Now	1		July 2012
Colorado	Aspen	Times		1	July 2012
Colorado	Durango/Cortez	Herald-Journal		1	July 2012
Colorado	Fort Collins	Coloradoan		1	July 2012
Colorado	Frisco	Summit Daily News		1	July 2012
Colorado	Glenwood Springs	Post Independent		1	July 2012
Colorado	Granby	Sky Hi News		1	July 2012
Colorado	Grand Junction	Free Press		1	July 2012
Colorado	Greeley	Tribune		1	July 2012
Colorado	Steamboat Springs	Steamboat Today		1	July 2012
Colorado	Vail	Daily		1	July 2012
Colorado	Windsor	Windsor now		1	July 2012
Connecticut	Bridgeport	Connecticut Post	1		July 2012
Connecticut	Danbury	News-Times	1		July 2012
Connecticut	Greenwich	Time	1		July 2012
Connecticut	New Britain	Herald Press	1		July 2012
Connecticut	Manchester	Journal Inquirer	1		July 2012
Connecticut	Meriden	Record-Journal	1		July 2012
Connecticut	Middletown	Press	1		July 2012
Connecticut	New Haven	Register	1		July 2012
Connecticut	New London	Day	1		July 2012
Connecticut	Stamford	Advocate	1		July 2012
Connecticut	Torrington	Register Citizen	1		July 2012
Connecticut	Waterbury	Republican	1		July 2012
Connecticut	Hartford	Courant		1	July 2012
Connecticut	Norwalk	Hour		1	July 2012
Connecticut	Norwich	Bulletin		1	July 2012
Connecticut	Willimantic	Chronicle		1	July 2012
Delaware	Dover	State News Sunday	1		July 2012
Delaware	Wilmington	News Journal		1	July 2012
District of Columbia	Washington	Washington Post	1		July 2012
District of Columbia	Washington	Examiner		1	July 2012
Florida	Bradenton	Herald	1		July 2012
Florida	Cape Coral	Daily Breeze	1		July 2012
Florida	Ft. Walton Beach	Northwest Florida News	1		July 2012
Florida	Gainesville	Sun	1		July 2012
Florida	Jacksonville	The Florida Times-Union	1		July 2012
Florida	Lake City	Reporter	1		July 2012

© 2012 Hilsoft Notifications

Florida	Lakeland	Ledger	1		July 2012
Florida	Miami	El Nuevo Herald	1		July 2012
Florida	Miami	Miami Herald	1		July 2012
Florida	Naples	Daily News	1		July 2012
Florida	Ocala	Star-Banner	1		July 2012
Florida	Orlando	Sentinel	1		July 2012
Florida	Orlando	What’s The Deal	1		July 2012
Florida	Orlando	El Sentinel	1		July 2012
Florida	Panama City	News Herald	1		July 2012
Florida	Panama City	Freedom Florida Newspapers	1		July 2012
Florida	Sarasota	Herald-Tribune	1		July 2012
Florida	St. Augustine	Record	1		July 2012
Florida	St. Petersburg	Tampa Bay Times	1		July 2012
Florida	Stuart	SCRIPPS Treasure Coast News	1		July 2012
Florida	Tampa	Tribune	1		July 2012
Florida	The Villages	Daily Sun	1		July 2012
Florida	West Palm Beach	The Palm Beach Post	1		July 2012
Florida	Brooksville	Hernando Today		1	July 2012
Florida	Charlotte Harbor	Sun		1	July 2012
Florida	Coral Springs	Forum		1	July 2012
Florida	Crystal River	Citrus County Chronicle		1	July 2012
Florida	Daytona Beach	News-Journal	1	1	July 2012
Florida	Deerfield Beach	Forum		1	July 2012
Florida	Fleming Island	OPC News		1	July 2012
Florida	Ft. Lauderdale	East Side Forum		1	July 2012
Florida	Ft. Lauderdale	El Sentinel		1	July 2012
Florida	Ft. Lauderdale/South Florida	Sun-Sentinel		1	July 2012
Florida	Ft. Myers	News-Press		1	July 2012
Florida	Jackson County	Floridian		1	July 2012
Florida	Kissimmee	Osceola News-Gazette		1	July 2012
Florida	Leesburg	Commercial		1	July 2012
Florida	Live Oak	Suwannee Democrat	1		July 2012
Florida	Margate & Coconut Creek	The Forum		1	July 2012
Florida	Melbourne	Florida Today		1	July 2012
Florida	Pensacola	News Journal		1	July 2012
Florida	Pompano Beach	Forum		1	July 2012
Florida	Sebring	Higlands Today		1	July 2012
Florida	Tallahassee	Democrat		1	July 2012
Florida	Tampa	Centro Mi Diario		1	July 2012
Florida	Tampa/Newport Richey	Suncoast Newspapers		1	July 2012
Florida	Winter Haven	News Chief	1	1	July 2012
Georgia	Americus	Times-Recorder	1		July 2012
Georgia	Athens	Banner-Herald	1		July 2012
Georgia	Atlanta	Journal-Constitution	1		July 2012
Georgia	Augusta	Chronicle	1		July 2012
Georgia	Columbus	Ledger-Enquirer	1		July 2012
Georgia	Cordele	Dispatch	1		July 2012
Georgia	Hinesville	Liberty County Coastal Courier	1		July 2012
Georgia	Macon	Telegraph	1		July 2012
Georgia	Milledgeville	Union-Recorder	1		July 2012
Georgia	Moultrie	Observer	1		July 2012

© 2012 Hilsoft Notifications

Georgia	Richmond Hill	Bryan County News	1		July 2012
Georgia	Rome	News Tribune	1		July 2012
Georgia	Savannah	Morning News	1		July 2012
Georgia	Statesboro	Herald	1		July 2012
Georgia	Thomasville	Times-Enterprise	1		July 2012
Georgia	Tifton	Gazette	1		July 2012
Georgia	Valdosta	Times	1		July 2012
Georgia	Albany	Herald		1	July 2012
Georgia	Atlanta	Atlanta Inquirer		1	July 2012
Georgia	Canton	Cherokee Tribune		1	July 2012
Georgia	Carrollton	Times-Georgian		1	July 2012
Georgia	Cartersville	The Daily Tribune News		1	July 2012
Georgia	Cummings	Forsyth County News		1	July 2012
Georgia	Cummings	South Forsyth News		1	July 2012
Georgia	Dalton	Citizen		1	July 2012
Georgia	Douglas County	Sentinel		1	July 2012
Georgia	Dublin	Courier Herald		1	July 2012
Georgia	Gainesville	Times		1	July 2012
Georgia	Griffin	News		1	July 2012
Georgia	Jonesboro/McDonough	Clayton News Daily		1	July 2012
Georgia	LaGrange	LaGrange Daily News		1	July 2012
Georgia	Lawrenceville/Conyers/Rockdale	Daily Post-Citizen		1	July 2012
Georgia	Marietta	Journal		1	July 2012
Georgia	Marietta	Marietta Neighbor Papers		1	July 2012
Georgia	Newnan	Times-Herald		1	July 2012
Georgia	Winder	The Barrow County News		1	July 2012
Hawaii	Wailuku	Maui News	1		July 2012
Hawaii	Hilo	Tribune-Herald		1	July 2012
Hawaii	Honolulu	Honolulu Star-Advertiser		1	July 2012
Hawaii	Kailua/Kona	West Hawaii Today		1	July 2012
Hawaii	Lihue	Garden Island		1	July 2012
Idaho	Boise	Idaho Statesman	1		July 2012
Idaho	Idaho Falls	Post-Register	1		July 2012
Idaho	Lewiston	Morning Tribune	1		July 2012
Idaho	Moscow	The Moscow-Pullman Daily News		1	July 2012
Idaho	Nampa	Idaho Press-Tribune	1		July 2012
Idaho	Pocatello	Idaho State Journal	1		July 2012
Idaho	Rexburg	Standard Journal	1		July 2012
Idaho	Twin Falls	Times-News	1		July 2012
Idaho	Coeur D’Alene	Press		1	July 2012
Illinois	Alton	Telegraph	1		July 2012
Illinois	Belleville	News-Democrat	1		July 2012
Illinois	Bloomington-Normal	Pantagraph	1		July 2012
Illinois	Canton	The Daily Ledger	1		July 2012
Illinois	Carbondale	Southern Illinoisian	1		July 2012
Illinois	Champaign-Urbana	News-Gazette	1		July 2012
Illinois	Chicago	Tribune	1		July 2012
Illinois	Chicago/Fin de Semana	Hoy fin de Semana	1		July 2012
Illinois	Decatur	Herald & Review	1		July 2012
Illinois	Effingham	Daily News	1		July 2012

© 2012 Hilsoft Notifications

Illinois	Freeport	Journal Standard	1		July 2012
Illinois	Galesburg	Register-Mail	1		July 2012
Illinois	Jacksonville	Journal-Courier	1		July 2012
Illinois	Kewanee	Star-Courier	1		July 2012
Illinois	Macomb	Journal	1		July 2012
Illinois	Monmouth	Daily Review Atlas	1		July 2012
Illinois	Mount Vernon	Register-News	1		July 2012
Illinois	Ottawa	The Times	1		July 2012
Illinois	Pekin	Daily Times	1		July 2012
Illinois	Peoria	Journal Star	1		July 2012
Illinois	Quincy	Herald-Whig	1		July 2012
Illinois	Springfield	State Journal-Register	1		July 2012
Illinois	Arlington Heights	Herald		1	July 2012
Illinois	Arlington Heights	Reflejos		1	July 2012
Illinois	Aurora	Beacon News		1	July 2012
Illinois	Benton	Evening News		1	July 2012
Illinois	Centralia	Morning Sentinel		1	July 2012
Illinois	Chicago	News Crusader		1	July 2012
Illinois	Chicago	La Raza		1	July 2012
Illinois	Chicago	Sun-Times		1	July 2012
Illinois	Crystal Lake	Northwest Herald		1	July 2012
Illinois	Danville	Commercial-News		1	July 2012
Illinois	De Kalb	Daily Chronicle		1	July 2012
Illinois	Downers Grove	Press Publications-Bartlett		1	July 2012
Illinois	Du Quoin	Evening Call		1	July 2012
Illinois	Eldorado	Journal		1	July 2012
Illinois	Elgin	Courier News		1	July 2012
Illinois	Elmhurst	Press Publications		1	July 2012
Illinois	St. Charles	Chronicle		1	July 2012
Illinois	Harrisburg	Register		1	July 2012
Illinois	Joliet	Herald-News		1	July 2012
Illinois	Kankakee	The Daily Journal		1	July 2012
Illinois	La Salle/Peru/Oglesby/Spring Valley	News-Tribune		1	July 2012
Illinois	Lemont	Reporter-Courier		1	July 2012
Illinois	Marion	Republican		1	July 2012
Illinois	Morris	Daily Herald		1	July 2012
Illinois	Mt. Carmel	Daily Republican Register		1	July 2012
Illinois	Naperville	Sun		1	July 2012
Illinois	Oak Brook	Suburban Life		1	July 2012
Illinois	Olney	Olney Daily Mail		1	July 2012
Illinois	Pontiac	Leader		1	July 2012
Illinois	Rock Island/Moline/East Moline	Argus-Dispatch		1	July 2012
Illinois	Rockford	Register Star		1	July 2012
Illinois	Shelbyville	Daily Union		1	July 2012
Illinois	Sterling/Rock Falls	Sauk Valley		1	July 2012
Illinois	Suburban Chicago	Southtown		1	July 2012
Illinois	Waukegan/Lake County	News Sun		1	July 2012
Illinois	West Frankfort	American		1	July 2012
Indiana	Anderson	Herald Bulletin	1		July 2012
Indiana	Batesville	Herald Tribune	1		July 2012

© 2012 Hilsoft Notifications

Indiana	Bloomington	Herald Times	1		July 2012
Indiana	Columbus	Republic	1		July 2012
Indiana	Evansville	Courier & Press	1		July 2012
Indiana	Franklin	Journal	1		July 2012
Indiana	Ft. Wayne	Journal Gazette	1		July 2012
Indiana	Goshen	News	1		July 2012
Indiana	Greenfield	The Daily Reporter	1		July 2012
Indiana	Greensburg	News	1		July 2012
Indiana	Kokomo	Tribune	1		July 2012
Indiana	Lebanon	The Reporter	1		July 2012
Indiana	Logansport	Pharos-Tribune	1		July 2012
Indiana	Mooresville-Decatur	Reporter-Times	1		July 2012
Indiana	Munster	The Times	1		July 2012
Indiana	New Albany-Jeffersonville	Evening News & The Tribune	1		July 2012
Indiana	Rushville	The Republican	1		July 2012
Indiana	Seymour	Tribune	1		July 2012
Indiana	South Bend	Tribune	1		July 2012
Indiana	Terre Haute	Tribune-Star	1		July 2012
Indiana	Bluffton	News-Banner		1	July 2012
Indiana	Connersville	News Examiner		1	July 2012
Indiana	Crawfordsville	Journal Review		1	July 2012
Indiana	Elkhart	Truth		1	July 2012
Indiana	Frankfort	Times		1	July 2012
Indiana	Huntington	Herald-Press		1	July 2012
Indiana	Indianapolis	Star		1	July 2012
Indiana	Jasper	Herald		1	July 2012
Indiana	Kendallville	Kendallville Publishing Company		1	July 2012
Indiana	La Porte	Herald Argus		1	July 2012
Indiana	Lafayette/West Lafayette	Journal and Courier		1	July 2012
Indiana	Marion	Chronicle Tribune		1	July 2012
Indiana	Merriville	Post-Tribune		1	July 2012
Indiana	Michigan City	News-Dispatch		1	July 2012
Indiana	Muncie	Star-Press		1	July 2012
Indiana	New Castle	Courier-Times		1	July 2012
Indiana	Peru	Tribune		1	July 2012
Indiana	Richmond	Palladium-Item		1	July 2012
Indiana	Shelbyville	News		1	July 2012
Indiana	Vincennes	Sun-Commercial		1	July 2012
Indiana	Wabash	Plain Dealer		1	July 2012
Indiana	Warsaw	Times-Union		1	July 2012
Iowa	Ames	Tribune	1		July 2012
Iowa	Cedar Rapids	Gazette	1		July 2012
Iowa	Clinton	Herald	1		July 2012
Iowa	Davenport	Quad-City Times	1		July 2012
Iowa	Dubuque	Telegraph-Herald	1		July 2012
Iowa	Fort Dodge	Messenger	1		July 2012
Iowa	Knoxville	Crossville Chronicle	1		July 2012
Iowa	Marshalltown	Times-Republican	1		July 2012
Iowa	Mason City	Globe-Gazette	1		July 2012
Iowa	Muscatine	Journal	1		July 2012
Iowa	Oskaloosa	Herald	1		July 2012

© 2012 Hilsoft Notifications

Iowa	Ottumwa	Courier	1		July 2012
Iowa	Sioux City	Journal	1		July 2012
Iowa	Waterloo	Courier	1		July 2012
Iowa	Burlington	Hawk Eye		1	July 2012
Iowa	Centerville	Daily Iowegian		1	July 2012
Iowa	Council Bluffs	Nonpareil		1	July 2012
Iowa	Des Moines	Register & Sunday Select		1	July 2012
Iowa	Ft. Madison	The Daily Democrat		1	July 2012
Iowa	Iowa City	Press-Citizen		1	July 2012
Iowa	Keokuk	Daily Gate City		1	July 2012
Kansas	Great Bend	Great Bend Tribune	1		July 2012
Kansas	Manhattan	Mercury	1		July 2012
Kansas	Salina	Journal	1		July 2012
Kansas	Topeka	Capital-Journal	1		July 2012
Kansas	Wichita	Eagle	1		July 2012
Kansas	Abilene	Reflector-Chronicle		1	July 2012
Kansas	Arkansas City	Traveler		1	July 2012
Kansas	Chanute	The Chanute Tribune		1	July 2012
Kansas	Dodge City	Globe		1	July 2012
Kansas	Emporia	Gazette		1	July 2012
Kansas	Garden City	Telegram	1	1	July 2012
Kansas	Hays	Daily News	1	1	July 2012
Kansas	Hutchinson	News	1	1	July 2012
Kansas	Lawrence	Journal-World		1	July 2012
Kansas	Leavenworth	Times		1	July 2012
Kansas	Newton	Kansan		1	July 2012
Kansas	Ottawa	The Ottawa Herald	1	1	July 2012
Kansas	Parsons	Parsons Sun		1	July 2012
Kansas	Pittsburg	Sun		1	July 2012
Kansas	Winfield	Courier		1	July 2012
Kentucky	Ashland	The Independent	1		July 2012
Kentucky	Bowling Green	Daily News	1		July 2012
Kentucky	Corbin	Times-Tribune	1		July 2012
Kentucky	Danville	Kentucky Advocate	1		July 2012
Kentucky	Elizabethtown	News Enterprise	1		July 2012
Kentucky	Glasgow	Daily Times	1		July 2012
Kentucky	Henderson	The Gleaner	1		July 2012
Kentucky	Lexington	Herald-Leader	1		July 2012
Kentucky	London	The Sentinel-Echo	1		July 2012
Kentucky	Maysville	Ledger Independent	1		July 2012
Kentucky	Somerset	Commonwealth Journal	1		July 2012
Kentucky	Winchester	Sun	1		July 2012
Kentucky	Bardstown	Kentucky Standard		1	July 2012
Kentucky	Frankfort	The State Journal		1	July 2012
Kentucky	Harlan	Enterprise		1	July 2012
Kentucky	Hopkinsville	New Era		1	July 2012
Kentucky	Louisville	Courier-Journal & Sunday Select		1	July 2012
Kentucky	Madisonville	Messenger		1	July 2012
Kentucky	Middlesboro	News		1	July 2012
Kentucky	Owensboro	Messenger-Inquirer		1	July 2012
Kentucky	Paducah	Sun		1	July 2012

© 2012 Hilsoft Notifications

Kentucky	Prestonsburg	The Floyd County Times		1	July 2012
Kentucky	Richmond	Register		1	July 2012
Kentucky	Russellville	News Democrat		1	July 2012
Lousianna	Abbeville-Eunice-Ville Platte	Meridonial-News-Gazette	1		July 2012
Lousianna	Baton Rouge	The Advocate	1		July 2012
Lousianna	Crowley	Post-Signal	1		July 2012
Lousianna	Franklin	The Banner Tribune	1		July 2012
Lousianna	Houma	Courier	1		July 2012
Lousianna	Lake Charles	American Press	1		July 2012
Lousianna	Morgan City	The Daily Review	1		July 2012
Lousianna	New Orleans	Times-Picayune	1		July 2012
Lousianna	Ruston	Daily Leader	1		July 2012
Lousianna	Alexandria	Town Talk		1	July 2012
Lousianna	Bogalusa	Daily News		1	July 2012
Lousianna	Covington	St. Tammany News		1	July 2012
Lousianna	Hammond	Star		1	July 2012
Lousianna	La Place	L’Observeteur		1	July 2012
Lousianna	Lafayette	Advertiser		1	July 2012
Lousianna	Monroe	News-Star		1	July 2012
Lousianna	New Iberia	Sunday Iberian		1	July 2012
Lousianna	Opelousas	World		1	July 2012
Lousianna	Shreveport	Times		1	July 2012
Lousianna	Thibodaux	Comet		1	July 2012
Maine	Augusta	Kennebeck Journal	1		July 2012
Maine	Lewiston	Sun Journal	1		July 2012
Maine	Portland	Maine Sunday Telegram	1		July 2012
Maine	Waterville	Morning Sentinel	1		July 2012
Maine	Bangor	News		1	July 2012
Maine	Biddeford	Journal-Tribune		1	July 2012
Maryland	Baltimore	Baltimore Weeklies	1		July 2012
Maryland	Baltimore	The Sun	1		July 2012
Maryland	Baltimore	Times		1	July 2012
Maryland	Cumberland	Times-News	1		July 2012
Maryland	Hagerstown	Herald-Mail Newspapers	1		July 2012
Maryland	Easton	Star-Democrat	1		July 2012
Maryland	Elkton	Cecil Whig	1		July 2012
Maryland	Annapolis	Capital		1	July 2012
Maryland	Annapolis	Maryland Gazette		1	July 2012
Maryland	Easton	Sunday Star		1	July 2012
Maryland	Frederick	News-Post	1	1	July 2012
Maryland	Salisbury	Times		1	July 2012
Maryland	Westminster	Carrol County Times		1	July 2012
Massachusetts	Boston	Sunday Globe	1		July 2012
Massachusetts	Hyannis	Sunday Cape Cod Times	1		July 2012
Massachusetts	New Bedford	Sunday Standard-Times	1		July 2012
Massachusetts	Springfield	Republican	1		July 2012
Massachusetts	Worcester	Sunday Telegram	1		July 2012
Massachusetts	Attleboro	Sun Chronicle		1	July 2012
Massachusetts	Beverly	News		1	July 2012
Massachusetts	Boston	Herald		1	July 2012
Massachusetts	Brockton	Enterprise		1	July 2012

© 2012 Hilsoft Notifications

Massachusetts	Fall River	Herald News		1	July 2012
Massachusetts	Fitchburg	Sentinel & Enterprise		1	July 2012
Massachusetts	Framingham	Framingham Tab		1	July 2012
Massachusetts	Framingham	Natick Bulletin & Tab		1	July 2012
Massachusetts	Framingham/Milford	Metrowest Daily News		1	July 2012
Massachusetts	Gloucester	Daily Times		1	July 2012
Massachusetts	Greenfield	Recorder		1	July 2012
Massachusetts	Lowell	Sun		1	July 2012
Massachusetts	Marshfield	Abington Mariner		1	July 2012
Massachusetts	Marshfield	Rockland Standard		1	July 2012
Massachusetts	Newburyport	Daily News		1	July 2012
Massachusetts	North Adams	Transcript		1	July 2012
Massachusetts	North Andover	Eagle-Tribune		1	July 2012
Massachusetts	Northampton	Hampshire Gazette		1	July 2012
Massachusetts	Pittsfield/Berkshire	Eagle		1	July 2012
Massachusetts	Quincy	Patriot Ledger		1	July 2012
Massachusetts	Rayham	Canton Journal		1	July 2012
Massachusetts	Taunton	Gazette		1	July 2012
Michigan	Adrian	The Daily Telegram	1		July 2012
Michigan	Ann Arbor	AnnArbor.com	1		July 2012
Michigan	Bad Axe	Huron Daily Tribune	1		July 2012
Michigan	Bay City	Times	1		July 2012
Michigan	Cadillac	News	1		July 2012
Michigan	Dearborn	Press & Guide	1		July 2012
Michigan	Flint	Journal	1		July 2012
Michigan	Gaylord	Herald-Times	1		July 2012
Michigan	Grand Rapids	Press	1		July 2012
Michigan	Jackson	Citizen Patriot	1		July 2012
Michigan	Kalamazoo	Gazette	1		July 2012
Michigan	Lapeer	The County Press	1		July 2012
Michigan	Marquette	Mining Journal	1		July 2012
Michigan	Midland	Daily News	1		July 2012
Michigan	Monroe	Sunday News	1		July 2012
Michigan	Mount Clemens	Macomb Daily	1		July 2012
Michigan	Mount Pleasant	Morning Sun	1		July 2012
Michigan	Muskegon	Chronicle	1		July 2012
Michigan	Petsokey	Petoskey News-Review	1		July 2012
Michigan	Pontiac	Oakland Press	1		July 2012
Michigan	Royal Oak	Daily Tribune	1		July 2012
Michigan	Saginaw	News	1		July 2012
Michigan	Shelby Township	Advisor & Source Newspapers	1		July 2012
Michigan	Southgate	News-Herald	1		July 2012
Michigan	Traverse City	Record-Eagle	1		July 2012
Michigan	Alpena	News		1	July 2012
Michigan	Battle Creek	Enquirer		1	July 2012
Michigan	Benton Harbor/St. Joseph	Herald-Palladium		1	July 2012
Michigan	Big Rapids/Manistee	Pioneer-News Advocate		1	July 2012
Michigan	Cheboygan	Daily Tribune		1	July 2012
Michigan	Coldwater	The Daily Reporter		1	July 2012
Michigan	Detroit	News and Free Press & Sunday Select		1	July 2012

© 2012 Hilsoft Notifications

Michigan	Escanaba	Press		1	July 2012
Michigan	Grand Haven	Tribune		1	July 2012
Michigan	Greenville	News		1	July 2012
Michigan	Hillsdale	News		1	July 2012
Michigan	Holland	Sentinel		1	July 2012
Michigan	Houghton	Mining Gazette		1	July 2012
Michigan	Howell	Livingston County Daily Press & Argus		1	July 2012
Michigan	Iron Mountain/Kingsford	News		1	July 2012
Michigan	Ironwood	Daily Globe		1	July 2012
Michigan	Lansing	Lansing Community Newspapers		1	July 2012
Michigan	Lansing	State Journal		1	July 2012
Michigan	Livonia	Eccentric		1	July 2012
Michigan	Livonia	Observer		1	July 2012
Michigan	Owosso	Argus-Press		1	July 2012
Michigan	Port Huron	Times-Herald		1	July 2012
Michigan	Sturgis	Sturgis Journal		1	July 2012
Michigan	Traverse City	Grand Traverse Insider		1	July 2012
Minnesota	Albert Lea	Tribune	1		July 2012
Minnesota	Austin	Daily Herald	1		July 2012
Minnesota	Bemidji	Pioneer	1		July 2012
Minnesota	Brainerd	Dispatch	1		July 2012
Minnesota	Duluth	News-Tribune	1		July 2012
Minnesota	Fairbault	Daily News	1		July 2012
Minnesota	Grand Rapids	Herald-Review	1		July 2012
Minnesota	Hibbing	Daily Tribune	1		July 2012
Minnesota	Mankato	Free Press	1		July 2012
Minnesota	Minneapolis-St. Paul	Star Tribune	1		July 2012
Minnesota	Red Wing	Republican Eagle	1		July 2012
Minnesota	New Ulm	Journal	1		July 2012
Minnesota	Northfield	Northfield News	1		July 2012
Minnesota	Owatonna	People’s Press	1		July 2012
Minnesota	St. Paul	Pioneer Press	1		July 2012
Minnesota	Virginia	Mesabi Daily News	1		July 2012
Minnesota	Willmar	West Central Tribune	1		July 2012
Minnesota	Winona	News	1		July 2012
Minnesota	Worthington	Daily Globe	1		July 2012
Minnesota	Eden Prairie	Minnesota Sun Newspapers		1	July 2012
Minnesota	Fairmont	Sentinel		1	July 2012
Minnesota	Fergus Falls	Journal		1	July 2012
Minnesota	Marshall	Independent		1	July 2012
Minnesota	Rochester	Post-Bulletin		1	July 2012
Minnesota	St. Cloud	Times		1	July 2012
Minnesota	Stillwater	Gazette		1	July 2012
Mississippi	Brookhaven	Daily Leader	1		July 2012
Mississippi	Clarksdale	Press Register	1		July 2012
Mississippi	Columbus	Commercial Dispatch	1		July 2012
Mississippi	Greenville	Delta Democrat Times	1		July 2012
Mississippi	Greenwood	Commonwealth	1		July 2012
Mississippi	Gulfport	Sun Herald	1		July 2012
Mississippi	Laurel	Cronicle	1		July 2012

© 2012 Hilsoft Notifications

Mississippi	McComb	Enterprise-Journal	1		July 2012
Mississippi	Meridian	Star	1		July 2012
Mississippi	Picayune	Item	1		July 2012
Mississippi	Tupelo	Northeast Mississippi Daily Journal	1		July 2012
Mississippi	Vicksburg	Post	1		July 2012
Mississippi	Cleveland	Bolivar Commerical		1	July 2012
Mississippi	Corinth	Corinthian		1	July 2012
Mississippi	Hattiesburg	American		1	July 2012
Mississippi	Jackson	Clarion-Ledger		1	July 2012
Mississippi	Kosciusko	Star-herald		1	July 2012
Mississippi	Natchez	Democrat		1	July 2012
Missouri	Cape Girardeau	Southeast Missourian	1		July 2012
Missouri	Columbia	Missourian	1		July 2012
Missouri	Dexter	Daily Statesman	1		July 2012
Missouri	Fulton	The Fulton Sun	1		July 2012
Missouri	Jefferson City	News Tribune	1		July 2012
Missouri	Joplin	Globe	1		July 2012
Missouri	Kansas City	Star	1		July 2012
Missouri	Kennett	Daily Dunklin Democrat	1		July 2012
Missouri	Nevada	Weekend Herald-Tribune	1		July 2012
Missouri	Park Hills	Daily Journal	1		July 2012
Missouri	Poplar Bluff	Daily American Republic	1		July 2012
Missouri	Sedalia	Democrat	1		July 2012
Missouri	Sikeston	Standard Democrat	1		July 2012
Missouri	St. Joseph	News-Press	1		July 2012
Missouri	St. Louis	Post-Dispatch	1		July 2012
Missouri	St. Louis	Suburban Journal Sunday	1		July 2012
Missouri	Columbia	Tribune		1	July 2012
Missouri	Hannibal	Courier-Post		1	July 2012
Missouri	Independence/Blue Springs	Examiner		1	July 2012
Missouri	Kirksville	Kirksville Daily Express		1	July 2012
Missouri	Maryville	Maryville Daily Forum		1	July 2012
Missouri	Mexico	Mexico Ledger		1	July 2012
Missouri	Moberly	Moberly Monitor — Index and Evening Democrat		1	July 2012
Missouri	Rolla	Rolla Daily News		1	July 2012
Missouri	Springfield	News-Leader		1	July 2012
Missouri	Washington	Washington Missourian		1	July 2012
Montana	Billings	Gazette	1		July 2012
Montana	Bozeman	Daily Chronicle	1		July 2012
Montana	Butte	Montana Standard	1		July 2012
Montana	Helena	Independent Record	1		July 2012
Montana	Kalispell	Daily Inter Lake	1		July 2012
Montana	Missoula	Missoulian	1		July 2012
Montana	Great Falls	Tribune		1	July 2012
Nebraska	Breatrice	Sun	1		July 2012
Nebraska	Columbus	Telegram	1		July 2012
Nebraska	Grand Island	Independent	1		July 2012
Nebraska	Lincoln	Journal-Star	1		July 2012
Nebraska	North Platte	Telegraph	1		July 2012

© 2012 Hilsoft Notifications

Nebraska	Omaha	Sunday World-Herald	1		July 2012
Nebraska	Scottsbluff	Star-Herald	1		July 2012
Nebraska	York	News Times	1		July 2012
Nebraska	Fremont	Tribune		1	July 2012
Nebraska	Hasting	Hastings Tribune		1	July 2012
Nebraska	Kearney	Hub		1	July 2012
Nebraska	Norfolk	Norfolk Daily News		1	July 2012
Nevada	Boulder City	Boulder City Review		1	July 2012
Nevada	Carson City	Nevada Appeal		1	July 2012
Nevada	Elko	Elko Daily Free Press	1		July 2012
Nevada	Fallon	Lahontan Valley News and Eagle		1	July 2012
Nevada	Las Vegas	El Tiempo		1	July 2012
Nevada	Las Vegas	Review-Journal	1	1	July 2012
Nevada	Sparks	Daily Sparks Tribune	1		July 2012
Nevada	Mesquite	Desert Valley Times		1	July 2012
Nevada	Pahrump	Valley Times		1	July 2012
Nevada	Reno	Gazette-Journal & Sunday Select		1	July 2012
Nevada	South Lake Tahoe	Tahoe Daily Tribune		1	July 2012
Nevada	Tonopah	Tonopah Times-Bonanza		1	July 2012
Nevada	Truckee	Sierra Sun		1	July 2012
New Hampshire	Keene	Sentinel	1		July 2012
New Hampshire	Manchester	New Hampshire News	1		July 2012
New Hampshire	Portsmouth	Seacoast Sunday	1		July 2012
New Hampshire	Concord	Monitor		1	July 2012
New Hampshire	Dover/Laconia	Citizen-Foster’s Sunday Citizen		1	July 2012
New Hampshire	Lebanon/Hanover	Valley News		1	July 2012
New Hampshire	Nashua	Telegraph		1	July 2012
New Jersey	Atlantic City	Press of Atlantic City	1		July 2012
New Jersey	Willingboro	Burlington County Times	1		July 2012
New Jersey	Cherry Hill	My Community Trend	1		July 2012
New Jersey	Flemington	Hunterdon Observer	1		July 2012
New Jersey	Hackensack	Suburban Trends	1		July 2012
New Jersey	Hackensack	The Bergen Record	1		July 2012
New Jersey	Jersey City	The Jersey Journal	1		July 2012
New Jersey	Newark	Star-Ledger	1		July 2012
New Jersey	Newton	New Jersey Herald	1		July 2012
New Jersey	Trenton	Times	1		July 2012
New Jersey	Woodbury	South Jersey Sunday	1		July 2012
New Jersey	Bridgewater	Courier-News		1	July 2012
New Jersey	Camden/Cherry Hill	Courier-Post		1	July 2012
New Jersey	East Brunswick	Home News Tribune		1	July 2012
New Jersey	Morristown/Parsippany	Record		1	July 2012
New Jersey	Neptune	Asbury Park Press		1	July 2012
New Jersey	Trenton	Trentonian	1	1	July 2012
New Jersey	Vineland	Journal		1	July 2012
New Mexico	Albuquerque	Journal	1	1	July 2012
New Mexico	Clovis	News Journal	1		July 2012
New Mexico	Hobbs	News-Sun	1		July 2012
New Mexico	Portales	News-Tribune	1		July 2012
New Mexico	Santa Fe	New Mexican	1		July 2012
New Mexico	Alamagordo	Times		1	July 2012

© 2012 Hilsoft Notifications

New Mexico	Belen	Valencia County News-Bulletin		1	July 2012
New Mexico	Carlsbad	Current-Argus		1	July 2012
New Mexico	Farmington	Times		1	July 2012
New Mexico	Gallup	Independent		1	July 2012
New Mexico	Las Cruces	Sun-News		1	July 2012
New Mexico	Los Alamos	Los Alamos Monitor		1	July 2012
New Mexico	Roswell	Daily Record	1		July 2012
New Mexico	Socorro	El Defensor Chieftain		1	July 2012
New York	Albany	Times Union	1		July 2012
New York	Auburn	Citizen	1		July 2012
New York	Buffalo	News	1		July 2012
New York	Canandaigua	Messenger Post	1		July 2012
New York	Canton	Advance-news	1		July 2012
New York	Catskill	Daily Mail	1		July 2012
New York	Corning	Sunday Leader	1		July 2012
New York	Geneva	Finger Lakes Times	1		July 2012
New York	Glens Falls	Post-Star	1		July 2012
New York	Gloversville	Leader-Herald	1		July 2012
New York	Hornell	The Spectator	1		July 2012
New York	Hudson	Register-Star	1		July 2012
New York	Kingston	Freeman	1		July 2012
New York	Malone	Telegram	1		July 2012
New York	Middletown	Times Herald-Record Sunday	1		July 2012
New York	New York	Post	1		July 2012
New York	Oneida	Daily Dispatch	1		July 2012
New York	Oneonta	Daily Star	1		July 2012
New York	Plattsburgh	Press-Republican	1		July 2012
New York	Staten Island	Advance	1		July 2012
New York	Syracuse	Post-Standard	1		July 2012
New York	Adirondack	Enterprise		1	July 2012
New York	Batavia	Daily News	1	1	July 2012
New York	Binghamton	Press & Sun-Bulletin		1	July 2012
New York	Dunkirk/Fredonia	Observer		1	July 2012
New York	Elmira	Star-Gazette		1	July 2012
New York	Hudson	Register-Star-Daily Mail		1	July 2012
New York	Ithaca	Journal		1	July 2012
New York	Jamestown	Post-Journal		1	July 2012
New York	Long Island	Newsday		1	July 2012
New York	Melville	This Week		1	July 2012
New York	New York	Sunday Values — New York Daily News		1	July 2012
New York	New York City	Daily News		1	July 2012
New York	Niagara Falls	Niagara County Community Newspapers		1	July 2012
New York	Olean	Times Herald		1	July 2012
New York	Oswego	Owego Pennysaver		1	July 2012
New York	Oswego	Palladium-Times		1	July 2012
New York	Poughkeepsie	Journal		1	July 2012
New York	Rochester	Democrat and Chronicle		1	July 2012
New York	Saratoga Springs	Saratogian	1	1	July 2012
New York	Schenectady	Gazette		1	July 2012

© 2012 Hilsoft Notifications

New York	Troy	Record	1	1	July 2012
New York	Utica	Observer-Dispatch		1	July 2012
New York	Watertown	Times	1	1	July 2012
New York	White Plains	Journal News		1	July 2012
New York	White Plains	Rivertown Express		1	July 2012
New York	White Plains	Yonkers/Mt. Vernon Express		1	July 2012
North Carolina	Albemarle	Albemarle Stanley news & Press	1		July 2012
North Carolina	Burlington	Times-News	1		July 2012
North Carolina	Chapel Hill	The Chapel Hill News	1		July 2012
North Carolina	Charlotte	Observer	1		July 2012
North Carolina	Durham	News	1		July 2012
North Carolina	Elizabeth City	Daily Advance	1		July 2012
North Carolina	Fayetteville	Observer	1		July 2012
North Carolina	Gastonia	Gaston Gazette	1		July 2012
North Carolina	Goldsboro	News-Argus	1		July 2012
North Carolina	Greensboro	News & Record	1		July 2012
North Carolina	Greenville	Daily Reflector	1		July 2012
North Carolina	Hendersonville	Times-News	1		July 2012
North Carolina	Jacksonville	News	1		July 2012
North Carolina	Kinston	Free Press	1		July 2012
North Carolina	New Bern	Sun-Journal	1		July 2012
North Carolina	Raleigh	News & Observer	1		July 2012
North Carolina	Rockingham	Richmond County Daily Journal		1	July 2012
North Carolina	Rocky Mount	Telegram	1		July 2012
North Carolina	Shelby	Star	1		July 2012
North Carolina	Southern Pines	The Pilot	1		July 2012
North Carolina	Tarboro	Daily Southerner	1		July 2012
North Carolina	Washington	Daily News	1		July 2012
North Carolina	Wilmington	Star-News	1		July 2012
North Carolina	Winston-Salem	Journal	1		July 2012
North Carolina	Asheboro	Courier-Tribune		1	July 2012
North Carolina	Asheville	Citizen-Times		1	July 2012
North Carolina	Boone	The Watauga Democrat		1	July 2012
North Carolina	Boone	Watauga Mountain Times		1	July 2012
North Carolina	Charlotte	Carolina Weekly Newspapers		1	July 2012
North Carolina	Charlotte	Lake Norman Publications		1	July 2012
North Carolina	Clinton	The Sampson Independent		1	July 2012
North Carolina	Concord	Harrisburg Horizons		1	July 2012
North Carolina	Concord/Kannapolis	Independent Tribune		1	July 2012
North Carolina	Durham	Herald-Sun		1	July 2012
North Carolina	Eden	News		1	July 2012
North Carolina	Elizabethtown	The Bladen Journal		1	July 2012
North Carolina	Elkin	The Tribune		1	July 2012
North Carolina	Forest City	Courier		1	July 2012
North Carolina	Henderson	Dispatch		1	July 2012
North Carolina	Hickory	Record		1	July 2012
North Carolina	High Point	Enterprise		1	July 2012
North Carolina	Laurinburg	The Laurinburg Exchange		1	July 2012
North Carolina	Lenoir	News-Topic		1	July 2012
North Carolina	Lexington	Dispatch		1	July 2012
North Carolina	Lumberton	Robesonian		1	July 2012

© 2012 Hilsoft Notifications

North Carolina	Marion	The McDowell News		1	July 2012
North Carolina	Monroe	Enquirer-Journal		1	July 2012
North Carolina	Morganton	News-Herald		1	July 2012
North Carolina	Mount Airy	News		1	July 2012
North Carolina	Reidsville	Review		1	July 2012
North Carolina	Roanoke Rapids	Herald		1	July 2012
North Carolina	Salisbury/Spencer/East Spencer	Salisbury Post		1	July 2012
North Carolina	Sanford	Herald		1	July 2012
North Carolina	Statesville	Record & Landmark		1	July 2012
North Carolina	West Jefferson	Ashe Mountain Times		1	July 2012
North Carolina	Wilson	Times		1	July 2012
North Dakota	Bismarck	Tribune	1		July 2012
North Dakota	Dickinson	Press	1		July 2012
North Dakota	Fargo	Forum	1		July 2012
North Dakota	Grand Forks	Herald	1		July 2012
North Dakota	Jamestown	The Jamestown Sun	1		July 2012
North Dakota	Minot	Daily News	1		July 2012
Ohio	Akron	Arkon Beacon Journal	1		July 2012
Ohio	Ashland	Ashland Times-Gazette	1		July 2012
Ohio	Ashtabula	Ashtabula Star Beacon	1		July 2012
Ohio	Cambridge	Sunday Jeffersonian	1		July 2012
Ohio	Canton	Repository	1		July 2012
Ohio	Cleveland	Plain Dealer	1		July 2012
Ohio	Columbus	Suburban News Publications	1		July 2012
Ohio	Dayton	Cox Ohio Southwest Group	1		July 2012
Ohio	Dayton	Daily News	1		July 2012
Ohio	Defiance	Crescent-News	1		July 2012
Ohio	East Liverpool	Review	1		July 2012
Ohio	Elyria	Chronicle-Telegram	1		July 2012
Ohio	Findlay	The Courier	1		July 2012
Ohio	Fostoria	Review-Times	1		July 2012
Ohio	Hamilton	Journal News	1		July 2012
Ohio	Ironton	Tribune	1		July 2012
Ohio	Lima	News	1		July 2012
Ohio	Logan	News	1		July 2012
Ohio	Middletown	Journal	1		July 2012
Ohio	New Philadelphia-Dover	Times Reporter	1		July 2012
Ohio	Salem	News	1		July 2012
Ohio	Springfield	News-Sun	1		July 2012
Ohio	Toledo	Blade	1		July 2012
Ohio	Wooster	Record	1		July 2012
Ohio	Youngstown	Vindicator	1		July 2012
Ohio	Akron	Cuyahoga Falls News Press		1	July 2012
Ohio	Athens	Messenger	1		July 2012
Ohio	Bowling Green	Sentinel-Tribune		1	July 2012
Ohio	Bryan	Times		1	July 2012
Ohio	Cincinnati	Enquirer & Sunday Select		1	July 2012
Ohio	Circleville	Herald	1		July 2012
Ohio	Columbus	Dispatch		1	July 2012
Ohio	Fairborn-Xenia	Daily Herald Gazette News-Current		1	July 2012

© 2012 Hilsoft Notifications

Ohio	Greenville	Advocate		1	July 2012
Ohio	Hillsboro	Times-Gazette		1	July 2012
Ohio	Hudson	Hub-Times		1	July 2012
Ohio	Jackson	Jackson County Times-Journal		1	July 2012
Ohio	Kent/Ravenna	Record-Courier		1	July 2012
Ohio	Lewis Center	This Week Community Newspapers		1	July 2012
Ohio	Lisbon	Morning Journal		1	July 2012
Ohio	Lorain	Journal	1	1	July 2012
Ohio	Mansfield	News Journal		1	July 2012
Ohio	Marietta	Times		1	July 2012
Ohio	Martins Ferry/Belmont County	Times Leader		1	July 2012
Ohio	Medina	Gazette		1	July 2012
Ohio	Miami Valley	Sunday News		1	July 2012
Ohio	Napoleon	Northwest Signal		1	July 2012
Ohio	Newark	Advocate		1	July 2012
Ohio	Norwalk	Reflector		1	July 2012
Ohio	Piqua	Call		1	July 2012
Ohio	Pomeroy-Gallipolis	Daily Sentinel-Daily Tribune		1	July 2012
Ohio	Portsmouth	Times		1	July 2012
Ohio	Sandusky	Register		1	July 2012
Ohio	Sidney	News		1	July 2012
Ohio	Steubenville	Herald-Star		1	July 2012
Ohio	Stow	Sentry		1	July 2012
Ohio	Tallmadge	Express		1	July 2012
Ohio	Tiffin	Advertiser-Tribune		1	July 2012
Ohio	Urbana	Citizen		1	July 2012
Ohio	Van Wert	Times-Bulletin		1	July 2012
Ohio	Warren	Tribune Chronicle		1	July 2012
Ohio	Washington Court House	Record-Herald		1	July 2012
Ohio	Waverly	The News Watchman	1		July 2012
Ohio	Willoughby	Lake County News-Herald	1	1	July 2012
Ohio	Wilmington	News-Journal		1	July 2012
Oklahoma	Oklahoma City	Oklahoman	1		July 2012
Oklahoma	Tulsa	World	1		July 2012
Oklahoma	Ada	Evening News		1	July 2012
Oklahoma	Altus	Times		1	July 2012
Oklahoma	Ardmore	The Sunday Ardmorite		1	July 2012
Oklahoma	Bartlesville	Examiner-Enterprise		1	July 2012
Oklahoma	Chickasha	Star		1	July 2012
Oklahoma	Claremore	Daily Progress	1		July 2012
Oklahoma	Duncan	The Duncan Banner		1	July 2012
Oklahoma	Durant	Democrat		1	July 2012
Oklahoma	Edmond	The Edmond Sun		1	July 2012
Oklahoma	Enid	News & Eagle		1	July 2012
Oklahoma	Lawton	Sunday Constitution		1	July 2012
Oklahoma	McAlester	News-Capitol	1		July 2012
Oklahoma	Miami	News-Record	1		July 2012
Oklahoma	Muskogee	Phoenix & Times Democrat	1		July 2012
Oklahoma	Norman	Transcript		1	July 2012
Oklahoma	Pauls Valley	Daily Democrat		1	July 2012

© 2012 Hilsoft Notifications

Oklahoma	Pryor	The Daily Times	1		July 2012
Oklahoma	Shawnee	News-Star		1	July 2012
Oklahoma	Stillwater	News-Press		1	July 2012
Oklahoma	Tahlequah	Tahlequah Daily Press	1		July 2012
Oklahoma	Woodward	News	1		July 2012
Oregon	Albany-Corvallis	Albany Democrat-Herald/Corvallis Gazette-Times	1		July 2012
Oregon	Astoria	Daily Astoria		1	July 2012
Oregon	Bend	Bulletin	1		July 2012
Oregon	Coos Bay	World	1		July 2012
Oregon	Eugene	Register-Guard	1		July 2012
Oregon	Klamath Falls	Herald and News	1		July 2012
Oregon	Medford	Mail Tribune	1		July 2012
Oregon	Ontario	Argus Observer	1		July 2012
Oregon	Pendleton	East Oregonian	1		July 2012
Oregon	Portland	Oregonian	1		July 2012
Oregon	Roseburg	News-Review of Douglas County		1	July 2012
Oregon	Grants Pass	Courier		1	July 2012
Oregon	Salem	Statesman-Journal		1	July 2012
Pennsylvania	Allentown	Morning Call	1		July 2012
Pennsylvania	Beaver	County Times	1		July 2012
Pennsylvania	Carlisle	Sentinel	1		July 2012
Pennsylvania	Doylestown	Intelligencer	1		July 2012
Pennsylvania	Du Bois	Tri-County Sunday	1		July 2012
Pennsylvania	Easton	Express-Times	1		July 2012
Pennsylvania	Erie	Times-News	1		July 2012
Pennsylvania	Gettysburg	Times	1		July 2012
Pennsylvania	Harrisburg	Patriot-News	1		July 2012
Pennsylvania	Johnstown	Tribune-Democrat	1		July 2012
Pennsylvania	Lancaster	News	1		July 2012
Pennsylvania	Levittown	Bucks County Courier Times	1		July 2012
Pennsylvania	New Castle	News	1		July 2012
Pennsylvania	Oil City-Franklin	The Derrick/The News-Herald	1		July 2012
Pennsylvania	Philadelphia	Inquirer	1		July 2012
Pennsylvania	Pittsburgh	Post-Gazette	1		July 2012
Pennsylvania	Reading	Eagle	1		July 2012
Pennsylvania	Sayre	Morning Times	1		July 2012
Pennsylvania	Sharon	Herald	1		July 2012
Pennsylvania	State College	Center Daily Times	1		July 2012
Pennsylvania	Stroudsburg	Pocono Record	1		July 2012
Pennsylvania	Sunbury	Daily Item	1		July 2012
Pennsylvania	Uniontown	Herald-Standard	1		July 2012
Pennsylvania	Wilkes-Barre	Times Leader	1		July 2012
Pennsylvania	Williamsport	Sun-Gazette	1		July 2012
Pennsylvania	Altoona	Mirror		1	July 2012
Pennsylvania	Bloomsburg	Press-Enterprise		1	July 2012
Pennsylvania	Bradford	Era		1	July 2012
Pennsylvania	Butler	Eagle		1	July 2012
Pennsylvania	Chambersburg	Public Opinion		1	July 2012
Pennsylvania	Clearfield	Progress		1	July 2012
Pennsylvania	Hanover	Sun		1	July 2012

© 2012 Hilsoft Notifications

Pennsylvania	Hazleton	Standard-Speaker	1	1	July 2012
Pennsylvania	Indiana	Gazette		1	July 2012
Pennsylvania	Lebanon	News		1	July 2012
Pennsylvania	Lehighton	Times News		1	July 2012
Pennsylvania	Lewistown	Sentinel		1	July 2012
Pennsylvania	Lock Haven	Express		1	July 2012
Pennsylvania	McKeesport/Duquesne/Clairton	News		1	July 2012
Pennsylvania	Meadville	Tribune		1	July 2012
Pennsylvania	New Kensington-Tarentum-Vandegrift	Valley News Dispatch		1	July 2012
Pennsylvania	Norristown	Times Herald	1	1	July 2012
Pennsylvania	Phoenixville	Phoenix		1	July 2012
Pennsylvania	Pittsburgh	Tribune-Review		1	July 2012
Pennsylvania	Pottstown	Mercury	1	1	July 2012
Pennsylvania	Smoakin/Pottsville	News Item - Republican Herald	1	1	July 2012
Pennsylvania	Primos	Delaware County Times	1	1	July 2012
Pennsylvania	Scranton	Times-Tribune		1	July 2012
Pennsylvania	Somerset	Daily American		1	July 2012
Pennsylvania	Sunbury	Danville News		1	July 2012
Pennsylvania	Towanda	Sunday Review	1	1	July 2012
Pennsylvania	Warren	Times-Observer		1	July 2012
Pennsylvania	Washington	Observer-Reporter		1	July 2012
Pennsylvania	West Chester	Local News	1	1	July 2012
Pennsylvania	Wilkes-Barre	Sunday Voice		1	July 2012
Pennsylvania	York	Sunday News		1	July 2012
Rhode Island	Providence	Journal	1		July 2012
Rhode Island	Kent County	Times		1	July 2012
Rhode Island	Newport	The Daily News		1	July 2012
Rhode Island	Pawtucket/Central Falls	Times		1	July 2012
Rhode Island	Westerly	Sun		1	July 2012
Rhode Island	Woonsocket	Call		1	July 2012
South Carolina	Anderson	Independent-Mail	1		July 2012
South Carolina	Charleston	Post and Courier	1		July 2012
South Carolina	Columbia	The State	1		July 2012
South Carolina	Greenville	Journal	1		July 2012
South Carolina	Greenwood	Index-Journal	1		July 2012
South Carolina	Hilton Head-Beaufort	Island Packet-Gazette	1		July 2012
South Carolina	Myrtle Beach	Sun News	1		July 2012
South Carolina	Orangeburg	Times & Democrat	1		July 2012
South Carolina	Rock Hill	The Herald	1		July 2012
South Carolina	Spartanburg	Herald-Journal	1		July 2012
South Carolina	Sumter	Item	1		July 2012
South Carolina	Aiken	Standard		1	July 2012
South Carolina	Florence	Morning News		1	July 2012
South Carolina	Georgetown	Times		1	July 2012
South Carolina	Goose Creek	Gazette		1	July 2012
South Carolina	Greenville	News & Sunday Select		1	July 2012
South Carolina	Lancaster	The Lancaster News		1	July 2012
South Carolina	Newberry	The Newberry Observer		1	July 2012
South Carolina	Summerville	The Journal Scene		1	July 2012
South Carolina	Union	The Union Daily Times		1	July 2012

© 2012 Hilsoft Notifications

South Carolina	Winsboro	Herald Independent		1	July 2012
South Dakota	Aberdeen	American News	1		July 2012
South Dakota	Belle Fourche	Butte County Post	1		July 2012
South Dakota	Huron	Plainsman	1		July 2012
South Dakota	Mitchell	Daily Republic	1		July 2012
South Dakota	Rapid City	Journal	1		July 2012
South Dakota	Watertown	Public Opinion	1		July 2012
South Dakota	Sioux Falls	Argus Leader		1	July 2012
South Dakota	Yankton	Press & Dakotan		1	July 2012
Tennessee	Chattanooga	Times Free-Press	1		July 2012
Tennessee	Dyersburg	State Gazette	1		July 2012
Tennessee	Johnson City	Press	1		July 2012
Tennessee	Knoxville	News Sentinel	1		July 2012
Tennessee	Memphis	Commercial Appeal	1		July 2012
Tennessee	Morristown	Citizen Tribune	1		July 2012
Tennessee	Mufreesboro	Post	1		July 2012
Tennessee	Shelbyville	Shelbyville Times-Gazette	1		July 2012
Tennessee	Tullahoma	The Sunday News	1		July 2012
Tennessee	Athens	Post-Athenian		1	July 2012
Tennessee	Clarksville	Leaf-Chronicle		1	July 2012
Tennessee	Cleveland	Banner		1	July 2012
Tennessee	Columbia	Herald		1	July 2012
Tennessee	Cookeville	Herald-Citizen		1	July 2012
Tennessee	Crossville	Chronicle	1		July 2012
Tennessee	Dickson	Dickson Herald		1	July 2012
Tennessee	Elizabethton	Elizabethton Star		1	July 2012
Tennessee	Gallatin	News-Examiner		1	July 2012
Tennessee	Greeneville	The Greeneville Sun		1	July 2012
Tennessee	Hendersonville	Star News		1	July 2012
Tennessee	Jackson	Sun		1	July 2012
Tennessee	Kingsport	Times-News		1	July 2012
Tennessee	Lebanon	Democrat		1	July 2012
Tennessee	Maryville/Alcoa	Times		1	July 2012
Tennessee	Murfreesboro	News Journal		1	July 2012
Tennessee	Nashville	Tennessean & Sunday Select		1	July 2012
Tennessee	Newport	Plain Talk		1	July 2012
Tennessee	Oak Ridge	Oak Ridger		1	July 2012
Tennessee	Sevierville	Mountain Press		1	July 2012
Texas	Abilene	Reporter-News	1		July 2012
Texas	Amarillo	Globe-News	1		July 2012
Texas	Athens	Daily Review	1		July 2012
Texas	Austin	American-Statesman	1		July 2012
Texas	Beaumont	Enterprise	1		July 2012
Texas	Brownsville	Herald	1		July 2012
Texas	Brownwood	Bulletin	1		July 2012
Texas	Corpus Christi	Caller-Times	1		July 2012
Texas	Corsicana	Daily Sun	1		July 2012
Texas	Dallas/Al Dia	Al Dia	1		July 2012
Texas	Dallas/Briefing	Briefing	1		July 2012
Texas	Dallas	Morning News	1		July 2012
Texas	El Paso	El Diario de El Paso	1		July 2012

© 2012 Hilsoft Notifications

Texas	Ft. Worth	Star-Telegram	1		July 2012
Texas	Gainsville	Daily Register	1		July 2012
Texas	Greenville	Herald Banner	1		July 2012
Texas	Harlingen	Valley Morning Star	1		July 2012
Texas	Houston	Chronicle	1		July 2012
Texas	Houston	The Good Life	1		July 2012
Texas	Jacksonville	Daily Progress	1		July 2012
Texas	Kerrville	Daily Times	1		July 2012
Texas	Longview	News-Journal		1	July 2012
Texas	Marshall	News Messenger		1	July 2012
Texas	McAllen	Monitor	1	1	July 2012
Texas	Mineral Wells	Index-Journal	1		July 2012
Texas	Odessa	American	1		July 2012
Texas	Palestine	Herald-Press	1		July 2012
Texas	Paris	News	1		July 2012
Texas	Plainview	Plainview Daily Herald	1		July 2012
Texas	San Angelo	Standard-Times	1		July 2012
Texas	San Antonio	Express-News	1		July 2012
Texas	Stephenville	Empire-Tribune	1		July 2012
Texas	Temple	Daily Telegram	1		July 2012
Texas	Tyler	Courier Times-Telegraph	1		July 2012
Texas	Victoria	Advocate	1		July 2012
Texas	Waco	Tribune-Herald	1		July 2012
Texas	Waxahachie	Daily Light	1		July 2012
Texas	Weslaco	Mid Valley Town Crier	1		July 2012
Texas	Wichita Falls	Times Record News	1		July 2012
Texas	Baytown	The Sun		1	July 2012
Texas	Bryan/College Station	Eagle		1	July 2012
Texas	Cleburne	Times-Review		1	July 2012
Texas	Clute	Brazosport Facts		1	July 2012
Texas	Conroe	Courier		1	July 2012
Texas	Del Rio	News Herald		1	July 2012
Texas	Denton	Record Chronicle	1	1	July 2012
Texas	El Paso	Times		1	July 2012
Texas	Galveston County	News		1	July 2012
Texas	Houston	Houston Community Papers		1	July 2012
Texas	Houston	East Texas Community Newspapers		1	July 2012
Texas	Huntsville	Item	1	1	July 2012
Texas	Irving	Rambler		1	July 2012
Texas	Kileen	Herald		1	July 2012
Texas	Laredo/Zapata	Morning Times		1	July 2012
Texas	Lewisville	Leader		1	July 2012
Texas	Lubbock	Avalanche-Journal	1	1	July 2012
Texas	Little Elm	Journal		1	July 2012
Texas	Lufkin	Daily News		1	July 2012
Texas	Midland	Reporter-Telegram	1		July 2012
Texas	Nocogdoches	The Daily Sentinel		1	July 2012
Texas	New Braunfels	Herald-Zeitung		1	July 2012
Texas	Orange	Leader		1	July 2012
Texas	Port Arthur	News		1	July 2012

© 2012 Hilsoft Notifications

Texas	San Marcos	Daily Record		1	July 2012
Texas	Seguin	Seguin Gazette-Enterprise		1	July 2012
Texas	Sherman/Denison	Herald Democrat		1	July 2012
Texas	Texarkana	Gazette	1		July 2012
Texas	Weatherford	The Democrat		1	July 2012
Texas	Van Alstyne	Leader		1	July 2012
Utah	Logan	Herald Journal	1		July 2012
Utah	Provo	Daily Herald	1		July 2012
Utah	Salt Lake City	Tribune-Desert News	1		July 2012
Utah	Ogden	Standard-Examiner		1	July 2012
Utah	St. George	Spectrum		1	July 2012
Vermont	Rutland/Barre	Rutland/Herald/Barre Times Argus	1		July 2012
Vermont	Bennington	Bennington Banner		1	July 2012
Vermont	Brattleboro	Brattleboro Reformer		1	July 2012
Vermont	Burlington	Free Press		1	July 2012
Virginia	Martinsville	Bulletin	1		July 2012
Virginia	Newport News	Daily Press	1		July 2012
Virginia	Norfolk	Virginian-Pilot	1		July 2012
Virginia	Richmond	Times-Dispatch	1	1	July 2012
Virginia	Roanoke	Times	1		July 2012
Virginia	Bristol	Herald-Courier		1	July 2012
Virginia	Charlottesville	Progress		1	July 2012
Virginia	Culpeper	Star-Exponent		1	July 2012
Virginia	Danville	Register & Bee		1	July 2012
Virginia	Fredericksburg	Free Lance-Star		1	July 2012
Virginia	Harrisonburg	News Record		1	July 2012
Virginia	Lynchburg	News & Advance		1	July 2012
Virginia	Manassas	Potomac News & Journal Messanger		1	July 2012
Virginia	Petersburg	Progress-Index	1	1	July 2012
Virginia	Staunton	News Leader		1	July 2012
Virginia	Strasburg	Northern Virginia Daily		1	July 2012
Virginia	Waynesboro	News Virginian		1	July 2012
Virginia	Winchester	Star		1	July 2012
Washington	Bellingham	Herald	1		July 2012
Washington	Bremerton	Kitsap Sun	1		July 2012
Washington	Ellensburg	Daily Record	1		July 2012
Washington	Mt. Vernon	Skagit Valley Herald	1		July 2012
Washington	Olympia	Olympian	1		July 2012
Washington	Pasco-Kennewick-Richland	Tri-City Herald	1		July 2012
Washington	Seattle	Times	1		July 2012
Washington	Spokane	Spokesman-Review	1		July 2012
Washington	Tacoma	News Tribune	1		July 2012
Washington	Vancouver	Columbian	1		July 2012
Washington	Walla Walla	Union-Bulletin	1		July 2012
Washington	Yakima	Herald-Republic	1		July 2012
Washington	Aberdeen	Daily World		1	July 2012
Washington	Aberdeen	The South Beach Bulletin		1	July 2012
Washington	Bellevue	Reporter		1	July 2012
Washington	Centralia/Chehalis	Chronicle		1	July 2012
Washington	Everett	Auburn Reporter		1	July 2012

© 2012 Hilsoft Notifications

Washington	Everett	Bainbridge Island Review		1	July 2012
Washington	Everett	Bremerton Patriot		1	July 2012
Washington	Everett	Central Kitsap Reporter		1	July 2012
Washington	Everett	Covington/Maple Valley Reporter		1	July 2012
Washington	Everett	Federal Way Mirror		1	July 2012
Washington	Everett	Herald		1	July 2012
Washington	Everett	North Kitsap Herald		1	July 2012
Washington	Everett	Port Orchard		1	July 2012
Washington	Everett	South Whidbey Record		1	July 2012
Washington	Everett	Whidbey News Times		1	July 2012
Washington	Issaquah/Sammamish	Reporter		1	July 2012
Washington	Kent	Reporter		1	July 2012
Washington	Kirkland	The Kirkland Reporter		1	July 2012
Washington	Moses Lake	Columbia Basin Herald		1	July 2012
Washington	Montesano	Vidette		1	July 2012
Washington	Port Angeles	Peninsula Daily News		1	July 2012
Washington	Redmond	Reporter		1	July 2012
Washington	Renton	Reporter		1	July 2012
Washington	Wenatchee	World	1	1	July 2012
West Virginia	Beckley	Register-Herald	1		July 2012
West Virginia	Bluefield	Daily Telegraph	1		July 2012
West Virginia	Charleston	Gazette-Mail	1	1	July 2012
West Virginia	Clarksburg	Exponent Telegram	1		July 2012
West Virginia	Fairmont	Times West Virginian	1		July 2012
West Virginia	Martinsburg	Journal	1		July 2012
West Virginia	Morgantown	Dominion Post	1		July 2012
West Virginia	Parkersburg	News and Sentinel	1		July 2012
West Virginia	Princeton	Times	1		July 2012
West Virginia	Wheeling	Sunday News-Register	1		July 2012
West Virginia	Elkins	Inter-Mountain		1	July 2012
West Virginia	Gallipolis/Point Plesant	Register (WV)		1	July 2012
West Virginia	Huntington	Herald-Dispatch		1	July 2012
West Virginia	Logan	Logan Banner		1	July 2012
West Virginia	Weirton	Daily Times		1	July 2012
West Virginia	Williamson	Daily News		1	July 2012
Wisconisn	Baraboo	Baraboo News Republic	1		July 2012
Wisconisn	Beaver Dam	Daily Citizen	1		July 2012
Wisconisn	Portage	Daily Register	1		July 2012
Wisconisn	Chippewa Falls	Chippewa Valley Newspapers	1		July 2012
Wisconisn	Kenosha	News	1		July 2012
Wisconisn	La Crosse	Tribune	1		July 2012
Wisconisn	Madison	Wisconsin State Journal	1		July 2012
Wisconisn	Racine	Journal Times	1		July 2012
Wisconisn	Rhinelander	Daily News	1		July 2012
Wisconsin	Shawano	Leader	1		July 2012
Wisconisn	Appleton	Post-Crescent		1	July 2012
Wisconisn	Beloit	News		1	July 2012
Wisconisn	Beloit	My Stateline Shopper		1	July 2012
Wisconisn	Eau Claire	Leader-Telegram	1		July 2012
Wisconisn	Fond Du Lac	Reporter		1	July 2012
Wisconisn	Green Bay	Press-Gazette		1	July 2012

© 2012 Hilsoft Notifications

Wisconisn	Janesville	Gazette		1	July 2012
Wisconisn	Manitowoc/Two Rivers	Herald Times Reporter		1	July 2012
Wisconisn	Marinette	Eagle Herald		1	July 2012
Wisconisn	Milwaukee	Journal Sentinel & Sunday Select		1	July 2012
Wisconisn	Oshkosh	Northwestern		1	July 2012
Wisconisn	Rhinelander	Star Journal		1	July 2012
Wisconisn	Sheboygan	Press		1	July 2012
Wisconisn	Superior	Telegram		1	July 2012
Wisconisn	Watertown	Times		1	July 2012
Wisconisn	Wausau-Stevens Point	Herald-Central WI Sunday		1	July 2012
Wyoming	Casper	Star-Tribune	1		July 2012
Wyoming	Cheyenne	Wyoming Tribune-Eagle		1	July 2012
Wyoming	Laramie	Boomerang		1	July 2012

		TOTAL	593	655

		Total Unduplicated Newspapers	1,213

			Parade Circ.	USA Weekend Circ.
			7/8/12	7/1/12
			33,000,000	22,297,841

© 2012 Hilsoft Notifications

Attachment 3 — Informational Release

New York, NY

Month DD, YYYY

PR Newswire

Court to Notify Merchants about a $6+ Billion Settlement

Providing Payments and Benefits to Merchants

Who Accepted Visa or MasterCard since 2004

The U.S. District Court for the Eastern District of New York ordered a notification program to start today. Merchants in the U.S. will be notified that the Court has preliminarily approved an agreement that merchants, Visa, MasterCard, and other defendants have reached in a class action lawsuit. The lawsuit claims that merchants paid excessive fees for accepting Visa and MasterCard because of an alleged conspiracy among the Defendants.

The monetary portion of the Class Settlement consists of two funds. The first is a cash fund in the amount of $6.05 billion. Any person, business or other entity that accepted Visa or MasterCard credit or debit cards in the U.S. at any time between January 1, 2004 and MM DD, 201Y may be eligible to receive a payment from the $6.05 billion fund. The second is a fund equivalent to a portion of interchange fees attributable to certain merchants that accept Visa or MasterCard credit cards for an eight month period to start by MM DD, 201Y. That fund is estimated to be approximately $1.2 billion. Additionally, the Settlement will require Visa and MasterCard to modify some of their rules for merchants that accept their cards.

There are two Classes in this proposed Class Settlement:

•

A Rule 23(b)(3) Settlement Class (“Cash Settlement Class”), which includes all persons, businesses, and other entities. that accepted any Visa or MasterCard cards in the U.S. at any time from January 1, 2004 to MM DD, 201Y, and

•

A Rule 23(b)(2) Settlement Class (“Rule Changes Settlement Class”), which includes all persons, businesses, and other entities. that as of MM, DD, YYYY or in the future accept any Visa or MasterCard cards in the U.S.

On MM DD, 201Y, there will be a court hearing to decide if the Class Settlement will be finally approved. Before the hearing date, Class members will be mailed a notice about their legal rights and the release of their claims. This same information will be published online as well as in newspapers, and consumer and trade publications.

Members of the Cash Settlement Class can exclude themselves from that Class. Members of the Rule Changes Settlement Class cannot exclude themselves from that Class. Members of either Class can object to any part of the proposed Class Settlement. The deadline to object or to be excluded is MM DD, 201Y.

If the Court grants final approval of the Class Settlement, eligible members of the Cash Settlement Class may file claims for payment to share in the distribution of the settlement funds (Claim Forms). Claim Forms will be sent to all known Class members. Claim Forms will also be available at the website or by calling the Class Administrator.

For more information about this case (In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, MDL 1720), Class members may:

© 2012 Hilsoft Notifications

Call toll-free: XXX-XXX-XXXX

Visit: www.PaymentCardSettlement.com

Write to the Class Administrator: PO Box XXXX, Portland, OR 97208-XXXX, or

Email: questions@xxx.com.

The Court has appointed the law firms of Robins, Kaplan, Miller & Ciresi LLP, Berger & Montague, PC, and Robbins Geller Rudman & Dowd LLP to represent the Class.

For the Press Only:

Class Counsel:	Kathy Gross Schoen, Robins, Kaplan, Miller & Ciresi, LLP, Tel.: (612) 349-8500
Merrill G. Davidoff, Berger & Montague, PC, Tel.: (215) 875-3000
Eric Dewey, Robbins Geller Rudman & Dowd LLP, Tel.: (619) 231-1058

SOURCE:	U.S. District Court for the Eastern District of New York

© 2012 Hilsoft Notifications

APPENDIX F — Settlement Class Notices

Appendix F1

Notice of Class Action Settlement

Authorized by the U.S. District Court, Eastern District of New York

— Notice of 6+ Billion Dollar Class Action Settlement —

Si desea leer este aviso en español, llámenos o visite nuestro sitio web.

TO: Merchants who have accepted Visa and MasterCard at any time since January 1, 2004

This notice is authorized by the Court to inform you about an agreement to settle a class action lawsuit that may affect you. The lawsuit claims that Visa and MasterCard, separately, and together with banks, violated antitrust laws and caused merchants to pay excessive fees for accepting Visa and MasterCard credit and debit cards, including by:

•	Agreeing to set, apply, and enforce rules about merchant fees (called default interchange fees);

•	Limiting what merchants could do to encourage their customers to use other forms of payment through, for example, charging customers an extra fee or offering discounts; and

•	Continuing that conduct after Visa and MasterCard changed their corporate structures.

The defendants say they have done nothing wrong. They say that their business practices are legal and the result of competition, and have benefitted merchants and consumers. The Court has not decided who is right because the parties agreed to a settlement. On MM DD, 201Y, the Court gave preliminary approval to this settlement.

A.	The settlement

Under the settlement, Visa, MasterCard, and the bank defendants have agreed to make payments to two settlement funds:

•	The first is a “Cash Fund” — a $6.05 billion fund that will pay valid claims of merchants that accepted Visa or MasterCard credit or debit cards at any time between January 1, 2004 and MM DD, 201Y.

•

The second is an “Interchange Fund” — estimated to be approximately $1.2 billion — that will be based on a portion of the interchange fees attributable to certain merchants that accept Visa or MasterCard credit cards for an eight-month “Interchange Period.”

Additionally, the settlement changes some of the Visa and MasterCard rules applicable to merchants who accept their cards.

This settlement creates two classes:

•

A Cash Settlement Class (Rule 23(b)(3) Settlement Class), which includes all persons, businesses, and other entities that accepted any Visa or MasterCard cards in the U.S. at any time from January 1, 2004 to MM DD, 201Y, and

•

A Rule Changes Settlement Class (Rule 23(b)(2) Settlement Class), which includes all persons, businesses, and entities that as of MM DD, 201Y or in the future accept any Visa or MasterCard cards in the U.S.

B.	What merchants will get from the settlement

Every merchant in the Cash Settlement Class that files a valid claim will get money from the $6.05 billion Cash Fund, subject to a deduction (not to exceed 25% of the fund) to account for merchants who exclude themselves from the Cash Settlement Class. The value of each claim, where possible, will be based on the actual or estimated interchange fees attributable to the merchant’s MasterCard and Visa payment card transactions from January 1, 2004 to MM DD, 201Y. Payments to merchants who file valid claims for a portion of the Cash Fund will be based on:

•	The money available to pay all claims,

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•	The total dollar value of all valid claims filed,

•	The deduction described above not to exceed 25% of the Cash Settlement Fund, and

•	The cost of settlement administration and notice, money awarded to the class representatives, and attorneys’ fees and expenses all as approved by the Court.

In addition, merchants in the Cash Settlement Class that accept Visa and MasterCard during the eight-month Interchange Period and file a valid claim will get money from the separate Interchange Fund, estimated to be approximately $1.2 billion. The value of each claim, where possible, will be based on an estimate of one-tenth of 1% of the merchant’s Visa and MasterCard credit card dollar sales volume during that period. Payments to merchants who file valid claims for a portion of the Interchange Fund will be based on:

•	The money available to pay all claims,

•	The total dollar value of all valid claims filed, and

•	The cost of settlement administration and notice, and any attorneys’ fees and expenses that may be approved by the Court.

Attorneys’ fees and expenses and money awarded to the class representatives: For work done through final approval of the settlement by the district court, Class Counsel will ask the Court for attorneys’ fees in an amount that is a reasonable proportion of the Cash Settlement Fund, not to exceed 11.5% of the Cash Settlement Fund of $6.05 billion and 11.5% of the Interchange Fund estimated to be $1.2 billion to compensate all of the lawyers and their law firms that have worked on the class case. For additional work to administer the settlement, distribute both funds, and through any appeals, Class Counsel may seek reimbursement at their normal hourly rates, not to exceed an additional 1% of the Cash Settlement Fund of $6.05 billion and an additional 1% of the Interchange Fund estimated to be $1.2 billion. Class Counsel will also request reimbursement of their expenses (not including the administrative costs of settlement or notice), not to exceed $40 million and up to $200,000 per Class Plaintiff in service awards for their efforts on behalf of the classes.

C.	How to ask for payment

To receive payment, merchants must fill out a claim form. If the Court finally approves the settlement, and you do not exclude yourself from the Cash Settlement Class, you will receive a claim form in the mail or by email. Or you may ask for one at: www.PaymentCardSettlement.com, or call: 1-888-777-6666.

D.	Other benefits for merchants

Merchants will benefit from changes to certain MasterCard and Visa rules, which will allow merchants to, among other things:

•	Charge customers an extra fee if they pay with Visa or MasterCard credit cards,

•	Offer discounts to customers who do not pay with Visa or MasterCard credit or debit cards, and

•	Form buying groups that meet certain criteria to negotiate with Visa and MasterCard.

Merchants that operate multiple businesses under different trade names or banners will also be able to accept Visa or MasterCard at fewer than all of the merchant’s trade names and banners.

E.	Legal rights and options

Merchants who are included in this lawsuit have the legal rights and options explained below. You may:

•	File a claim to ask for payment. You will receive a claim form in the mail or email or file online at: www.PaymentCardSettlement.com.

•

Exclude yourself from the Cash Settlement Class (Rule 23(b)(3) Settlement Class). If you exclude yourself, you can sue the Defendants for damages based on alleged conduct occurring on or before MM DD, 201Y on your own at your own expense, if you want to. If you exclude yourself, you will not get any money from this settlement. If you are a merchant and wish to exclude yourself, you must make a written request, place it in an envelope, and mail it with postage prepaid and postmarked no later than MM DD, 201Y to Class Administrator,

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P.O. Box 1234, ABC City, State 12345. The written request must be signed by a person authorized to do so and provide all of the following information: (1) the words “In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation,” (2) your full name, address, telephone number, and taxpayer identification number, (3) the merchant that wishes to be excluded from the Cash Settlement Class (Rule 23(b)(3) Settlement Class), and what position or authority you have to exclude the merchant, and (4) the business names, brand names, and addresses of any stores or sales locations whose sales the merchant desires to be excluded.

Note: You cannot be excluded from the Rule Changes Settlement Class (Rule 23(b)(2) Settlement Class).

•	Object to the settlement. The deadline to object is: MM DD, 201Y.

To learn how to object, see: www.PaymentCardSettlement.com or call 1-888-777-6666. Note: If you exclude yourself from the Cash Settlement Class you cannot object to the terms of that portion of the settlement.

For more information about these rights and options, visit: www.PaymentCardSettlement.com.

F.	If the Court approves the final settlement

Members of the Rule Changes Settlement Class are bound by the terms of this settlement. Members of the Cash Settlement Class, who do not exclude themselves by the deadline, are bound by the terms of this settlement whether or not they file a claim for payment. Members of both classes release all claims against all released parties listed in the Settlement Agreement. The settlement will resolve and release any claims by merchants against Visa, MasterCard or other defendants that were or could have been alleged in the lawsuit, including any claims based on interchange or other fees, no-surcharge rules, no-discounting rules, honor-all-cards rules and other rules. The settlement will also resolve any merchant claims based upon the future effect of any Visa or MasterCard rules, as of MM DD, 201Y and not to be modified pursuant to the settlement, the modified rules provided for in the settlement, or any other rules substantially similar to any such rules. The releases will not bar claims involving certain specified standard commercial disputes arising in the ordinary course of business.

For more information on the release, see the settlement agreement at: www.PaymentCardSettlement.com.

G.	The Court hearing about this settlement

On MM DD, 201Y, there will be a Court hearing to decide whether to approve the proposed settlement, class counsels’ requests for attorneys’ fees and expenses, and awards for the class representatives. The hearing will take place at:

United States District Court for the Eastern District of New York

Courtroom # XX

225 Cadman Plaza

Brooklyn, NY 11201

You do not have to go to the court hearing or hire an attorney. But you can if you want to, at your own cost. The Court has appointed the law firms of Robins, Kaplan, Miller & Ciresi LLP, Berger & Montague, PC, and Robbins Geller Rudman & Dowd LLP to represent the Class (“Class Counsel”).

H.	Questions?

For more information about this case (In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, MDL 1720), you may:

Call toll-free: 1-888-777-6666

Visit: www.PaymentCardSettlement.com.

Write to the Class Administrator: P.O. Box XXXX, Portland, OR 97208-XXXX, or

Email: info@PaymentCardSettlement.com.

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APPENDIX F2

NOTICE OF CLASS ACTION SETTLEMENT

AUTHORIZED BY THE U.S. DISTRICT COURT, EASTERN DISTRICT OF NEW YORK

A $6+ billion settlement will provide payments

and other benefits to merchants that accepted

Visa and MasterCard since 2004.

A federal court directed this Notice. This is not a solicitation from a lawyer.

•

The Court has preliminarily approved a proposed $6+ billion settlement in a class action lawsuit, called In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, MDL 1720(JG)(JO). The lawsuit is about claims that merchants paid excessive fees to accept Visa and MasterCard cards because Visa and MasterCard, individually, and together with their respective member banks, violated the antitrust laws.

•

The monetary portion of the settlement consists of two funds. The first is a cash fund in the amount of $6.05 billion that will pay valid claims of any person, business or other entity that accepted Visa or MasterCard branded credit or debit cards in the U.S. between January 1, 2004 and MM DD, 201Y. The second fund is estimated to be up to approximately $1.2 billion in total and is equivalent to a portion of the interchange fees attributable to merchants that do not exclude themselves from the Rule 23(b)(3) Settlement Class (“Cash Settlement Class”) and that accepted Visa and MasterCard credit cards during an eight-month period to begin on MM DD, 201Y. This fund will pay valid claims of members of the Cash Settlement Class that accepted Visa or MasterCard credit cards during the eight-month period.

•	The settlement will also require Visa and MasterCard to change some rules for merchants who accept their cards, including to allow merchants to do the following:

•	Charge customers an extra fee if they pay with Visa or MasterCard credit cards,

•	Offer discounts to customers who pay with payment forms less expensive than Visa or MasterCard credit or debit cards,

•	Accept Visa or MasterCard cards at fewer than all of the merchant’s trade names or banners, and

•	Form “buying groups” that meet certain criteria to negotiate with Visa and MasterCard.

The rule changes are explained in greater detail below and in the Class Settlement Agreement.

•	The settlement creates two classes: Cash Settlement Class (Rule 23(b)(3) Settlement Class) and Rule Changes Settlement Class (Rule 23(b)(2) Settlement Class).

•

This Notice has important information for merchants that accept Visa or MasterCard now or that accepted Visa and MasterCard at any time since January 1, 2004. It explains the settlement in a class action lawsuit. It also explains your rights and options in this case.

QUESTIONS? CALL 1-800-000-0000 OR VISIT WWW.PAYMENTCARDSETTLEMENT.COM

SI DESEA RECIBIR ESTA NOTIFICACIÓN EN ESPAÑOL, LLÁMENOS O VISITE NUESTRA PÁGINA WEB.

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•

For the full terms of the settlement, you should look at the Definitive Class Settlement Agreement and its Appendices (the “Class Settlement Agreement”), available at www.PaymentCardSettlement.com or by calling 1-888-777-6666. In the event of any conflict between the terms of this Notice and the Class Settlement Agreement, the terms of the Class Settlement Agreement shall control.

QUESTIONS? CALL 1-888-777-6666 OR VISIT WWW.PAYMENTCARDSETTLEMENT.COM

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Legal Rights and Options

Merchants in the Cash Settlement Class (Rule 23(b)(3) Settlement Class) may:

File a Claim: This is the only way to get money from the settlement.

Exclude Yourself: This is the only way you can be part of another lawsuit that asks for money for claims in this case. You will not get payment from this settlement.

Object: If you do not agree with any part of this settlement, you do not agree with the requested award of attorneys’ fees, or both you may:

•	Write to the court to say why, or

•	Ask to speak at the Court hearing about either the fairness of this settlement or about the requested attorneys’ fees or both.

Do Nothing: You will not get money. You give up your rights to sue about the claims in this case.

Deadlines: See pages 9-16 for more information about rights and options and all deadlines.

Merchants in the Rule Changes Settlement Class (Rule 23(b)(2) Settlement Class):

•	You automatically benefit from the Visa and MasterCard rule changes described below. You do not have to file any forms.

•	You cannot exclude yourself from the Rules Changes Settlement Class.

•	You may object to any part of the settlement.

The Court has given its preliminary approval to this settlement. The Court has not yet given its final approval.

Read this Notice to learn more about the case.

QUESTIONS? CALL 1-888-777-6666 OR VISIT WWW.PAYMENTCARDSETTLEMENT.COM

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WHAT THIS NOTICE CONTAINS

BASIC INFORMATION		PAGE 5

1.	Why did I get this Notice?
2.	What is this lawsuit about?
3.	What is an interchange fee?
4.	Why is this a class action?
5.	Why is there a settlement?
6.	Am I part of this settlement?

SETTLEMENT BENEFITS		PAGE 7

7.	How much money will be provided for in this settlement?
8.	How do I ask for money from this settlement?
9.	What do the members of the Rule Changes Settlement Class get?

HOW TO FILE A CLAIM FORM		PAGE 10

10.	How do I file a claim?
11.	Am I giving up anything by filing or not filing a claim?
12.	How do I opt-out of the Cash Settlement Class of this settlement?
13.	If I exclude myself from the Cash Settlement Class, can I get anything from this settlement?
14.	If I do not exclude myself from the Cash Settlement Class, can I sue these Defendants for damage for past conduct later?

HOW TO DISAGREE WITH THE SETTLEMENT		PAGE 14

15.	What if I disagree with the settlement?
16.	Is objecting the same as being excluded?

THE LAWYERS REPRESENTING YOU		PAGE 15

17.	Who are the lawyers that represent the Classes?
18.	How much will the lawyers and Class Plaintiffs be paid?
19.	How do I disagree with the requested attorneys’ fees, expenses or awards to Class Plaintiffs?

THE COURT’S FAIRNESS HEARING		PAGE 18

20.	When and where will the Court decide whether to approve the settlement?
21.	Do I have to come to the hearing to get my money?
22.	What if I want to speak at the Hearing?

IF YOU DO NOTHING		PAGE 19

23.	What happens if I do nothing?

GETTING MORE INFORMATION		PAGE 19

24.	How do I get more information?

THE FULL TEXT OF THE RELEASES		PAGE 20

25.	What is the full text of the Release for the Cash Settlement Class?
26.	What is the full text of the Release for the Rule Changes Settlement Class?

QUESTIONS? CALL 1-888-777-6666 OR VISIT WWW.PAYMENTCARDSETTLEMENT.COM

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BASIC INFORMATION

1.	Why did I get this Notice?

This Notice tells you about your rights and options in a class action lawsuit in the U.S. District Court for the Eastern District of New York. Judge John Gleeson is overseeing this class action, which is called In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation, MDL No. 1720(JG)(JO). This Notice also explains the lawsuit, the proposed settlement, the benefits available, eligibility for those benefits, and how to get them.

The companies or entities who started this case are called the “Plaintiffs.” The companies they are suing are the “Defendants.”

This case has been brought on behalf of merchants. The specific merchants that filed the case are the Class Plaintiffs and the Court has authorized them to act on behalf of all merchants in the classes described below in connection with the proposed settlement of this case. The Class Plaintiffs are:

Photos Etc. Corporation; Traditions, Ltd.; Capital Audio Electronics, Inc.; CHS Inc.; Crystal Rock LLC; Discount Optics, Inc.; Leon’s Transmission Service, Inc.; Parkway Corp.; and Payless ShoeSource, Inc.

The companies that the plaintiffs have been suing are the “Defendants.” Defendants are:

•	“Visa Defendants”: Visa U.S.A. Inc., Visa International Service Association, and Visa Inc.;

•	“MasterCard Defendants”: MasterCard International Incorporated and MasterCard Incorporated; and

•

“Bank Defendants”: Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; MBNA America Bank, N.A.; Barclays Bank plc; Barclays Bank Delaware; Barclays Financial Corp.; Capital One Bank (USA), N.A.; Capital One F.S.B.; Capital One Financial Corporation; Chase Bank USA, N.A.; Chase Manhattan Bank USA, N.A.; Chase Paymentech Solutions, LLC; JPMorgan Chase Bank, N.A.; JPMorgan Chase & Co.; Bank One Corporation; Bank One Delaware, N.A.; Citibank (South Dakota), N.A.; Citibank N.A.; Citigroup Inc.; Citicorp; Fifth Third Bancorp; First National Bank of Omaha; HSBC Finance Corporation; HSBC Bank USA, N.A.; HSBC North America Holdings Inc.; HSBC Holdings plc; HSBC Bank plc; National City Corporation; National City Bank of Kentucky; SunTrust Banks, Inc.; SunTrust Bank; Texas Independent Bancshares, Inc.; Wachovia Bank, N.A.; Wachovia Corporation; Washington Mutual, Inc.; Washington Mutual Bank; Providian National Bank (also known as Washington Mutual Card Services, Inc.); Providian Financial Corporation; Wells Fargo Bank, N.A. and Wells Fargo & Company.

2.	What is this lawsuit about?

This lawsuit is about:

•	The interchange fees attributable to merchants that accepted Visa or MasterCard credit or debit cards between January 1, 2004 and MM DD, 201Y, and

•	Visa’s and MasterCard’s rules for merchants that accept their cards.

QUESTIONS? CALL 1-888-777-6666 OR VISIT WWW.PAYMENTCARDSETTLEMENT.COM

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The Class Plaintiffs claim that:

•	Visa, MasterCard, and their respective member banks, including the Bank Defendants, violated the law because they set interchange fees.

•

Visa, MasterCard, and their respective member banks, including the Bank Defendants, violated the law because they imposed and enforced rules that limited merchants from steering their customers to other payment methods. Doing so insulated them from competitive pressure to lower the interchange fees.

•	Visa and MasterCard conspired together about some of the business practices challenged.

•

Visa and MasterCard and their respective member banks continued in those activities despite that Visa and MasterCard changed their corporate structure and became publicly owned corporations after this case was filed.

•	The Defendants’ conduct caused the merchants to pay excessive fees for accepting Visa and MasterCard cards.

•	But for Defendants’ conduct there would have been no interchange fee or those fees would have been lower.

The Defendants say they have done nothing wrong. They claim their business practices are legal, justified, the result of independent competition and have benefitted merchants and consumers.

3.	What is an interchange fee?

When a cardholder makes a purchase with a credit or debit card, there is an interchange fee attributable to those transactions, which is usually 1% to 2% of the purchase price. Interchange fees typically account for the greatest part of the fees paid by merchants for accepting Visa and MasterCard cards.

Visa and MasterCard set interchange fee rates for different kinds of transactions and publish them on their websites, usually twice a year.

4.	Why is this a class action?

In a class action, a very small number of people or businesses sue not only for themselves, but also on behalf of other people or businesses with similar legal claims and interests. Together all of these people or businesses with similar claims and interests form a class, and are class members.

When a court decides a case or approves a settlement, it is applicable to all members of the class (except class members who exclude themselves). In this case, the Court has given its preliminary approval to the settlement and the two classes defined below in Question 6.

5.	Why is there a settlement?

The Court has not decided which side was wrong or if any laws were violated. Instead, both sides agreed to settle the case and avoid the cost and risk of trial and appeals that would follow a trial.

QUESTIONS? CALL 1-888-777-6666 OR VISIT WWW.PAYMENTCARDSETTLEMENT.COM

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In this case, the settlement is the product of extensive negotiations, including court-supervised mediation with two experienced mediators, chosen by the parties. Settling this case allows class members to receive payments and other benefits. The Class Plaintiffs and their lawyers believe the settlement is best for all class members.

The parties agreed to settle this case only after seven years of extensive litigation. At the time of settlement, discovery was complete and the parties had exchanged expert reports. During discovery, Class Plaintiffs reviewed more than 50 million pages of documents and deposed more than 400 witnesses, including Defendants’ experts. Also, at the time of settlement, motions to dismiss, motions for summary judgment, motions to exclude expert testimony, and the motion for class certification had been fully briefed and argued, and were pending before the court.

6.	Am I part of this settlement?

If this Notice was mailed to you, the Defendants’ records show that you are probably in the:

Cash Settlement Class (Rule 23(b)(3) Settlement Class) “consisting of all persons, businesses, or other entities that accepted Visa-Branded Cards and/or MasterCard-Branded Cards in the United States at any time from January 1, 2004 to the Settlement Preliminary Approval Date, except that this Class does not include the named Defendants, their directors, officers, or members of their families, financial institutions that have issued Visa- or MasterCard-Branded Cards or acquired Visa- or MasterCard-Branded Card transactions at any time from January 1, 2004 to the Settlement Preliminary Approval Date, or the United States government.”

Rule Changes Settlement Class (Rule 23(b)(2) Settlement Class) “consisting of all persons, businesses or other entities that as of the Settlement Preliminary Approval Date, or in the future accept any Visa-Branded Cards and/or MasterCard-Branded Cards in the United States, except that this Class shall not include the named Defendants, their directors, officers, or members of their families, financial institutions that have issued Visa- or MasterCard-Branded Cards or acquired Visa- or MasterCard-Branded Card transactions at any time since January 1, 2004, or do so in the future, or the United States government.”

The Settlement Preliminary Approval Date referenced in these class definitions is MM DD, 201Y.

If you are not sure whether you are part of this settlement, contact the Class Administrator at:

Call the toll-free number, 1-888-777-6666.

Visit www.PaymentCardSettlement.com.

Write to: PO Box XXXX, Portland, OR 97208-xxxx or

Email: info@PaymentCardSettlement.com.

SETTLEMENT BENEFITS

7.	How much money will be provided for in this settlement?

Under the settlement, Visa, MasterCard and the bank defendants have agreed to make payments to two funds:

•

Cash Settlement Fund: Every merchant in the Cash Settlement Class that does not exclude itself from the class by the deadline described below and files a valid claim (“Authorized Cash Claimant”) will get money from the $6.05 billion Cash Fund. This fund will be reduced by an amount not to exceed 25%

QUESTIONS? CALL 1-888-777-6666 OR VISIT WWW.PAYMENTCARDSETTLEMENT.COM

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of the Cash Fund to account for merchants who exclude themselves from the Cash Settlement Class. The money in this fund after the reduction for excluded merchants will also be used to pay:

•	The cost of settlement administration and notice, as approved by the Court,

•	Money awards for Class Plaintiffs as approved by the Court, and

•	Attorneys’ fees and expenses, as approved by the Court.

The money in this fund will only be distributed if the Court finally approves the settlement.

•

Interchange Fund: The money for this fund is estimated to be up to $1.2 billion and will be equivalent to 10 basis points (i.e. one-tenth of 1%) of transaction volume attributable to Cash Settlement Class members that accept Visa or MasterCard credit cards during an eight-month period starting MM DD, 201Y. Every merchant in the Cash Settlement Class that does not exclude itself from the class by the deadline described below and that accepted Visa or MasterCard credit cards during that eight-month period and files a valid claim (“Authorized Interchange Claimant”) will get money from the Interchange Fund. The money in this fund will also be used to pay:

•	The cost of settlement administration and notice, as approved by the Court, and

•	Any attorneys’ fees and expenses that may be approved by the Court.

The money in this fund will not be returned to Defendants, even if the settlement is terminated. If this settlement is terminated, the Court will decide how to distribute this fund.

8.	How do I ask for money from this settlement?

You must file a valid claim to get money from this settlement. If the Court finally approves the settlement, and you do not exclude yourself from the Cash Settlement Class, you will receive a claim form in the mail or by email. You may also get a claim form at: www.PaymentCardSettlement.com, or call: 1-888-777-6666.

How much money will I get?

It is anticipated that the amount paid from the Cash Settlement Fund will be based on your actual or estimated interchange fees attributable to Visa and MasterCard transactions from January 1, 2004 through MM DD, 201Y.

The amount paid from the Interchange Fund will based on one-tenth of 1% of the merchant’s Visa and MasterCard credit card transaction volume during the eight-month period to begin by MM DD, 201Y.

Valid claims will be paid from the Cash Settlement Fund and/or the Interchange Fund. The amount of money each eligible claimant will receive from the Cash Settlement Fund depends on the money available to pay all claims, the total dollar value of all valid claims filed, the deduction described above not to exceed 25% of the Cash Settlement Fund, the cost of class administration and notice, money awards to Class Plaintiffs, and attorneys’ fees and expenses approved by the Court. The amount of money each eligible claimant will receive from the Interchange Fund depends on the money available to pay all claims, the total dollar value of all valid claims filed, the cost of class administration and notice, and attorneys’ fees and expenses approved by the Court. Each claimant’s payment will be paid in proportion to all claimants’ payments.

Details about how all claims are calculated will be available at www.PaymentCardSettlement.com starting no later than MM DD, 201Y.

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9.	What do the members of the Rule Changes Settlement Class Get?

If the Court approves the settlement, Visa and MasterCard will make changes to their rules and practices. These changes will benefit the Rule Changes Settlement Class.

The rule changes, which will start no later than MM DD, 20YY, are summarized below. To see a detailed description of the rule changes, including other rules not listed here, see the Class Settlement Agreement, paragraphs 40–65.

Brand Surcharge Rules on Credit (not Debit) Cards

Merchants will be able to charge an extra fee to all customers who pay with Visa or MasterCard branded credit cards. This is called a brand-level surcharge, and it is allowed if the surcharge:

•	is the same for all Visa credit cards or all MasterCard credit cards;

•	is not more than the merchant’s average Visa or MasterCard merchant discount rate (calculated historically or based on the previous month); and

•	is not more than the maximum surcharge cap, which will be posted on Visa’s and MasterCard’s websites (if a cap is set).

For merchants that accept other brands of credit cards, such as American Express, Discover, or PayPal, there are other requirements that depend on the costs of those brands to the merchant and those brands’ surcharge restrictions.

•

If the merchant accepts a competing brand of credit card that is as or more expensive than Visa or MasterCard, and that limits the merchant’s ability to surcharge, the merchant may surcharge Visa or MasterCard cards only in the same way as the merchant would be allowed to surcharge the competing brand’s cards or on the terms on which the merchant actually surcharges the competing brand’s cards.

•

If the merchant accepts a competing brand of credit card that prohibits or effectively prohibits the merchant from surcharging in a particular channel of commerce, the merchant may not surcharge Visa or MasterCard cards unless it also surcharges the competing brand’s cards regardless of the cost of that brand to the merchant. The amount of the surcharge must equal whichever is less: the cost to accept the competing brand or the surcharge imposed on Visa or MasterCard cards.

Exception: A merchant may individually negotiate an agreement with the competing brand to waive or limit its ability to surcharge that brand, if that agreement fulfills the terms of the Class Settlement Agreement.

Product Surcharge Rules on Credit (not Debit) Cards

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A merchant may impose a surcharge on a particular Visa or MasterCard credit card product, such as Visa Signature. The amount of the surcharge must not be more than the merchant’s cost to accept the particular Visa or MasterCard credit card product, minus the Durbin Amendment’s cap on debit-card interchange fees. The surcharge must be the same for all transactions on the particular Visa or MasterCard credit card product, regardless of the card’s issuer.

For merchants that accept credit cards issued by competing brands (e.g., American Express, Discover, or PayPal), there are requirements similar to the brand level surcharge rules summarized above.

Discount Rule: Merchants may offer discounts or other financial incentives at the point of sale to customers who do not pay with Visa or MasterCard cards.

All-Outlets: Merchants may accept Visa or MasterCard at fewer than all of the merchant’s “trade names” or “banners” if the merchant operates multiple businesses under different trade names or banners. For stores operating under the same “trade name” or “banner,” however, merchants must accept or decline a network’s cards at all of its stores operating under the same “trade name” or “banner.”

Buying Groups: Merchants that form buying groups that meet certain criteria may make proposals to Visa and MasterCard about card acceptance on behalf of the group’s members. If Visa or MasterCard believe that the group’s proposal “provides reasonable commercial benefits to the parties,” it must negotiate with the buying group and decide, in “good faith,” whether or not to make an agreement with the group.

$10 Minimum Rule: This rule, which allows merchants to set a $10 minimum purchase for Visa and MasterCard credit cards, will not change even if the requirements of the Dodd-Frank Wall Street Reform Act end.

All these rule changes are set forth in full in the Settlement Agreement, which appears on the website: www.PaymentCardSettlement.com.

HOW TO FILE A CLAIM

10.	How do I file a claim?

If the Court approves the settlement (see “The Court’s Fairness Hearing” below), the Court will approve a Claim Form and set a deadline for Cash Settlement Class members to submit claims. In order to receive a payment, you must submit a Claim Form.

If you received this Notice in the mail, a Claim Form will be mailed or emailed to you automatically. The Claim Form will also be posted on the website and available by calling the toll free number shown below. Class members will be able to submit claims electronically using this website or by returning a paper Claim Form.

Who decides the value of my claim?

The Class Administrator is obtaining data from Visa, MasterCard, certain Bank Defendants, and other entities which it expects will permit it to estimate the total value of interchange fees attributable to each Authorized Cash Claimant on its Visa and MasterCard card transactions during the period from January 1, 2004 to MM DD, 201Y with no netting or reductions based on rebates, market support, or promotional payments, or otherwise (“Interchange Fees Paid”). It is the current intention to utilize this data to the

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extent possible, to estimate the interchange fees attributable to class members. For any calendar year, or part thereof, in which an Authorized Cash Claimant had an agreement with Visa or MasterCard under which the merchant received customized interchange rates, such Claimant may elect to have its Visa or MasterCard Interchange Fees Paid estimated, in lieu of the Interchange Fees Paid amounts shown in the data utilized by the Class Administrator, by multiplying its relevant Visa or MasterCard credit, signature debit, and PIN debit transaction volume by the respective average effective credit, signature debit, and PIN debit interchange rates across the merchant’s applicable merchant category (or merchant categories) for that time period. In order for a Claimant to qualify for such an election, the Class Administrator must confirm with Visa or MasterCard that the Claimant had an agreement with Visa or MasterCard in which it received customized interchange rates, for such time period.

Where the necessary data is not reasonably available or if the Interchange Fees Paid claim value established by the Class Administrator is disputed by the class member, class members will be required to submit information in support of its claim. This information will include, to the extent known, Interchange Fees Paid attributable to the class member, merchant discount fees paid, the class member’s merchant category code and/or a description of the class member’s business, total Visa and MasterCard transaction volume and/or total sales volume. Based on these data, the Interchange Fees Paid attributable to the class member will be estimated for each known Cash Settlement Class member.

The Class Administrator will calculate the value of claims to the Interchange Fund as a percentage of sales volume on Visa- and MasterCard-Branded credit card transactions during the eight-month period. To the extent that available data explicitly specify a particular claimant’s sales volume on Visa- and MasterCard-Branded credit card transactions during the eight-month period, these data will be utilized directly in the valuation of that claim.

Claimants whose dollar sales transaction volume is not available from the Defendants and/or third parties will be asked to submit payment card transaction volume for the eight-month period to the Class Administrator or, if payment card transaction volume information is not available to the class member, sales transaction information from which payment card transaction volume may be estimated. The Class Administrator will make what it judges to be the best reasonably accurate estimate of such sales volume based on available data, and will make available to such Authorized Interchange Claimants the estimate of such sales volumes. Such estimates may be provided in a subsequent mailing or email to the Authorized Interchange Claimant and/or may be made accessible over a secure website operated by the Class Administrator.

The Class Administrator also expects to provide class members the ability to access the Claims website with a unique code to permit it to view the manner in which its claim value was calculated and may also provide this information on a pre-populated claim form. Class members may accept or disagree with data on the claim form or the website. The claim form and website will explain how to challenge the data.

More details about how all claims are calculated will be available at www.PaymentCardSettlement.com starting no later than MM DD, 201Y.

Claim Preregistration Form

Class members with more than one location or a franchise that accepts Visa or MasterCard cards may also fill out a pre-registration form at the website. You do not have to pre-register but doing so may be helpful, and does not impact your rights in this case.

What if the Class Administrator doesn’t have my data?

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The claim form also allows class members for whom no financial data is available or who were not identified as class members to file a claim. Those merchants will have to fill out and sign a claim form and return it by the deadline.

Can anyone else file a claim for me?

There are specialized companies that may offer to fill out and file your claim in return for a percentage of the value of your claim. Before you sign a contract with one of these companies, you should examine the claim-filing process provided here and decide whether it is worth the cost. You can always seek help from the Class Administrator or Class Counsel.

11.	Am I giving up anything by filing a claim or not filing a claim?

If the Court finally approves the settlement, members of the Rule Changes Settlement Class (Rule 23(b)(2) Settlement Class) cannot be excluded from the Rule Changes Settlement Class. They will be bound by the terms of that settlement, including releasing all claims that were or could have been alleged in this case against any of the released parties identified in Paragraph 67 of the Class Settlement Agreement.

Members of the Cash Settlement Class (Rule 23(b)(3) Settlement Class) (who do not exclude themselves by the deadline) whether or not they file a claim for payment, will be bound by the terms of that settlement, which include agreeing not to file a claim against any of the released parties identified in Paragraph 32 of the Class Settlement Agreement.

In general, the settlement will resolve and release all claims by merchants against Visa, MasterCard or banks that were or could have been alleged in the lawsuit, including any claims about interchange or other fees, no-surcharge rules, no-discounting rules, honor-all-cards rules and other rules.

The settlement will also resolve any merchant claims based upon the future effect in the United States of:

•	any Visa or MasterCard rules, as of MM DD, 201Y, that are not to be modified pursuant to the settlement,

•	the modified rules provided for in the settlement, or

•	any other rules substantially similar to any such rules.

The releases will not bar claims involving certain specified standard commercial disputes arising in the ordinary course of business.

The full text of the Releases for both the Cash Settlement Class (Rule 23(b)(3) Settlement Class) and Rule Changes Settlement Class (Rule 23(b)(2) Settlement Class) is set forth at pages 20 to 29 of this Notice. The Releases describe the released claims in legal language. You should carefully read the Releases and if you have questions about them, you may:

•	Call Class Counsel listed in Question 17 at no charge,

•	Talk to a lawyer, at your own expense, about the releases and what they mean to you. The complete Settlement Agreement may also be viewed on the website.

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Important! If you want to keep your right to be part of any other lawsuit that asks for money based on similar claims, you must opt-out (exclude yourself) from the Cash Settlement Class of this settlement. You cannot be excluded from the Rule Changes Settlement Class.

12.	How do I opt-out of the Cash Settlement Class of this settlement?

To opt-out (exclude yourself) from the Cash Settlement Class (Rule 23(b)(3) Settlement Class) of this Settlement, send a letter to:

PO Box XXX

Portland, OR 97208-XXX

Your letter must be postmarked by MM DD, 201Y. You cannot exclude yourself by phone, fax, email or online.

Should I send my letter by regular mail?

Yes. Send your letter by first-class mail and pay for the postage. Keep a copy for your records.

What should my letter say?

Your letter must be signed by a person authorized to do so and state as follows:

•	I want to exclude [name of merchant] from the Cash Settlement Class of the settlement in the case called In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation.

•	My personal information is:

Name (first, middle, last):

Position

Name of Merchant

Address:

Phone No.:

Merchant’s taxpayer identification number:

•	The business names, brand names, and addresses of the stores or sales locations of that I want to exclude from the Cash Settlement Class are:

(list all businesses and addresses of each store or sales location):

•	My position at the business that gives me the authority to exclude it from the Cash Settlement Class is as follows:

Warning! If your letter is sent after the deadline it will be considered invalid. If this happens, you won’t be excluded from the Cash Settlement Class, and you will still be part of the settlement and will be bound by all of its terms.

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13.	If I exclude myself from the Cash Settlement Class, can I still get money from this settlement?

No. If you exclude yourself from the Cash Settlement Class (Rule 23(b)(3) Settlement Class):

•	You cannot get money from this settlement, and

•	You cannot object to the Cash Settlement (but you can still object to the Rule Changes).

The deadline to exclude yourself is: MM DD, 201Y. To do this, see: www.PaymentCardSettlement.com.

Important! If you exclude yourself, do not file a claim form asking for payment.

Can I exclude myself from the Rule Changes Settlement Class?

No. You cannot be excluded from the Rule Changes Settlement Class. But you may object to the Rule Changes Settlement, if you want to.

14.	If I do not exclude myself from the Cash Settlement Class, can I sue these Defendants for damages for past conduct later?

No. If you do not exclude yourself, you give up your right to sue any of the released parties described in the Class Settlement Agreement for damages for past conduct.

HOW TO DISAGREE WITH THE SETTLEMENT

15.	What if I disagree with the settlement?

You may tell the Court you object to (disagree with) the settlement for the Rule Changes Settlement Class. You may also object to the settlement for the Cash Settlement Class if you do not exclude yourself. The Court will consider your objection(s) when it decides whether or not to finally approve the settlement.

How do I tell the Court I disagree with the settlement?

You must file a Statement of Objections with the Court at this address:

United States District Court for the Eastern District of New York

Clerk of Court

225 Cadman Plaza

Brooklyn, New York 11201

You must also send a copy of your Statement of Objections to Class Counsel and Counsel for the Defendants at the following addresses:

Designated Class Counsel: Alexandra S. Bernay, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101.

Designated Defendants’ Counsel: Wesley R. Powell, Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019.

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You must send your Statement of Objections postmarked no later than MM DD, 201Y.

What should my Statement of Objections say?

Your Statement of Objections must contain the following information:

UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF NEW YORK

In re Payment Card Interchange Fee and	:	No. 05-MD-01720 (JG) JO)
Merchant Discount Antitrust Litigation	:

:

Statement of Objections

I am a member of the Cash Settlement Class [and/or] the Rule Changes Settlement Class in the case called In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation.

I am a Class member because [List information that will prove you are a class member, such as your business name and address, and how long you have accepted Visa or MasterCard cards].

I object to the settlement in this lawsuit. I object to (list what part(s) of the Settlement you disagree with, e.g. the settlement for the Cash Settlement Class, Rule Changes Settlement Class, Allocation Plan, notice procedures, other features.) [Note that you may also object to any requests for attorneys’ fees and expenses as part of the same objection, or as part of a separate objection described below].

My reasons for objecting are:

The laws and evidence that support each of my objections are:

My personal information is:

Name (first, middle, last):

Address:

Phone No.:

The contact information for my lawyer (if any) is:

Can I call the Court or the Judge’s office about my objections?

No. If you have questions, you may visit the website for the settlement or call the Class Administrator.

www.PaymentCardSettlement.com

1-888-777-6666

16.	Is objecting the same as being excluded?

No. Objecting means you tell the Court which part(s) of the settlement you disagree with (including the plan for distributing the cash benefits, request for attorneys’ fees and expenses or awards for Class Plaintiffs).

Being excluded (also called opting-out) means you tell the Court you do not want to be part of the Cash Settlement Class (Rule 23(b)(3) Settlement Class).

THE LAWYERS REPRESENTING YOU

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17.	Who are the lawyers that represent the Classes?

The Court has appointed the lawyers listed below to represent you. These lawyers are called Class Counsel. Many other lawyers have also worked with Class Counsel to represent you in this case.

Because you are a class member, you do not have to pay any of these lawyers. They will be paid from the settlement funds.

K. Craig Wildfang

Robins, Kaplan, Miller & Ciresi L.L.P.,

2800 LaSalle Plaza

800 LaSalle Avenue

Minneapolis, MN 55402

H. Laddie Montague, Jr.

Berger & Montague, P.C.,

1622 Locust Street

Philadelphia, PA 19103

Bonny E. Sweeney

Robbins Geller Rudman & Dowd LLP

655 West Broadway, Suite 1900

San Diego, CA 92101

Should I hire my own lawyer?

You do not have to hire your own lawyer. But you can if you want to, at your own cost.

If you hire your own lawyer to appear in this case, you must tell the Court and send a copy of your notice to Class Counsel at any of the addresses above.

18.	How much will the lawyers and Class Plaintiffs be paid?

For work done through final approval of the settlement by the district court, the lawyers for the class members (called Class Counsel) will ask the Court for an amount that is a reasonable proportion of the Cash Settlement Fund, not to exceed 11.5% of the Cash Settlement Fund of $6.05 billion and 11.5% of the Interchange Fund estimated to be $1.2 billion to compensate all of the lawyers and their law firms that have worked on the class case. For additional work to administer the settlement, distribute both funds, and through any appeals, Class Counsel may seek reimbursement at their normal hourly rates, not to exceed an additional 1% of the Cash Settlement Fund of $6.05 billion and an additional 1% of the Interchange Fund estimated to be $1.2 billion.

Class Counsel will also request reimbursement of their expenses (not including the administrative costs of settlement or notice), not to exceed $40 million and up to $200,000 per Class Plaintiff in service awards for their efforts on behalf of the classes.

Class Counsel may also seek reimbursement of fees and expenses from class members that opt out of the Cash Settlement Class, to the extent those class members rely on the record compiled in this case. Any monies that Class Counsel successfully recover from opt-outs will be deposited into the Cash Settlement Fund if the Court finally approves the settlement.

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The amounts to be awarded as attorneys’ fees, reimbursement of expenses, and Class Plaintiffs’ Awards must be approved by the Court. Class Counsel must file their requests for fees and expenses and other costs to the Court by MM DD, 201Y. You can object to the requests for attorneys’ fees in compliance with the instructions in question 19 below.

Copies of the lawyers’ requests for payment, reimbursement, and other costs will be posted at the settlement website the same day they are filed, which will be no later than MM DD, 201Y.

19.	How do I disagree with the requested attorneys’ fees, expenses or awards to Class Plaintiffs?

You may tell the Court you object to (disagree with) any request for attorneys’ fees and expenses or awards to Class Plaintiffs. You may do so if you do not exclude yourself from the Cash Settlement Class and/or if you are a member of the Rule Changes Settlement Class. The Court will consider your objection(s) when it evaluates any request for attorneys’ fees and expenses and/or awards to Class Plaintiffs in connection with its decision on final approval of the settlement.

To file an objection, you must file a Statement of Objections with the Court at this address:

United States District Court for the Eastern District of New York

Clerk of Court

225 Cadman Plaza

Brooklyn, New York 11201

You must also send a copy of your Statement of Objections to Class Counsel and Counsel for the Defendants at the following addresses:

Designated Class Counsel: Alexandra S. Bernay, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101.

Designated Defendants’ Counsel: Wesley R. Powell, Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019.

The Clerk of Court, the attorneys for the class and defendants must receive your letter by MM DD, 201Y.

What should my Statement of Objections say?

Your Statement of Objections must contain the following information:

UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF NEW YORK

In re Payment Card Interchange Fee and	:	No. 05-MD-01720 (JG) JO)
Merchant Discount Antitrust Litigation	:
:

Statement of Objections

I am a member of the Cash Settlement Class [and/or] the Rules Changes Settlement Class in the case called In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation.

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I am a Class member because [List information that will prove you are a class member, such as your business name and address, and how long you have accepted Visa or MasterCard cards].

I object class counsel’s request for attorneys’ fees and expenses and/or to the request for money awards to Class Plaintiffs.

My reasons for objecting are:

The laws and evidence that support each of my objections are:

My personal information is:

Name (first, middle, last):

Address:

Phone No.:

The contact information for my lawyer (if any) is:

Can I call the Court or the Judge’s office about my objections?

No. If you have questions, you may visit the website for the settlement or call the Class Administrator.

www.PaymentCardSettlement.com

1-888-777-6666

THE COURT’S FAIRNESS HEARING

20.	When and where will the Court decide whether to approve the settlement?

There will be a Fairness Hearing at   :       .m. on MM DD, 201Y. The hearing will take place at:

United States District Court for the Eastern District of New York

Courtroom # XX

225 Cadman Plaza

Brooklyn, NY 11201

We do not know how long the Court will take to make its decision.

Important! The time and date of this hearing may change without additional mailed or published notice. For updated information on the hearing, visit: www.PaymentCardSettlement.com.

Why is there a hearing?

The hearing is about whether or not the settlement is fair, adequate, and reasonable.

The Court will consider any objections and listen to class members who have asked to speak at the hearing.

The Court will also decide whether it should give its final approval of the Plaintiffs’ requests for attorneys’ fees and expenses, service awards, and other costs.

21.	Do I have to come to the hearing to get my money?

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No. You do not have to go to the hearing, even if you sent the Court an objection. But, you can go to the hearing or hire a lawyer to go the hearing if you want to, at your own expense.

22.	What if I want to speak at the hearing?

You must file a Notice of Intention ot Appear with the Court at this address:

United States District Court for the Eastern District of New York

Clerk of Court

225 Cadman Plaza

Brooklyn, New York 11201

Your Notice of Intention to Appear must be filed by MM DD, 201Y. You must also mail a copy of your letter to Class Counsel and Counsel for the Defendants at the addresses listed in question 15.

What should my Notice of Intention to Appear say?

Your Notice of Intention ot Appear must be signed and contain the following information:

UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF NEW YORK

In re Payment Card Interchange Fee and	:	No. 05-MD-01720 (JG) JO)
Merchant Discount Antitrust Litigation	:
:

•	Notice of Intention to Appear

•	I want to speak at the Fairness Hearing for the case called In re Payment Card Interchange Fee and Merchant Discount Antitrust Litigation.

•	My personal information is:

•	Name (first, middle, last):

•	Address:

•	Phone No.:

•	Personal information for other people (including lawyers) who want to speak at the hearing:

IF YOU DO NOTHING

23.	What happens if I do nothing?

If you do not file a claim, you cannot get money from this settlement.

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If you do not exclude yourself the Cash Settlement Class (Rule 23(b)(3) Settlement Class), you cannot be part of any other lawsuit against Defendants and other released parties listed in the Class Settlement Agreement for damages for past conduct. You will be bound by the Cash Settlement Class (Rule 23(b)(3) Class) Release.

GETTING MORE INFORMATION

24.	How do I get more information?

There are several ways to get more information about the settlement.

You will find the following information at: www.PaymentCardSettlement.com:

•	The complete Class Settlement Agreement, including all attachments, and

•	Other documents related to this lawsuit.

To receive a copy of the Class Settlement Agreement or other documents related to this lawsuit, you may:

Visit:	www.PaymentCardSettlement.com.
Write to:	P.O. Box XXXX, Portland, OR 97208-XXXX, or
Email:	info@PaymentCardSettlement.com.
Call :	888-777-6666 – toll-free

If you do not get a claim form in the mail or by email, you may download one at: www.PaymentCardSettlement.com, or call: 1-888-777-6666.

Please Do Not Attempt to Contact Judge Gleeson or Clerk of Court With Any Questions

THE FULL TEXT OF THE RELEASES

25.	What is the full text of the Release for the Cash Settlement Class?

31. The “Rule 23(b)(3) Settlement Class Releasing Parties” are the Class Plaintiffs, each and every member of the Rule 23(b)(3) Settlement Class that does not become an Opt Out, and any of their respective past, present, or future: officers and directors; stockholders, agents, employees, legal representatives, partners, and associates (in their capacities as stockholders, agents, employees, legal representatives, partners, and associates of a member of the Rule 23(b)(3) Settlement Class only); and trustees, parents, subsidiaries, divisions, affiliates, heirs, executors, administrators, purchasers, predecessors, successors, and assigns — whether or not they object to this Class Settlement Agreement, and whether or not they make a claim for payment from the Class Settlement Cash Escrow Account(s) or the Class Settlement Interchange Escrow Account(s), whether directly, representatively, derivatively, or in any other capacity.

32. The “Rule 23(b)(3) Settlement Class Released Parties” are all of the following:

(a) Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Asia Pacific Region, Visa Canada Association, Visa Central & Eastern Europe, Middle East & Africa Region, Visa Europe, Visa Europe Limited, Visa Latin America & Caribbean Region, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Visa-Branded Cards or to acquire any Visa-Branded Card transactions.

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(b) MasterCard International Incorporated, MasterCard Incorporated, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any MasterCard-Branded Cards or to acquire any MasterCard-Branded Card transactions.

(c) Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; MBNA America Bank, N.A., and FIA Card Services, N.A.

(d) Barclays Bank plc; Barclays Bank Delaware; and Barclays Financial Corp.

(e) Capital One Bank (USA), N.A.; Capital One F.S.B.; and Capital One Financial Corporation.

(f) Chase Bank USA, N.A.; Chase Manhattan Bank USA, N.A.; Chase Paymentech Solutions, LLC; JPMorgan Chase Bank, N.A.; JPMorgan Chase & Co.; Bank One Corporation; and Bank One Delaware, N.A.

(g) Citibank (South Dakota), N.A.; Citibank N.A.; Citigroup Inc.; and Citicorp.

(h) Fifth Third Bancorp.

(i) First National Bank of Omaha.

(j) HSBC Finance Corporation; HSBC Bank USA, N.A.; HSBC North America Holdings Inc.; HSBC Holdings plc; and HSBC Bank plc.

(k) National City Corporation and National City Bank of Kentucky.

(l) SunTrust Banks, Inc. and SunTrust Bank.

(m) Texas Independent Bancshares, Inc.

(n) Wachovia Bank, N.A. and Wachovia Corporation.

(o) Washington Mutual, Inc.; Washington Mutual Bank; Providian National Bank (also known as Washington Mutual Card Services, Inc.); and Providian Financial Corporation.

(p) Wells Fargo & Company and Wells Fargo Bank, N.A.

(q) Each and every entity or person alleged to be a co-conspirator of any Defendant in any of the Operative Class Complaints or any of the Class Actions.

(r) Each of the past, present, or future member or customer financial institutions of Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Europe, Visa Europe Limited, MasterCard International Incorporated, or MasterCard Incorporated.

(s) For each of the entities or persons in Paragraphs 32(a)-(r) above, each of their respective past, present, and future, direct and indirect, parents (including holding companies), subsidiaries, affiliates, and associates (all as defined in SEC Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934), or any other entity in which more than 50% of the equity interests are held.

(t) For each of the entities or persons in Paragraphs 32(a)-(s) above, each of their respective past, present, and future predecessors, successors, purchasers, and assigns (including acquirers

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of all or substantially all of the assets, stock, or other ownership interests of any of the Defendants to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(3) Settlement Class Released Parties as defined in Paragraphs 32(a)-(s) above).

(u) For each of the entities or persons in Paragraphs 32(a)-(t) above, each of their respective past, present, and future principals, trustees, partners, officers, directors, employees, agents, attorneys, legal or other representatives, trustees, heirs, executors, administrators, shareholders, advisors, predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of each of the foregoing entities to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(3) Settlement Class Released Parties as defined in Paragraphs 32(a)-(t) above).

33. This release applies solely to the Rule 23(b)(3) Settlement Class Releasing Parties. In addition to the effect of the Class Settlement Order and Final Judgment entered in accordance with this Class Settlement Agreement, including but not limited to any res judicata effect, the Rule 23(b)(3) Settlement Class Releasing Parties hereby expressly and irrevocably waive, and fully, finally, and forever settle, discharge, and release the Rule 23(b)(3) Settlement Class Released Parties from any and all manner of claims, demands, actions, suits, and causes of action, whether individual, class, representative, parens patriae, or otherwise in nature, for damages, interest, costs, expenses, attorneys’ fees, fines, civil or other penalties, or other payment of money, or for injunctive, declaratory, or other equitable relief, whenever incurred, whether directly, indirectly, derivatively, or otherwise, regardless of when such claims accrue, whether known or unknown, suspected or unsuspected, in law or in equity that any Rule 23(b)(3) Settlement Class Releasing Party ever had, now has, or hereafter can, shall, or may in the future have, arising out of or relating in any way to any conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(3) Settlement Class Released Party that are alleged or which could have been alleged from the beginning of time until the date of the Court’s entry of the Class Settlement Preliminary Approval Order in any of the Operative Class Complaints or Class Action complaints, or in any amendments to the Operative Class Complaints or Class Action complaints, including but not limited to any claims based on or relating to:

(a) any interchange rules, interchange fees, or interchange rates, or any other Rule of any Visa Defendant or MasterCard Defendant, or any agreement involving any Visa Defendant or any MasterCard Defendant and any other Rule 23(b)(3) Settlement Class Released Party, and/or any merchant arising out of or relating to interchange rules, interchange fees, or interchange rates, card issuance, or card acceptance with respect to any Visa-Branded Card transactions in the United States or any MasterCard-Branded Card transactions in the United States;

(b) any Merchant Fee of any Rule 23(b)(3) Settlement Released Party relating to any Visa-Branded Card transactions in the United States or any MasterCard-Branded Card transactions in the United States;

(c) any actual or alleged “no surcharge” rules, “honor all cards” rules, “no minimum purchase” rules, “no discounting” rules, “non-discrimination” rules, “anti-steering” rules, Rules that limit merchants in favoring or steering customers to use certain payment systems, “all outlets” rules, “no bypass” rules, or “no multi-issuer” rules, or any other actual or alleged Rule of any Rule 23(b)(3) Settlement Class Released Party relating to any Visa-Branded Cards or any MasterCard-Branded Cards, or a merchant’s point of sale practices relating to any Visa-Branded Cards or any MasterCard-Branded Cards;

(d) any actual or alleged agreement (i) between or among any Visa Defendant and any MasterCard Defendant, (ii) between or among any Visa Defendant or MasterCard Defendant and any

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other Rule 23(b)(3) Settlement Class Released Party or Parties, or (iii) between or among any Visa Defendant, MasterCard Defendant, or any other Rule 23(b)(3) Settlement Class Released Party or Parties relating to conduct or Rules of any Visa Defendant or any MasterCard Defendant;

(e) any reorganization, restructuring, initial or other public offering, or other corporate structuring of any Visa Defendant or MasterCard Defendant;

(f) any service of an employee or agent of any Rule 23(b)(3) Settlement Class Released Party on any board or committee of any Visa Defendant or MasterCard Defendant;

(g) the future effect in the United States of the continued imposition of or adherence to any Rule of any Visa Defendant or MasterCard Defendant in effect in the United States as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order, any Rule modified or to be modified pursuant to this Class Settlement Agreement, or any Rule that is substantially similar to any Rule in effect in the United States as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order or any Rule modified or to be modified pursuant to this Class Settlement Agreement;

(h) the future effect in the United States of any conduct of any Rule 23(b)(3) Settlement Class Released Party substantially similar to the conduct of any Rule 23(b)(3) Settlement Class Released Party related to or arising out of interchange rules, interchange fees, or interchange rates, any Rule of any Visa Defendant or MasterCard Defendant modified or to be modified pursuant to this Class Settlement Agreement, any other Rule of any Visa Defendant or any MasterCard Defendant in effect as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order, or any Rule substantially similar to any of the foregoing Rules;

(i) any conduct of this Action, including without limitation any settlement discussions relating to this Action, the negotiation of and agreement to this Class Settlement Agreement by the Defendants or any member or customer financial institution of the Visa Defendants or the MasterCard Defendants, or any terms or effect of this Class Settlement Agreement (other than claims to enforce this Class Settlement Agreement), including any changes in the Rule 23(b)(3) Settlement Class Released Parties’ Rules as a result of this Class Settlement Agreement;

and it is expressly agreed, for purposes of clarity, without expanding or limiting the foregoing, that any claims based on or relating to (a)-(i) above are claims that were or could have been alleged in this Action.

34. Each Rule 23(b)(3) Settlement Class Releasing Party further expressly and irrevocably waives, and fully, finally, and forever settles and releases, any and all defenses, rights, and benefits that the Rule 23(b)(3) Settlement Class Releasing Party may have or that may be derived from the provisions of applicable law which, absent such waiver, may limit the extent or effect of the release contained in the preceding Paragraphs 31-33. Without limiting the generality of the foregoing, each Rule 23(b)(3) Settlement Class Releasing Party expressly and irrevocably waives and releases any and all defenses, rights, and benefits that the Rule 23(b)(3) Settlement Class Releasing Party might otherwise have in relation to the release by virtue of the provisions of California Civil Code Section 1542 or similar laws of any other state or jurisdiction. SECTION 1542 PROVIDES: “CERTAIN CLAIMS NOT AFFECTED BYGENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” In addition, although each Rule 23(b)(3) Settlement Class Releasing Party may hereafter discover facts other than, different from, or in addition to those that it or he or she knows or believes to be true with respect to any claims released in the preceding Paragraphs 31-33, each Rule 23(b)(3) Settlement Class Releasing Party hereby expressly waives, and fully, finally, and forever settles, discharges, and releases, any known or

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unknown, suspected or unsuspected, contingent or non-contingent claims within the scope of the preceding Paragraphs 31-33, whether or not concealed or hidden, and without regard to the subsequent discovery or existence of such other, different, or additional facts. Class Plaintiffs acknowledge, and the members of the Rule 23(b)(3) Settlement Class shall be deemed by operation of the Class Settlement Order and Final Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of this Class Settlement Agreement.

35. Each Rule 23(b)(3) Settlement Class Releasing Party covenants and agrees that it shall not, hereafter, seek to establish, or permit another to act for it in a representative capacity to seek to establish, liability against any of the Rule 23(b)(3) Settlement Class Released Parties based, in whole or in part, upon any conduct covered by any of the claims released in Paragraphs 31-34 above.

36. For avoidance of doubt, no other provision of this Class Settlement Agreement releases any claim of a Rule 23(b)(3) Settlement Class Releasing Party that is based on:

(a) breach of this Class Settlement Agreement;

(b) standard commercial disputes arising in the ordinary course of business under contracts or commercial relations regarding loans, lines of credit, or other related banking or credit relations, individual chargeback disputes, products liability, breach of warranty, misappropriation of cardholder data or invasion of privacy, compliance with technical specifications for a merchant’s acceptance of Credit Cards or Debit Cards, and any other dispute arising out of a breach of any contract between any of the Rule 23(b)(3) Settlement Class Releasing Parties and any of the Rule 23(b)(3) Settlement Class Released Parties; provided, however, that Paragraphs 31-35 [of the Class Settlement Agreement] and not this Paragraph shall control in the event that any such claim challenges the legality of interchange rules, interchange rates, or interchange fees, or any other Rule fee, charge, or other conduct covered by any of the claims released in Paragraphs 31-35 above; or

(c) the claims alleged in the currently operative complaints against the current defendants in (i) NACS, et al. v. Board of Governors of the Federal Reserve System, No. 11-CV-02075-RJL (D.D.C.), and (ii) In re ATM Fee Antitrust Litigation, No. 04-CV-02676-CRB (N.D. Cal) (including claims that have been asserted to have been alleged in the Second Amended and Third Amended Complaints against Bank of America, N.A.).

37. Each Rule 23(b)(3) Settlement Class Releasing Party further releases each of the Visa Defendants, MasterCard Defendants, and Bank Defendants and their counsel and experts in this Action from any claims relating to the defense of this Action, including the negotiation and terms of this Class Settlement Agreement, except for any claims relating to enforcement of this Class Settlement Agreement. Each Visa Defendant, MasterCard Defendant, and Bank Defendant releases the Class Plaintiffs, the other plaintiffs in the Class Actions, Class Counsel, Class Plaintiffs’ other counsel who have participated in any settlement conferences before the Court for a Class Plaintiff that executes this Class Settlement Agreement, and their respective experts in the Class Actions, from any claims relating to their institution or prosecution of the Class Actions, including the negotiation and terms of this Class Settlement Agreement, except for any claims relating to enforcement of this Class Settlement Agreement.

38. In the event that this Class Settlement Agreement is terminated pursuant to Paragraphs 96-98 below, or any condition for the Settlement Final Approval Date is not satisfied, the release and covenant not to sue provisions of Paragraphs 31-37 above shall be null and void and unenforceable.

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26.	What is the full text of the Release for the Rule Changes Settlement Class?

66. The “Rule 23(b)(2) Settlement Class Releasing Parties” are the Class Plaintiffs, each and every member of the Rule 23(b)(2) Settlement Class, and any of their respective past, present, or future: officers and directors; stockholders, agents, employees, legal representatives, partners, and associates (in their capacities as stockholders, agents, employees, legal representatives, partners, and associates of a member of the Rule 23(b)(2) Settlement Class only); and trustees, parents, subsidiaries, divisions, affiliates, heirs, executors, administrators, purchasers, predecessors, successors, and assigns — whether or not they object to this Class Settlement Agreement, and whether or not they exercise any benefit provided under the Class Settlement Agreement, whether directly, representatively, derivatively, or in any other capacity.

67. The “Rule 23(b)(2) Settlement Class Released Parties” are all of the following:

(a) Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Asia Pacific Region, Visa Canada Association, Visa Central & Eastern Europe, Middle East & Africa Region, Visa Europe, Visa Europe Limited, Visa Latin America & Caribbean Region, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Visa-Branded Cards or to acquire any Visa-Branded Card transactions.

(b) MasterCard International Incorporated, MasterCard Incorporated, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any MasterCard-Branded Cards or to acquire any MasterCard-Branded Card transactions.

(c) Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; MBNA America Bank, N.A., and FIA Card Services, N.A.

(d) Barclays Bank plc; Barclays Bank Delaware; and Barclays Financial Corp.

(e) Capital One Bank (USA), N.A.; Capital One F.S.B.; and Capital One Financial Corporation.

(f) Chase Bank USA, N.A.; Chase Manhattan Bank USA, N.A.; Chase Paymentech Solutions, LLC; JPMorgan Chase Bank, N.A.; JPMorgan Chase & Co.; Bank One Corporation; and Bank One Delaware, N.A.

(g) Citibank (South Dakota), N.A.; Citibank N.A.; Citigroup Inc.; and Citicorp.

(h) Fifth Third Bancorp.

(i) First National Bank of Omaha.

(j) HSBC Finance Corporation; HSBC Bank USA, N.A.; HSBC North America Holdings Inc.; HSBC Holdings plc; and HSBC Bank plc.

(k) National City Corporation and National City Bank of Kentucky.

(l) SunTrust Banks, Inc. and SunTrust Bank.

(m) Texas Independent Bancshares, Inc.

(n) Wachovia Bank, N.A. and Wachovia Corporation.

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(o) Washington Mutual, Inc.; Washington Mutual Bank; Providian National Bank (also known as Washington Mutual Card Services, Inc.); and Providian Financial Corporation.

(p) Wells Fargo & Company and Wells Fargo Bank, N.A.

(q) Each and every entity or person alleged to be a co-conspirator of any Defendant in any of the Operative Class Complaints or any of the Class Actions.

(r) Each of the past, present, or future member or customer financial institutions of Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Europe, Visa Europe Limited, MasterCard International Incorporated, or MasterCard Incorporated.

(s) For each of the entities or persons in Paragraphs 67(a)-(r) above, each of their respective past, present, and future, direct and indirect, parents (including holding companies), subsidiaries, affiliates, and associates (all as defined in SEC Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934), or any other entity in which more than 50% of the equity interests are held.

(t) For each of the entities or persons in Paragraphs 67(a)-(s) above, each of their respective past, present, and future predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of any of the Defendants to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Settlement Class Released Parties as defined in Paragraphs 67(a)-(s) above).

(u) For each of the entities or persons in Paragraphs 67(a)-(t) above, each of their respective past, present, and future principals, trustees, partners, officers, directors, employees, agents, attorneys, legal or other representatives, trustees, heirs, executors, administrators, shareholders, advisors, predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of each of the foregoing entities to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Settlement Class Released Parties as defined in Paragraphs 67(a)-(t) above).

68. This release applies solely to the Rule 23(b)(2) Settlement Class Releasing Parties. In addition to the effect of the Class Settlement Order and Final Judgment entered in accordance with this Class Settlement Agreement, including but not limited to any res judicata effect, the Rule 23(b)(2) Settlement Class Releasing Parties hereby expressly and irrevocably waive, and fully, finally, and forever settle, discharge, and release the Rule 23(b)(2) Settlement Class Released Parties from any and all manner of claims, demands, actions, suits, and causes of action, whether individual, class, representative, parens patriae, or otherwise in nature, for any form of declaratory, injunctive, or equitable relief, or any damages or other monetary relief relating to the period after the date of the Court’s entry of the Class Settlement Preliminary Approval Order, regardless of when such claims accrue, whether known or unknown, suspected or unsuspected, in law or in equity that any Rule 23(b)(2) Settlement Class Releasing Party now has, or hereafter can, shall, or may in the future have, arising out of or relating in any way to any conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(2) Settlement Class Released Party that are alleged or which could have been alleged from the beginning of time until the date of the Court’s entry of the Class Settlement Preliminary Approval Order in any of the Operative Class Complaints or Class Action complaints, or in any amendments to the Operative Class Complaints or Class Action complaints, including but not limited to any claims based on or relating to:

(a) any interchange rules, interchange fees, or interchange rates, or any other Rule of any Visa Defendant or MasterCard Defendant, or any agreement involving any Visa Defendant or any

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MasterCard Defendant and any other Rule 23(b)(2) Settlement Class Released Party, and/or any merchant arising out of or relating to interchange rules, interchange fees, or interchange rates, card issuance, or card acceptance with respect to any Visa-Branded Card transactions in the United States or any MasterCard-Branded Card transactions in the United States;

(b) any Merchant Fee of any Rule 23(b)(2) Settlement Released Party relating to any Visa-Branded Card transactions in the United States or any MasterCard-Branded Card transactions in the United States;

(c) any actual or alleged “no surcharge” rules, “honor all cards” rules, “no minimum purchase” rules, “no discounting” rules, “non-discrimination” rules, “anti-steering” rules, Rules that limit merchants in favoring or steering customers to use certain payment systems, “all outlets” rules, “no bypass” rules, or “no multi-issuer” rules, or any other actual or alleged Rule of any Rule 23(b)(2) Settlement Class Released Party relating to any Visa-Branded Cards or any MasterCard-Branded Cards, or a merchant’s point of sale practices relating to any Visa-Branded Cards or any MasterCard-Branded Cards;

(d) any actual or alleged agreement (i) between or among any Visa Defendant and any MasterCard Defendant, (ii) between or among any Visa Defendant or MasterCard Defendant and any other Rule 23(b)(2) Settlement Class Released Party or Parties, or (iii) between or among any Visa Defendant, MasterCard Defendant, or any other Rule 23(b)(2) Settlement Class Released Party or Parties relating to conduct or Rules of any Visa Defendant or any MasterCard Defendant;

(e) any reorganization, restructuring, initial or other public offering, or other corporate structuring of any Visa Defendant or MasterCard Defendant;

(f) any service of an employee or agent of any Rule 23(b)(2) Settlement Class Released Party on any board or committee of any Visa Defendant or MasterCard Defendant;

(g) the future effect in the United States of the continued imposition of or adherence to any Rule of any Visa Defendant or MasterCard Defendant in effect in the United States as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order, any Rule modified or to be modified pursuant to this Class Settlement Agreement, or any Rule that is substantially similar to any Rule in effect in the United States as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order or any Rule modified or to be modified pursuant to this Class Settlement Agreement;

(h) the future effect in the United States of any conduct of any Rule 23(b)(2) Settlement Class Released Party substantially similar to the conduct of any Rule 23(b)(2) Settlement Class Released Party related to or arising out of interchange rules, interchange fees, or interchange rates, any Rule of any Visa Defendant or MasterCard Defendant modified or to be modified pursuant to this Class Settlement Agreement, any other Rule of any Visa Defendant or any MasterCard Defendant in effect as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order, or any Rule substantially similar to any of the foregoing Rules;

(i) any conduct of this Action, including without limitation any settlement discussions relating to this Action, the negotiation of and agreement to this Class Settlement Agreement by the Defendants or any member or customer financial institution of the Visa Defendants or the MasterCard Defendants, or any terms or effect of this Class Settlement Agreement (other than claims to enforce this Class Settlement Agreement), including any changes in the Rule 23(b)(2) Settlement Class Released Parties’ Rules as a result of this Class Settlement Agreement;

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and it is expressly agreed, for purposes of clarity, without expanding or limiting the foregoing, that any claims based on or relating to (a)-(i) above are claims that were or could have been alleged in this Action.

Provided, however, that any Opt Out that is also a member of the Rule 23(b)(2) Settlement Class shall not be deemed to have released any claims for damages based on any Rules or other conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(3) Settlement Class Released Party prior to the date of the Court’s entry of the Class Settlement Preliminary Approval Order.

69. Each Rule 23(b)(2) Settlement Class Releasing Party further expressly and irrevocably waives, and fully, finally, and forever settles and releases, any and all defenses, rights, and benefits that the Rule 23(b)(2) Settlement Class Releasing Party may have or that may be derived from the provisions of applicable law which, absent such waiver, may limit the extent or effect of the release contained in the preceding Paragraphs 66-68. Without limiting the generality of the foregoing, each Rule 23(b)(2) Settlement Class Releasing Party expressly and irrevocably waives and releases any and all defenses, rights, and benefits that the Rule 23(b)(2) Settlement Class Releasing Party might otherwise have in relation to the release by virtue of the provisions of California Civil Code Section 1542 or similar laws of any other state or jurisdiction. SECTION 1542 PROVIDES: “CERTAIN CLAIMS NOT AFFECTED BY ENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” In addition, although each Rule 23(b)(2) Settlement Class Releasing Party may hereafter discover facts other than, different from, or in addition to those that it or he or she knows or believes to be true with respect to any claims released in the preceding Paragraphs 66-68, each Rule 23(b)(2) Settlement Class Releasing Party hereby expressly waives, and fully, finally, and forever settles, discharges, and releases, any known or unknown, suspected or unsuspected, contingent or non-contingent claims within the scope of the preceding Paragraphs 66-68, whether or not concealed or hidden, and without regard to the subsequent discovery or existence of such other, different, or additional facts. Class Plaintiffs acknowledge, and the members of the Rule 23(b)(2) Settlement Class shall be deemed by operation of the Class Settlement Order and Final Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of this Class Settlement Agreement.

70. Each Rule 23(b)(2) Settlement Class Releasing Party covenants and agrees that it shall not, hereafter, seek to establish, or permit another to act for it in a representative capacity to seek to establish, liability against any of the Rule 23(b)(2) Settlement Class Released Parties based, in whole or in part, upon any conduct covered by any of the claims released in Paragraphs 66-69 above.

71. For purposes of clarity, it is specifically intended for the release and covenant not to sue provisions of Paragraphs 66-70 above to preclude all members of the Rule 23(b)(2) Settlement Class from seeking or obtaining any form of declaratory, injunctive, or equitable relief, or damages or other monetary relief relating to the period after the date of the Court’s entry of the Class Settlement Preliminary Approval Order with respect to any Rule of any Visa Defendant or any MasterCard Defendant, and the compliance by any Bank Defendant with any such Rule, as it is alleged to exist, now exists, may be modified in the manner provided in Paragraphs 40-45 and 53-57 above, or may in the future exist in the same or substantially similar form thereto.

72. For avoidance of doubt, no other provision of this Class Settlement Agreement releases any claim of a Rule 23(b)(2) Settlement Class Releasing Party that is based on:

(a) breach of this Class Settlement Agreement;

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(b) standard commercial disputes arising in the ordinary course of business under contracts or commercial relations regarding loans, lines of credit, or other related banking or credit relations, individual chargeback disputes, products liability, breach of warranty, misappropriation of cardholder data or invasion of privacy, compliance with technical specifications for a merchant’s acceptance of Credit Cards or Debit Cards, and any other dispute arising out of a breach of any contract between any of the Rule 23(b)(2) Settlement Class Releasing Parties and any of the Rule 23(b)(2) Settlement Class Released Parties; provided, however, that Paragraphs 66-71 above and not this Paragraph shall control in the event that any such claim challenges the legality of interchange rules, interchange rates, or interchange fees, or any other Rule, fee, charge, or other conduct covered by any of the claims released in Paragraphs 66-71 above;

(c) the claims alleged in the currently operative complaints against the current defendants in (i) NACS, et al. v. Board of Governors of the Federal Reserve System, No. 11-CV-02075-RJL (D.D.C.), and (ii) In re ATM Fee Antitrust Litigation, No. 04-CV-02676-CRB (N.D. Cal) (including claims that have been asserted to have been alleged in the Second Amended or Third Amended Complaints against Bank of America, N.A.); or

(d) a claim seeking only injunctive relief against only the Visa Defendants regarding the legality of Visa’s Fixed Acquirer Network Fee.

73. Each Rule 23(b)(2) Settlement Class Releasing Party further releases each of the Visa Defendants, MasterCard Defendants, and Bank Defendants and their counsel and experts in this Action from any claims relating to the defense of this Action, including the negotiation and terms of this Class Settlement Agreement, except for any claims relating to enforcement of this Class Settlement Agreement. Each Visa Defendant, MasterCard Defendant, and Bank Defendant releases the Class Plaintiffs, other plaintiffs in the Class Actions, Class Counsel, Class Plaintiffs’ other counsel who have participated in any settlement conferences before the Court for a Class Plaintiff that executes this Class Settlement Agreement, and their respective experts in the Class Actions, from any claims relating to their institution or prosecution of the Class Actions, including the negotiation and terms of this Class Settlement Agreement, except for any claims relating to enforcement of this Class Settlement Agreement.

74. In the event that this Class Settlement Agreement is terminated pursuant to Paragraphs 96-98 below, or any condition for the Settlement Final Approval Date is not satisfied, the release and covenant not to sue provisions of Paragraphs 66-73 above shall be null and void and unenforceable.

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APPENDIX G — Class Settlement Order and Final Judgment

UNITED STATES DISTRICT COURT EASTERN DISTRICT OF NEW YORK

IN RE PAYMENT CARD INTERCHANGE FEE AND MERCHANT DISCOUNT ANTITRUST LITIGATION This Document Applies to: All Cases.	No. 05-MD-1720 (JG) (JO)

CLASS SETTLEMENT ORDER AND FINAL JUDGMENT

On                  , 2013, the Court held a final approval hearing on (1) whether the terms and conditions of the Definitive Class Settlement Agreement, including all its Appendices, entered into as of                  , 2012 (the “Class Settlement Agreement”) are fair, reasonable, and adequate for the settlement of all claims released against the Defendants in the Class Actions in MDL 1720 by Class Plaintiffs and the members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class provisionally certified by the Court; (2) whether judgment should be entered dismissing the Defendants from the Class Actions with prejudice; and (3) whether the terms of the Plan of Administration and Distribution in Appendix I to the Class Settlement Agreement are fair, reasonable, and adequate for allocating the settlement proceeds among the members of the Rule 23(b)(3) Settlement Class.

The Court having considered all papers filed concerning the Class Settlement Agreement, and all matters submitted to the Court at the final approval hearing and otherwise, hereby FINDS, with all terms used herein having the same meanings set forth and defined in the Class Settlement Agreement, that:

A. This Court has jurisdiction over the Class Plaintiffs, all members of the Rule 23(b)(3) Settlement Class, all members of the Rule 23(b)(2) Settlement Class, and the Defendants, and jurisdiction to finally approve the Class Settlement Agreement.

B. The notice and exclusion procedures provided to the Rule 23(b)(3) Settlement Class, and the notice procedures provided to the Rule 23(b)(2) Settlement Class, including but not limited to the methods of identifying and notifying members of those Settlement Classes, were fair, adequate, and sufficient, constituted the best practicable notice under the circumstances, and were reasonably calculated to apprise members of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class that would be bound by the Class Settlement Agreement of the Action, the Class Settlement Agreement, and their objection rights, and to apprise members of the Rule 23(b)(3) Settlement Class of their exclusion rights, and fully satisfied the requirements of Federal Rule of Civil Procedure 23, any other applicable laws or rules of the Court, and due process.

C. The notice requirements of the Class Action Fairness Act, 28 U.S.C. § 1715, have been met.

D. The Court has held a final approval hearing to consider the fairness, reasonableness, and adequacy of the Class Settlement Agreement, and has been advised of all objections to the Class Settlement Agreement and has given due consideration thereto.

E. The Class Settlement Agreement, including its consideration and release provisions:

(1) was entered into in good faith, following arm’s-length negotiations, and was not collusive;

(2) is fair, reasonable, and adequate, and is in the best interests of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class,

(3) is consistent with the requirements of federal law and all applicable court rules, including Federal Rule of Civil Procedure 23; and

(4) was entered into at a time when the record was sufficiently developed and complete to enable the Class Plaintiffs and the Defendants to have adequately evaluated and considered all terms of the Class Settlement Agreement.

F. The Plan of Administration and Distribution contained in Appendix I to the Class Settlement Agreement is fair, reasonable, and adequate, including for the submission, processing, and allocation of claims by members of the Rule 23(b)(3) Settlement Class with respect to the Net Cash Settlement Fund and the Net Interchange Settlement Fund.

ACCORDINGLY, pursuant to Federal Rule of Civil Procedure 23(e), the Class Settlement Agreement, the terms and conditions of which are hereby incorporated by reference, are hereby fully and finally APPROVED by the Court.

NOW, THEREFORE, based on good cause appearing therefor, it is hereby ORDERED, ADJUDGED, and DECREED that:

1. Based on and pursuant to the class action criteria of Federal Rules of Civil Procedure 23(a) and 23(b)(3), the Court finally certifies, for settlement purposes only, a Rule 23(b)(3) Settlement Class, from which exclusions were permitted, consisting of all persons, businesses, and other entities that have accepted Visa-Branded Cards and/or MasterCard-Branded Cards in the United States at any time from January 1, 2004 to the Settlement Preliminary Approval Date of                  , 201  , except that this Class does not include the named Defendants, their directors, officers, or members of their families, financial institutions that have issued Visa- or MasterCard-Branded Cards or acquired Visa- or MasterCard-Branded Card transactions at any time from January 1, 2004 to the Settlement Preliminary Approval Date of                  , 201  , or the United States government.

2. Attached as Exhibit 1 hereto is a list of the members of the Rule 23(b)(3) Settlement Class that timely and properly excluded themselves from that Class and became Opt Outs.

3. Based on and pursuant to the class action criteria of Federal Rules of Civil Procedure 23(a) and 23(b)(2), the Court hereby finally certifies, for settlement purposes only, a Rule 23(b)(2) Settlement Class, from which exclusions were not and shall not be permitted, consisting of all persons, businesses, and other entities that as of the Settlement Preliminary Approval Date of                  , 201   or in the future accept any Visa-Branded Cards and/or MasterCard-Branded Cards in the United States, except that this Class shall not include the named Defendants, their directors, officers, or members of their families, financial institutions that have issued Visa- or MasterCard-Branded Cards or acquired Visa- or MasterCard-Branded Card transactions at any time since January 1, 2004, or do so in the future, or the United States government.

4. In the event of termination of the Class Settlement Agreement as provided therein, certification of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class shall automatically be vacated and each Defendant may fully contest certification of any class as if no Rule 23(b)(3) Settlement Class or Rule 23(b)(2) Settlement Class had been certified.

5. The Class Plaintiffs shall continue to serve as representatives of the Rule 23(b)(3) Settlement Class and the Rule 23(b)(2) Settlement Class. The law firms of Robins, Kaplan,

Miller & Ciresi L.L.P., Berger & Montague, P.C., and Robbins Geller Rudman & Dowd LLP shall continue to serve as Class Counsel.

6. The definitions of the proposed classes in the Operative Class Complaints are hereby amended to be the same as the Settlement Classes finally certified above.

7. Class Counsel, the Visa Defendants, and the MasterCard Defendants shall maintain the Class Settlement Cash Escrow Account(s) and the Class Settlement Interchange Escrow Account(s) as provided in the Class Settlement Agreement, including the Class Settlement Cash Escrow Agreement contained in Appendix B to the Class Settlement Agreement and the Class Settlement Interchange Escrow Agreement contained in Appendix C to the Class Settlement Agreement.

8. Within ten business days after the entry of this Class Settlement Order and Final Judgment, the Escrow Agent shall (a) make a Class Exclusion Takedown Payment of $         to an account that the Visa Defendants shall designate, and (b) make a Class Exclusion Takedown Payment of $         to an account that the MasterCard Defendants shall designate. Both of those payments shall be made regardless of any appeal or other challenge made to the Class Exclusion Takedown Payments or their amounts, as provided in Paragraph 17 of the Class Settlement Agreement.

9. Subject to Paragraphs 28-30 and the other terms of the Class Settlement Agreement, as consideration for the release of their claims, members of the Rule 23(b)(3) Settlement Class shall be entitled to make claims for money payments from and enjoy the benefits of money payments from the following funds.

a. The Net Cash Settlement Fund — i.e., the amounts deposited into the Class Settlement Cash Escrow Account(s) by virtue of the payment of the Total Cash Payment Amount of $6.05 billion as provided in Paragraph 10 of the Class Settlement Agreement, as reduced by the Taxes and administrative costs related to those accounts, the Class Exclusion Takedown

Payments, and any payments approved by the Court that are permitted under Paragraphs 16-24 of the Class Settlement Agreement, including for Attorneys’ Fee Awards, Expense Awards, Class Plaintiffs’ Awards, and Settlement Administration Costs. The Net Cash Settlement Fund shall be distributed to eligible members of the Rule 23(b)(3) Settlement Class pursuant to the claims process specified in the Plan of Administration and Distribution contained in Appendix I to the Class Settlement Agreement.

b. The Net Interchange Settlement Fund — i.e., the amounts deposited into the Class Settlement Interchange Escrow Account(s) due to the Default Interchange Payments, as reduced by the Taxes and administrative costs related to those accounts, and any payments approved by the Court that are permitted under Paragraphs 25-26 of the Class Settlement Agreement, including for Attorneys’ Fee Awards, Expense Awards, Class Plaintiffs’ Awards, and Settlement Administration Costs. The Net Interchange Settlement Fund shall be distributed to eligible members of the Rule 23(b)(3) Settlement Class pursuant to the claims process specified in the Plan of Administration and Distribution contained in Appendix I to the Class Settlement Agreement. The Default Interchange Payments shall be calculated by withholding or adjusting 10 basis points from the default interchange amounts that otherwise would have been provided to issuers on United States acquired and issued Visa-Branded and MasterCard-Branded Credit Card transactions for a period of eight months commencing within sixty days after the end of the Class Exclusion Period, exclusive of the transactions of the Individual Plaintiffs and Opt Outs, as provided in Paragraphs 11-13 of the Class Settlement Agreement.

10. Class Plaintiffs and Class Counsel shall provide to the Visa Defendants and the MasterCard Defendants such information as they may reasonably request, as needed in connection with litigation, regarding the claims made by, and payments made to, members of the Rule 23(b)(3) Settlement Class from the Cash Settlement Cash Escrow Account(s), which information may be produced subject to the terms of the operative protective order in this Action that addresses the production of confidential and highly confidential information.

11. Each member of the Rule 23(b)(3) Settlement Class and each Rule 23(b)(3) Settlement Class Releasing Party unconditionally, fully, and finally releases and forever discharges the Defendants and each of the other Rule 23(b)(3) Settlement Class Released Parties from all released claims, and waives any rights to the protections afforded under California Civil Code §1542 and/or any other similar, comparable, or equivalent laws.

12. Specifically, the members of the Rule 23(b)(3) Settlement Class provide the following release and covenant not to sue:

a. The “Rule 23(b)(3) Settlement Class Releasing Parties” are the Class Plaintiffs, each and every member of the Rule 23(b)(3) Settlement Class that does not become an Opt Out, and any of their respective past, present, or future: officers and directors; stockholders, agents, employees, legal representatives, partners, and associates (in their capacities as stockholders, agents, employees, legal representatives, partners, and associates of a member of the Rule 23(b)(3) Settlement Class only); and trustees, parents, subsidiaries, divisions, affiliates, heirs, executors, administrators, purchasers, predecessors, successors, and assigns — whether or not they object to the Class Settlement Agreement, and whether or not they make a claim for payment from the Class Settlement Cash Escrow Account(s) or the Class Settlement Interchange Escrow Account(s), whether directly, representatively, derivatively, or in any other capacity.

b. The “Rule 23(b)(3) Settlement Class Released Parties” are all of the following:

i. Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Asia Pacific Region, Visa Canada Association, Visa Central & Eastern Europe, Middle East & Africa Region, Visa Europe, Visa Europe Limited, Visa Latin America & Caribbean Region, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Visa-Branded Cards or to acquire any Visa-Branded Card transactions.

ii. MasterCard International Incorporated, MasterCard Incorporated, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any MasterCard-Branded Cards or to acquire any MasterCard-Branded Card transactions.

iii. Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; MBNA America Bank, N.A., and FIA Card Services, N.A.

iv. Barclays Bank plc; Barclays Bank Delaware; and Barclays Financial Corp.

v. Capital One Bank (USA), N.A.; Capital One F.S.B.; and Capital One Financial Corporation.

vi. Chase Bank USA, N.A.; Chase Manhattan Bank USA, N.A.; Chase Paymentech Solutions, LLC; JPMorgan Chase Bank, N.A.; JPMorgan Chase & Co.; Bank One Corporation; and Bank One Delaware N.A.

vii. Citibank (South Dakota), N.A.; Citibank N.A.; Citigroup Inc.; and Citicorp.

viii. Fifth Third Bancorp.

ix. First National Bank of Omaha.

x. HSBC Finance Corporation; HSBC Bank USA, N.A.; HSBC North America Holdings Inc.; HSBC Holdings plc; and HSBC Bank plc.

xi. National City Corporation and National City Bank of Kentucky.

xii. SunTrust Banks, Inc. and SunTrust Bank.

xiii. Texas Independent Bancshares, Inc.

xiv. Wachovia Bank, N.A. and Wachovia Corporation.

xv. Washington Mutual, Inc.; Washington Mutual Bank; Providian National Bank (also known as Washington Mutual Card Services, Inc.); and Providian Financial Corporation.

xvi. Wells Fargo & Company and Wells Fargo Bank, N.A.

xvii. Each and every entity or person alleged to be a co-conspirator of any Defendant in any of the Operative Class Complaints or any of the Class Actions.

xviii. Each of the past, present, or future member or customer financial institutions of Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Europe, Visa Europe Limited, MasterCard International Incorporated, or MasterCard Incorporated.

xix. For each of the entities or persons in Paragraphs i-xviii above, each of their respective past, present, and future, direct and indirect, parents (including holding companies), subsidiaries, affiliates, and associates (all as defined in SEC Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934), or any other entity in which more than 50% of the equity interests are held.

xx. For each of the entities or persons in Paragraphs i-xix above, each of their respective past, present, and future predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of any of the Defendants to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(3) Settlement Class Released Parties as defined in Paragraphs i-xix above).

xxi. For each of the entities or persons in Paragraphs i-xx above, each of their respective past, present, and future principals, trustees, partners, officers, directors, employees, agents, attorneys, legal or other representatives, trustees, heirs, executors, administrators, shareholders, advisors, predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of each of the foregoing entities to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(3) Settlement Class Released Parties as defined in Paragraphs i-xx above).

c. This release applies solely to the Rule 23(b)(3) Settlement Class Releasing Parties. In addition to the effect of the Class Settlement Order and Final Judgment entered in accordance with the Class Settlement Agreement, including but not limited to any res judicata effect, the Rule 23(b)(3) Settlement Class Releasing Parties hereby expressly and irrevocably waive, and fully, finally, and forever settle, discharge, and release the Rule 23(b)(3) Settlement Class Released Parties from any and all manner of claims, demands, actions, suits, and causes of action, whether individual, class, representative, parens patriae, or otherwise in nature, for damages, interest, costs, expenses, attorneys’ fees, fines, civil or other penalties, or other payment of money, or for injunctive, declaratory, or other equitable relief, whenever incurred, whether directly, indirectly, derivatively, or otherwise, regardless of when such claims accrue, whether known or unknown, suspected or unsuspected, in law or in equity that any Rule 23(b)(3) Settlement Class Releasing Party ever had, now has, or hereafter can, shall, or may in the future have, arising out of or relating in any way to any conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(3) Settlement Class Released Party that are alleged or which could have been alleged from the beginning of time until the date of the Court’s entry of the Class Settlement Preliminary Approval Order in any of the Operative Class Complaints or Class Action complaints, or in any amendments to the Operative Class Complaints or Class Action complaints, including but not limited to any claims based on or relating to:

i. any interchange rules, interchange fees, or interchange rates, or any other Rule of any Visa Defendant or MasterCard Defendant, or any agreement involving any Visa Defendant or any MasterCard Defendant and any other Rule 23(b)(3) Settlement Class Released Party, and/or any merchant arising out of or relating to interchange rules, interchange fees, or interchange rates, card issuance, or card acceptance with respect to any Visa-Branded Card transactions in the United States or any MasterCard-Branded Card transactions in the United States;

ii. any Merchant Fee of any Rule 23(b)(3) Settlement Released Party relating to any Visa-Branded Card transactions in the United States or any MasterCard-Branded Card transactions in the United States;

iii. any actual or alleged “no surcharge” rules, “honor all cards” rules, “no minimum purchase” rules, “no discounting” rules, “non-discrimination” rules, “anti-steering” rules, Rules that limit merchants in favoring or steering customers to use certain payment systems, “all outlets” rules, “no bypass” rules, or “no multi-issuer” rules, or any other actual or alleged Rule of any Rule 23(b)(3) Settlement Class Released Party relating to any Visa-Branded Cards or any MasterCard-Branded Cards, or a merchant’s point of sale practices relating to any Visa-Branded Cards or any MasterCard-Branded Cards;

iv. any actual or alleged agreement (A) between or among any Visa Defendant and any MasterCard Defendant, (B) between or among any Visa Defendant or MasterCard Defendant and any other Rule 23(b)(3) Settlement Class Released Party or Parties, or (C) between or among any Visa Defendant, MasterCard Defendant, or any other Rule 23(b)(3) Settlement Class Released Party or Parties relating to conduct or Rules of any Visa Defendant or any MasterCard Defendant;

v. any reorganization, restructuring, initial or other public offering, or other corporate structuring of any Visa Defendant or MasterCard Defendant;

vi. any service of an employee or agent of any Rule 23(b)(3) Settlement Class Released Party on any board or committee of any Visa Defendant or MasterCard Defendant;

vii. the future effect in the United States of the continued imposition of or adherence to any Rule of any Visa Defendant or MasterCard Defendant in effect in the United States as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order, any Rule modified or to be modified pursuant to the Class Settlement Agreement, or any Rule that is substantially similar to any Rule in effect in the United States as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order or any Rule modified or to be modified pursuant to the Class Settlement Agreement;

viii. the future effect in the United States of any conduct of any Rule 23(b)(3) Settlement Class Released Party substantially similar to the conduct of any Rule 23(b)(3) Settlement Class Released Party related to or arising out of interchange rules, interchange fees, or interchange rates, any Rule of any Visa Defendant or MasterCard Defendant modified or to be modified pursuant to the Class Settlement Agreement, any other Rule of any Visa Defendant or any MasterCard Defendant in effect as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order, or any Rule substantially similar to any of the foregoing Rules;

ix. any conduct of this Action, including without limitation any settlement discussions relating to this Action, the negotiation of and agreement to the Class Settlement Agreement by the Defendants or any member or customer financial institution of the Visa Defendants or the MasterCard Defendants, or any terms or effect of the Class Settlement Agreement (other than claims to enforce the Class Settlement Agreement), including any changes in the Rule 23(b)(3) Settlement Class Released Parties’ Rules as a result of the Class Settlement Agreement;

and it is expressly agreed, for purposes of clarity, without expanding or limiting the foregoing, that any claims based on or relating to i-ix above are claims that were or could have been alleged in this Action.

d. Each Rule 23(b)(3) Settlement Class Releasing Party further expressly and irrevocably waives, and fully, finally, and forever settles and releases, any and all defenses, rights, and benefits that the Rule 23(b)(3) Settlement Class Releasing Party may have or that may be derived from the provisions of applicable law which, absent such waiver, may limit the extent or effect of the release contained in the preceding Paragraphs a-c. Without limiting the generality of the foregoing, each Rule 23(b)(3) Settlement Class Releasing Party expressly and irrevocably waives and releases any and all defenses, rights, and benefits that the Rule 23(b)(3) Settlement Class Releasing Party might otherwise have in relation to the release by virtue of the provisions of California Civil Code Section 1542 or similar laws of any other state or jurisdiction. SECTION 1542 PROVIDES: “CERTAIN CLAIMS NOT AFFECTED BY GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” In

addition, although each Rule 23(b)(3) Settlement Class Releasing Party may hereafter discover facts other than, different from, or in addition to those that it or he or she knows or believes to be true with respect to any claims released in the preceding Paragraphs a-c, each Rule 23(b)(3) Settlement Class Releasing Party hereby expressly waives, and fully, finally, and forever settles, discharges, and releases, any known or unknown, suspected or unsuspected, contingent or non-contingent claims within the scope of the preceding Paragraphs a-c, whether or not concealed or hidden, and without regard to the subsequent discovery or existence of such other, different, or additional facts. Class Plaintiffs acknowledge, and the members of the Rule 23(b)(3) Settlement Class shall be deemed by operation of the Class Settlement Order and Final Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Class Settlement Agreement.

e. Each Rule 23(b)(3) Settlement Class Releasing Party covenants and agrees that it shall not, hereafter, seek to establish, or permit another to act for it in a representative capacity to seek to establish, liability against any of the Rule 23(b)(3) Settlement Class Released Parties based, in whole or in part, upon any conduct covered by any of the claims released in the Paragraphs a-d above.

f. For avoidance of doubt, no other provision of the Class Settlement Agreement releases any claim of a Rule 23(b)(3) Settlement Class Releasing Party that is based on:

i. breach of the Class Settlement Agreement;

ii. standard commercial disputes arising in the ordinary course of business under contracts or commercial relations regarding loans, lines of credit, or other related banking or credit relations, individual chargeback disputes, products liability, breach of warranty, misappropriation of cardholder data or invasion of privacy, compliance with technical specifications for a merchant’s acceptance of Credit Cards or Debit Cards, and any other dispute arising out of a breach of any contract between any of the Rule 23(b)(3) Settlement Class Releasing Parties and any of the Rule 23(b)(3) Settlement Class Released Parties; provided, however, that Paragraphs a-e above and not this Paragraph shall control in the event that any such claim challenges the legality of interchange rules, interchange rates, or interchange fees, or any other Rule fee, charge, or other conduct covered by any of the claims released in Paragraphs a-e above; or

iii. the claims alleged in the currently operative complaints against the current defendants in (i) NACS, et al. v. Board of Governors of the Federal Reserve System, No. 11 CV 02075-RJL (D.D.C.), and (ii) In re ATM Fee Antitrust Litigation, No. 04-CV-02676-CRB (N.D. Cal) (including claims that have been asserted to have been alleged in the Second Amended and Third Amended Complaints against Bank of America, N.A.).

g. Each Rule 23(b)(3) Settlement Class Releasing Party further releases each of the Visa Defendants, MasterCard Defendants, and Bank Defendants and their counsel and experts in this Action from any claims relating to the defense of this Action, including the negotiation and terms of the Class Settlement Agreement, except for any claims relating to enforcement of the Class Settlement Agreement. Each Visa Defendant, MasterCard Defendant,

and Bank Defendant releases the Class Plaintiffs, the other plaintiffs in the Class Actions, Class Counsel, Class Plaintiffs’ other counsel who have participated in any settlement conferences before the Court for a Class Plaintiff that executed the Class Settlement Agreement, and their respective experts in the Class Actions, from any claims relating to their institution or prosecution of the Class Actions, including the negotiation and terms of the Class Settlement Agreement, except for any claims relating to enforcement of the Class Settlement Agreement.

13. Subject to Paragraphs 39-65 and the other terms of the Class Settlement Agreement, as consideration for the release of their claims, members of the Rule 23(b)(2) Settlement Class have received, and will continue to receive, benefits from Visa rules modifications and MasterCard rules modifications, including the following.

a. The Visa Defendants shall maintain their respective “no discounting” and “non-discrimination” rules as provided in, and for the time period provided in, the Final Judgment that the court entered on July 20, 2011 in United States v. American Express Co., et al., No. 10-CV-04496 (E.D.N.Y.) (NGG) (RER), a copy of which is attached as Appendix J to the Class Settlement Agreement, and shall maintain at no cost in the United States, consistent with the terms of the Final Judgment, the Visa Product Eligibility Service described in the Declaration of Judson Reed filed on June 14, 2011 in that action, subject to any subsequent modifications thereto in that action. In the event that the obligations imposed on the Visa Defendants in that Final Judgment are terminated in that action before July 20, 2021, those obligations shall thenceforth be imposed on the Visa Defendants under the Class Settlement Agreement in this Action but only until July 20, 2021.

b. The MasterCard Defendants shall maintain their respective “no discounting” and “non-discrimination” rules as provided in, and for the time period provided in, the Final Judgment that the court entered on July 20, 2011 in United States v. American Express Co., et al., No. 10-CV-04496 (E.D.N.Y.) (NGG) (RER), a copy of which is attached as Appendix J to the Class Settlement Agreement, and shall maintain at no cost in the United States, consistent with the terms of the Final Judgment, the MasterCard Product Validation Service (also known as “Product Inquiry”) described in the Declaration of Brian Tomchek filed on June 14, 2011 in that action, subject to any subsequent modifications thereto in that action. In the event that the obligations imposed on the MasterCard Defendants in that Final Judgment are terminated in that action before July 20, 2021, those obligations shall thenceforth be imposed on the MasterCard Defendants under the Class Settlement Agreement in this Action but only until July 20, 2021.

c. The Visa Defendants will permit a merchant to decline acceptance of all “Visa POS Debit Devices” or all “Other Visa Products,” as defined pursuant to Visa’s settlement agreement in the In re Visa Check/MasterMoney Antitrust Litigation, No. 96-CV-05238 (E.D.N.Y.) (JG) (JO), at all outlets that operate under the same trade name or banner in the United States, even if that merchant accepts all “Visa POS Debit Devices or all “Other Visa Products” at outlets that operate under a different trade name or banner within or outside of the United States. Nothing herein shall prevent the Visa Defendants from retaining or promulgating rules that require a merchant, (a) to the extent that the merchant accepts “Visa POS Debit Devices” at any of the merchant’s outlets operating under a given trade name or banner in the United States, to accept “Visa POS Debit Devices” at all outlets operating under that trade name or banner, or (b) to the extent that the merchant accepts “Other Visa Products” at any of the merchant’s outlets operating under a given trade name or banner in the United States, to accept “Other Visa Products” at all outlets operating under that trade name or banner. Nothing herein shall prohibit the Visa Defendants from (a) using volume-based pricing and pricing incentives, or (b) contracting with an individual merchant, including for more favorable pricing, based on its acceptance at all outlets in the United States; provided, however, that the Visa Defendants shall not require merchant acceptance at all outlets in connection with a volume-based incentive program made generally available to all merchants in the United States.

d. The MasterCard Defendants will permit a merchant to decline acceptance of all “MasterCard POS Debit Devices” or all “Other MasterCard Products,” as defined pursuant to MasterCard’s settlement agreement in the In re Visa Check/MasterMoney Antitrust Litigation, No. 96-CV-05238 (E.D.N.Y.) (JG) (JO), at all outlets that operate under the same trade name or banner in the United States, even if that merchant accepts all “MasterCard POS Debit Devices or all “Other MasterCard Products” at outlets that operate under a different trade name or banner within or outside of the United States. Nothing herein shall prevent the MasterCard Defendants from retaining or promulgating rules that require a merchant, (a) to the extent that the merchant accepts “MasterCard POS Debit Devices” at any of the merchant’s outlets operating under a given trade name or banner in the United States, to accept “MasterCard POS Debit Devices” at all outlets operating under that trade name or banner, or (b) to the extent that the merchant accepts “Other MasterCard Products” at any of the merchant’s outlets operating under a given trade name or banner in the United States, to accept “Other MasterCard Products” at all outlets operating under that trade name or banner. Nothing herein shall prohibit the MasterCard Defendants from (a) using volume-based pricing and pricing incentives, or (b) contracting with an individual merchant, including for more favorable pricing based on its acceptance at all outlets in the United States; provided, however, that the MasterCard Defendants shall not require merchant acceptance at all outlets in connection with a volume-based incentive program made generally available to all merchants in the United States.

e. The Visa Defendants shall continue the modification of their “no surcharge” rules to permit a merchant in the United States to surcharge Visa-Branded Credit Card Transactions at either (but not both) the “Brand Level” or the “Product Level,” as defined in, and subject to the terms and conditions in, Paragraph 42 of the Class Settlement Agreement.

f. The MasterCard Defendants shall continue the modification of their “no surcharge” rules to permit a merchant in the United States to surcharge MasterCard-Branded Credit Card Transactions at either (but not both) the “Brand Level” or the “Product Level,” as defined in, and subject to the terms and conditions in, Paragraph 55 of the Class Settlement Agreement.

g. In the event that Visa debit card transactions are no longer subject to the rate cap established by Board of Governors of the Federal Reserve System pursuant to 15 U.S.C. § 1693o-2 and its implementing regulations or any other regulated rate cap that may be subsequently implemented, the Visa Defendants will further modify the Visa rules to permit merchants to surcharge Visa debit card transactions in a manner equivalent to that permitted for Visa Credit Card transactions pursuant to Paragraph 42(a) of the Class Settlement Agreement.

h. In the event that MasterCard debit card transactions are no longer subject to the rate cap established by Board of Governors of the Federal Reserve System pursuant to 15 U.S.C. § 1693o-2 and its implementing regulations or any other regulated rate cap that may be subsequently implemented, the MasterCard Defendants will further modify the MasterCard rules to permit merchants to surcharge MasterCard debit card transactions in a manner equivalent to that permitted for MasterCard Credit Card transactions pursuant to Paragraph 55(a) of the Class Settlement Agreement.

i. The Visa Defendants shall modify their rules, by-laws, or regulations to the extent necessary to eliminate any restrictions therein on merchants’ rights to properly organize bona fide buying groups that comply with the requirements of the DOJ Guidelines on Competitor Collaboration, the DOJ and FTC’s Statements of Antitrust Enforcement Policy in Health Care, and other applicable legal standards, to negotiate with Visa on behalf of members of the buying group. With respect to any proposals that Visa believes provides reasonable commercial benefits to the parties, Visa will negotiate with such buying groups in an effort to reach a commercially reasonable agreement, and Visa agrees to exercise its discretion and business judgment in good faith: (a) in determining whether a proposal sets forth commercially reasonable benefits to the parties; (b) in negotiations related to such proposals; and (c) in making its determination whether to accept or reject a proposal. In the event that any dispute arises with respect to this provision, the parties will be subject to the jurisdiction of, and the dispute shall be resolved by, the Court presiding over this Action, as part of the continuing jurisdiction of the Court over this Settlement and the Rule 23(b)(2) Settlement Class. In the event of such dispute, the party raising the dispute shall be limited to seeking declaratory relief, and to no other form of relief. The declaratory relief available as to any such dispute shall be limited to deciding whether (y) the putative buying group is a properly organized bona fide buying group that complies with the requirements of this Paragraph, and/or (z) whether Visa negotiated in good faith with the putative buying group. The parties, including all members of the Rule 23(b)(2) Settlement Class, waive all rights to appeal from any such determinations. Upon resolution of the dispute by the Court, the losing party shall be responsible for all attorneys’ fees and expenses of the prevailing party unless the Court determines that the circumstances make such an award unjust.

j. The MasterCard Defendants shall modify their rules, by-laws, or regulations to the extent necessary to eliminate any restrictions therein on merchants’ rights to properly organize bona fide buying groups that comply with the requirements of the DOJ Guidelines on Competitor Collaboration, the DOJ and FTC’s Statements of Antitrust Enforcement Policy in Health Care, and other applicable legal standards, to negotiate with MasterCard on behalf of members of the buying group. With respect to any proposals that MasterCard believes provides reasonable commercial benefits to the parties, MasterCard will negotiate with such buying groups in an effort to reach a commercially reasonable agreement, and MasterCard agrees to exercise its discretion and business judgment in good faith: (a) in determining whether a proposal sets forth commercially reasonable benefits to the parties; (b) in negotiations related to such proposals; and (c) in making its determination whether to accept or reject a proposal. In the event that any dispute arises with respect to this provision, the parties will be subject to the jurisdiction of, and the dispute shall be resolved by, the Court presiding over this Action, as part of the continuing jurisdiction of the Court over this Settlement and the Rule 23(b)(2) Settlement Class. In the event of such dispute, the party raising the dispute shall be limited to seeking declaratory relief, and to no other form of relief. The declaratory relief available as to any such dispute shall be limited to deciding whether (y) the putative buying group is a properly organized bona fide buying group that complies with the requirements of this Paragraph, and/or (z) whether MasterCard negotiated in good faith with the putative buying group. The parties, including all members of the Rule 23(b)(2) Settlement Class, waive all rights to appeal from any such determinations. Upon resolution of the dispute by the Court, the losing party shall be responsible for all attorneys’ fees and expenses of the prevailing party unless the Court determines that the circumstances make such an award unjust.

k. In the event that the obligations imposed on the Visa Defendants under 15 U.S.C. § 1693o-2(b)(3)(A)(i) not to prohibit merchants from setting a minimum dollar value for acceptance of credit cards that does not differentiate between issuers or payment card networks and that does not exceed $10.00 are terminated before July 20, 2021, those obligations shall thenceforth be imposed on the Visa Defendants under the Class Settlement Agreement but only until July 20, 2021.

l. In the event that the obligations imposed on the MasterCard Defendants under 15 U.S.C. § 1693o-2(b)(3)(A)(i) not to prohibit merchants from setting a minimum dollar value for acceptance of credit cards that does not differentiate between issuers or payment card networks and that does not exceed $10.00 are terminated before July 20, 2021, those obligations shall thenceforth be imposed on the MasterCard Defendants under the Class Settlement Agreement but only until July 20, 2021.

m. The rules requirements described above shall remain in effect until July 20, 2021. The rules requirements described above shall expire on July 20, 2021.

14. All members of the Rule 23(b)(3) Settlement Class, and those subject to their control, are hereby enjoined and forever barred from commencing, maintaining, or participating in, or permitting another to commence, maintain, or participate in on its behalf, any claims released against Rule 23(b)(3) Settlement Class Released Parties.

15. Each member of the Rule 23(b)(2) Settlement Class and each Rule 23(b)(2) Settlement Class Releasing Party unconditionally, fully, and finally releases and forever discharges the Defendants and each of the other Rule 23(b)(2) Settlement Class Released Parties from all released claims, and waives any rights to the protections afforded under California Civil Code §1542 and/or any other similar, comparable, or equivalent laws.

16. Specifically, the members of the Rule 23(b)(2) Settlement Class provide the following release and covenant not to sue:

a. The “Rule 23(b)(2) Settlement Class Releasing Parties” are the Class Plaintiffs, each and every member of the Rule 23(b)(2) Settlement Class, and any of their respective past, present, or future: officers and directors; stockholders, agents, employees, legal representatives, partners, and associates (in their capacities as stockholders, agents, employees, legal representatives, partners, and associates of a member of the Rule 23(b)(2) Settlement Class only); and trustees, parents, subsidiaries, divisions, affiliates, heirs, executors, administrators, purchasers, predecessors, successors, and assigns — whether or not they object to the Class Settlement Agreement, and whether or not they exercise any benefit provided under the Class Settlement Agreement, whether directly, representatively, derivatively, or in any other capacity.

b. The “Rule 23(b)(2) Settlement Class Released Parties” are all of the following:

i. Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Asia Pacific Region, Visa Canada Association, Visa Central & Eastern Europe, Middle East & Africa Region, Visa Europe, Visa Europe Limited, Visa Latin America & Caribbean Region, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any Visa-Branded Cards or to acquire any Visa-Branded Card transactions.

ii. MasterCard International Incorporated, MasterCard Incorporated, and any other entity that now authorizes or licenses, or in the past has authorized or licensed, a financial institution to issue any MasterCard-Branded Cards or to acquire any MasterCard-Branded Card transactions.

iii. Bank of America, N.A.; BA Merchant Services LLC (formerly known as National Processing, Inc.); Bank of America Corporation; MBNA America Bank, N.A., and FIA Card Services, N.A.

iv. Barclays Bank plc; Barclays Bank Delaware; and Barclays Financial Corp.

v. Capital One Bank (USA), N.A.; Capital One F.S.B.; and Capital One Financial Corporation.

vi. Chase Bank USA, N.A.; Chase Manhattan Bank USA, N.A.; Chase Paymentech Solutions, LLC; JPMorgan Chase Bank, N.A.; JPMorgan Chase & Co.; Bank One Corporation; and Bank One Delaware, N.A.

vii. Citibank (South Dakota), N.A.; Citibank N.A.; Citigroup Inc.; and Citicorp.

viii. Fifth Third Bancorp.

ix. First National Bank of Omaha.

x. HSBC Finance Corporation; HSBC Bank USA, N.A.; HSBC North America Holdings Inc.; HSBC Holdings plc; and HSBC Bank plc.

xi. National City Corporation and National City Bank of Kentucky.

xii. SunTrust Banks, Inc. and SunTrust Bank.

xiii. Texas Independent Bancshares, Inc.

xiv. Wachovia Bank, N.A. and Wachovia Corporation.

xv. Washington Mutual, Inc.; Washington Mutual Bank; Providian National Bank (also known as Washington Mutual Card Services, Inc.); and Providian Financial Corporation.

xvi. Wells Fargo & Company and Wells Fargo Bank N.A.

xvii. Each and every entity or person alleged to be a co-conspirator of any Defendant in any of the Operative Class Complaints or any of the Class Actions.

xviii. Each of the past, present, or future member or customer financial institutions of Visa U.S.A. Inc., Visa International Service Association, Visa Inc., Visa Europe, Visa Europe Limited, MasterCard International Incorporated, or MasterCard Incorporated.

xix. For each of the entities or persons in Paragraphs i-xviii above, each of their respective past, present, and future, direct and indirect, parents (including holding companies), subsidiaries, affiliates, and associates (all as defined in SEC Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934), or any other entity in which more than 50% of the equity interests are held.

xx. For each of the entities or persons in Paragraphs i-xix above, each of their respective past, present, and future predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of any of the Defendants to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Settlement Class Released Parties as defined in Paragraphs i-xix above).

xxi. For each of the entities or persons in Paragraphs i-xx above, each of their respective past, present, and future principals, trustees, partners, officers, directors, employees, agents, attorneys, legal or other representatives, trustees, heirs, executors, administrators, shareholders, advisors, predecessors, successors, purchasers, and assigns (including acquirers of all or substantially all of the assets, stock, or other ownership interests of each of the foregoing entities to the extent a successor’s, purchaser’s, or acquirer’s liability is based on the Rule 23(b)(2) Settlement Class Released Parties as defined in Paragraphs i-xx above).

c. This release applies solely to the Rule 23(b)(2) Settlement Class Releasing Parties. In addition to the effect of the Class Settlement Order and Final Judgment entered in accordance with the Class Settlement Agreement, including but not limited to any res judicata effect, the Rule 23(b)(2) Settlement Class Releasing Parties hereby expressly and irrevocably waive, and fully, finally, and forever settle, discharge, and release the Rule 23(b)(2) Settlement Class Released Parties from any and all manner of claims, demands, actions, suits, and causes of action, whether individual, class, representative, parens patriae, or otherwise in nature, for any form of declaratory, injunctive, or equitable relief, or any damages or other monetary relief relating to the period after the date of the Court’s entry of the Class Settlement Preliminary Approval Order, regardless of when such claims accrue, whether known or unknown, suspected or unsuspected, in law or in equity that any Rule 23(b)(2) Settlement Class Releasing Party now has, or hereafter can, shall, or may in the future have, arising out of or relating in any way to any conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(2) Settlement Class Released Party that are alleged or which could have been alleged from the beginning of time until the date of the Court’s entry of the Class Settlement Preliminary Approval Order in any of the Operative Class Complaints or Class Action complaints, or in any amendments to the Operative Class Complaints or Class Action complaints, including but not limited to any claims based on or relating to:

i. any interchange rules, interchange fees, or interchange rates, or any other Rule of any Visa Defendant or MasterCard Defendant, or any agreement involving any Visa Defendant or any MasterCard Defendant and any other Rule 23(b)(2) Settlement Class Released Party, and/or any merchant arising out of or relating to interchange rules, interchange fees, or interchange rates, card issuance, or card acceptance with respect to any Visa-Branded Card transactions in the United States or any MasterCard-Branded Card transactions in the United States;

ii. any Merchant Fee of any Rule 23(b)(2) Settlement Released Party relating to any Visa-Branded Card transactions in the United States or any MasterCard-Branded Card transactions in the United States;

iii. any actual or alleged “no surcharge” rules, “honor all cards” rules, “no minimum purchase” rules, “no discounting” rules, “non-discrimination” rules, “anti-steering” rules, Rules that limit merchants in favoring or steering customers to use certain payment systems, “all outlets” rules, “no bypass” rules, or “no multi-issuer” rules, or any other actual or alleged Rule of any Rule 23(b)(2) Settlement Class Released Party relating to any Visa-Branded Cards or any MasterCard-Branded Cards, or a merchant’s point of sale practices relating to any Visa-Branded Cards or any MasterCard-Branded Cards;

iv. any actual or alleged agreement (A) between or among any Visa Defendant and any MasterCard Defendant, (B) between or among any Visa Defendant or MasterCard Defendant and any other Rule 23(b)(2) Settlement Class Released Party or Parties, or (C) between or among any Visa Defendant, MasterCard Defendant, or any other Rule 23(b)(2) Settlement Class Released Party or Parties relating to conduct or Rules of any Visa Defendant or any MasterCard Defendant;

v. any reorganization, restructuring, initial or other public offering, or other corporate structuring of any Visa Defendant or MasterCard Defendant;

vi. any service of an employee or agent of any Rule 23(b)(2) Settlement Class Released Party on any board or committee of any Visa Defendant or MasterCard Defendant;

vii. the future effect in the United States of the continued imposition of or adherence to any Rule of any Visa Defendant or MasterCard Defendant in effect in the United States as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order, any Rule modified or to be modified pursuant to the Class Settlement Agreement, or any Rule that is substantially similar to any Rule in effect in the United States as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order or any Rule modified or to be modified pursuant to the Class Settlement Agreement;

viii. the future effect in the United States of any conduct of any Rule 23(b)(2) Settlement Class Released Party substantially similar to the conduct of any Rule 23(b)(2) Settlement Class Released Party related to or arising out of interchange rules, interchange fees, or interchange rates, any Rule of any Visa Defendant or MasterCard Defendant modified or to be modified pursuant to the Class Settlement Agreement, any other Rule of any Visa Defendant or any MasterCard Defendant in effect as of the date of the Court’s entry of the Class Settlement Preliminary Approval Order, or any Rule substantially similar to any of the foregoing Rules;

ix. any conduct of this Action, including without limitation any settlement discussions relating to this Action, the negotiation of and agreement to the Class Settlement Agreement by the Defendants or any member or customer financial institution of the Visa Defendants or the MasterCard Defendants, or any terms or effect of the Class Settlement Agreement (other than claims to enforce the Class Settlement Agreement), including any changes in the Rule 23(b)(2) Settlement Class Released Parties’ Rules as a result of the Class Settlement Agreement;

and it is expressly agreed, for purposes of clarity, without expanding or limiting the foregoing, that any claims based on or relating to i-ix above are claims that were or could have been alleged in this Action.

Provided, however, that any Opt Out that is also a member of the Rule 23(b)(2) Settlement Class shall not be deemed to have released any claims for damages based on any Rules or other conduct, acts, transactions, events, occurrences, statements, omissions, or failures to act of any Rule 23(b)(3) Settlement Class Released Party prior to the date of the Court’s entry of the Class Settlement Preliminary Approval Order.

d. Each Rule 23(b)(2) Settlement Class Releasing Party further expressly and irrevocably waives, and fully, finally, and forever settles and releases, any and all defenses, rights, and benefits that the Rule 23(b)(2) Settlement Class Releasing Party may have or that may be derived from the provisions of applicable law which, absent such waiver, may limit the extent or effect of the release contained in the preceding Paragraphs a-c. Without limiting the generality of the foregoing, each Rule 23(b)(2) Settlement Class Releasing Party expressly and irrevocably waives and releases any and all defenses, rights, and benefits that the Rule 23(b)(2) Settlement Class Releasing Party might otherwise have in relation to the release by virtue of the provisions of California Civil Code Section 1542 or similar laws of any other state or jurisdiction. SECTION 1542 PROVIDES: “CERTAIN CLAIMS NOT AFFECTED BY GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” In addition, although each Rule 23(b)(2) Settlement Class Releasing Party may hereafter discover facts other than, different from, or in addition to those that it or he or she knows or believes to be true with respect to any claims released in the preceding Paragraphs a-c, each Rule 23(b)(2) Settlement Class Releasing Party hereby expressly waives, and fully, finally, and forever settles, discharges, and releases, any known or unknown, suspected or unsuspected, contingent or non-contingent claims within the scope of the preceding Paragraphs a-c, whether or not concealed or hidden, and without regard to the subsequent discovery or existence of such other, different, or additional facts. Class Plaintiffs acknowledge, and the members of the Rule 23(b)(2) Settlement Class shall be deemed by operation of the Class Settlement Order and Final Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Class Settlement Agreement.

e. Each Rule 23(b)(2) Settlement Class Releasing Party covenants and agrees that it shall not, hereafter, seek to establish, or permit another to act for it in a representative capacity to seek to establish, liability against any of the Rule 23(b)(2) Settlement Class Released Parties based, in whole or in part, upon any conduct covered by any of the claims released in Paragraphs a-d above.

f. For purposes of clarity, it is specifically intended for the release and covenant not to sue provisions of Paragraphs a-e above to preclude all members of the Rule 23(b)(2) Settlement Class from seeking or obtaining any form of declaratory, injunctive, or equitable relief, or damages or other monetary relief relating to the period after the date of the Court’s entry of the Class Settlement Preliminary Approval Order with respect to any Rule of any Visa Defendant or any MasterCard Defendant, and the compliance by any Bank Defendant with any such Rule, as it is alleged to exist, now exists, may be modified in the manner provided in Paragraphs 40-45 and 53-57 of the Class Settlement Agreement, or may in the future exist in the same or substantially similar form thereto.

g. For avoidance of doubt, no other provision of the Class Settlement Agreement releases any claim of a Rule 23(b)(2) Settlement Class Releasing Party that is based on:

i. breach of the Class Settlement Agreement;

ii. standard commercial disputes arising in the ordinary course of business under contracts or commercial relations regarding loans, lines of credit, or other related banking or credit relations, individual chargeback disputes, products liability, breach of warranty, misappropriation of cardholder data or invasion of privacy, compliance with technical specifications for a merchant’s acceptance of Credit Cards or Debit Cards, and any other dispute arising out of a breach of any contract between any of the Rule 23(b)(2) Settlement Class Releasing Parties and any of the Rule 23(b)(2) Settlement Class Released Parties; provided, however, that Paragraphs a-f above and not this Paragraph shall control in the event that any such claim challenges the legality of interchange rules, interchange rates, or interchange fees, or any other Rule, fee, charge, or other conduct covered by any of the claims released in Paragraphs a-f above;

iii. the claims alleged in the currently operative complaints against the current defendants in (i) NACS, et al. v. Board of Governors of the Federal Reserve System, No. 11-CV-02075-RJL (D.D.C.), and (ii) In re ATM Fee Antitrust Litigation, No. 04 CV 02676-CRB (N.D. Cal) (including claims that have been asserted to have been alleged in the Second Amended or Third Amended Complaints against Bank of America, N.A.); or

iv. a claim seeking only injunctive relief against only the Visa Defendants regarding the legality of Visa’s Fixed Acquirer Network Fee.

h. Each Rule 23(b)(2) Settlement Class Releasing Party further releases each of the Visa Defendants, MasterCard Defendants, and Bank Defendants and their counsel and experts in this Action from any claims relating to the defense of this Action, including the negotiation and terms of the Class Settlement Agreement, except for any claims relating to enforcement of the Class Settlement Agreement. Each Visa Defendant, MasterCard Defendant, and Bank Defendant releases the Class Plaintiffs, other plaintiffs in the Class Actions, Class Counsel, Class Plaintiffs’ other counsel who have participated in any settlement conferences before the Court for a Class Plaintiff that executed the Class Settlement Agreement, and their respective experts in the Class Actions, from any claims relating to their institution or prosecution of the Class Actions, including the negotiation and terms of the Class Settlement Agreement, except for any claims relating to enforcement of the Class Settlement Agreement.

17. All members of the Rule 23(b)(2) Settlement Class, and those subject to their control, are hereby enjoined and forever barred from commencing, maintaining, or participating in, or permitting another to commence, maintain, or participate in on its behalf, any claims released against Rule 23(b)(2) Settlement Class Released Parties.

18. Without affecting the finality of this judgment in any way, and as further provided in Paragraphs 100-103 of the Class Settlement Agreement, this Court hereby retains continuing jurisdiction in MDL 1720 over the Class Plaintiffs, the members of the Rule 23(b)(3) Settlement Class, the members of the Rule 23(b)(2) Settlement Class, and the Defendants to implement, administer, consummate, and enforce the Class Settlement Agreement and this Class Settlement

Order and Final Judgment, including any disputes relating to, or arising out of, the release and covenant not to sue of the Rule 23(b)(3) Settlement Class or any claim for payment from the Class Settlement Cash Escrow Account(s) or the Class Settlement Interchange Escrow Account(s), and including any disputes relating to, or arising out of, the release and covenant not to sue of the Rule 23(b)(2) Settlement Class or any claim concerning any by law, rule, operating regulation, practice, policy, or procedure of any Visa Defendant or MasterCard Defendant.

19. The Class Plaintiffs, members of the Rule 23(b)(3) Settlement Class, members of the Rule 23(b)(2) Settlement Class, and the Defendants irrevocably submit to the exclusive jurisdiction of this Court for the resolution of any matter covered by the Class Settlement Agreement, this Class Settlement Order and Final Judgment, or the applicability of the Class Settlement Agreement or this Class Settlement Order and Final Judgment. All applications to the Court with respect to any aspect of the Class Settlement Agreement or this Class Settlement Order and Final Judgment shall be presented to and determined by United States District Court Judge John Gleeson for resolution as a matter within the scope of MDL 1720, or, if he is not available, any other District Court Judge designated by the Court.

20. In the event that the provisions of this Class Settlement Agreement or the Class Settlement Order and Final Judgment are asserted by any Defendant or Rule 23(b)(2) or Rule 23(b)(3) Settlement Class Released Party as a ground for a defense, in whole or in part, to any claim or cause of action, or are otherwise raised as an objection in any other suit, action, or proceeding by a Class Plaintiff or member of the Rule 23(b)(2) or Rule 23(b)(3) Settlement Class, the Rule 23(b)(2) and Rule 23(b)(3) Settlement Class Released Party shall be entitled to an immediate stay of that suit, action, or proceeding until after this Court has entered an order or judgment determining any issues relating to the defense or objections based on such provisions, and no further judicial review of such order or judgment is possible.

21. The terms and provisions of the Fourth Amended Protective Order, filed on October 29, 2009, and approved by the Court on October 30, 2009, shall survive and continue in effect through and after entry of this Class Settlement Order and Final Judgment.

22. Nothing in the Class Settlement Agreement or this Class Settlement Order and Final Judgment is or shall be deemed or construed to be an admission or evidence of any violation of any statute or law or of any liability or wrongdoing by any of the Defendants, or of the truth or validity or lack of truth or validity of any of the claims of allegations alleged in any of the Class Actions in MDL 1720.

23. Nothing in this Class Settlement Order and Final Judgment is intended to or shall modify the terms of the Class Settlement Agreement.

24. All the Class Actions consolidated in MDL 1720, listed in Appendix A to the Class Settlement Agreement and in Exhibit 2 hereto, and all claims against the Defendants in those Class Actions, are hereby dismissed with prejudice, with each party to bear its own costs, except as and to the extent provided for in the Class Settlement Agreement.

25. This Class Settlement Order and Final Judgment terminates and disposes of all claims against the Defendants in the Class Actions in MDL 1720. There is no just reason for delay in entering final judgment. The Court hereby directs the Clerk to enter judgment forthwith in accordance with the terms of this Class Settlement Order and Final Judgment, which judgment shall be final and appealable.

DATED:
THE HONORABLE JOHN GLEESON UNITED STATES DISTRICT JUDGE

APPENDIX H — Counsel Names and Contact Information

Co-Lead Counsel for Class Plaintiffs

K. Craig Wildfang

Thomas J. Undlin

Ryan W. Marth

Robins, Kaplan, Miller & Ciresi LLP

800 LaSalle Avenue, Suite 2800

Minneapolis, MN 55402

Telephone: 612-349-8500

Facsimile: 612-339-4181

E-Mail: kcwildfang@rkmc.com

E-Mail: tjundlin@rkmc.com

E-Mail: rwmarth@rkmc.com

H. Laddie Montague, Jr.

Merrill G. Davidoff

Bart D. Cohen

Michael J. Kane

Berger & Montague, PC

1622 Locust Street

Philadelphia, PA 19103

Telephone: 215-875-3000

Facsimile: 215-875-4604

E-Mail: hlmontague@bm.net

E-Mail: mdavidoff@bm.net

E-Mail: bcohen@bm.net

E-Mail: mkane@bm.net

Patrick J. Coughlin

Bonny E. Sweeney

David W. Mitchell

Alexandra S. Bernay

Carmen A. Medici

Robbins Geller Rudman & Dowd LLP

655 West Broadway, Suite 1900

San Diego, CA 92101

Phone: 619-231-1058

Facsimile: 619-231-7423

E-Mail: patc@rgrdlaw.com

E-Mail: bonnys@rgrdlaw.com

E-Mail: davidm@rgrdlaw.com

E-Mail: xanb@rgrdlaw.com

E-Mail: cmedici@rgrdlaw.com

Attorneys for Defendants Visa Inc., Visa U.S.A. Inc.,

and Visa International Service Association

Robert J. Vizas

Arnold & Porter LLP

Three Embarcadero Center, Seventh Floor

San Francisco, CA 94111-4024

Telephone: 415-471-3100

Facsimile: 415-471-3400

E-Mail: robert.vizas@aporter.com

Robert C. Mason

Arnold & Porter LLP

399 Park Avenue

New York, NY 10022-4690

Telephone: 212-715-1000

Facsimile: 212-715-1399

E-Mail: robert.mason@aporter.com

Mark R. Merley

Matthew A. Eisenstein

Arnold & Porter LLP

555 12th Street, N.W.

Washington, DC 20004-1206

Telephone: 202-942-5000

Facsimile: 202-942-5999

E-Mail: mark.merley@aporter.com

E-Mail: matthew.eisenstein@aporter.com

Attorneys for Defendant MasterCard Incorporated

and MasterCard International Incorporated

Kenneth A. Gallo

Joseph J. Simons

Paul, Weiss, Rifkind, Wharton & Garrison LLP

2001 K Street, N.W.

Washington, DC 20006-1047

Telephone: 202-223-7300

Facsimile: 202-223-7420

E-Mail: kgallo@paulweiss.com

E-Mail: jsimons@paulweiss.com

Andrew C. Finch

Gary R. Carney

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Telephone: 212-373-3000

Facsimile: 212-757-3990

E-Mail: afinch@paulweiss.com

E-Mail: gcarney@paulweiss.com

Keila D. Ravelo

Wesley R. Powell

Matthew Freimuth

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019-6099

Telephone: 212-728-8000

Facsimile: 212-728-8111

E-Mail: kravelo@willkie.com

E-Mail: wpowell@willkie.com

E-Mail: mfreimuth@willkie.com

Attorneys for Defendants Bank of America, N.A., BA

Merchant Services LLC (f/k/a Defendant National

Processing, Inc.), Bank of America Corporation, and

MBNA America Bank, N.A.

Mark P. Ladner

Michael B. Miller

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, NY 10104-0050

Telephone: 212-468-8000

Facsimile: 212-468-7900

E-Mail: mladner@mofo.com

E-Mail: mbmiller@mofo.com

Attorneys for Defendants Barclays Financial Corp., Barclays

Bank Delaware, and Barclays Bank plc

Wayne D. Collins

Lisl J. Dunlop

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

Telephone: 212-848-4000

Facsimile: 212 848 7179

E-Mail: wcollins@shearman.com

E-Mail: ldunlop@shearman.com

Attorneys for Defendants Capital One Bank (USA),

N.A., Capital One F.S.B., and Capital One Financial

Corp.

Andrew J. Frackman

Abby F. Rudzin

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, N.Y. 10036

Telephone: 212-326-2000

Facsimile: 212-326-2061

E-Mail: afrackman@omm.com

E-Mail: arudzin@omm.com

Attorneys for Defendants JP Morgan Chase & Co.,

JP Morgan Chase Bank, N.A., Chase Bank USA,

N.A., Chase Manhattan USA, N.A., Chase

Paymentech Solutions, LLC, Bank One

Corporation, Bank One Delaware, N.A., and J.P.

Morgan Chase Bank, N.A. as acquirer of certain

assets and liabilities of Washington Mutual Bank

Peter E. Greene

Peter S. Julian

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Telephone: 212-735-3000

Facsimile: 212-735-2000/1

E-Mail: peter.greene@skadden.com

E-Mail: peter.julian@skadden.com

Attorneys for Defendants Citibank, N.A., on behalf of itself and as successor in interest to Citibank (South Dakota), N.A.

and Citigroup Inc., on behalf of itself and as successor in interest to Citicorp.

David F. Graham

Eric H. Grush

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

Telephone: 312-853-7000

Facsimile: 312-853-7036

E-Mail: dgraham@sidley.com

E-Mail: egrush@sidley.com

Benjamin R. Nagin

Sidley Austin LLP

787 Seventh Ave

New York, N.Y. 10019

Telephone: 212-839-5300

Facsimile: 212-839-5599

E-Mail: bnagin@sidley.com

Attorneys for Defendant Fifth Third Bancorp

Richard L. Creighton

Joseph M. Callow, Jr.

Drew M. Hicks

Keating Muething & Klekamp PLL

One East Fourth Street

Suite 1400

Cincinnati, OH 45202

Telephone: 513-579-6400

Facsimile: 513-579-6457

E-Mail: rcreighton@kmklaw.com

E-Mail: jcallow@kmklaw.com

E-Mail: dhicks@kmklaw.com

Attorneys for Defendant First National Bank of

Omaha

John P. Passarelli

James M. Sulentic

Kutak Rock LLP

The Omaha Building

1650 Farnam Street

Omaha, NE 68102-2186

Telephone: 402-346-6000

Facsimile: 402-346-1148

E-Mail: john.passarelli@kutakrock.com

E-Mail: james.sulentic@kutakrock.com

Attorneys for HSBC Finance Corporation and HSBC

North America Holdings Inc.

David S. Lesser

WilmerHale

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Telephone: 212-230-8800

Facsimile: 212-230-8888

E-Mail: david.lesser@wilmerhale.com

Ali M. Stoeppelwerth

Perry A. Lange

WilmerHale

1875 Pennsylvania Ave., N.W.

Washington, D.C. 20006

Telephone: 202-663-6000

Facsimile: 202-663-6363

E-Mail: ali.stoeppelwerth@wilmerhale.com

E-Mail: perry.lange@wilmerhale.com

Attorneys for Defendants National City Corporation,

National City Bank of Kentucky

John M. Majoras

Joseph W. Clark

Jones Day

51 Louisiana Avenue, NW

Washington, DC 20001

Telephone: 202-879-3939

Facsimile: 202-626-1700

E-Mail: jmmajoras@jonesday.com

E-Mail: jwclark@jonesday.com

Attorneys for Defendant Texas Independent Bancshares, Inc.

Jonathan B. Orleans

Adam S. Mocciolo

Pullman & Comley, LLC

850 Main Street

P.O. Box 7006

Bridgeport, CT 06601-7006

Telephone: 203-330-2000

Facsimile: 203-576-8888

E-Mail: jborleans@pullcom.com

E-Mail: amocciolo@pullcom.com

Attorneys for Defendants SunTrust Banks, Inc. and

SunTrust Bank

Teresa T. Bonder

Valarie C. Williams

Kara F. Kennedy

Alston & Bird LLP

One Atlantic Center

1201 W. Peachtree Street, N.W., Suite 4200

Atlanta, GA 30309

Telephone: 404-881-7000

Facsimile: 404-881-7777

E-Mail: teresa.bonder@alston.com

E-Mail: valarie.williams@alston.com

E-Mail: kara.kennedy@alston.com

Attorneys for Defendants Wachovia Bank, N.A.,

Wachovia Corporation, and Wells Fargo

& Company and for Wells Fargo Bank, N.A.

Robert P. LoBue William F. Cavanaugh

Patterson Belknap Webb & Tyler LLP

1133 Avenue of the Americas

New York, NY 10036

Telephone: 212-336-2000

Facsimile: 212-336-2222

E-Mail: rplobue@pbwt.com

APPENDIX I — Plan of Administration and Distribution

I.	INTRODUCTION

This Plan of Administration and Distribution (“Plan”) shall govern the administration and distribution of both the Net Cash Settlement Fund (the “Cash Fund”) and the Net Interchange Settlement Fund (the “Interchange Fund”). The procedures the Class Administrator will use to administer and pay claims made by members of the Rule 23(b)(3) Settlement Class to the Cash Fund are described in Section II(A) below.14 The procedures the Class Administrator will use to administer and pay claims made by members of the Rule 23(b)(3) Settlement Class to the Interchange Fund are described in Section II(B) below.

II.	FUNDS TO BE DISTRIBUTED TO CLASS MEMBERS

A.	Cash Fund

The Cash Fund shall consist of the $6,050,000,000 Total Cash Payment Amount plus any interest earned, less, as approved by the Court: (i) the Taxes and administrative costs related to the Class Settlement Cash Escrow Account(s); (ii) any Class Exclusion Takedown Payments;15 and (iii) any other payments authorized by the Court, including for Attorneys’ Fee Awards, Expense Awards, Class Plaintiffs’ Awards, and Settlement Administration Costs.

1.	Distribution of Cash Fund to Authorized Cash Claimants

Class Counsel propose distributing the Cash Fund to members of the Rule 23(b)(3) Settlement Class entitled to receive a payment from the Cash Fund (“Authorized Cash

[14]	All capitalized words have the meanings set forth in the Definitions section of the Class Settlement Agreement, or as defined in this Plan.
[15]	Class Exclusion Takedown Payments shall be made to Visa and MasterCard to account for Opt Outs, up to a cap of 25% of the Total Cash Payment Amount, and shall be calculated as set forth in the Class Settlement Agreement, ¶¶18-20.

Claimants”) through a process that is fair and equitable and which distributes the Cash Fund in accordance with the relative economic interests as measured by the interchange amounts attributable to the Visa- and MasterCard-Branded Card transactions of the members of the class. At the same time, Class Counsel seek to ensure that the administration is as simple and cost-effective as possible and imposes minimal burdens on class members that file claims (“Claimants”). Consistent with these goals, the Plan will allocate the Cash Fund among Authorized Cash Claimants in a way that is fairly proportional to the relative economic interests of the class members, and will rely, to the extent possible, on data available to Class Counsel and the Class Administrator.

Class Plaintiffs claim that the Defendants’ challenged conduct damaged class members by increasing the interchange rate applied to their Visa- and MasterCard-Branded Card transactions. Thus, the Plan proposes to determine the amount of each authorized claim based upon the best available information or a reasonable estimate of the total amount of interchange fees attributable to each Authorized Cash Claimant on its Visa- and MasterCard-Branded Card transactions during the period January 1, 2004 to the Settlement Preliminary Approval Date (“Settlement Class Period”) with no “netting” or reductions based on rebates, marketing support or promotional payments, or otherwise (“Interchange Fees Paid”). The amounts of Interchange Fees Paid by each Authorized Cash Claimant will be determined or estimated — to the extent possible and for as many Claimants as possible — from data obtained by Class Counsel from Visa, MasterCard, the Bank Defendants, non-defendant acquiring banks and independent service organizations (“ISO’s”) subpoenaed by Class Counsel, and from Authorized Cash Claimants themselves. For any calendar year, or part thereof, in which an Authorized Cash Claimant had an agreement with Visa or MasterCard under which the merchant received customized interchange rates, such Claimant may elect to have its Visa or MasterCard Interchange Fees Paid estimated, in lieu of the Interchange Fees Paid amounts shown in the data utilized by the Class Administrator, by multiplying its relevant Visa or MasterCard credit, signature debit, and PIN debit transaction volume by the respective average effective credit, signature debit, and PIN debit interchange rates across the merchant’s applicable merchant category (or merchant categories) for that time period. In order for a Claimant to qualify for such an election, the Class Administrator must confirm with Visa or MasterCard that the Claimant had an agreement with Visa or MasterCard in which it received customized interchange rates, for such time period.

To the extent that data available from Defendants and third parties explicitly specify the amount of Interchange Fees Paid by particular Authorized Cash Claimants, those data will be utilized directly in the valuation of those claims to the extent specified above. To the extent that those data do not explicitly specify the amount of Interchange Fees Paid by Authorized Cash Claimants but contain other data and information from which reasonable estimations of Interchange Fees Paid may be made (e.g., data on total sales, credit and debit card transaction volume, merchant discount fees paid, merchant category code, etc.), Class Counsel will instruct the Class Administrator to utilize those other data and information sources to make reasonable estimates of Interchange Fees Paid. Thus, in cases where direct information on Interchange Fees Paid is lacking, Class Counsel will instruct the Class Administrator to make reasonable estimates of Interchange Fees Paid based on payment card transaction volume or total sales transaction volume. Where actual Interchange Fees Paid data are not available, estimates of Interchange Fees Paid will be made by applying the actual default interchange rates applicable, if known, to payment card transaction volume for the applicable time period, if available. If the actual default interchange rates are not known, default interchange rates applicable to the respective class member’s merchant category will be used. If data on actual payment card transaction volumes are not available, they will be estimated based on the available objective evidence of payment card volume applied to a class member’s overall sales transaction volume. Based upon a present understanding of the data available from Defendants and third parties, and as informed by the plan of allocation utilized in In re Visa Check/MasterMoney Antitrust Litigation, No. 96-cv-05238 (E.D.N.Y.) (JG) (JO), Class Counsel believe that the Class Administrator will be able to make reasonably accurate estimates of Interchange Fees Paid by the majority of Authorized Cash Claimants based on Defendant and third party data. To the extent needed, Class Counsel may direct the Class Administrator to engage one or more experts to assist with activities such as assigning appropriate merchant categories and/or determining appropriate default interchange rates or particular claims or groups of claims. In all instances where the Class Administrator estimates the Interchange Fees Paid, it will provide a general description of the data on which it based its estimate and the methodology it employed in developing from that data its estimate of Interchange Fees Paid.

The principal database on which the Class Administrator will rely to determine and estimate Interchange Fees Paid is a Visa database known as the SQL-AIM Database (also referred to as the Visa Transactional Database). This database generally identifies, among other things, the amount of Interchange Fees Paid on Visa-Branded Card transactions during the Settlement Class Period. Visa has produced the SQL-AIM Database for the period from January 2004 through the end of 2011, and will be supplementing that production with data for the period from January 1, 2012 through the end of the Settlement Class Period. The SQL-AIM Database includes all U.S. Visa-Branded Card transactions processed through the Visa system. For some merchants, the SQL-AIM Database also provides merchant identifying information. For most claimants the Class Administrator will also rely on other data, when reasonably available, produced by Visa, certain Bank Defendants, non-defendant acquiring banks, ISO’s and claimants, to supply or supplement merchant identifying information, and will combine that identifying information with the Interchange Fees Paid information in the SQL-AIM Database. For example, Visa is producing a second database, known as the Visa Merchant Profile Database, or VMPD, that provides merchant identifying information, for the Settlement Class Period, for a large portion of the Rule 23(b)(3) Settlement Class. The MasterCard Transactional Database contains Interchange Fees Paid data for some number of merchants, which also can be used for determining and estimating Interchange Fees Paid. However, Interchange Fees Paid on MasterCard-Branded Card transactions for other merchants may need to be estimated using the Visa SQL-AIM Database and reasonable assumptions concerning the volume of MasterCard-Branded Card transaction volume based on Visa-Branded Card transaction volume and other pertinent information.

The Class Administrator will make what it judges to be the best reasonably accurate estimate of Interchange Fees Paid based on Defendant and third party data, and will inform each Claimant of its actual or estimated Interchange Fees Paid as well as the Claimant’s actual or estimated dollar sales transaction volumes. The actual claim value amount for any individual Claimant will be impacted by the amount of commerce represented by the entire class of Authorized Cash Claimants. All such estimates may be provided in a subsequent mailing or email to the Claimant and/or may be made accessible over a secure website operated by the Class Administrator.

Claimants that wish to contest the accuracy of estimates of Interchange Fees Paid determined by the Class Administrator may do so by checking a box on the notice of the Class

Administrator’s estimate of Interchange Fees Paid indicating that the Claimant disagrees with the estimate. Any Claimant that disagrees with the Class Administrator’s estimate of Interchange Fees Paid must state what it believes is a more accurate estimate and/or explain how it can be more accurately calculated, and include supporting documentation. Any such challenge must be in writing and must be mailed or emailed to the Class Administrator within 30 days after receipt of the notice of the Class Administrator’s estimate of Interchange Fees Paid. Upon review of the Claimant’s challenge and supporting documentation, the Class Administrator will make a determination whether the Interchange Fees Paid estimate should be adjusted and will notify the Claimant of its determination, together with information about how the Claimant can appeal such determination to Class Counsel, and subsequently the Court.

Class Counsel and the Class Administrator have begun examining and analyzing the databases. However, it is anticipated that it will take substantial time to assemble the information required to present and estimate Interchange Fees Paid and transaction volumes applicable to individual class members. In the interim, to assist with the administration, allocation and payment process, class members that intend to file claims, particularly those with multiple business locations that might want to aggregate their claims, are strongly encouraged to submit, via a secure website, certain pre-registration information, which may consist of the following:

•	Contact information;

•	Business information;

•	Location of each operation;

•	Information on each acquiring account, including how the class member provides information to its acquirers (e.g., by location, region or company);

•	Franchise relationship, if any; and

•	Best method for the Class Administrator to provide a Claim Form (by email or postal mail, or both).

It will be the responsibility of each class member to provide the Class Administrator with any change in its postal and/or email address and there will be a facility on the Case Website for doing so.

As to those Authorized Cash Claimants for whom a reasonable estimate of Interchange Fees Paid cannot be determined based on Defendant and third party data, then Interchange Fees Paid will be estimated based on information supplied by each such Claimant. The information to be supplied by the Claimant will consist of some or all of the following, by year, for the period commencing January 1, 2004 through the end of the Settlement Class Period, to the extent known:

•	Interchange Fees Paid;

•	Merchant discount rate(s) (including the date of each change of rate);

•	Sales volume on which interchange fees were applied (to the extent known, broken out by credit card, debit card and network);

•	Merchant category code(s) used to process merchant’s sales transactions;

•	Merchant identification number(s); and

•	Relevant identification number (e.g., Taxpayer Identification Number).

All claims based upon Claimant-supplied information will be subject to audit. In addition, the Class Administrator may require Claimants to provide supporting documentation and/or additional information as appropriate in connection with: (i) the initial submission of a claim based on information provided by the Claimant; (ii) a challenge to a claim estimate based upon Defendant and third party information; (iii) a request to aggregate claims; or (iv) an audit.

If it is ultimately determined by the Class Administrator that the foregoing process is not administratively practicable, then, following consultation among the parties and approval by the

Court, amendments to the process will be made which may include basing claim values on estimates of Visa and MasterCard dollar sales transaction volume. Any such amendments will be posted on the Case Website, www.PaymentCardSettlement.com, no later than forty-five days before the end of the Class Exclusion Period and Class Objection Period.

2.	Claim Form

If, and as soon as practicable after, the Court grants final approval of the proposed settlement and claim values are estimated, the Class Administrator will disseminate a claim form (“Claim Form”) to known members of the Rule 23(b)(3) Settlement Class that have not timely and properly Opted Out. To the extent known or reasonably estimated, the Claim Form will include each respective class member’s estimated Interchange Fees Paid and transaction volumes on Visa- and MasterCard-Branded Card transactions during the Settlement Class Period.

If the Claimant agrees with the Class Administrator’s estimate of Interchange Fees Paid, the Claimant can so indicate, sign the Claim Form, indicate whether it continued to accept Visa and MasterCard credit cards until that date or the date upon which it stopped accepting Visa and MasterCard credit cards, and return the Claim Form to the Class Administrator prior to the deadline stated on the Claim Form — electronically or by mail — for processing.

If the Claimant does not agree with the Class Administrator’s estimation of the Interchange Fees Paid, the Claimant can attach (or upload where possible) documentation to show the dollar amount of Visa- and MasterCard-Branded Card Interchange Fees Paid during the Settlement Class Period (including, e.g., records of default interchange rates applicable, interchange fees charged or assessed, merchant discount fees paid, volume of Visa- and MasterCard-Branded Card transactions, Merchant Category Codes, etc.). The class member will then indicate its request to have its claim value determined based on the provided information (subject to audit), indicate whether it continued to accept Visa and MasterCard credit cards until that date or the date upon which it stopped accepting Visa and MasterCard credit cards, and sign the Claim Form and return it and the documentation to the Class Administrator prior to the deadline stated on the Claim Form — electronically or by mail — for processing.

3.	Pro Rata Distribution

Once the Class Administrator estimates Interchange Fees Paid by each Authorized Claimant on Visa- and MasterCard-Branded Card transactions during the Settlement Class Period, it will be able to calculate the total of such Interchange Fees Paid by all Authorized Cash Claimants. Each Authorized Cash Claimant would then be eligible to receive its pro rata share of the Cash Fund based on the Authorized Cash Claimant’s Interchange Fees Paid as compared to the total amount of Interchange Fees Paid by all Authorized Cash Claimants. Distribution will be made to Authorized Cash Claimants on a pro rata basis, after the settlement has been finally approved (i.e., after all appeals are concluded) and after substantially all claims have been processed and approved by the Court.

4.	Distribution of Remaining Balance of Cash Fund

If there is any balance remaining in the Cash Fund after eight months following the date of the initial distribution of the Cash Fund to Authorized Claimants (by reason of tax refunds, un-cashed checks or otherwise), then funds will be re-distributed to Authorized Cash Claimants who have cashed their initial distributions and who would receive a payment no less than a minimum payment threshold amount from such re-distribution, after payment of any unpaid costs or fees incurred in administering the Cash Fund for such redistribution. The minimum payment threshold amount shall be determined by Class Counsel after consultation with the Class Administrator regarding factors bearing on the economic feasibility of re-distribution (such as the costs of mailing checks, the total amount of funds to be distributed, and the number of Authorized Cash Claimants that cashed their initial distributions) but shall be no less than $25.00 and no more than $100.00. Six months after such redistribution any remaining balance shall be distributed as the Court may direct according to the cy pres provisions in Paragraph 30 of the Class Settlement Agreement.

B.	Interchange Fund

The Interchange Fund shall consist of the Default Interchange Payments made by Visa and MasterCard following the eight-month period (commencing within 60 days after the end of the Class Exclusion Period) during which Visa and MasterCard withhold or adjust 10 basis points from the default interchange amounts that otherwise would be provided to issuers on their respective U.S. acquired and issued Visa- and MasterCard Branded Credit Card transactions to which default interchange rates apply (the “Interchange Reduction Period”), exclusive of the transactions of Opt Outs and as provided in the Class Settlement Agreement, plus any earned interest and less: (i) Taxes and administrative costs related to the Class Settlement Interchange Escrow Accounts; and (ii) any payments approved by the Court, including for Settlement Administration Costs, Attorneys’ Fees Awards and Expense Awards.

1.	Administering Claims Made by Authorized Interchange Claimants to the Interchange Fund

Class Counsel propose distributing the Interchange Fund to members of the Rule 23(b)(3) Settlement Class entitled to receive payment from the Interchange Fund (“Authorized Interchange Claimants”) in the same manner as the Cash Fund, except that, because this fund represents a uniform percentage of Claimants’ dollar sales volume regardless of their respective interchange rates, the Class Administrator will calculate claims as a percentage of sales volume on Visa- and MasterCard-Branded Credit Card transactions during the Interchange Reduction Period. To the extent that available data explicitly specify a particular claimant’s sales volume on

Visa- and MasterCard-Branded Credit Card transactions during the Interchange Reduction Period, these data will be utilized directly in the valuation of that claim.

Claimants’ whose dollar sales transaction volume is not available from the Defendants and/or third parties will be asked to submit payment card transaction volume for the eight-month period to the Administrator or, if payment card transaction volume information is not available to the Class member, sales transaction information from which payment card transaction volume may be estimated. The Class Administrator will make what it judges to be the best reasonably accurate estimate of such sales volume based on available data, and will make available to such Authorized Interchange Claimants the estimate of such sales volumes. Such estimates may be provided in a subsequent mailing or email to the Authorized Interchange Claimant and/or may be made accessible over a secure website operated by the Class Administrator.

Authorized Interchange Claimants that wish to contest the accuracy of estimates of sales volume on Visa- and MasterCard-Branded Credit Card transactions from the data may do so by checking a box on the notice of the Class Administrator’s estimate of sales volume on Visa- and MasterCard-Branded Credit Card transactions indicating that the Claimant disagrees with the estimate. Any Claimant that disagrees with the Class Administrator’s estimate of sales volume must state what it believes is a more accurate estimate and/or explain how it can be more accurately calculated, and include supporting documentation. Any such challenge must be in writing and must be mailed or emailed to the Class Administrator within 30 days after receipt of the notice of the Class Administrator’s estimate of sales volume on Visa- and MasterCard-Branded Credit Card transactions during the Interchange Reduction Period. Upon review of the Claimant’s challenge and supporting documentation, the Class Administrator will make a determination whether the sales volume estimate should be adjusted and will notify the Claimant of its determination, together with information about how the Claimant can appeal such determination to Class Counsel, and subsequently the Court.

To the extent the data do not explicitly specify sales volume information, Class Counsel may seek this information from Authorized Interchange Claimants.

2.	Pro Rata Distribution

The Class Administrator will determine a pro rata share to distribute to Authorized Interchange Claimants. It is contemplated that the amount of each Authorized Interchange Claimant’s claim shall be equivalent to approximately 10 basis points of Interchange Fees Paid on Visa- and MasterCard-Branded credit card sales volume during the Interchange Reduction Period. Distribution will be made to Authorized Interchange Claimants on a pro rata basis, after the Court has finally approved the Settlement and after substantially all claims have been processed.

3.	Distribution of Remaining Balance of Interchange Fund

If there is any balance remaining in the Interchange Fund after eight months following the date of the initial distribution of the Interchange Fund to Authorized Interchange Claimants (by reason of tax refunds, un-cashed checks or otherwise), then funds will be re-distributed to Authorized Interchange Claimants who have cashed their initial distributions and who would receive a payment no less than a minimum payment threshold amount, after payment of any unpaid costs or fees incurred in administering the Interchange Fund for such redistribution. The minimum payment threshold amount shall be determined by Class Counsel after consultation with the Class Administrator regarding factors bearing on the economic feasibility of re-distribution (such as the costs of mailing checks, the total amount of funds to be distributed, and the number of Authorized Cash Claimants that cashed their initial distributions) but shall be no less than $25.00 and no more than $100.00. Six months after such redistribution any remaining balance shall be distributed as the Court may direct according to the cy pres provisions in Paragraph 30 of the Class Settlement Agreement.

III.	CLASS ADMINISTRATOR

Subject to Court approval, Class Counsel have selected Epiq Class Action and Claims Solutions, Inc. (“Epiq”) as the Class Administrator. The selection of Epiq as the Class Administrator is subject to Epiq’s compliance with all provisions of the Class Settlement Agreement and Appendices thereto, including the Notice Plan and the Plan of Administration and Distribution.

If the Court denies the approval of Epiq, or if Class Counsel determines that Epiq cannot satisfy the conditions set forth above, then Class Counsel will select a different entity to serve as the Class Administrator, subject to Court approval.

IV.	THE CLAIMS PROCESS

A.	Timing of Claim Form Submission

In order to be considered valid, all Claim Forms must be submitted to the Class Administrator, addressed in accordance with the instructions on the Claim Form, by or before the deadline specified in the Claim Form unless such deadline is extended by order of the Court. If sent by mail, a Claim Form shall be deemed submitted when posted, provided that the envelope: (a) shows that first-class postage was affixed or prepaid; and (b) bears a postmark or postage meter with a date no later than the deadline. If sent by private or commercial carrier (e.g., Federal Express, UPS, etc.), a Claim Form shall be deemed submitted on the shipping date reflected on the shipping label. If sent electronically, a Claim Form shall be deemed submitted when uploaded to the Case Website. If sent by fax, a Claim Form shall be deemed submitted when received by the Class Administrator.

B.	Claim Review and Analysis

All Claim Forms shall be subject to anti-fraud procedures and random and/or selective audits. The Class Administrator shall be responsible for developing an appropriate plan to audit Claims Forms (an “Audit Plan”). The Class Administrator shall provide its Audit Plan to Class Counsel before beginning any audits.

C.	Challenges to the Class Administrator’s Calculations

All members of the Rule 23(b)(3) Settlement Class that file claims will be entitled to challenge decisions by the Class Administrator regarding the amount or denial of any claim. Authorized Cash Claimants may challenge the Class Administrator’s estimate of Interchange Fees Paid, and may appeal the Class Administrator’s determination of such challenge, as provided above in Section II.A.1. Authorized Interchange Claimants may challenge the Class Administrator’s estimate of sales on Visa- and MasterCard-Branded credit card transactions during the Interchange Reduction Period, and may appeal the Class Administrator’s determination of such challenge, as provided above in Section II.B.1. Claimants whose claims are denied, or who disagree with the final calculation of their claims, may challenge such denials or final calculations in writing, together with supporting documentation, mailed or emailed to the Class Administrator within 30 days after receipt of the notice of the denial or final calculation of the claim. Upon review of the Claimant’s challenge and supporting documentation, the Class Administrator will make a determination whether the claim should be denied, approved or adjusted, and will notify the Claimant of its determination, together with information about how the Claimant can appeal such determination to Class Counsel, and subsequently the Court.

V.	NOTICE AND CLAIMS ADMINISTRATION WEBSITE

A notice and claims administration website shall be set up at www.PaymentCardSettlement.com to, inter alia: (i) permit persons to read and/or download the

Notice of Settlement of Class Action, Claim Forms, the Operative Complaints, the Class Settlement Agreement, certain court orders or decisions, and plaintiffs’ counsel’s names, address(es), and contact information, and other pertinent documents or information agreed to by the parties or ordered by the Court; (ii) facilitate a pre-registration process for class members that intend to file claims, as discussed in Section II.A.1, supra; (iii) facilitate the dissemination of Claim Forms to members of the class; (iv) facilitate the submission of Claim Forms by enabling class members to print paper Claim Forms and by allowing the electronic submission of Claim Forms; and (v) facilitate the answering of FAQs regarding claims and/or to provide any updates agreed upon by the parties. The Case Website shall be available in English and Spanish and potentially other languages, and offer English, Spanish and other language versions of the Notice of Settlement of Class Action and the Claim Form.

VI.	TELEPHONE SUPPORT

The Class Administrator will set up an automated IVR telephone system that class members can reach through a toll-free number to, inter alia, obtain information and request documents related to the claims process. The IVR system shall permit callers to hear options in English, Spanish and potentially other languages, and shall offer callers who choose a non-English option certain case-related documents in that requested language. In addition, a preliminary IVR telephone system shall be set up with recorded information stating that the parties have entered into a settlement agreement, that the parties are seeking Court approval of the settlement, and that further details will available in the future.

To assist class members, the Class Administrator will provide trained staff to respond to questions by telephone during normal business hours and by email.

VII.	MODIFICATION

Class Counsel may apply to the Court to modify this Plan on notice to members of the Rule 23(b)(3) Settlement Class and the Defendants.

APPENDIX J — Final Judgment in United States v. American Express

IN THE UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF NEW YORK

UNITED STATES OF AMERICA,	)
STATE OF ARIZONA,	)
STATE OF CONNECTICUT,	)
STATE OF IDAHO,	)
STATE OF ILLINOIS,	)
STATE OF IOWA,	)
STATE OF MARYLAND,	)
STATE OF MICHIGAN,	)
STATE OF MISSOURI,	)
STATE OF MONTANA,	)
STATE OF NEBRASKA,	)
STATE OF NEW HAMPSHIRE,	)
STATE OF OHIO,	)	Civil Action
STATE OF RHODE ISLAND,	)	No. CV-10-4496
STATE OF TENNESSEE,	)
STATE OF TEXAS,	)	(Garaufis, J.)
STATE OF UTAH, and	)	(Reyes, M.J.)
STATE OF VERMONT,	)
)
Plaintiffs,	)
)
v.	)
)
AMERICAN EXPRESS COMPANY,	)
AMERICAN EXPRESS TRAVEL	)
RELATED SERVICES COMPANY, INC.,	)
MASTERCARD INTERNATIONAL	)
INCORPORATED, and VISA INC.,	)
)
Defendants.	)

FINAL JUDGMENT AS TO DEFENDANTS

MASTERCARD INTERNATIONAL INCORPORATED AND VISA INC.

WHEREAS, Plaintiffs, the United States of America and the States of Arizona, Connecticut, Idaho, Illinois, Iowa, Maryland, Michigan, Missouri, Montana, Nebraska, New

Hampshire, Ohio, Rhode Island, Tennessee, Texas, Utah, and Vermont filed their Amended Complaint on December 21, 2010, alleging that Defendants each adopted rules that restrain Merchants from encouraging consumers to use preferred payment forms, harming competition and consumers in violation of Section I of the Sherman Act, 15 U.S.C. § 1, and Plaintiffs and Defendants MasterCard International Incorporated and Visa Inc., by their respective attorneys, have consented to the entry of this Final Judgment without trial or adjudication of any issue of fact or law;

WHEREAS, Defendants MasterCard and Visa have not admitted and do not admit either the allegations set forth in the Complaint or any liability or wrongdoing;

AND WHEREAS, Defendants MasterCard and Visa agree to be bound by the provisions of this Final Judgment pending its approval by the Court;

NOW THEREFORE, before any testimony is taken, without trial or adjudication of any issue of fact or law, without this Final Judgment constituting any evidence against or admission by Defendants MasterCard or Visa regarding any issue of fact or law, and upon consent of MasterCard and Visa, it is ORDERED, ADJUDGED AND DECREED:

I. JURISDICTION

This Court has jurisdiction over the subject matter of this action and over MasterCard and Visa. The Complaint states a claim upon which relief may be granted against MasterCard and Visa under Section 1 of the Sherman Act, as amended, 15 U.S.C. § 1.

II. DEFINITIONS

As used in this Final Judgment:

1. “Acquiring Bank” means a Person authorized by MasterCard or Visa to enter into agreements with Merchants to accept MasterCard’s or Visa’s General Purpose Cards as payment for goods or services.

2. “American Express” means American Express Company, a New York corporation with its principal place of business in New York, New York, and American Express Travel Related Services Company, Inc., a Delaware corporation with its principal place of business in New York, New York, their successors and assigns, and their subsidiaries (whether partially or wholly owned), divisions, groups, affiliates, partnerships, and joint ventures, and their directors, officers, managers, agents, and employees.

3. “Brand” means the brand or mark of a General Purpose Card Network.

4. “Customer” means a Person that pays for goods or services.

5. “Department of Justice” means the United States Department of Justice, Antitrust Division.

6. “Discover” means Discover Financial Services, a Delaware corporation with its principal place of business in Riverwoods, Illinois, its successors and assigns, and its subsidiaries (whether partially or wholly owned), divisions, groups, affiliates, partnerships, and joint ventures, and their directors, officers, managers, agents, and employees.

7. “Form of Payment” means cash, a check, a debit card, a prepaid card, or any other means by which Customers pay for goods or services, and includes particular brands (e.g., Star, NYCE) or types (e.g., PIN debit) of debit cards or other means of payment.

8. “General Purpose Card” means a credit or charge card issued pursuant to Rules of a General Purpose Card Network that enables consumers to make purchases from unrelated

Merchants without accessing or reserving funds, regardless of any other functions the card may have.

9. “General Purpose Card Network” means any Person that directly or indirectly assembles a group of unrelated Merchants to accept and a group of unrelated consumers to make purchases with General Purpose Cards bearing the Person’s Brand, and includes General Purpose Card Networks such as Visa, MasterCard, American Express, and Discover.

10. “Issuing Bank” means a Person authorized by MasterCard or Visa to enter into agreements with cardholders for the use of that Defendant’s General Purpose Cards for payment at a Merchant.

11. “MasterCard” means MasterCard International Incorporated, a Delaware corporation with its principal place of business in Purchase, New York, its successors and assigns, and its subsidiaries (whether partially or wholly owned), divisions, groups, affiliates, partnerships, and joint ventures, and their directors, officers, managers, agents, and employees.

12. “Merchant” means a Person that accepts MasterCard’s or Visa’s General Purpose Cards as payment for goods or services.

13. “Person” means any natural person, corporation, company, partnership, joint venture, firm, association, proprietorship, agency, board, authority, commission, office, or other business or legal entity, whether private or governmental.

14. “Plaintiff States” means the States of Arizona, Connecticut, Idaho, Illinois, Iowa, Maryland, Michigan, Missouri, Montana, Nebraska, New Hampshire, Ohio, Rhode Island, Tennessee, Texas, Utah, and Vermont.

15. “Rule” means any rule, bylaw, policy, standard, guideline, or practice applicable to Merchants in the United States.

16. “Type” means a category of General Purpose Cards, including but not limited to traditional cards, rewards cards, or premium cards (e.g., a “Visa Signature Card” or a “World MasterCard”).

17. “Visa” means Visa Inc., a Delaware corporation with its principal place of business in San Francisco, California, its successors and assigns, and its subsidiaries (whether partially or wholly owned), divisions, groups, affiliates, partnerships, and joint ventures, and their directors, officers, managers, agents, and employees, but shall not include Visa Europe Limited and its wholly owned affiliates.

18. The terms “and” and “or” have both conjunctive and disjunctive meanings.

III. APPLICABILITY

This Final Judgment applies to MasterCard and Visa and all other Persons in active concert or participation with any of them who receive actual notice of this Final Judgment by personal service or otherwise.

IV. PROHIBITED CONDUCT

A. The purpose of this Section IV is to allow Merchants to attempt to influence the General Purpose Card or Form of Payment Customers select by providing choices and information in a competitive market. This Final Judgment should be interpreted to promote such efforts and not limit them. Accordingly, neither MasterCard nor Visa shall adopt, maintain, or enforce any Rule, or enter into or enforce any agreement that directly or indirectly prohibits, prevents, or restrains any Merchant in the United States from

1. offering the Customer a discount or rebate, including an immediate discount or rebate at the point of sale, if the Customer uses a particular Brand or Type of General Purpose Card, a particular Form of Payment, or a Brand or Type of General Purpose Card or a Form of Payment other than the General Purpose Card the Customer initially presents;

2. offering a free or discounted product if the Customer uses a particular Brand or Type of General Purpose Card, a particular Form of Payment, or a Brand or Type of General Purpose Card or a Form of Payment other than the General Purpose Card the Customer initially presents;

3. offering a free or discounted or enhanced service if the Customer uses a particular Brand or Type of General Purpose Card, a particular Form of Payment, or a Brand or Type of General Purpose Card or a Form of Payment other than the General Purpose Card the Customer initially presents;

4. offering the Customer an incentive, encouragement, or benefit for using a particular Brand or Type of General Purpose Card, a particular Form of Payment, or a Brand or Type of General Purpose Card or a Form of Payment other than the General Purpose Card the Customer initially presents;

5. expressing a preference for the use of a particular Brand or Type of General Purpose Card or a particular Form of Payment;

6. promoting a particular Brand or Type of General Purpose Card or a particular Form or Forms of Payment through posted information, through the size, prominence, or sequencing of payment choices, or through other communications to a Customer;

7. communicating to a Customer the reasonably estimated or actual costs incurred by the Merchant when a Customer uses a particular Brand or Type of General Purpose Card or a particular Form of Payment or the relative costs of using different Brands or Types of General Purpose Cards or different Forms of Payment; or

8. engaging in any other practices substantially equivalent to the practices described in Sections IV.A.1 through IV.A.7 of this Final Judgment.

B. Subject to compliance with the antitrust laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and any other applicable state or federal law, nothing in this Final Judgment shall prohibit MasterCard or Visa from

1. enforcing existing agreements or entering into agreements pursuant to which a Merchant selects General Purpose Cards bearing the Defendant’s Brand as the only General Purpose Cards the Merchant will accept as payment for goods and services;

2. enforcing existing agreements or entering into agreements pursuant to which a Merchant agrees that it will encourage Customers to use co-branded or affinity General Purpose Cards bearing both the Defendant’s Brand and the co-brand or affinity partner’s name, logo, or brand as payment for goods and services and will not encourage Customers to use General Purpose Cards bearing the Brand of any other General Purpose Card Network;

3. enforcing existing agreements or entering into agreements pursuant to which a Merchant agrees (i) that it will encourage Customers, through practices enumerated in Sections IV.A.1 through IV.A.8 of this Final Judgment, to use General Purpose Cards bearing the Defendant’s Brand as payment for goods and services, and (ii) that it will not use one or more practices enumerated in Sections IV.A.1 through IV.A.8 of this Final Judgment to encourage Customers to use General Purpose Cards bearing any other Person’s Brand as payment for goods and services; provided that (a) any such agreement is individually negotiated with the Merchant and is not a standard agreement or part of a standard agreement generally offered by the Defendant to multiple Merchants, and (b) the Merchant’s acceptance of the Defendant’s General Purpose Cards as payment for goods and services is unrelated to and not conditioned upon the Merchant’s entry into any such agreement;

4. adopting, maintaining, and enforcing Rules that prohibit Merchants from encouraging Customers to pay for goods or services using one of its General Purpose Cards issued by one particular Issuing Bank rather than by another of its General Purpose Cards issued by any other Issuing Bank.

C. Subject to Section IV.A of this Final Judgment, nothing in this Final Judgment shall prohibit MasterCard or Visa from adopting, maintaining, and enforcing Rules that prohibit Merchants from disparaging its Brand.

D. Neither MasterCard nor Visa shall adopt, maintain, or enforce any Rule, or enter into or enforce any agreement, that prohibits, prevents, restrains, deters, or inhibits an Acquiring Bank from supplying a Merchant, on a transaction-by-transaction or other basis, information regarding the costs or fees the Merchant would incur in accepting a General Purpose Card, including a particular Type of General Purpose Card, presented by the Customer as payment for that Customer’s transaction.

V. REQUIRED CONDUCT

A. Within five business days after entry of this Final Judgment, MasterCard and Visa shall each delete, discontinue, and cease to enforce in the United States any Rule that it would be prohibited from adopting, maintaining, or enforcing pursuant to Section IV of this Final Judgment.

B. Within five business days after entry of this Final Judgment, Visa shall modify the following portion of its Visa International Operating Regulations “Discount Offer — U.S. Region 5.2.D.2” as follows:

Current language:

Discount Offer — U.S. Region 5.2.D.2

In the U.S. Region, any purchase price advertised or otherwise disclosed by the Merchant must be the price associated with the use of a Visa Card or Visa Electron Card.

A U.S. Merchant may offer a discount as an inducement for a Cardholder to use a means of payment that the Merchant prefers, provided that the discount is:

•	Clearly disclosed as a discount from the standard price

•	Non-discriminatory, as between a Cardholder who pays with a Visa Card and a cardholder who pays with a “comparable card”

A “comparable card” for purposes of this rule is any other branded, general purpose payment card that uses the cardholder’s signature as the primary means of cardholder authorization (e.g., MasterCard, Discover, American Express). Any discount made available to cardholders who pay with “comparable cards” must also be made available to Cardholders who wish to pay with Visa Cards. Any discount made available to a Cardholder who pays with a Visa Card is not required to be offered to cardholders who pay with “comparable cards.”

Modified language:

Discount Offer — U.S. Region 5.2.D.2

A U.S. Merchant may request or encourage a Cardholder to use a means of payment other than a Visa Card or a Visa Card of a different product type (e.g., Visa Classic Card, Visa Traditional Rewards Card, Visa Signature Card) than the Visa Card the consumer initially presents. Except where prohibited by law, the Merchant may do so by methods that include, but are not limited to:

•

Offering the consumer an immediate discount from the Merchant’s list, stated, or standard price, a rebate, a free or discounted product or service, or any other incentive or benefit if the consumer uses a particular general purpose payment card with an acceptance brand other than a Visa Card or other particular means of payment

•

Offering the consumer an immediate discount from the Merchant’s list, stated, or standard price, a rebate, a free or discounted product or service, or any other incentive or benefit if the consumer, who initially presents a Visa Card, uses instead another general purpose payment card or another means of payment

•	Expressing a preference for the use of a particular general purpose payment card or means of payment

•

Promoting the use of a particular general purpose payment card with an acceptance brand other than Visa or means of payment through posted information, through the size, prominence, or sequencing of payment choices, or through other communications to consumers

•

Communicating to consumers the reasonably estimated or actual costs incurred by the Merchant when a consumer uses a particular general purpose payment card or means of payment or the relative costs of using different general purpose payment cards or means of payment.

C. Within five business days after entry of this Final Judgment, MasterCard shall modify its MasterCard Rules, Rule 5.11.1 “Discrimination” in the United States as follows:

Current language:

A Merchant must not engage in any acceptance practice that discriminates against or discourages the use of a Card in favor of any other acceptance brand.

Modified language:

A Merchant may request or encourage a customer to use a payment card with an acceptance brand other than MasterCard or other form of payment or a Card of a different product type (e.g., traditional cards, premium cards, rewards cards) than the Card the consumer initially presents. Except where prohibited by law, it may do so by methods that include, but are not limited to: (a) offering the customer an immediate discount from the Merchant’s list, stated, or standard price, a rebate, a free or discounted product or service, or any other incentive or benefit if the customer uses a particular payment card with an acceptance brand other than

MasterCard or other particular form of payment; (b) offering the customer an immediate discount from the Merchant’s list, stated, or standard price, a rebate, a free or discounted product or service, or any other incentive or benefit if the customer, who initially presents a MasterCard, uses instead another payment card or another form of payment; (c) expressing a preference for the use of a particular payment card or form of payment; (d) promoting the use of a particular general purpose payment card with an acceptance brand other than MasterCard or the use of a particular form or forms of payment through posted information, through the size, prominence, or sequencing of payment choices, or through other communications to customers (provided that merchants will abide by MasterCard’s trademark standards relating to the display of its marks); or (e) communicating to customers the reasonably estimated or actual costs incurred by the Merchant when a customer uses particular payment cards or forms of payment or the relative costs of using different general purpose payment cards or forms of payment.

D. Within ten business days after entry of this Final Judgment, MasterCard and Visa shall each furnish to the Department of Justice and the Plaintiff States an affidavit affirming that it has made the specific changes to its Rules required by Sections V.B (for Visa) and V.C (for MasterCard) of this Final Judgment and describing any additional changes, if any, it made pursuant to Section V.A of this Final Judgment.

E. MasterCard and Visa shall each take the following actions to ensure that Merchants that accept its General Purpose Cards as payment for goods or services (i) are notified of this Final Judgment and the Rules changes MasterCard and Visa make pursuant to this Final Judgment; and (ii) are not restricted, discouraged, or prevented from engaging in any of the practices enumerated in Sections IV.A.1 through IV.A.8 of this Final Judgment:

1. Within ten business days after entry of this Final Judgment, MasterCard and Visa shall each furnish to the Department of Justice and the Plaintiff States, for the approval of the Department of Justice, a proposed form of written notification to be provided to Acquiring Banks for distribution to Merchants:

a. describing the Rules changes each made pursuant to this Final Judgment; and

b. informing Merchants that they are permitted to engage in any of the practices enumerated in Sections IV.A.1 through IV.A.8 of this Final Judgment.

Within five business days after receiving the approval of the Department of Justice, the Defendant shall direct its Acquiring Banks to furnish to each of the Merchants in the United States with which the Acquiring Banks have entered an agreement to accept the Defendant’s General Purpose Cards as payment for goods or services (i) a paper or electronic copy of the approved notification and (ii) a paper or electronic copy of this Final Judgment (or an Internet link to this Final Judgment). MasterCard and Visa shall direct the Acquiring Banks to provide such information in their next billing statement or within thirty days of their receipt of MasterCard’s or Visa’s direction, whichever is shorter.

2. Within five business days after entry of this Final Judgment, MasterCard and Visa shall each adopt a Rule forbidding its Acquiring Banks from adopting, maintaining, or enforcing Rules with respect to MasterCard or Visa General Purpose Cards that the Defendant would be prohibited from adopting, maintaining, or enforcing pursuant to Section IV of this Final Judgment.

F. MasterCard and Visa shall each notify the Department of Justice and the Plaintiff States, within five business days of such adoption or modification, if it adopts a new Rule that limits or restrains, or modifies an existing Rule in a manner that limits or restrains how Merchants accept, process, promote, or encourage use of Forms of Payment other than General

Purpose Cards or of General Purpose Cards bearing the Brand of another General Purpose Card Network.

VI. COMPLIANCE INSPECTION

A. For purposes of determining or securing compliance with this Final Judgment. or of determining whether the Final Judgment should be modified or vacated, and subject to any legally recognized privilege, from time to time duly authorized representatives of the Department of Justice, including consultants and other persons retained by the Department of Justice, shall, upon written request of an authorized representative of the Assistant Attorney General in charge of the Antitrust Division, and on reasonable notice to MasterCard or Visa, be permitted:

1. access during the Defendant’s office hours to inspect and copy, or at the option of the United States, to require the Defendant to provide to the United States and the Plaintiff States hard copy or electronic copies of, all books, ledgers, accounts, records, data, and documents in the possession, custody, or control of the Defendant. relating to any matters contained in this Final Judgment; and

2. to interview, either informally or on the record, the Defendant’s officers, employees, or agents, who may have their individual counsel present, regarding such matters. The interviews shall be subject to the reasonable convenience of the interviewee and without restraint or interference by the Defendant.

B. Upon the written request of an authorized representative of the Assistant Attorney General in charge of the Antitrust Division, MasterCard and/or Visa shall submit written reports or respond to written interrogatories, under oath if requested, relating to any of the matters contained in this Final Judgment as may be requested. Written reports authorized under this paragraph may, at the sole discretion of the United States, require a Defendant to conduct, at its cost, an independent audit or analysis relating to any of the matters contained in this Final Judgment.

C. No information or documents obtained by the means provided in this section shall be divulged by the United States to any person other than an authorized representative of (i) the executive branch of the United States or (ii) the Plaintiff States, except in the course of legal proceedings to which the United States is a party (including grand jury proceedings), or for the purpose of securing compliance with this Final Judgment, or as otherwise required by law.

D. If at the time information or documents are furnished by a Defendant to the United States and the Plaintiff States, the Defendant represents and identifies in writing the material in any such information or documents to which a claim of protection may be asserted under Rule 26(c)(l)(G) of the Federal Rules of Civil Procedure, and the Defendant marks each pertinent page of such material, “Subject to claim of protection under Rule 26(c)(l)(G) of the Federal Rules of Civil Procedure,” then the United States and Plaintiff States shall give the Defendant ten (10) calendar days notice prior to divulging such material in any legal proceeding (other than a grand jury proceeding).

VII. RETENTION OF JURISDICTION

This Court retains jurisdiction to enable any party to this Final Judgment to apply to this Court at any time for further orders and directions as may be necessary or appropriate to carry out or construe this Final Judgment, to modify any of its provisions, to enforce compliance, and to punish violations of its provisions.

VIII. NO LIMITATION ON GOVERNMENT RIGHTS

Nothing in this Final Judgment shall limit the right of the United States or of the Plaintiff States to investigate and bring actions to prevent or restrain violations of the antitrust laws concerning any Rule of MasterCard or Visa, including any current Rule and any Rule adopted in the future.

IX. EXPIRATION OF FINAL JUDGMENT

Unless this Court grants an extension, this Final Judgment shall expire ten years from the date of its entry.

X. PUBLIC INTEREST DETERMINATION

Entry of this Final Judgment is in the public interest. The parties have complied with the requirements of the Antitrust Procedures and the Penalties Act, 15 U.S.C. § 16, including making copies available to the public of this final Judgment, the Competitive Impact Statement, and any comments thereon and the United States’ responses to comments. Based upon the record before the Court, which includes the Competitive Impact Statement and any comments and response to comments filed with the Court, entry of this Final Judgment is in the public interest.

Date: July 20, 2011

Court approval subject to procedures set forth in the Antitrust Procedures and Penalties Act, 15 U.S.C. § 16

/s/ Nicholas G. Garaufis
United States District Judge